Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-174027

Prospectus Supplement No. 3 dated December 19, 2011

(To Prospectus dated July 13, 2011)

K-V PHARMACEUTICAL COMPANY

20,038,410 Shares of

Class A Common Stock

This Prospectus Supplement supplements and amends the Prospectus dated July 13, 2011, as amended and supplemented on August 9, 2011, and December 9, 2011 (the “Prospectus”), relating to the resale of up to 20,038,410 shares of Class A Common Stock of K-V Pharmaceutical Company (the “Company”) issuable upon the exercise of warrants held by the selling stockholders identified in the Prospectus.

This Prospectus Supplement is being filed to include the information set forth in our Quarterly Reports on Form 10-Q/A for the quarter ended June 30, 2011, and on Form 10-Q for the quarter ended September 30, 2011, filed by the Company with the Securities and Exchange Commission on December 12, 2011, and December 19, 2011, respectively (the “Form 10-Qs”). The Form 10-Qs are attached hereto.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto. This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered with this Prospectus Supplement. This Prospectus Supplement is qualified by reference to the Prospectus, except to the extent that the information in this Prospectus Supplement updates or supersedes the information contained in the Prospectus, including any supplements and amendments thereto.

Investing in our Class A Common Stock involves substantial risks. See “Risk Factors” beginning on page 70 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 19, 2011.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q/A

(Amendment No. 1)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2011

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission file number 1-9601

K-V PHARMACEUTICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-0618919
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2280 Schuetz Road, St. Louis, MO 63146

(Address of Principal Executive Offices) (ZIP code)

(314) 645-6600

(Registrant’s Telephone Number, Including Area Code)

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of July 29, 2011, the registrant had outstanding 48,729,974 and 11,151,285 shares of Class A and Class B Common Stock, respectively, exclusive of treasury shares.

EXPLANATORY NOTE

This Amendment No. 1 on Form 10-Q/A (the “Report”) amends our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 that was filed on August 9, 2011 (the “Original Form 10-Q”).

Restatement of Consolidated Financial Statements (“the Restatement”)

The Company issued warrants in November 2010 and March 2011 as described in Note 1—“Description of Business—Financing; Private Placement of Class A Common Stock; Private Placement of Notes” to the Notes to Consolidated Financial Statements (“Note 1”) in this Quarterly Report on Form 10-Q/A (the “Warrants”) to the lenders.

The Company originally classified the Warrants as equity instruments from their respective issuance dates until the March 17, 2011 amendment of the Warrant provisions which added a contingency feature and an escrow requirement as described in Note 1. At that date, the Warrants were revalued and reclassified from equity to liabilities. The Company had also originally used a Black-Scholes option valuation model to determine the value of the Warrants. Upon a re-examination of the provisions of the Warrants, the Company determined that the non-standard anti-dilution provisions contained in the Warrants require that (a) the Warrants be treated as liabilities from their respective issuance dates and (b) their value should be calculated utilizing a valuation model which considers the mandatory conversion features of the Warrants and the possibility that the Company may issue additional common shares or common share equivalents that, in turn, could result in a change to the number of shares issuable upon exercise of the Warrants and the related exercise price. As a result, the Company has revalued the Warrants from their respective dates of issuance using a Monte Carlo simulation model and reclassified the Warrants as a long-term liability.

As a result of the foregoing, on November 7, 2011, the Audit Committee of our Board of Directors, upon recommendation from management, determined that the previously issued consolidated financial statements included in our Original Form 10-K and in our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2010 and June 30, 2011 should not be relied upon. The restatements did not change the Company’s reported cash and cash equivalents, operating expenses, operating losses or cash flows from operations for any period or date. This Quarterly Report on Form 10-Q/A contains the restated financial statements as of and for the quarter ended June 30, 2011.

This Report does not reflect events occurring after the filing of the Original Form 10-Q and does not revise or update disclosure affected by subsequent events. In addition, forward looking statements made in the Original Form 10-Q have not been revised to reflect the passage of time, events, results or developments that occurred or facts that became known to us after the Original Form 10-Q, and such forward looking statements should be read in their historical context and in the context of our subsequent reports filed with the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Report contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and which may be based on or include assumptions concerning our operations, future results and prospects. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including, without limitation, statements about product launches, governmental and regulatory actions and proceedings, market position, revenues, expenditures and the impact of the recall and suspension of shipments on revenues, and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, we provide the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but are not limited to) the following:

(1)	our ability to continue as a going concern, as discussed in Note 3—“Going Concern and Liquidity Considerations” in the Notes to the Consolidated Financial Statements included in Part I of this Report;

(2)	risks associated with the introduction and growth strategy related to the Company’s Makena® product, including:

(a)	the impact of competitive, commercial payor, governmental (including Medicaid program), physician, patient, public or political responses and reactions, and responses and reactions by medical professional associations and advocacy groups, on the Company’s sales, marketing, product pricing, product access and strategic efforts;

(b)

the possibility that the benefit of any period of exclusivity resulting from the designation of Makena® as an orphan drug may not be realized as a result of the FDA’s decision to decline to take enforcement action with regards to compounded alternatives;

(c)

the Center for Medicare and Medicaid Services’ (“CMS”) policy regarding Medicaid reimbursement for Makena®, and the resulting coverage decisions for Makena® by various state Medicaid and commercial payors;

(d)

the satisfaction or waiver of the terms and conditions for our continued ownership of the full U.S. and worldwide rights to Makena™ set forth in the previously disclosed Makena® acquisition agreement, as amended; and

(e)	the number of preterm births for which Makena® may be prescribed and its safety profile and side effects profile and acceptance of the degree of patient access to and pricing;

(3)	the possibility of delay or inability to obtain U.S. Food and Drug Administration (the “FDA”) approvals of Clindesse and Gynazole-1 and the possibility that any product relaunch may be delayed or unsuccessful;

(4)	risks related to compliance with various agreements and settlements with governmental entities which are discussed in Item 2—“Management’s Discussion and Analysis of Financial Condition and Results of Operations—Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree” in this Report, including:

(a)	the consent decree between the Company and the FDA and the Company’s suspension in 2008 and 2009 of the production and shipment and the nationwide recall of all of the products that it formerly manufactured, as well as the related material adverse effect on our revenue, assets and liquidity and capital resources;

(b)	the agreement between the Company and the Office of Inspector General of the U.S. Department of Health and Human Services (“HHS OIG”) to resolve the risk of potential exclusion of the Company from participation in federal healthcare programs; and

(c)	our ability to comply with the plea agreement between a now-dissolved subsidiary of the Company and the U.S. Department of Justice;

(5)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing agreements with third parties;

(6)	risks that the Company may not ultimately prevail in or that insurance proceeds will be insufficient to cover potential losses that may arise from litigation discussed in Note 16—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in Part I of this Report, including:

(a)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals;

(b)	product liability lawsuits;

(c)	lawsuits pertaining to indemnification and employment agreement obligations involving the Company and its former Chief Executive Officer;

(d)	the possibility that the pending lawsuits and investigation by HHS OIG regarding potential false claims under the Title 42 of the U.S. Code could result in significant civil fines or penalties, including exclusion from participation in federal healthcare programs such as Medicare and Medicaid and the possibility; and

(e)	challenges to our intellectual property rights by actual or potential competitors and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company;

(7)	the possibility that our current estimates of the financial effect of previously announced product recalls could prove to be incorrect;

(8)	risks related to the Company’s highly leveraged capital structure discussed in Item 2—“Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” including:

(a)	the risk that our debt obligations may be accelerated due to our inability to comply with covenants and restrictions contained in our loan agreements;

(b)	restrictions on the ability to increase our revenues through certain transactions, including the acquisition or in-licensing of products; and

(c)	risks that present or future changes in the Board of Directors may lead to an acceleration of the Company’s debt;

(9)	the risk that we may not be able satisfy the quantitative listing standards of the New York Stock Exchange, including with respect to minimum share price and public float; and

(10)	the risks detailed from time to time in the Company’s filings with the SEC. This discussion is not exhaustive, but is designed to highlight important factors that may impact our forward-looking statements.

Because the factors referred to above, as well as the statements included under the captions Part II, Item 1A—“Risk Factors”, Item 2—“Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this Report, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under the caption Part II, Item 1A—“Risk Factors” in this Report, as supplemented by our subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made and we are under no obligation to update any of the forward-looking statements after the date of this Report. New factors emerge from time to time, and it is not possible for us to predict which factors will arise, when they will arise and/or their effects. In addition, we cannot assess the impact of each factor on our future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PART I. FINANCIAL INFORMATION

Item 1. FINANCIAL STATEMENTS

K-V PHARMACEUTICAL COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; dollars and number of shares in millions, except per share data)

	Three Months Ended June 30,
	2011 (As Restated)	2010
Net revenues	$6.0	$4.0
Cost of sales	0.8	0.8

Gross profit	5.2	3.2

Operating expenses:
Research and development	2.8	7.0
Selling and administrative	30.5	31.8

Total operating expenses	33.3	38.8

Operating loss	(28.1)	(35.6)

Other (income) expense:
Change in warrant liability	(60.3)	0
Interest expense	9.8	2.1
Interest and other (income) expense	(2.4)	0.3

Total other (income) expenses, net	(52.9)	2.4

Income (loss) from continuing operations before income taxes	24.8	(38.0)
Income tax provision	3.3	0.4

Net income (loss) from continuing operations	21.5	(38.4)
Net income (loss) from discontinued operations (net taxes of $- and $(5.2))	1.4	(9.0)
Gain on sale of discontinued operations (net taxes of $- and $7.4)	0	12.8

Net income (loss)	$22.9	$(34.6)

Net income (loss) per share - basic - Class A and B common
Net income (loss) from continuing operations per share	$0.36	$(0.77)
Net income (loss) from discontinued operations per share	0.02	(0.18)
Gain on sale of discontinued operations per share	0	0.26

Net income (loss) per share	$0.38	$(0.69)

Net income (loss) per share - diluted - Class A and B common
Net income (loss) from continuing operations per share	$0.26	$(0.77)
Net income (loss) from discontinued operations per share	0.02	(0.18)
Gain on sale of discontinued operations per share	0	0.26

Net income (loss) per share	$0.28	$(0.69)

Weighted average shares used in per share calculation:
Basic shares outstanding - Class A common	48.7	37.8
Basic and diluted shares outstanding - Class B common	11.3	12.2
Diluted shares outstanding - Class A common	81.6	50.0

See Accompanying Notes to Consolidated Financial Statements (unaudited).

K-V PHARMACEUTICAL COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in millions, except share and per share data)

	(Unaudited) June 30, 2011 (As Restated)	March 31, 2011 (As Restated)
ASSETS
Current Assets:
Cash and cash equivalents	$108.8	$137.6
Investment securities	23.9	57.2
Restricted cash	34.5	34.5
Receivables, net	6.5	33.4
Inventories, net	0.9	1.0
Other current assets	12.1	13.8
Current assets held for sale	16.1	9.0

Total Current Assets	202.8	286.5
Property and equipment, less accumulated depreciation	67.1	67.6
Intangible assets, net	145.8	150.9
Other assets	14.2	15.1
Non-current assets held for sale	44.1	44.6

Total Assets	$474.0	$564.7

LIABILITIES
Current Liabilities:
Accounts payable	$21.4	$25.7
Accrued liabilities	151.5	149.4
Current maturities of long-term debt	23.5	85.4
Current liabilities associated with assets held for sale	2.8	2.5

Total Current Liabilities	199.2	263.0
Long-term debt, less current maturities	448.7	418.3
Warrant liability	48.3	108.6
Other long-term liabilities	73.5	95.2
Deferred tax liability	60.2	57.4

Total Liabilities	829.9	942.5
Commitments and Contingencies
SHAREHOLDERS’ DEFICIT
7% cumulative convertible Preferred Stock, $.01 par value; $25.00 stated and liquidation value; 840,000 shares authorized; issued and outstanding – 40,000 shares at both June 30, 2011 and March 31, 2011 (convertible into Class A shares on a 8.4375-to-one basis)	0	0
Class A and Class B Common Stock, $.01 par value; 150,000,000 and 75,000,000 shares authorized, respectively;
Class A – issued 52,124,024 and 52,013,609 at June 30, 2011 and March 31, 2011, respectively; outstanding 48,714,974 and 48,604,559 at June 30, 2011 and March 31, 2011, respectively	0.5	0.5
Class B – issued 11,245,857 and 11,300,857 at June 30, 2011 and March 31, 2011, respectively; outstanding 11,151,285 and 11,206,285 at June 30, 2011 and March 31, 2011, respectively (convertible into Class A shares on a one-for-one basis)	0.1	0.1
Additional paid-in capital	203.5	203.0
Accumulated deficit	(502.8)	(525.7)
Accumulated other comprehensive income	0.2	1.7
Less: Treasury stock, 3,409,050 shares of Class A and 94,572 shares of Class B Common Stock at June 30, 2011 and March 31, 2011, at cost	(57.4)	(57.4)

Total Shareholders’ Deficit	(355.9)	(377.8)

Total Liabilities and Shareholders’ Deficit	$474.0	$564.7

See Accompanying Notes to Consolidated Financial Statements (unaudited).

K-V PHARMACEUTICAL COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; dollars in millions)

	Three Months Ended June 30,
	2011 (As Restated)	2010
Operating Activities:
Net income (loss)	$22.9	$(34.6)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	6.2	5.1
Gain from sale of assets, net	0	(20.3)
Change in warrant liability	(60.3)	0
Impairment of intangible assets	0	1.9
Deferred income tax provision	3.3	2.7
Other	0.9	1.6
Changes in operating assets and liabilities:
Receivables, net	22.4	0.6
Inventories	(2.5)	0.4
Accounts payable and accrued liabilities	(3.6)	(16.7)
Other assets and liabilities	(19.6)	7.7

Net cash used in operating activities	(30.3)	(51.6)

Investing Activities:
Purchase of property and equipment	(0.2)	(0.3)
Proceeds from sales of property and equipment disposals	0	0.4
Proceeds from sale of business/assets, net of fees	0	33.0
Proceeds from sale of marketable securities	2.5	0.1

Net cash provided by investing activities	2.3	33.2

Financing Activities:
Payments on debt, net	(0.6)	(0.7)

Net cash used in financing activities	(0.6)	(0.7)

Effect of foreign exchange rate changes on cash	(0.2)	0

Decrease in cash and cash equivalents	(28.8)	(19.1)
Cash and cash equivalents:
Beginning of period	137.6	60.7

End of period	$108.8	$41.6

Supplemental Information:
Interest paid	$3.0	$3.0
Stock options exercised (at expiration of two-year forfeiture period)	0.1	0

See Accompanying Notes to Consolidated Financial Statements (unaudited).

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in millions, except per share data)

1. Description of Business

General Overview

K-V Pharmaceutical Company was incorporated under the laws of Delaware in 1971 as a successor to a business originally founded in 1942. K-V Pharmaceutical Company and its wholly-owned subsidiaries, including Ther-Rx Corporation (“Ther-Rx”), Nesher Pharmaceuticals, Inc. (“Nesher”) and ETHEX Corporation (“ETHEX”), are referred to in the following Notes to Consolidated Financial Statements as “KV” or the “Company.” We are a fully integrated specialty pharmaceutical company that develops, manufactures, acquires and markets technologically-distinguished branded and generic/non-branded prescription pharmaceutical products. Our strategic goal is to become a specialty branded pharmaceutical marketing company primarily focused in women’s healthcare. We have a broad range of dosage form manufacturing capabilities, including tablets, capsules, creams and liquids. We conduct our branded pharmaceutical operations through Ther-Rx and, previously, we conducted our generic/non-branded pharmaceutical operations through ETHEX, which focused principally on technologically-distinguished generic products prior to the cessation of its operations on March 2, 2010 and its dissolution on December 15, 2010. Through Particle Dynamics, Inc, (“PDI”), divested in June 2010, we developed, manufactured and marketed technologically advanced, value-added raw material products for the pharmaceutical industry and other markets. In May 2010, we formed a wholly-owned subsidiary, Nesher, to operate as the sales and marketing company for our generic products. In June 2011, we entered into an Asset Purchase Agreement with Zydus Pharmaceuticals (USA), Inc. and its subsidiary Zynesher Pharmaceuticals (USA) LLC (collectively, the “Buyer”) and agreed to sell substantially all of the assets of Nesher and the Company’s generic products business to the Buyer.

Our original strategy was to engage in the development of proprietary drug delivery systems and formulation technologies which enhance the effectiveness of new therapeutic agents and existing pharmaceutical products. Today, we utilize one of those technologies, SITE RELEASE ® in two products expected to return to our branded portfolio prior to the end of calendar year 2011, at the earliest. Going forward, our business strategy will be primarily defined by the potential in-licensing and acquisition of pharmaceutical products rather than the historical strategy of the internal development of pharmaceutical products.

During fiscal year 2009, the Company announced six separate voluntary recalls of certain tablet form generic products as a precaution due to the potential existence of oversized tablets. In December 2008, the Food and Drug Administration (the “FDA”) began an inspection of the Company’s facilities. The Company suspended shipments of all approved tablet-form products in December 2008 and of all other drug products in January 2009. Also, in January 2009, the Company initiated a nationwide voluntary recall affecting most of its products. On March 2, 2009, the Company entered into a consent decree with the FDA regarding its drug manufacturing and distribution. The consent decree was entered by the U.S. District Court, Eastern District of Missouri, and Eastern Division on March 6, 2009. As part of the consent decree, the Company agreed not to directly or indirectly do or cause the manufacture, processing, packing, labeling, holding, introduction or delivery for introduction into interstate commerce at or from any of its facilities of any drug, until the Company has satisfied certain requirements designed to demonstrate compliance with the FDA’s current good manufacturing practice (“cGMP”) regulations. The consent decree provides for a series of measures that, when satisfied, will permit the Company to resume the manufacture and distribution of approved drug products. The Company has also agreed not to distribute its products that are not FDA approved, including its prenatal vitamins and hematinic products, unless it obtains FDA approval for such products through the FDA’s New Drug Application (“NDA”) or Abbreviated New Drug Application (“ANDA”) processes. These actions and the requirements under the consent decree have had, and are expected to continue to have, a material adverse effect on the Company’s liquidity position and its results of operations. We resumed shipment of extended-release potassium chloride capsule, Micro-K ® 10mEq and Micro-K ® 8mEq, in September 2010, resumed shipments of the generic version Potassium Chloride Extended Release Capsule in December 2010 and we began shipping Makena®, a drug manufactured by a third party, in March 2011. We are continuing to prepare other products for FDA inspection although we do not expect to resume shipping other products until prior to the end of calendar 2011, at the earliest.

In July 2010, our Board of Directors directed management to explore strategic alternatives with respect to Nesher and the assets and operations of our generic products business and in the fourth quarter of fiscal year 2011, management committed to a plan to divest the generics business. We retained Jefferies & Co., Inc., to advise us with the divestiture of Nesher and the Company’s generics business. In June 2011, we entered into an Asset Purchase Agreement with the Buyer. In the meantime, we will continue to prepare products for FDA inspection and continue to anticipate the reintroduction of approved products into the market.

Both PDI and our generics business have been presented herein as discontinued operations. See Note 14—“Divestitures” for further details.

Significant Developments

Changes in Management and Directors

At the Annual Meeting of Stockholders for fiscal year 2009 held on June 10, 2010 (the “Annual Meeting”), the stockholders elected Gregory Bentley, Mark A. Dow, Terry B. Hatfield, David S. Hermelin, Marc S. Hermelin, Joseph D. Lehrer and John Sampson to serve as directors with terms expiring at the Annual Meeting of Stockholders for fiscal year 2010. Former members of the Board Jean M. Bellin, Kevin S. Carlie, Jonathon E. Killmer and Norman D. Schellenger were not re-elected.

On June 15, 2010, each of Mr. Hatfield and Mr. Sampson resigned as members of the Board, effective as of the earlier of July 7, 2010 or the date a replacement was appointed. Mr. Hatfield served as the Chairman of the Board and Mr. Sampson served on the Audit Committee. Each of Mr. Hatfield and Mr. Sampson indicated that he was resigning because of serious concerns regarding the ability of the newly-constituted Board and senior management to provide the required independent oversight of the business during the current critical period in its history.

On June 17, 2010, the Board appointed Ana I. Stancic as a director to fill the vacancy created by the resignation of Mr. Hatfield. As noted above, Mr. Hatfield’s resignation became effective upon the appointment of Ms. Stancic.

On July 7, 2010, the Board appointed David Sidransky, M.D. as a director to fill the vacancy created by the resignation of Mr. Sampson. As noted above, Mr. Sampson’s resignation became effective upon the appointment of Dr. Sidransky.

On July 29, 2010, the Board increased the total number of Board members to eight (but returning automatically to seven members upon any current director leaving the Board) and appointed Robert E. Baldini as a director to fill the newly-created position.

At a Board meeting held subsequent to the Annual Meeting on June 10, 2010, the Board terminated the employment of David A. Van Vliet, who then served as Interim President and Interim Chief Executive Officer, effective at the end of the 30-day notice period provided for in his employment agreement, during which period he was placed on administrative leave.

Also at that meeting, the Board appointed Gregory J. Divis, Jr. as the Interim President and Interim Chief Executive Officer of our Company. Mr. Divis was subsequently appointed as our permanent President and Chief Executive Officer on November 17, 2010. The other terms of Mr. Divis’ employment were not changed by this appointment.

On June 14, 2010, Stephen A. Stamp resigned, effective immediately, from his position as Chief Financial Officer of our Company. Thomas S. McHugh was appointed Chief Financial Officer and Treasurer effective July 15, 2010. Prior to this appointment, Mr. McHugh served as Chief Accounting Officer and Vice President of Finance—Corporate Controller.

On November 10, 2010, Marc S. Hermelin voluntarily resigned as a member of the Board. We had been advised that Office of Inspector General of the U.S. Department of Health and Human Services (“HHS OIG”) notified Mr. M. Hermelin that he would be excluded from participating in federal healthcare programs effective November 18, 2010. In an effort to avoid adverse consequences to our Company, including a potential discretionary exclusion of our Company from participation in federal healthcare programs, and to enable our Company to secure our expanded financial agreement, as more fully described in Note 12—“Long-Term Debt,” the Company, HHS OIG, Mr. M. Hermelin and his wife (solely with respect to her obligations there under, including as joint owner with Mr. M. Hermelin of certain shares of Company stock) entered into the Settlement Agreement under which Mr. M. Hermelin also resigned as trustee of all family trusts that hold KV stock, agreed to divest his personal ownership interests in our Company’s Class A Common and Class B Common Stock (approximately 1.8 million shares, including shares held jointly with his wife) over an agreed upon period of time in accordance with a divestiture plan and schedule approved by HHS OIG, and agreed to refrain from voting stock under his personal control. In order to implement such agreement, Mr. M. Hermelin and his wife granted to an independent third party immediate irrevocable proxies and powers of attorney to divest their personal stock interests in the Company if Mr. M. Hermelin does not timely do so. The Settlement Agreement also required Mr. M. Hermelin to agree, for the duration of his exclusion, not to seek to influence or be involved with, in any manner, the governance, management, or operations of our Company.

As long as the parties comply with the Settlement Agreement, HHS OIG has agreed not to exercise its discretionary authority to exclude our Company from participation in federal health care programs, thereby allowing our Company and our subsidiaries (with the single exception of ETHEX, which is being dissolved pursuant to the Divestiture Agreement with HHS OIG) to continue to conduct business through all federal and state healthcare programs.

As a result of Mr. M. Hermelin’s resignation and the two agreements with HHS OIG, we believe we have resolved our remaining issues with respect to HHS OIG and are positioned to continue to participate in Federal healthcare programs now and in the future.

On June 1, 2011, Patrick Christmas joined the Company as Vice President and General Counsel. Mr. Christmas succeeds Gregory S. Bentley, who resigned as the Company’s Senior Vice President of Law effective August 1, 2011. Mr. Bentley has served in that capacity since June 2010 under an arrangement which contemplated that he would return to his private legal practice after the Company filled the General Counsel position. Mr. Bentley will continue to serve as a director of the Company and to counsel the Company after he resumes private practice.

Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree

In May 2008, we received two reports of an oversized morphine sulfate extended-release tablet in commercial distribution. We conducted an investigation into the possible causes of any such oversized tablets and the likelihood that additional lots of morphine sulfate extended-release tablets or other products might contain oversized tablets. We instituted changes in our manufacturing processes to address the identified causes and intended to prevent any oversized tablets from entering commercial distribution. In addition, in June 2008, ETHEX initiated voluntary recalls of morphine sulfate 30-mg and 60-mg extended-release tablets. In July 2008, a voluntary recall was initiated in Canada by the seller of specific lots of morphine sulfate 60-mg, 30-mg and 15-mg extended-release tablets that we manufactured. On October 15, 2008, ETHEX commenced a voluntary recall of three specific lots of dextroamphetamine sulfate 5-mg tablets as a precaution due to the possible presence of oversized tablets. On November 7, 2008, ETHEX announced a voluntary recall to the consumer level of multiple lots of five generic products of varying strengths as a precaution due to the potential presence of oversized tablets. These products included: propafenone HCl tablets, isosorbide mononitrate extended-release tablets, morphine sulfate extended-release tablets, morphine sulfate immediate release tablets, and dextroamphetamine sulfate tablets. On November 10, 2008, ETHEX initiated a voluntary recall to the retail level as a precaution due to the possible presence of oversized tablets. This recall affected multiple lots of 18 generic/non-branded products.

On December 15, 2008, the FDA began an inspection of our facilities.

On December 19, 2008, we voluntarily suspended all shipments of our FDA approved drug products in tablet form and commenced a voluntary nationwide single production lot recall of one of our pain management drugs. The 14 products of varying strengths affected by the suspension included metoprolol succinate extended-release tablets (metoprolol), oxycodone HCl tablets and potassium chloride 20 mEq extended-release tablets.

Effective January 22, 2009, we voluntarily suspended the manufacturing and shipment of the remainder of our products, except for three products we distribute but do not manufacture and which do not generate a significant amount of revenue.

On January 28, 2009, we initiated a nationwide voluntary recall of products manufactured or packaged at KV facilities, affecting most of our products. The recall was subsequently expanded on February 3, 2009. This recall affected multiple lots of over 150 branded and generic/non-branded products.

On February 2, 2009, the FDA issued inspectional observations set forth on a “Form 483 Report.”

On March 2, 2009, we entered into a consent decree with the FDA regarding our drug manufacturing and distribution. The consent decree was entered by the U.S. District Court, Eastern District of Missouri, Eastern Division on March 6, 2009 and continues for a period of six years following satisfaction of certain obligations contained in the consent decree after which we may petition the Court for relief from the consent decree. As part of the consent decree, we have agreed not to directly or indirectly do or cause the manufacture, processing, packing, labeling, holding, introduction or delivery for introduction into interstate commerce at or from any of our facilities of any drug, until we have satisfied certain requirements designed to demonstrate compliance with the FDA’s cGMP regulations. The consent decree provides for a series of measures that, when satisfied, will permit us to resume the manufacture and distribution of approved drug products. We have also agreed not to distribute our products that are not FDA approved, including our prenatal vitamins and hematinic products, unless we obtain FDA approval for such products through the FDA’s ANDA or NDA processes.

On March 16, 2009, in response to the consent decree requirements, we initiated the disposal of our existing affected inventory of products, which was completed within the required timeframe.

As part of such measures set forth in the consent decree, we were required to provide, and have provided, to the FDA a work plan (the “Work Plan”) for approval, which sets forth the steps we have taken and will subsequently take to address previously identified deficiencies in our compliance with cGMP regulations.

On July 27, 2009, a representative of the Compliance Branch of the FDA’s Kansas City District, acting in conjunction with the Office of Compliance of the FDA’s Center for Drug Evaluation and Research (“CDER”), notified us by electronic mail that the FDA had completed its review of the Work Plan. Subject to the addition of certain changes, to which we agreed and incorporated into the Work Plan, the FDA accepted the Work Plan. While acceptance of the Work Plan was pending, we, with the knowledge of the FDA, had already begun implementing certain measures set forth in the Work Plan. The final Work Plan, with all requested changes, was submitted to the FDA on August 13, 2009 and accepted by the FDA.

The consent decree further provides that, before resuming manufacturing, we were required to retain and have an independent cGMP expert undertake a review of our facilities and operations and certify compliance with cGMP regulations. Following that certification, the FDA would make a determination as to whether we are in compliance. On January 13, 2010, our independent cGMP expert, Lachman Consultants (“Lachman”), notified the FDA that Lachman had performed a comprehensive inspection and that our facilities and controls are in compliance with cGMP and the consent decree, but advised us to enact further enhancements to certain aspects of our cGMP systems. In accordance with the advice from Lachman, we continued to enhance our cGMP systems, and Lachman subsequently reinspected our cGMP systems and on April 26, 2010 certified our compliance with all cGMP systems requirements.

The next step in the process for resumption of product shipment was for Lachman to certify individual products manufactured under the newly certified cGMP systems. We completed the manufacture of validation batches of the first product, which were successfully completed through Lachman review on July 27, 2010.

Lachman certified the manufacture of the product on July 27, 2010, and the FDA subsequently conducted its own inspection during the week of August 16, 2010 of our facilities, systems and processes as outlined in the consent decree and found no adverse findings. The Company received notification from the FDA on September 8, 2010 of approval for our discontinued generics operations to ship into the marketplace the first product approved under the consent decree, i.e., the Potassium Chloride Extended Release Capsule. We resumed shipment of extended-release potassium chloride capsule, Micro-K ® 10mEq and Micro-K ® 8mEq, in September 2010. We resumed shipments of the generic version Potassium Chloride Extended Release Capsule in December 2010.

Even after a successful FDA inspection, we anticipate that additional data will need to be generated and submitted to the FDA with respect to certain of our other approved products before we can return them to the market, which may involve performing additional work with regard to product and formulation development. Similarly, the FDA has also informed us that, with respect to certain of our products that are subject to ANDAs or supplemented ANDAs we had submitted before entering into the consent decree, we will need to develop and/or submit additional data before those applications can be considered for approval.

The steps taken by us in connection with the nationwide recall and suspension of shipment of all products manufactured by us and the requirements under the consent decree have had, and are expected to continue to have, a material adverse effect on our results of operations. We do not expect to generate any significant revenues from certain products that have not yet been approved until we can resume shipping certain or many of our approved products. In the meantime, we must meet ongoing operating costs related to our employees, facilities and FDA compliance, as well as costs related to the steps we are currently taking to prepare for introducing or reintroducing our products to the market. If we are not able to obtain the FDA’s clearance to resume distribution of more of our approved products in a timely manner and at a reasonable cost, our financial position, results of operations, cash flows and liquidity will continue to be materially adversely affected.

Plea Agreement with the U.S. Department of Justice

At the direction of a special committee of the Board of Directors that was in place prior to June 10, 2010, we responded to requests for information from the Office of the United States Attorney for the Eastern District of Missouri and FDA representatives working with that office. In connection therewith, on February 25, 2010, the Board, at the recommendation of the special committee, approved entering into a plea agreement with the Department of Justice.

The plea agreement was executed by the parties and was entered by the U.S. District Court, Eastern District of Missouri, Eastern Division on March 2, 2010. Pursuant to the terms of the plea agreement, ETHEX pleaded guilty to two felony counts, each stemming from the failure to make and submit a field alert report to the FDA in September 2008 regarding the discovery of certain undistributed tablets that failed to meet product specifications. Sentencing pursuant to the plea agreement also took place on March 2, 2010.

Pursuant to the plea agreement, ETHEX agreed to pay a criminal fine in the amount of $23.4 in four installments. The first installment, in the amount of $2.3, was due and paid within 10 days of sentencing. Under the original payment schedule, the second and third installments, each in the amount of $5.9, were due on December 15, 2010 and July 11, 2011, respectively. The fourth and final installment, in the amount of $9.4, was due on July 11, 2012. On November 15, 2010, upon the motion of the Department of Justice, the court vacated the previous fine installment schedule and imposed a new fine installment schedule using the standard federal judgment rate of 0.22%, payable as follows (the Company has made all its required payments as of June 30, 2011):

Payment Amount including interest	Payment Due Date
$ 1.0	December 15, 2010
1.0	June 15, 2011
1.0	December 15, 2011
2.0	June 15, 2012
4.0	December 15, 2012
5.0	June 15, 2013
7.1	December 15, 2013

ETHEX also agreed to pay, within 10 days of sentencing, restitution to the Medicare and the Medicaid programs in the amounts of $1.8, and $0.6, respectively. In addition to the fine and restitution, ETHEX agreed not to contest an administrative forfeiture in the amount of $1.8, which was payable and paid within 45 days after sentencing and which satisfied any and all forfeiture obligations ETHEX may have as a result of the guilty plea. In total, ETHEX agreed to pay fines, restitution and forfeiture in the aggregate amount of $27.6.

In exchange for the voluntary guilty plea, the Department of Justice agreed that no further federal prosecution will be brought in the Eastern District of Missouri against ETHEX, KV and Ther-Rx regarding allegations of the misbranding and adulteration of any oversized tablets of drugs manufactured by us, and the failure to file required reports regarding these drugs and patients’ use of these drugs with the FDA, during the period commencing on January 1, 2008 through December 31, 2008.

Agreements with HHS OIG

In connection with the guilty plea described above by ETHEX, ETHEX was expected to be excluded from participation in federal healthcare programs, including Medicare and Medicaid. In addition, as a result of the guilty plea by ETHEX, HHS OIG had discretionary authority to also exclude KV from participation in federal healthcare programs. However, we are in receipt of correspondence from HHS OIG that, absent any transfer of assets or operations that would trigger successor liability, HHS OIG has no present intent to exercise its discretionary authority to exclude the Company as a result of the guilty plea by ETHEX.

In connection with the anticipated exclusion of ETHEX from participation in federal healthcare programs, we ceased the operations of ETHEX on March 2, 2010. However, subject to our agreement with the Buyer, we have retained the ability to manufacture, market and distribute (once the requirements under the consent decree have been met) all generic products and are in possession of all intellectual property related to generic products, including all NDAs and ANDAs pertaining to our brand and generic drug products. We currently do not anticipate that the voluntary guilty plea by ETHEX will have a material adverse effect on our efforts to comply with the requirements pursuant to the consent decree and to resume production and shipments of our approved products.

On November 15, 2010, we entered into the Divestiture Agreement with HHS OIG under which we agreed to sell the assets and operations of ETHEX to unrelated third parties prior to April 28, 2011 and to file articles of dissolution with respect to ETHEX under Missouri law by that date. We filed articles of dissolution for ETHEX on December 15, 2010. Following the filing, ETHEX may not engage in any new business other than winding up its operations and will engage in a process provided under Missouri law to identify and resolve its liabilities over at least a two-year period. Under the terms of the Divestiture Agreement, HHS OIG agreed not to exclude ETHEX from federal healthcare programs until April 28, 2011 and, upon completion of the sale of the ETHEX assets and of the filing of the articles of dissolution of ETHEX, the agreement will terminate. Civil monetary penalties and exclusion of ETHEX could have occurred if we had failed to meet our April 28, 2011 deadline. The sales of ETHEX’s assets (other than certain fixtures as to which HHS OIG has consented to non-divestiture) were completed prior to the April 28, 2011 deadline and ETHEX no longer has any ongoing assets or operations other than those required to conclude the winding up process under Missouri law. We have also received a letter from HHS OIG advising us further that assuming that we have complied with all agreements deemed necessary by HHS OIG, HHS OIG would not exclude ETHEX thereafter. On April 1, 2011, we requested confirmation from HHS OIG that the steps and actions described in our reports to HHS OIG constituted full compliance with the duties KV and ETHEX were to complete by April 28, 2011 under the Divestiture Agreement, such that they are not at risk for stipulated penalties or exclusion after that date under the Divestiture Agreement. On April 8, 2011, we received a letter from HHS OIG stating that, at this time, based upon the information provided to HHS OIG in our monthly submissions, HHS OIG has no concerns regarding the actions taken by KV and ETHEX pursuant to the Divestiture Agreement. On May 20, 2011, we received a letter from HHS OIG stating that based on its review of the information provided in our monthly reports, it appeared that the Company and ETHEX had completed our obligations under the Divestiture Agreement.

Hologic Agreement

On January 16, 2008, the Company entered into the Original Makena® Agreement with Cytyc Prenatal Products Corp. and Hologic, Inc. (Cytyc Prenatal Products Corp. and Hologic, Inc. are referred to collectively as “Hologic”) to acquire the U.S. and worldwide royalty free, exclusive rights to Makena® (hydroxyprogesterone caproate) and certain related assets upon approval of the pending New Drug Application for Makena®. On January 8, 2010, the Company and Hologic entered into Amendment No. 1 to the Original Makena® Agreement, which, among other things, included a $70.0 cash payment for the exclusive rights to Makena®, which was recorded as purchased in-process research and development expense on the statement of operations for the fiscal year ended March 31, 2010. On February 4, 2011, the Company entered into Amendment No. 2 to the Original Makena® Agreement. The amendments set forth in Amendment No. 2 reduced the payment to be made on the fifth business day following the day on which

Hologic gave the Company notice that the FDA has approved Makena® (the “Transfer Date”) to $12.5 and revised the schedule for making the remaining payments of $107.5. Under these revised payment provisions, after the $12.5 payment on the Transfer Date and a subsequent $12.5 payment 12 months after the date the FDA approved Makena® (the “Approval Date”), the Company has the right to elect between the two alternate payment schedules for the remaining payments, with royalties of 5% of the net sales of Makena® payable for certain periods and under different circumstances, depending on when the Company elects to make the remaining payments. The Company may make any of the payments on or before their due dates, and the date on which the Company makes the final payment contemplated by the selected payment schedule will be the final payment date, after which royalties, if any, will cease to accrue.

Payment Schedule 1:

•

A $45.0 payment 18 months after the Approval Date, plus a royalty equal to 5% of net sales of Makena® made during the period from 12 months after the Approval Date to the date the $45.0 payment is made;

•	A $20.0 payment 21 months after the Approval Date;

•	A $20.0 payment 24 months after the Approval Date; and

•	A $10.0 payment 27 months after the Approval Date.

The royalties will continue to be calculated subsequent to the $45.0 milestone payment but do not have to be paid as long as the Company makes subsequent milestone payments when due.

Payment Schedule 2:

•	A $7.3 payment 18 months after the Approval Date, plus a royalty equal to 5% of net sales of Makena® made during the period from 12 months after the Approval Date to 18 months after the Approval Date;

•	A $7.3 payment for each of the succeeding twelve months;

•	A royalty payable 24 months following the Approval Date equal to 5% of net sales of Makena® made during the period from 18 months after the Approval Date to 24 months after the Approval Date; and

•	A royalty payable 30 months following the Approval Date equal to 5% of net sales of Makena® made during the period from 24 months after the Approval Date to 30 months after the Approval Date.

Notwithstanding anything to the contrary in Amendment No. 2, however, the Company may make any of the foregoing payments on or before their due dates, and the date on which the Company makes the final payment contemplated by the selected payment schedule will be the final payment date, after which no royalties will accrue.

Moreover, if the Company elects Payment Schedule 1 and thereafter elects to pay the $45.0 payment earlier than the 18-month deadline, the royalties beginning after 12 months will cease to accrue on the date of the early payment. Additionally, the subsequent payments will be paid in three month intervals following the $45.0 payment date.

Lastly, if the Company elects Payment Schedule 1 and thereafter does not make any of the milestone payments when due, Amendment No. 2 provides that no payment default will be deemed to occur, provided the Company timely pays the required royalties accruing in the quarter during which the milestone payment has become due but is not paid.

Under the Indenture governing the $225.0 aggregate principal amount of 12% Senior Secured Notes due 2015 (the “2015 Notes”), described further below, the Company shall make a $45.0 payment on or prior to the first anniversary of the Makena® NDA Approval Date; provided that notwithstanding the foregoing, the Company shall have the ability to modify the amount or timing of such payment so long as the revised payment schedule (i) is not materially less favorable to holders of the 2015 Notes than the royalty schedule under the Makena® agreement as in effect on the issue date of the 2015 Notes and (ii) does not increase the total payments to Hologic during the term of the 2015 Notes.

The Company has made all of its required payments as of June 30, 2011.

FDA Inspections of KV

In February 2011, the FDA conducted an inspection with respect to the Company’s Clindesse ® product and issued a Form 483 Report with certain observations. On February 28, 2011, the Company filed its responses with the FDA with respect to such observations.

In March 2011, the FDA conducted an inspection with respect to adverse events. The inspection was completed without any observations being issued by the FDA.

Workforce Reduction and Cost Conservation Actions

On March 30, 2010, we committed to a plan to reduce our employee workforce from 317 to 237 employees. On March 31, 2010, we implemented the plan. On February 25, 2011, the Company further reduced its workforce by 11 and laid off an additional 14 employees. On March 31, 2011, the size of our workforce was approximately 300 employees, including 97 sales representatives that work for us through a contract sales organization. The reduction in our workforce is a part of our efforts to conserve our cash and financial resources while we continue working with the FDA to return approved products to market. On June 30, 2011, the size of our workforce was 322 employees including 86 sales reps that work for us through a contract sales organization.

On September 13, 2010, we implemented a mandatory salary reduction program for most of our exempt personnel, ranging from 15% to 25% of base salary, in order to conserve our cash and financial resources. In March 2011, the salaries of exempt personnel were reinstated and the forfeited salary amounts were subsequently repaid.

Financing; Private Placement of Class A Common Stock; Private Placement of Notes

U.S. Healthcare Loan

On September 13, 2010, the Company entered into a loan agreement with U.S. Healthcare I, L.L.C. and U.S. Healthcare II, L.L.C., affiliates of Centerbridge Partners L.P. (collectively, “U.S. Healthcare”) for a $20.0 loan secured by assets of the Company. The loan agreement included a period of exclusivity through September 28, 2010 to negotiate an expanded, longer-term financial arrangement among the Company and U.S. Healthcare.

On November 17, 2010, the Company entered into an agreement with U.S. Healthcare for a senior secured debt financing package of up to $120.0 consisting of (1) a fully funded $60.0 term loan (the “Bridge Loan”) that retired the $20.0 loan previously provided by U.S. Healthcare on September 13, 2010, and that was provided for general corporate and working capital purposes and (2) a commitment to provide a multi-draw term loan up to an aggregate principal amount of $120.0 (the “Multi-Draw Term Loan”) with such additional draws dependent on the achievement by the Company of various conditions as outlined in the related agreement. The Company expensed approximately $1.9 of unamortized deferred financing costs related to the retirement of the $20.0 as required by accounting for debt extinguishments in the quarter ended December 31, 2010.

Under the terms of the Bridge Loan agreement, the Company paid interest at an annual rate of 16.5% (5% of which was payable in kind) with a maturity date in March 2013. The Company furnished as collateral substantially all assets of the Company to secure the loan. The Bridge Loan was guaranteed by certain of the Company’s domestic subsidiaries and the guarantors furnished as collateral substantially all of their assets to secure the guarantee obligations. In addition, the Company issued stock warrants to U.S. Healthcare granting them rights to purchase up to 12.6 million shares of the Company’s Class A Common Stock (the “Initial Warrants”). The Initial Warrants have an exercise price of $1.62 per share and are subject to possible anti-dilutive adjustment. These Initial Warrants were valued at $22.4 using a Monte Carlo simulation model utilizing the following assumptions: risk free rate of 1.5%; expected volatility of 99.0%; expected dividend of $0; expected life of five years and a probability of the Company issuing additional common stock (“Fundamental Transaction”) of 10% after the stock price reaches $10.00 per share.

In recording the Bridge Loan transaction, the Company allocated the proportionate share of the fair value of the Initial Warrants to the September loan. As a result of the proceeds from the Bridge Loan extinguishing the September loan, the fair value of the Initial Warrants of $7.5 allocated to the September loan was expensed as required by accounting for debt extinguishments in the quarter ended December 31, 2010.

The Company then allocated the proportionate share of the fair value of the Initial Warrants of $14.9 as a discount to the Bridge Loan. The discount was being amortized using the effective interest method to interest expense based upon the maturity date of the Bridge Loan. In March 2011, the Company retired the Bridge Loan and expensed the remaining discount in loss on extinguishment of debt.

The $120.0 Multi-Draw Term Loan consisted of three tranches that would have been available to the Company following the achievement of certain conditions. The first tranche of $80.0 would have been available upon the approval of Makena® and would have been used to repay the Bridge Loan of $60.0, make a milestone payment to Hologic, and provide funds for general corporate and working capital purposes. The second tranche of $20.0 would have been available to the Company upon achieving at least one of certain performance thresholds including either, (1) certain metrics associated with Evamist ®, or (2) receiving FDA approval for the manufacture and distribution of Clindesse ® and Gynazole-1 ®. The proceeds of the second tranche would have been used for general corporate and working capital purposes. The third tranche of $20.0 would have been available to the Company upon evidencing its ability, to the satisfaction of U.S. Healthcare, to meet certain liquidity thresholds necessary to satisfy future obligations, including a future milestone payment to Hologic that is due to be paid one year following FDA approval of Makena®. The proceeds from the third tranche would have been used for general corporate and working capital purposes.

The Company and U.S. Healthcare amended the financing arrangements on January 6, 2011 and again on March 2, 2011. Pursuant to the amendments, the Company and U.S. Healthcare amended the Bridge Loan terms and covenants to reflect the Company’s then current projections and timing of certain anticipated future events, including the planned disposition of certain assets. The amendments extended the $60.0 payment that was due on March 20, 2011 to three payments of $20.0 each with the first payment due (and paid on February 17, 2011) upon closing and funding the private placement of Class A Common Stock, $20.0 due in April 2011 and $20.0 due in August 2011. In addition, all past covenant issues were waived. As a result of the amendments, the Company would not have been required to sell its generics business by March 20, 2011, but would have been required to cause such sale by August 31, 2011. In addition, the applicable premium (a make-whole payment of interest with respect to payments on the loans prior to maturity) was amended to provide that if the Bridge Loan was repaid in full as a result of a refinancing transaction provided other than by U.S. Healthcare, as occurred on March 17, 2011 with the issuance of the 2015 Notes, a premium was paid to U.S. Healthcare equal to $12.5, of which $7.2 was paid in connection with the private placement of Class A Common Stock and the rest was paid on March 17, 2011 and recorded as a loss on extinguishment of debt. In addition, on March 17, 2011, an amount of $7.5 was placed in escrow and will be released to the Company or to U.S. Healthcare on August 31, 2011 or September 30, 2011, as the case may be, depending on the status of the Company’s registration process with the SEC by such dates of the shares underlying the warrants and the Company’s stock price meeting certain specified levels as of the applicable date. The price of the Company’s stock did not exceed the required closing price as required by the Warrants and as a result the $7.5 escrow will be released to U.S. Healthcare.

In connection with the amendments and certain waivers granted by U.S. Healthcare, the Company issued additional warrants to U.S. Healthcare to purchase up to 7.5 million shares of the Company’s Class A Common Stock, at an exercise price of $1.62 per share, and amended and restated the Initial Warrants (We refer to the additional warrants and the Initial Warrants collectively as the “Warrants”). See Note 15 —“Warrant Liability” for more information on the Warrants. The registration statement went effective on July 13, 2011.

The Multi-Draw Term Loan, as amended, provided for a total commitment of $118.0. If entered into, the Multi-Draw Term Loan, as amended, would have refinanced the Bridge Loan in full and would have provided $70.0 of additional financing consisting of (1) a $30.0 tranche B-2 term loan and (2) a $40.0 tranche B-3 term loan. The withdrawal schedule under the Multi-Draw Term Loan was revised to allow for release of funds from controlled accounts on the closing date sufficient to repay the Bridge Loan and future draws against the Multi-Draw Term Loan, subject to achievement of certain Makena® related milestones, of $15.0 in March 2011, $15.0 in May 2011 and $10.0 in each of July, August, September and October 2011. The commitment letter for the Multi-Draw Term Loan would have expired on March 31, 2011.

On February 17, 2011, the Company repaid a portion of the Bridge Loan with proceeds from a private placement of Class A Common Stock, described below, and on March 17, 2011, the Company repaid in full the remaining obligations under the Bridge Loan (including the payment of related premiums) with a portion of the proceeds of the offering of the 2015 Notes, described below (and terminated the related future loan commitments).

Private Placement of Class A Common Stock

On February 14, 2011, the Company announced that it entered into a definitive agreement with a group of institutional investors to raise approximately $32.3 of gross proceeds from a private placement of 9.95 million shares of its Class A Common Stock at $3.25 per share. The transaction closed on February 17, 2011. The Company used $20.0 of the proceeds from the financing to repay certain outstanding amounts and other outstanding obligations under its credit agreement with U.S. Healthcare. The remaining amount is being used for the launch of Makena®, payment of expenses associated with the private placement and general corporate purposes.

Private Placement of the 2015 Notes

On March 17, 2011, the Company completed the offering and sale of the 2015 Notes. The 2015 Notes bear interest at an annual rate of 12% per year, payable semiannually in arrears on March 15 and September 15 of each year, commencing September 15, 2011. The 2015 Notes will mature March 15, 2015. At any time prior to March 15, 2013, the Company may redeem up to 35% of the aggregate principal amount of the 2015 Notes at a redemption price of 112% of the principal amount of the 2015 Notes, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more equity offerings. At any time prior to March 15, 2013, the Company may redeem all or part of the 2015 Notes at a redemption price equal to (1) the sum of the present value, discounted to the redemption date, of (i) a cash payment to be made on March 15, 2013 of 109% of the principal amount of the 2015 Notes, and (ii) each interest payment that is scheduled to be made on or after the redemption date and on or before March 15, 2013, plus (2) accrued and unpaid interest to the redemption date. At any time after March 15, 2013 and before March 15, 2014, the Company may redeem all or any portion of the 2015 Notes at a redemption price of 109% of the principal amount of the 2015 Notes, plus accrued and unpaid interest to the redemption date. At any time after March 15, 2014, the Company may redeem all or any portion of the 2015 Notes at a redemption price of 100% of the principal amount of the 2015 Notes, plus accrued and unpaid interest to the redemption date. The 2015 Notes are secured by the assets of the Company and certain assets of its subsidiaries.

After an original issue discount of 3%, the Company received proceeds of $218.3 which were used to fund a first-year interest reserve totaling $27.0 (reflected as restricted cash on the balance sheet), repay all existing obligations to U.S. Healthcare totaling approximately $61.1 and pay fees and expenses associated with the offering of the 2015 Notes of approximately $10.0. In connection with these payments, the Company also terminated all future loan commitments with U.S. Healthcare. The remaining proceeds, totaling approximately $120.0 will be used for general corporate purposes, including the launch of Makena®.

The 2015 Notes were offered only to accredited investors pursuant to Regulation D under the Securities Act of 1933, as amended. The Company has filed a pre-effective registration statement for an exchange offer to the holders of the 2015 Notes on July 11, 2011.

Restatement of Consolidated Financial Statements

The Company originally classified the Warrants as equity instruments from their respective issuance date until the March 17, 2011 amendment of the Warrant provisions which added a contingency feature and an escrow requirement as described in Note 1. At that date, the Warrants were revalued and reclassified from equity into liabilities. The Company also had originally used a Black-Scholes option valuation model to determine the value of the Warrants. Upon a re-examination of the provisions of the Warrants, the Company determined that the non-standard anti-dilution provisions contained in the Initial Warrants and the as amended Warrants require that (a) the Warrants be treated as liabilities from their respective issuance dates and (b) their value should be calculated utilizing a valuation model which considers the mandatory conversion features of the Warrants and the possibility that the Company issues additional common shares or common share equivalents that, in turn, could result in a change to the number of shares issuable upon exercise of the Warrants and the related exercise price. Accordingly, the Company has restated its consolidated financial statements for the fiscal year ended March 31, 2011, and for the quarters ended December 31, 2010 and June 30, 2011. The Company also classified the Warrants as a long-term liability.

The impact of the restatement as of June 30, 2011 and March 31, 2011, and for the quarter ended June 30, 2011 is described in the table below. The restatement did not change the Company’s reported cash and cash equivalents, operating expenses, operating losses or cash flows from operations.

	June 30, 2011		March 31, 2011
	As Previously Reported	As Restated	As Previously Reported	As Restated
Warrant liability	$51.4	$0	$112.3	$0
Accrued liabilities	144.0	151.5	141.9	149.4
Total current liabilities	243.1	199.2	367.8	263.0
Warrant liability	0	48.3	0	108.6
Total liabilities	825.5	829.9	938.7	942.5
Additional paid-in capital	109.6	203.5	109.1	203.0
Accumulated deficit	(404.5)	(502.8)	(428.0)	(525.7)
Total shareholders’ deficit	(351.5)	(355.9)	(374.0)	(377.8)

	Three Months Ended June 30, 2011
	As Previously Reported	As Restated
Statement of Operations data:
Change in warrant liability	$(60.9)	$(60.3)
Total other (income) expense	(53.5)	(52.9)
Income from continuing operations before income taxes	25.4	24.8
Income from continuing operations	22.1	21.5
Net income	23.5	22.9
Basic income from continuing operations per share	0.37	0.36
Diluted income from continuing operations per share	0.25	0.26
Basic net income per share	0.39	0.38
Diluted net income per share	0.26	0.28
Comprehensive Income	22.1	21.5
Statement of Cash Flows data:
Net income	$23.5	$22.9
Change in warrant liability	(60.9)	(60.3)

2. Basis of Presentation

The Company’s consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) (including normal recurring accruals) for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X and, accordingly, do not include all information and footnotes required by U.S. GAAP for complete financial statements. For further information, refer to the notes to consolidated financial statements included in the Annual Report of the Company on Form 10-K/A for the year ended March 31, 2011. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and the March 31, 2011 consolidated balance sheet is derived from audited financial statements. All material inter-company accounts and transactions have been eliminated in consolidation. Operating results for the three months ended June 30, 2011 are not necessarily indicative of the results that may be expected for the year ended March 31, 2012.

Reclassification

Certain reclassifications of prior year amounts have been made to conform to the current year presentation.

Discontinued Operations

PDI

During the fourth quarter of the fiscal year 2009, the Board of Directors authorized management to sell PDI. We sold PDI on June 2, 2010. The activity for PDI is segregated and PDI’s operating results are stated separately for all periods presented as discontinued operations and the gain is recorded as a gain on the sale of discontinued operations.

Generics Business

During the fourth quarter of fiscal year 2011, the Company committed to a plan to divest its generics business. In May 2010, we formed a wholly-owned subsidiary, Nesher, to operate as the sales and marketing company for our generic products. In July 2010, our Board of Directors directed management to explore strategic alternatives with respect to Nesher and the assets and operations of our generic products business, which could include a sale of Nesher. We have retained Jefferies & Co., Inc. to advise us with this strategy. In the meantime, we will continue to prepare products for FDA inspection and continue to anticipate the reintroduction of approved products into the market. On June 17, 2011, we entered into an Asset Purchase Agreement with Zydus Pharmaceuticals (USA), Inc. and its subsidiary Zynesher Pharmaceuticals (USA) LLC pursuant to which we agreed to sell substantially all of the assets of Nesher and our generic products business. The transactions contemplated by the Agreement closed on August 8, 2011, subject to customary post-closing conditions.

Refer also to Note 14—“Divestitures” for discussion of recent events and developments related to PDI and our generics business.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results in subsequent periods may differ from the estimates and assumptions used in the preparation of the accompanying consolidated financial statements.

The most significant estimates made by management include revenue recognition and reductions to gross revenues, inventory valuation, intangible and other long-lived assets valuation, warrant valuation, stock-based compensation, income taxes, and loss contingencies related to legal proceedings. Management periodically evaluates estimates used in the preparation of the consolidated financial statements and makes changes on a prospective basis when adjustments are necessary.

3. Going Concern and Liquidity Considerations

There is substantial doubt about the Company’s ability to continue as a going concern. The Company’s consolidated financial statements are prepared using GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The accompanying historical consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The assessment of our ability to continue as a going concern was made by management considering, among other factors: (1) our ability to address actions taken by the FDA, CMS and state Medicaid agencies that compromise the orphan drug exclusivity for Makena®; (2) our ability to obtain future revenues from sales of Makena® sufficient to meet our future needs and expectations; (3) the timing and number of approved products that will be reintroduced to the market and the related costs; (4) the suspension of shipment of all products manufactured by us and the requirements under the consent decree with the FDA; (5) the possibility that we may need to obtain additional capital despite the proceeds from the offering of the 2015 Notes in March 2011 and the equity we were able to issue in February 2011 (see Note 1—“Description of Business—Significant Developments” ); (6) the potential outcome with respect to the governmental inquiries, litigation or other matters described in Note 16—“Commitments and Contingencies”; and (7) our ability to comply with debt covenants. Our assessment was further affected by our fiscal year 2011 net loss of $271.7, our net income for the three months ended June 30, 2011 of $22.9, which includes a noncash gain of $60.3 related to warrants. Excluding the noncash gain, our net loss would have been $37.4 for the three months ended June 30, 2011. Our outstanding balance of cash and cash equivalents was $108.8 as of June 30, 2011. For periods subsequent to June 30, 2011, we expect losses to continue, because we are unable to generate any significant revenues from more of our own manufactured products until we are able to begin selling more of our approved products with FDA’s approval and, with respect to products manufactured for us by third parties, until after we are able to generate significant sales of Makena® which was approved by the FDA in February 2011. We received notification from the FDA on September 8, 2010 of approval for our discontinued generics operations to ship into the marketplace the first product approved under the consent decree, i.e., the Potassium Chloride Extended Release Capsule. We resumed shipment of extended-release potassium chloride capsule, Micro-K ® 10mEq and Micro-K ® 8mEq, in September 2010, resumed shipments of the generic version of Potassium Chloride Extended Release Capsule in December 2010 and we began shipping Makena® in March 2011. We have continued to ship Evamist ®, which is manufactured for the Company by a third party, during the period covered by the consent decree. We are continuing to prepare other products for FDA inspection and do not expect to resume shipping other products until prior to the end of calendar year 2011, at the earliest. In addition, we must meet ongoing operating costs as well as costs related to the steps we are currently taking to introduce Makena®, and to prepare for introducing and reintroducing other approved products to the market. If we are not able to obtain the FDA’s clearance to resume manufacturing and distribution of more of our approved products in a timely manner and at a reasonable cost, or if revenues from the sale of approved products introduced or reintroduced into the market place prove to be insufficient, our financial position, results of operations, cash flows and liquidity will continue to be materially adversely affected. These conditions raise substantial doubt about our ability to continue as a going concern.

Based on current financial projections, we believe the continuation of our Company as a going concern is primarily dependent on our ability to address, among other factors: (1) actions taken by the FDA, CMS and state Medicaid agencies that compromise the orphan drug exclusivity for Makena®; (2) sales of Makena®, which was approved by the FDA in February 2011, (3) the timing, number and revenue generation of approved products that will be introduced or reintroduced to the market and the related costs; (4) the suspension of shipment of all products manufactured by us and the requirements under the consent decree with the FDA (other than the Potassium Chloride Extended Release Capsule, including Micro-K ® 10mEq and Micro-K ® 8mEq, products that are the subject of the FDA notification letter discussed above); (5) the possibility that we will need to obtain additional capital; (6) the potential outcome with respect to the governmental inquiries, litigation or other matters described in Note 16—“Commitments and Contingencies;” and (7) compliance with our debt covenants. While we address these matters, we must continue to meet expected near-term obligations, including normal course operating cash requirements and costs associated with introducing or reintroducing approved products to the market (such as costs related to our employees, facilities and FDA compliance), remaining payments associated with the acquisition and retention of the rights to

Makena® (see Note 5—“Acquisition” ), the financial obligations pursuant to the plea agreement, costs associated with our legal counsel and consultant fees, as well as the significant costs associated with the steps taken by us in connection with the consent decree and the litigation and governmental inquiries. If we are not able to obtain the FDA’s clearance to resume manufacturing and distribution of certain or many of our approved products in a timely manner and at a reasonable cost and/or if we are unable to successfully commercialize Makena®, and/or if we experience adverse outcomes with respect to any of the governmental inquiries or litigation described in Note 16—“Commitments and Contingencies”, our financial position, results of operations, cash flows and liquidity will continue to be materially adversely affected.

In the near term, we are focused on performing the following: (1) addressing actions taken by the FDA, CMS and state Medicaid agencies that compromise the orphan drug exclusivity for Makena® ; (2) the continued commercial launch of Makena®; (3) meeting the requirements of the consent decree, which will allow our approved products to be reintroduced to the market (other than the Potassium Chloride Extended Release Capsule products, including Micro-K ® 10mEq and Micro-K ® 8mEq, that are the subject of the FDA notification letter previously discussed); (4) the divestiture of Nesher and the Company’s generics business; and (5) pursuing various means to minimize operating costs and increase cash. Since December 31, 2010, the Company has generated non-recurring cash proceeds to support its on-going operating and compliance requirements from a $32.3 million private placement of Class A Common Stock in February 2011 and $225 from the 2015 Notes in March 2011 (which were used, in part, to repay all existing obligations under the agreement with U.S. Healthcare) (see Note 12—“Long-Term Debt” for a description of the 2015 Notes). While the cash proceeds received to date were sufficient to meet near-term cash requirements, we are pursuing ongoing efforts to increase cash, including, the continued implementation of cost savings, the divestiture of Nesher and the Company’s generics business and other non-core assets and the return of certain additional approved products to market in a timely manner. We cannot provide assurance that we will be able to realize additional cost reductions from reducing our operations, that some or many of our approved products can be returned to the market in a timely manner (other than the Potassium Chloride Extended Release Capsule, including Micro-K ® 10mEq and Micro-K ® 8mEq products that are the subject of the FDA notification letter previously discussed above), that our higher profit approved products will return to the market in the near term or at all or that we can obtain additional cash through asset sales or the sale of equity or the successful commercial launch of Makena®. If we are unsuccessful in our efforts to address the actions taken by the FDA, CMS and state Medicaid agencies that compromise the orphan drug exclusivity for Makena® , increase sales of Makena® , introduce or return our products to market at adequate levels, or to sell assets or raise additional equity, we may be required to further reduce our operations, including further reductions of our employee base, or we may be required to cease certain or all of our operations in order to offset the lack of available funding.

In June 2011, we entered into an agreement to sell the generics business and on August 8, 2011 we completed the sale. The sale of a business involves a number of risks, including the diversion of management and employee attention, significant costs and expenses, the loss of customer relationships, a decrease in revenues and earnings associated with the divested business, and the disruption of operations in the affected business. In addition, divestitures potentially involve significant post-closing separation activities, which could involve the expenditure of significant financial and employee resources. Inability to manage the post-separation transition arrangements could adversely affect our business, financial condition, results of operations and cash flows.

4. Recently Issued Accounting Standards

There have been no new recent accounting pronouncements or changes in accounting pronouncements for the three months ended June 30, 2011 as compared to the recent accounting pronouncements described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011. The Company has adopted or will adopt, as applicable, accounting pronouncements that are effective for fiscal year 2012.

5. Acquisitions

On January 16, 2008, the Company entered into the Original Makena® Agreement with Cytyc Prenatal Products Corp. and Hologic, Inc. (Cytyc Prenatal Products Corp. and Hologic, Inc. are referred to collectively as “Hologic”) to acquire the U.S. and worldwide royalty free, exclusive rights to Makena® (hydroxyprogesterone caproate) and certain related assets upon approval of the pending New Drug Application for Makena®. On January 8, 2010, the Company and Hologic entered into Amendment No. 1 to the Original Makena® Agreement, which, among other things, included a $70.0 cash payment for the exclusive rights to Makena®, which was recorded as purchased in-process research and development expense on the statement of operations for the fiscal year ended March 31, 2010. On February 4, 2011, the Company entered into Amendment No. 2 to the Original Makena® Agreement. The amendments set forth in Amendment No. 2 reduced the payment to be made on the fifth business day following the day on which Hologic gave the Company notice that the FDA has approved Makena® (the “Transfer Date”) to $12.5 and revised the schedule for making the remaining payments of $107.5. Under these revised payment provisions, after the $12.5 payment on the Transfer Date and a subsequent $12.5 payment 12 months after the date the FDA approved Makena® (the “Approval Date”), the Company has the right to elect between the two alternate payment schedules, as described below, for the remaining payments, with royalties of 5% of the net sales of Makena® payable for certain periods and under different circumstances, depending on when the Company elects to make the remaining payments. The Company may make any of the payments on or before their due dates, and the date on which the Company makes the final payment contemplated by the selected payment schedule will be the final payment date, after which royalties, if any, will cease to accrue.

Payment Schedule 1:

•

A $45.0 payment 18 months after the Approval Date, plus a royalty equal to 5% of net sales of Makena® made during the period from 12 months after the Approval Date to the date the $45.0 payment is made;

•	A $20.0 payment 21 months after the Approval Date;

•	A $20.0 payment 24 months after the Approval Date; and

•	A $10.0 payment 27 months after the Approval Date.

The royalties will continue to be calculated subsequent to the $45.0 milestone payment but do not have to be paid as long as the Company makes subsequent milestone payments when due.

Payment Schedule 2:

•	A $7.3 payment 18 months after the Approval Date, plus a royalty equal to 5% of net sales of Makena® made during the period from 12 months after the Approval Date to 18 months after the Approval Date;

•	A $7.3 payment for each of the succeeding twelve months;

•	A royalty payable 24 months following the Approval Date equal to 5% of net sales of Makena® made during the period from 18 months after the Approval Date to 24 months after the Approval Date; and

•	A royalty payable 30 months following the Approval Date equal to 5% of net sales of Makena® made during the period from 24 months after the Approval Date to 30 months after the Approval Date.

Notwithstanding anything to the contrary in Amendment No. 2, however, the Company may make any of the foregoing payments on or before their due dates, and the date on which the Company makes the final payment contemplated by the selected payment schedule will be the final payment date, after which no royalties will accrue.

Moreover, if the Company elects Payment Schedule 1 and thereafter elects to pay the $45.0 payment earlier than the 18-month deadline, the royalties beginning after 12 months will cease to accrue on the date of the early payment. Additionally, the subsequent payments will be paid in three month intervals following the $45.0 payment date.

Lastly, if the Company elects Payment Schedule 1 and thereafter does not make any of the milestone payments when due, Amendment No. 2 provides that no payment default will be deemed to occur, provided the Company timely pays the required royalties accruing in the quarter during which the milestone payment has become due but is not paid.

Under the Indenture governing the $225.0 aggregate principal amount of 2015 Notes due 2015, described further below, the Company shall make a $45.0 payment on or prior to the first anniversary of the Makena® NDA Approval Date; provided that notwithstanding the foregoing, the Company shall have the ability to modify the amount or timing of such payment so long as the revised payment schedule (i) is not materially less favorable to security holders of the 2015 Notes than the royalty schedule under the Makena® agreement as in effect on the issue date of the 2015 Notes and (ii) does not increase the total payments to Hologic during the term of the 2015 Notes. The Company has made all its required payments as of June 30, 2011.

6. Earnings (Loss) Per Share

The Company has two classes of common stock: Class A Common Stock and Class B Common Stock that is convertible into Class A Common Stock. With respect to dividend rights, holders of Class A Common Stock are entitled to receive cash dividends per share equal to 120% of the dividends per share paid on the Class B Common Stock. For purposes of calculating basic loss per share, undistributed loss are allocated to each class of common stock based on the contractual participation rights of each class of security.

The Company presents diluted loss per share for Class B Common Stock for all periods using the two-class method which does not assume the conversion of Class B Common Stock into Class A Common Stock. The Company presents diluted loss per share for Class A Common Stock using the if-converted method which assumes the conversion of Class B Common Stock into Class A Common Stock, if dilutive.

Basic loss per share is computed using the weighted average number of common shares outstanding during the period except that it does not include unvested common shares subject to repurchase. Diluted loss per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants, unvested common shares subject to repurchase, convertible preferred stock and convertible notes. The dilutive effects of outstanding stock options and warrants and unvested common shares subject to repurchase are determined by application of the treasury stock method. Convertible preferred stock and convertible notes are determined on an if-converted basis. The computation of diluted loss per share for Class A Common Stock assumes the conversion of the Class B Common Stock, while the diluted loss per share for Class B Common Stock does not assume the conversion of those shares.

The following tables set forth the computation of basic and diluted income (loss) per share for the three months ended June 30, 2011 and 2010 (shares in millions):

	Three Months Ended June 30, 2011 (As Restated)		Three Months Ended June 30, 2010
	Class A	Class B	Class A	Class B
Basic income (loss) per share:
Numerator:
Allocation of undistributed income (loss) from continuing operations	$17.4	$4.0	$(29.0)	$(9.4)
Allocation of undistributed income (loss) from discontinued operations	1.2	0.2	(6.8)	(2.2)
Allocation of undistributed gain from sale of discontinued operations	0	0	9.6	3.2

Allocation of undistributed income (loss)	$18.6	$4.2	$(26.2)	$(8.4)

Denominator:
Weighted average shares outstanding	48.7	11.3	37.8	12.2

Basic income (loss) per share from continuing operations	$0.36	$0.36	$(0.77)	$(0.77)
Basic income (loss) per share from discontinued operations	0.02	0.02	(0.18)	(0.18)
Basic income per share from gain on sale of discontinued operations	0	0	0.26	0.26

Basic income (loss) per share	$0.38	$0.38	$(0.69)	$(0.69)

	Three Months Ended June 30, 2011 (As Restated)		Three Months Ended June 30, 2010
	Class A	Class B	Class A	Class B
Diluted income (loss) per share:
Numerator:
Allocation of undistributed income (loss) from continuing operations	$17.4	$4.0	$(29.0)	$(9.4)
Reallocation of undistributed income (loss) from continuing operations as a result of conversion of Class B to Class A shares	4.0	0	(9.4)	0
Reallocation of undistributed loss from continuing operations to Class B shares	0	(1.1)	0	0

Allocation of undistributed income (loss) from continuing operations for diluted computation	21.4	2.9	(38.4)	(9.4)

Allocation of undistributed income (loss) from discontinued operations	1.2	0.2	(6.8)	(2.2)
Reallocation of undistributed income (loss) from discontinued operations as a result of conversion of Class B to Class A shares	0.2	0	(2.2)	0

Allocation of undistributed income (loss) from discontinued operations for diluted computation	1.4	0.2	(9.0)	(2.2)

Allocation of undistributed gain from sale of discontinued operations	0	0	9.6	3.2
Reallocation of undistributed gain from sale of discontinued operations as a result of conversion of Class B to Class A shares	0	0	3.2	0

Allocation of undistributed gain from sale of discontinued operations for diluted computation	0	0	12.8	3.2

Allocation of undistributed income (loss)	$22.8	$3.1	$(34.6)	$(8.4)

Denominator:
Number of shares used in basic computation	48.7	11.3	37.8	12.2
Weighted average effect of dilutive securities:
Conversion of Class B to Class A shares	11.3	0	12.2	0
Employee stock options	2.1	0	0	0
Convertible preferred stock	0.3	0	0	0
Convertible notes	8.7	0	0	0
Warrants	10.5	0	0	0

Number of shares used in per share computations	81.6	11.3	50.0	12.2

Diluted income (loss) per share from continuing operations	$0.26	$0.26	$(0.77)	$(0.77)
Diluted income (loss) per share from discontinued operations	0.02	0.02	(0.18)	(0.18)
Diluted income per share from gain on sale of discontinued operations	0	0	0.26	0.26

Diluted income (loss) per share (1)(2)	$0.28	$0.28	$(0.69)	$(0.69)

(1)	As of June 30, 2011, there were stock options to purchase 0.9 out of the money shares of Class A Common Stock, and less than 0.1 out of the money stock options of Class B Common Stock, that were excluded from the computation of diluted income per share because their effect would have been anti-dilutive.
(2)	As of June 30, 2010, there were stock options to purchase less than 0.1 shares (excluding 3.8 out of the money stock options) of Class A Common Stock, stock options to purchase 0.1 out of the money shares of Class B Common Stock, preferred shares convertible into 0.3 shares of Class A Common Stock, and $200 principal amount of convertible notes convertible into 8.7 shares of Class A Common Stock, that were excluded from the computation of diluted loss per share because their effect would have been anti-dilutive.

7. Investment Securities

The carrying amount of available-for-sale securities and their approximate fair values at June 30, 2011 and March 31, 2011 were as follows:

	June 30, 2011
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Current auction rate securities	$22.8	$1.1	$0	$23.9

	March 31, 2011
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Current auction rate securities	$54.3	$2.9	$0	$57.2

At June 30, 2011 and March 31, 2011, the Company had $25.8 and $61.5, respectively, of principal invested in auction rate securities (“ARS”). These securities all have a maturity in excess of 10 years. The Company’s investments in ARS primarily represent interests in collateralized debt obligations supported by pools of student loans, the principal of which is guaranteed by the U.S. Government. ARS backed by student loans are viewed as having low default risk and therefore very low risk of credit downgrade. The ARS held by the Company are AAA-rated securities with long-term nominal maturities for which the interest rates are reset through a Dutch auction process that occurs at pre-determined intervals of up to 35 days. Prior to 2008, the auctions provided a liquid market for these securities.

On February 25, 2009, the Company initiated legal action against Citigroup Global Markets Inc. (“CGMI”), through which it acquired the ARS the Company held at that time, in the District Court for the Eastern District of Missouri. On January 21, 2010, the Company and CGMI entered into a Purchase and Release Agreement pursuant to which CGMI agreed to purchase the Company’s remaining ARS for an aggregate purchase price of approximately $61.7. The Company also received a two-year option (which expires on January 21, 2012) to reacquire the ARS (in whole or on a class-by-class basis) for the prices at which they were sold, as well as the right to receive further payments in the event any ARS are redeemed prior to the expiration of the option. As a result of the agreement with CGMI expiring within one year of the balance sheet date at June 30, 2011, the Company classified $23.9 as a current asset and are included in the line item “Investment securities” in the accompanying Consolidated Balance Sheets at June 30, 2011.

In accordance with authoritative guidance ASC 860, Transfers and Servicing, the Company accounted for the ARS transfer to CGMI, including the two-year option to reacquire the ARS, as a secured borrowing with pledge of collateral. The transfer of the ARS to CGMI does not meet all of the conditions set forth in ASC 860 in order to be accounted for as a sale. As a secured borrowing with pledge of collateral, the Company was required to record a short-term liability (“collateralized borrowing”) as of June 30, 2011 for the ARS sale proceeds, representing a borrowing of cash from CGMI (see Note 12—“Long-Term Debt”). The ARS have been transferred to CGMI and serve as a pledge of collateral under this borrowing. The Company shall continue to carry the ARS as an asset in the accompanying Consolidated Balance Sheets, and it will continue to adjust to the ARS’ fair value on a quarterly basis (see Note 8—“Fair Value Measures”). In the event any ARS are redeemed prior to the expiration of the option, the Company will account for the redemptions as a sale pursuant to ASC 860.

The Company faces significant liquidity concerns as discussed in Note 3—“Going Concern and Liquidity Considerations.” As a result, the Company determined that it could no longer support its previous assertion that it had the ability to hold impaired securities until their forecasted recovery. Accordingly, the Company concluded that the ARS became other-than-temporarily impaired. The estimated fair value of the Company’s ARS holdings at March 31, 2010 was $65.9. The Company recorded discount accretion of $0.2 on the carrying value of ARS and recorded the $2.9 difference between the fair value and carrying value of the ARS at March 31, 2011 in accumulated other comprehensive income as an unrealized gain of $1.7, net of tax. The estimated fair value of the Company’s ARS holdings at June 30, 2011 was $23.9. The Company recorded discount accretion of $0 on the carrying value of ARS and recorded the $1.1 difference between the fair value of the Company’s ARS at June 30, 2011 in accumulated other comprehensive income as an unrealized gain of $0.6, net of tax.

Since the transfer of the ARS to CGMI on January 21, 2010, ARS in the amount of $35.7 were redeemed in the quarter ended June 30, 2011. The Company will receive from CGMI cash proceeds in the amount of $2.5, representing the difference between the principal amount of securities redeemed and the price in which they were previously sold to CGMI. The Company also recorded a loss in the Consolidated Statement of Operations for the quarter ended June 30, 2011 in the amount of $1.8, representing the difference between the principal amount of the securities redeemed and their carrying value prior to redemption.

The ARS are valued based on a discounted cash flow model that considers, among other factors, the time to work out the market disruption in the traditional trading mechanism, the stream of cash flows (coupons) earned until maturity, the prevailing risk free yield curve, credit spreads applicable to a portfolio of student loans with various tenures and ratings and an illiquidity premium. These factors were used in a Monte Carlo simulation based methodology to derive the estimated fair value of the ARS.

8. Fair Value Measures

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the authoritative guidance established a fair value hierarchy that ranks the quality and reliability of the information used to measure fair value. Financial assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

•

Level 1—Primarily consists of financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company has the ability to access.

•

Level 2—Includes financial instruments measured using significant other observable inputs that are valued by reference to similar assets or liabilities, such as: quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3—Comprised of financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

The following tables present the Company’s fair value hierarchy as of June 30, 2011 for those financial assets measured at fair value on a recurring basis:

	Fair Value Measurements at June 30, 2011
	Total	Level 1	Level 2	Level 3
Current ARS	$23.9	$0	$0	$23.9
Warrant Liability (As Restated)	(48.3)	0	0	(48.3)

The following tables present the Company’s fair value hierarchy as of March 31, 2011 for those financial assets measured at fair value on a recurring basis:

	Fair Value Measurements at March 31, 2011
	Total	Level 1	Level 2	Level 3
Current ARS	$57.2	$0	$0	$57.2
Warrant Liability (As Restated)	(108.6)	0	0	(108.6)

The Company’s investments in ARS primarily represent interests in collateralized debt obligations supported by pools of student loans, the principal of which is guaranteed by the U.S. Government. The ARS held by the Company are AAA-rated securities with long-term nominal maturities for which the interest rates are reset through a Dutch auction process that occurs at pre-determined intervals of up to 35 days. Due to the lack of observable market quotes and an illiquid market for the Company’s ARS portfolio that existed as of June 30, 2011 and March 31, 2011, the Company utilized a valuation model that relied exclusively on Level 3 inputs, including those that are based on expected cash flow streams and collateral values (see Note 7—“Investment Securities”).

The Company’s warrant liability represents warrants issued to U.S. Healthcare to purchase an aggregate of up to 20.1 million shares of Class A Common Stock at an exercise price of $1.62 per share (See Note 15—“Warrant Liability”).

The contingent interest feature of the $200.0 principal amount of Contingent Convertible Subordinated Notes (see Note 12—“Long-Term Debt”) meets the criteria of and qualifies as an embedded derivative. Although this feature represents an embedded derivative financial instrument, based on its de minimis value at the time of issuance and at June 30, 2011, no value has been assigned to this embedded derivative.

The following tables present the changes in fair value for financial assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

ARS (Level 3)

Current Auction Rate Securities (Level 3)
Balance at April 1, 2011	$57.2
Unrealized loss included in other comprehensive loss	(1.8)
Redemptions	(31.5)

Balance at June 30, 2011	$23.9

Warrant Liability (Level 3)

Warrants (Level 3) (As Restated)
Balance at April 1, 2011	$(108.6)
Unrealized gain included in other income	60.3

Balance at June 30, 2011	$(48.3)

9. Inventories

Inventories, net of reserves, consisted of:

	2011
	June 30,	March 31,
Raw materials	$0	$0
Finished goods	0.9	1.0

Total inventories	$0.9	$1.0

Management establishes reserves for potentially obsolete or slow-moving inventory based on an evaluation of inventory levels, forecasted demand, and market conditions.

The Company ceased all manufacturing activities during the fourth quarter of fiscal year 2009 and its revenues are limited to sales of products manufactured by third parties, except for, starting in 2010, Potassium Chloride Extended Release Capsule by its discontinued generics business. Additionally, most costs associated with the Company’s manufacturing operations are recognized directly into cost of sales rather than capitalized into inventory except for the activity related to Potassium Chloride Extended Release Capsule.

10. Intangible Assets

Intangible assets consisted of:

	2011
	June 30,			March 31,
	Gross Carrying Amount (a)	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount (a)	Accumulated Amortization	Net Carrying Amount
Product rights acquired:
Makena®	$119.6	$(7.1)	$112.5	$119.6	$(2.8)	$116.8
Evamist®	21.2	(9.3)	11.9	21.2	(9.0)	12.2
Trademarks acquired:
Evamist®	5.1	(2.6)	2.5	5.1	(2.5)	2.6
License agreements:
Evamist®	35.6	(16.9)	18.7	35.6	(16.5)	19.1
Covenants not to compete:
Evamist®	0.6	(0.6)	0	0.6	(0.6)	0
Trademarks and patents	2.1	(2.1)	0	2.1	(2.1)	0
Other	0.4	(0.2)	0.2	0.4	(0.2)	0.2

Total intangible assets	$184.6	$(38.8)	$145.8	$184.6	$(33.7)	$150.9

(a)	Gross Carrying Amount is shown net of impairment charges.

As of June 30, 2011, the Company’s product rights acquired, trademark rights acquired, license agreements, covenants not to compete, trademarks and patents, and other intangible assets have original weighted average useful lives of approximately 8 years, 15 years, 15 years, 9 years, 13 years, and 5 years, respectively. Amortization of intangible assets was $5.1 and $0.8 for the three months ended June 30, 2011 and June 30, 2010, respectively.

Management assesses the carrying value of intangible assets for impairment on a quarterly basis if any events have occurred which indicate the possibility of impairment. During the assessment as of June 30, 2011, management did not identify any events that were indicative of impairment. However, any significant changes in actual future results from the assessment used to perform the quarterly evaluation, such as lower sales, increases in production costs, technological changes or decisions not to produce or sell products, could result in impairment at a future date (see Note 2—“Basis of Presentation”).

Assuming no other additions, disposals or adjustments are made to the carrying values and/or useful lives of the intangible assets, annual amortization expense on product rights, trademarks acquired and other intangible assets is estimated to be approximately $20.4 in each of the five succeeding fiscal years.

The $119.6 Makena® product rights represents the $12.5 payment made on the Transfer Date plus the present value of the remaining payments due to Hologic as described in Note 5—“Acquisition” and is being amortized over its estimated patent protected life of seven years. As there are no performance conditions related to the remaining installment payments, the Company recorded the remaining obligations as of June 30, 2011 in current liabilities ($77.4) and non-current liabilities ($29.9) based upon their expected due dates.

11. Accrued Severance

Accrued severance consists primarily of severance benefits owed to employees whose employment was terminated in connection with the ongoing realignment of the Company’s cost structure. No severance expense was recorded in the quarter ended June 30, 2011. The activity in accrued severance for the three months ended June 30, 2011 and twelve months ended March 31, 2011 are summarized as follows:

	2011
	June 30,	March 31,
Balance at beginning of period	$0.6	$2.5
Provision for severance benefits(a)	0	1.8
Amounts charged to accrual	(0.4)	(3.7)

Balance at end of period	$0.2	$0.6

(a)	Includes amounts that were not classified as restructuring charges.

12. Long-Term Debt

Long-term debt consisted of:

	2011
	June 30,	March 31,
Convertible notes	$200.0	$200.0
Senior notes (less unamortized discount of $6.3 and $6.7, respectively)	218.7	218.3
Building mortgages	32.5	33.0
Collateralized borrowing	21.0	52.4

	472.2	503.7
Less current portion	(23.5)	(85.4)

	$448.7	$418.3

Convertible notes

In May 2003, the Company issued $200.0 principal amount of 2.5% Contingent Convertible Subordinated Notes (the “Notes”) that are convertible, under certain circumstances, into shares of Class A Common Stock at an initial conversion price of $23.01 per share. The Notes, which mature on May 16, 2033, bear interest that is payable on May 16 and November 16 of each year at a rate of 2.50% per annum. The Company also is obligated to pay contingent interest at a rate equal to 0.5% per annum during any six-month period from May 16 to November 15 and from November 16 to May 15, with the initial six-month period commencing May 16, 2006, if the average trading price of the Notes per $1.0 principal amount for the five trading day period ending on the third trading day immediately preceding the first day of the applicable six-month period equals $1.2 or more. In November 2007, the average trading price of the Notes reached the threshold for the five-day trading period that resulted in the payment of contingent interest and for the period from November 16, 2007 to May 15, 2008 the Notes paid interest at a rate of 3.00% per annum. In May 2008, the average trading price of the Notes fell below the contingent interest threshold for the five-day trading period and beginning May 16, 2008 the Notes began to pay interest at a rate of 2.50% per annum, which is the current rate as of June 30, 2011.

The Company may redeem some or all of the Notes at any time, at a redemption price, payable in cash, of 100% of the principal amount of the Notes, plus accrued and unpaid interest, including contingent interest, if any. Holders may require the Company to repurchase all or a portion of their Notes on May 16, 2013, 2018, 2023 and 2028 or upon a change in control, as defined in the indenture governing the Notes, at a purchase price, payable in cash, of 100% of the principal amount of the Notes, plus accrued and unpaid interest, including contingent interest, if any. Since the next occasion holders may require the Company to repurchase all or a portion of their Notes is May 16, 2013, the Notes were classified as a long-term liability as of June 30, 2011 and March 31, 2011. The Notes are subordinate to all of the Company’s existing and future senior obligations.

The Notes are convertible, at the holders’ option, into shares of the Company’s Class A Common Stock prior to the maturity date under the following circumstances:

•

during any future quarter, if the closing sale price of the Company’s Class A Common Stock over a specified number of trading days during the previous quarter is more than 120% of the conversion price of the Notes on the last trading day of the previous quarter. The Notes are initially convertible at a conversion price of $23.01 per share, which is equal to a conversion rate of approximately 43.4594 shares per $1.0 principal amount of Notes;

•	if the Company has called the Notes for redemption;

•

during the five trading day period immediately following any nine consecutive trading day period in which the trading price of the Notes per $1.0 principal amount for each day of such period was less than 95% of the product of the closing sale price of our Class A Common Stock on that day multiplied by the number of shares of our Class A Common Stock issuable upon conversion of $1.0 principal amount of the Notes; or

•	upon the occurrence of specified corporate transactions.

The Company has reserved 8.7 million shares of Class A Common Stock for issuance in the event the Notes are converted.

The Notes, which are unsecured, do not contain any restrictions on the payment of dividends, the incurrence of additional indebtedness or the repurchase of the Company’s securities, and do not contain any financial covenants. However, a failure by the Company or any of its subsidiaries to pay any indebtedness or any final non-appealable judgments in excess of $0.8 constitutes an event of default under the indenture. An event of default would permit the trustee under the indenture or the holders of at least 25% of the Notes to declare all amounts owing to be immediately due and payable and exercise other remedies.

Senior notes

On March 17, 2011, the Company completed a private placement with a group of institutional investors of $225.0 aggregate principal amount of 12% Senior Secured Notes due 2015.

The 2015 Notes bear interest at an annual rate of 12% per year, payable semiannually in arrears on March 15 and September 15 of each year, commencing September 15, 2011. Due to the timing of filing a registration statement for an exchange offer to holders of 2015 Notes, the interest rate was 12.25% per annum during the period from July 1, 2011 to July 11, 2011. The 2015 Notes will mature March 15, 2015. At any time prior to March 15, 2013, the Company may redeem up to 35% of the aggregate principal amount of the 2015 Notes at a redemption price of 112% of the principal amount of the 2015 Notes, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more equity offerings. At any time prior to March 15, 2013, the Company may redeem all or part of the 2015 Notes at a redemption price equal to (1) the sum of the present value, discounted to the redemption date, of (i) a cash payment to be made on March 15, 2013 of 109% of the principal amount of the 2015 Notes, and (ii) each interest payment that is scheduled to be made on or after the redemption date and on or before March 15, 2013, plus (2) accrued and unpaid interest to the redemption date. At any time after March 15, 2013 and before March 15, 2014, the Company may redeem all or any portion of the 2015 Notes at a redemption price of 109% of the principal amount of the 2015 Notes, plus accrued and unpaid interest to the redemption date. At any time after March 15, 2014, the Company may redeem all or any portion of the 2015 Notes at a redemption price of 100% of the principal amount of the 2015 Notes, plus accrued and unpaid interest to the redemption date. The 2015 Notes are secured by certain assets of the Company and certain assets of its subsidiaries.

After an original issue discount of 3%, the Company received proceeds of $218.3 which were used to fund a first year interest reserve totaling $27.0, repay all existing obligations to U.S. Healthcare totaling approximately $61.1 and pay fees and expenses associated with the Notes Offering of $9.7. In connection with these payments, the Company also terminated all future loan commitments with U.S. Healthcare. The remaining proceeds, totaling approximately $120.0 will be used for general corporate purposes, including the launch of Makena®.

The 2015 Notes were offered only to accredited investors pursuant to Regulation D under the Securities Act of 1933, as amended. The Company has filed a pre-effective registration statement for an exchange offer to holders of the 2015 Notes on July 11, 2011.

Building mortgages

In March 2006, the Company entered into a $43.0 mortgage loan arrangement (the “Mortgage Loan”) with one of its primary lenders, in part, to refinance $9.9 of existing mortgages. The $32.8 of net proceeds the Company received from the mortgage loan was used for working capital and general corporate purposes. The Mortgage Loan, which is secured by four of the Company’s buildings, bears interest at a rate of 5.91% and matures on April 1, 2021. The Company is current in all its financial payment obligations under the Mortgage Loan arrangement. On August 5, 2010, the Company received a letter (the “Waiver Letter”) approving certain waivers of covenants under the Mortgage Loan, and certain other loan documents entered into in connection with the execution of the Mortgage Loan (collectively, the “Loan Documents”). Accordingly, the Company recorded the mortgage as a long-term liability at March 31, 2010 since the Waiver Letter was received prior to filing the Form 10-K for the fiscal year ended March 31, 2010. In the Waiver Letter, the lenders consented to the following under the Loan Documents:

•	Waiver of the requirement that we deliver audited balance sheets, statements of income and expenses and cash flows;

•	Waiver of the requirement that we certify financials delivered under the Loan Documents;

•

Waiver of the requirement that we deliver to the lenders Form 10-Ks within 75 days of the close of the fiscal year, Form 10-Qs within 45 days of the close of each of the first three fiscal quarters of the fiscal year, and copies of all IRS tax returns and filings; and

•	Waiver, until March 31, 2012, of the requirement that we maintain a net worth, as calculated in accordance with the terms of the Loan Documents, of at least $250.0 on a consolidated basis.

With respect to the waiver of the requirement to deliver Form 10-Ks and Form 10-Qs, we agreed to bring our SEC filings current effective with the submission of our Form 10-Q for the quarter ended December 31, 2010, which the Company did on March 31, 2011 and our Form 10-K for the fiscal year ended March 31, 2011, which the Company did on June 13, 2011. This waiver applied to our then existing late filings at the time the Waiver Letter was received.

In addition to the waivers, our subsidiaries ETHEX and PDI were removed as guarantors under the Loan Documents and Nesher Pharmaceuticals Inc. was added as a new guarantor under the Loan Documents. However, based on current financial projections, the Company does not anticipate meeting the March 31, 2012 minimum net worth requirement. Accordingly, the mortgage was classified as a current liability as of March 31, 2011. In August 2011, the Company agreed with the lender to extend the minimum net worth requirement until March 31, 2015 and accordingly the mortgage was classified as long-term, as appropriate, at June 30, 2011.

Collateralized borrowing

On February 25, 2009, the Company initiated legal action against Citigroup Global Markets Inc. (“CGMI”), through which it acquired the ARS the Company held at that time, in the District Court for the Eastern District of Missouri. On January 21, 2010, the Company and CGMI entered into a Purchase and Release Agreement pursuant to which CGMI agreed to purchase the Company’s remaining ARS for an aggregate purchase price of approximately $61.7. The Company also received a two-year option (which expires on January 21, 2012) to reacquire the ARS (in whole or on a class-by-class basis) for the prices at which they were sold, as well as the right to receive further payments in the event any ARS are redeemed prior to the expiration of the option.

In accordance with authoritative guidance ASC 860, Transfers and Servicing, the Company accounted for the ARS transfer to CGMI, including the two-year option to reacquire the ARS, as a secured borrowing with pledge of collateral. The transfer of the ARS to CGMI does not meet all of the conditions set forth in ASC 860 in order to be accounted for as a sale. As a secured borrowing with pledge of collateral, the Company was required to record a short-term liability (“collateralized borrowing”) as of March 31, 2011 and 2010 for the ARS sale proceeds, representing a borrowing of cash from CGMI. The ARS have been transferred to CGMI and serve as a pledge of collateral under this borrowing. The Company shall continue to carry the ARS as an asset in the accompanying Consolidated Balance Sheets, and it will continue to adjust to the ARS’ fair value on a quarterly basis (see Note 8—“Fair Value Measures”). In the event any ARS are redeemed prior to the expiration of the option, the Company will account for the redemptions as a sale pursuant to ASC 860. During the three months ended June 30, 2011, $35.7 par value of ARS ($31.3 at CGMI purchase cost) were redeemed.

13. Comprehensive income (loss)

Comprehensive income (loss) includes all changes in equity during a period except those that resulted from investments by or distributions to the Company’s shareholders. Other comprehensive income (loss) refers to revenues, expenses, gains and losses that, under U.S. GAAP, are included in comprehensive income (loss), but excluded from net income (loss) as these amounts are recorded directly as an adjustment to shareholders’ deficit. For the Company, comprehensive income (loss) is comprised of net income (loss), the net changes in unrealized gains and losses on available for sale marketable securities, net of applicable income taxes, and changes in the cumulative foreign currency translation adjustment. Total comprehensive income (loss) was $21.5 and $(35.1) for the three months ended June 30, 2011 and 2010, respectively.

14. Divestitures

Sale of Sucralfate ANDA

On May 7, 2010, the Company received $11.0 in cash proceeds, and a right to receive an additional payment of $2.0 based on the occurrence of certain events, from the sale of certain intellectual property and other assets related to the Company’s ANDA, submitted with the FDA for the approval to engage in the commercial manufacture and sale of 1gm/10mL sucralfate suspension. All prior activities related to the intellectual property were expensed as incurred and the Company has no future involvement with the product resulting in a recognized gain equal to the cash proceeds received which is included in discontinued operations of the generics business. The $2.0 will be recorded as a gain when, and if, the events stipulated in the agreement occur and payment is earned.

Sale of PDI

In March 2009, because of liquidity concerns and the Company’s expected near-term cash requirements, the Company’s Board approved management’s recommendation to market PDI for sale. PDI, formerly a wholly-owned subsidiary of the Company, developed and marketed specialty value-added raw materials, including drugs, directly compressible and micro encapsulated products, and other products used in the pharmaceutical industry and other markets. As a result of the decision to sell PDI, the Company identified the assets and liabilities at PDI as held for sale at March 31, 2010. The activity of PDI is recorded in discontinued operations for all periods presented.

On June 2, 2010 (the “Closing Date”), pursuant to the Asset Purchase Agreement (the “PDI Agreement”) by and among the Company, PDI, DrugTech Corporation (“DrugTech”) and Particle Dynamics International, LLC (the “Purchaser”), the Company, PDI and DrugTech sold to the Purchaser certain assets associated with the business of PDI (as described below, the “Divested PDI Assets”).

The Divested PDI Assets, as more fully described in the PDI Agreement, consist of all of the right, title and interest in, to and under (1) the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, and goodwill owned by PDI and used by PDI on the Closing Date in its business, which consists of developing and marketing specialty value-added raw materials, including drugs, directly compressible and micro-encapsulated products and other products used in the pharmaceutical industry and other markets (including but not limited to the products specifically identified in the PDI Agreement) for the pharmaceutical, nutritional, food and personal-care industries using proprietary technologies, (2) the intellectual property owned by DrugTech related to certain PDI product lines, including U.S. and foreign patents and trademarks, and (3) certain leases with respect to facilities used by PDI that were leased by the Company. The Purchaser also agreed to hire approximately 24 employees of the Company that were employed in the operation of the PDI business.

In consideration for the Divested PDI Assets, the Purchaser (1) paid to the Company on the Closing Date $24.6 in cash, subject to certain operating working capital adjustments, and (2) assumed certain liabilities, including certain contracts. The Company incurred fees of $0.6 in connection with the transaction. The Purchaser deposited $2.0 of the purchase price in an escrow arrangement for post-closing indemnification purposes. Any uncontested amounts that remain in the escrow account in December 2011 will be paid to the Company. The operating working capital adjustments, assumed liabilities and escrow arrangement are more fully described in the PDI Agreement. In addition, the Purchaser also agreed to pay to the Company four contingent earn-out payments in total aggregate amount up to, but not to exceed, $5.5.

The four earn-out payments are determined as follows:

•

For every dollar of EBITDA (as such term is defined in the PDI Agreement) earned by the Purchaser or its affiliates during the first year following the Closing Date with respect to sales of PDI products in excess of $7.4, the Company will receive three dollars, up to a maximum aggregate amount of $1.8 (the “First Earn-Out”).

•

For every dollar of EBITDA earned by the Purchaser or its affiliates during the second year following the Closing Date with respect to sales of PDI products in excess of $8.4, the Company will receive $3.00, up to a maximum aggregate amount of $1.8 (the “Second Earn-Out”). In addition, to the extent that the First Earn-Out is not fully earned during the first year following the Closing Date, for every dollar of EBITDA earned by the Purchaser or its affiliates during the second year following the Closing Date with respect to sales of PDI products in excess of $7.4, the Company will receive one and half dollars, up to a maximum aggregate amount of $1.3. However, the sum of the total aggregate earn-out payments payable after the first and the second year following the Closing Date may not exceed $3.7.

•

For every dollar of EBITDA earned by the Purchaser or its affiliates during the third year following the Closing Date with respect to sales of PDI products in excess of $8.9, the Company will receive three dollars, up to a maximum aggregate amount of $1.8 (the “Third Earn-Out”). In addition, to the extent that the Second Earn-Out is not fully earned during the second year following the Closing Date, for every dollar of EBITDA earned by the Purchaser or its affiliates during the third year following the Closing Date with respect to sales of PDI products in excess of $8.4, the Company will receive one and half dollars, up to a maximum aggregate amount of $1.3.

•

To the extent that the Third Earn-Out is not fully earned during the third year following the Closing Date, for every dollar of EBITDA earned by the Purchaser or its affiliates during the fourth year following the Closing Date with respect to sales of PDI products in excess of $8.9, the Company will receive one and half dollars up to a maximum aggregate amount of $1.3.

The above-described earn-out payments are fully subordinated to outstanding indebtedness of the Purchaser pursuant to certain subordination arrangements entered into on the Closing Date by the Company. The Purchaser has not met the threshold of the First Earn-Out.

In connection with the sale of the Divested PDI Assets, the Company and the Purchaser also entered into a transition services agreement on the Closing Date, pursuant to which the Company agreed to provide certain transition assistance to the Purchaser for up to a one-year period.

The Company recorded a gain on sale of $5.9, net of tax, in connection with the PDI transaction in the quarter ended June 30, 2010 and a deferred gain of $2.0 related to the amounts held in escrow. Any awards that remain in escrow in December 2011 will be paid to the Company and will be recognized as a gain.

The table below reflects the operating results of PDI during the period April 1, 2010 to June 2, 2010.

Three Months Ended June 30, 2010
Net revenues	$2.7
Cost of sales	2.5

Gross profit	0.2

Operating expenses:
Research and development	0
Selling and administrative	0.2

Total operating expenses	0.2

Operating income	0
Income tax	0

Net income	0

Gain on sale of assets
(net taxes of $3.4)	$5.9

On June 1, 2009, a leased facility used by PDI was damaged by an accidental fire. The incident did not affect any of the Company’s finished product manufacturing, packaging or distribution facilities. The Company received insurance proceeds of $5.6 during the fiscal year ended March 31, 2010, which were used to repair and restore the damaged facility. The insurance proceeds have been reflected as a gain within selling and administrative expenses in the periods in which payment was received, while expenditures have been reflected as operating expenses or capitalized property and equipment in the period incurred. In the second quarter of fiscal 2011, the Company received additional insurance proceeds and recorded additional gains of $3.5 which is classified as a gain within selling and administrative expenses.

Sale of Generics Business

On June 17, 2011, the Company entered into an Asset Purchase Agreement pursuant to which the Company, Nesher and DrugTech agreed to sell substantially all of the assets of Nesher and the Company’s generic products business (the “Divested Assets”) to the Buyer.

The Divested Assets, as more fully described in the Agreement, consist of: (i) all rights, title and interest in and to the Company’s Micro-K ® 8 mEq and 10 mEq products and the Company’s generic products, including the Company’s Potassium Chloride ER Capsule products; (ii) the New Drug Applications and Abbreviated New Drug Applications related to the products; (iii) certain real property and real property leases associated with Nesher and the Company’s generics products business; (iv) manufacturing and other equipment associated with Nesher and the Company’s generics products business; (v) contracts, marketing materials and books and records associated with Nesher and the Company’s generics products business; (vi) the raw materials, work-in-process and finished products inventories associated with Nesher and the Company’s generics product business as of the closing of the transaction; (vii) the Company’s accounts receivable and prepaid expenses associated with Nesher and the Company’s generics products business; and (viii) certain intellectual property associated with Nesher and the Company’s generics products business, including the trade name “Nesher.”

In consideration for the Divested Assets, the Buyer agreed to pay $60.0 cash, subject to possible adjustment based upon the operating working capital of the business at the closing date, and agreed to assume certain liabilities of the Company’s generics business. At the closing of the transaction, the Buyer will deposit $7.5 of the purchase price in an escrow arrangement for post-closing indemnification purposes.

The table below reflects the operating results of our generics business for the three months ended June 30, 2011 and 2010, respectively, and Net assets held for sale at June 30, 2011 and March 31, 2011.

	Three Months Ended June 30,
	2011	2010
Net revenues	$7.8	$(0.7)
Cost of sales	6.0	9.3

Gross profit	1.8	(10.0)

Operating expenses:
Selling and administrative	0.4	4.2
Restructuring and impairment charges	0	0

Total operating expenses	0.4	4.2

Operating income	1.4	(14.2)
Income tax	0	(5.2)

Net income (loss)	$1.4	$(9.0)

Gain on sale of assets (net taxes of $- and $4.0)	$0	$6.9

	June 30, 2011	March 31, 2011
Receivables, net	$7.4	$2.9
Inventories, net	8.7	6.1

Total current assets held for sale	16.1	9.0
Property and equipment, less accumulated depreciation	29.7	30.2
Intangible assets, net	14.4	14.4
Other assets	0	0

Total assets held for sale	$60.2	$53.6

Accounts payable and accrued liabilities	2.8	2.5

Total liabilities associated with assets held for sale	$2.8	$2.5

15. Warrant Liability

As described in Note 1—“Description of Business,” the Company issued Warrants to U.S. Healthcare in November 2010 and March 2011 to purchase an aggregate of up to 20.1 million shares of Class A Common Stock at an exercise price of $1.62 per share. The $53.5 decrease in the value of the Warrants for the three months ended June 30, 2011 is reflected as a change in warrant liabilities in our consolidated statement of operations which resulted primarily from a decline in the Company’s stock price.

The Warrants expire November 17, 2015, but may be extended by up to two additional years if the holders become subject to certain percentage ownership limitations that prevent their exercise in full at the time of their stated expiration. The Company may require that the holders exercise the Warrants before their expiration if the average of the closing prices of the Class A Common Stock for at least 30 consecutive trading days exceeds $15.00, the closing prices of the Class A Common Stock have exceeded $15.00 for 10 consecutive trading days, the shares issuable upon exercise may be resold under an effective registration statement or the resale is exempt from registration and the shares are listed on the New York Stock Exchange (“NYSE”) or the National Association of Securities Dealers Automated Quotation. The Warrants also contain certain non-standard anti-dilution provisions included at the request of U. S. Healthcare, pursuant to which the number of shares subject to the Warrants may be increased and the exercise price may be decreased. These anti-dilution provisions are triggered upon certain sales of securities by the Company and certain other events. The Warrants do not contain any preemptive rights. The Warrants also contain certain restrictions on the ability to exercise the Warrants in the event that such exercise would result in the holder of the Warrants owning greater than 4.99% of the shares of the Company’s outstanding Class A Common Stock after giving effect to the exercise. The Warrants are exercisable solely on a cashless exercise basis under which in lieu of paying the exercise price in cash, the holders will be deemed to have surrendered a number of shares of Class A Common Stock with market value equal to the exercise price and will be entitled to receive a net amount of shares of Class A Common Stock after reduction for the shares deemed surrendered. In connection with the issuance of the Warrants, the Company agreed to register up to 20.1 million shares of our Class A Common Stock issuable upon the exercise of the Warrants. (See Note 1—“Restatement of Consolidated Financial Statements” for further discussion on Warrants.)

The calculation of the estimated fair value of the Warrants using a Monte Carlo simulation model requires, application of critical assumptions, including the possibility of a probability of the Company issuing additional common stock (“Fundamental Transaction”) occurring, reflecting conditions at each valuation date. The Company recomputes the fair value of the Warrants at the end of each quarterly reporting period using subjective input assumptions consistently applied for each period. If the Company was to alter its assumptions or the number of input based on such assumptions, the resulting estimated fair value could be materially different.

The fair value of the Warrants at June 30, 2011 and March 31, 2011, was estimated utilizing the following assumptions (As Restated):

	March 31, 2011 Revaluation	June 30, 2011 Revaluation
Number of Warrants	20,038,410	20,038,410
Aggregate fair value (a)	$108.6	$48.3
Risk free discount rate	2.15%	1.54%
Volatility rate	99.00%	106.00%
Dividend rate	0.00%	0.00%
Contractual life (years)	4.6	4.4
Fundamental Transaction (b)	10.0%	10.0%

(a)	Prior to the value of the contingency features described in Note 1.
(b)	After the stock price reaches $10.00 per share.

16. Commitments and Contingencies

Contingencies

The Company is currently subject to legal proceedings and claims that have arisen in the ordinary course of business. While the Company is not presently able to determine the potential liability, if any, related to all such matters, the Company believes the matters it currently faces, individually or in the aggregate, could have a material adverse effect on its financial condition or operations or liquidity.

The Company has licensed the exclusive rights to co-develop and market various generic equivalent products with other drug delivery companies. These collaboration agreements require the Company to make up-front and ongoing payments as development milestones are attained. On January 8, 2010, the Company and Hologic entered into an amendment to the original Makena® asset purchase agreement. On February 4, 2011, the Company entered into an Amendment No. 2 to the Original Agreement. See Note 5—“Acquisition” for more information about the amended agreement.

On December 5, 2008, the Board terminated the employment agreement of Marc S. Hermelin, the Chief Executive Officer of the Company at that time, “for cause” (as that term is defined in such employment agreement). Additionally, the Board removed Mr. M. Hermelin as Chairman of the Board and as the Chief Executive Officer, effective December 5, 2008. In accordance with the termination provisions of his employment agreement, the Company determined that Mr. M. Hermelin would not be entitled to any severance benefits. In addition, as a result of Mr. M. Hermelin’s termination “for cause,” the Company determined it was no longer obligated for the retirement benefits specified in the employment agreement. However, Mr. M. Hermelin informed the Company that he believed he effectively retired from his employment with the Company prior to the termination of his employment agreement on December 5, 2008 by the Board. If it is determined that Mr. M. Hermelin did effectively retire prior to December 5, 2008, the actuarially determined present value (as calculated in December 2008) of the retirement benefits due to him would total $36.9. On November 10, 2010, Mr. M. Hermelin voluntarily resigned as a member of the Board. On March 22, 2011, Mr. M. Hermelin made a demand on the Company for indemnification with respect to his payment of $1.9 imposed by the United States District Court as a fine and forfeiture of pecuniary gain as part of the sentence resulting from his guilty plea entered by the Court on March 10, 2011. Mr. M. Hermelin pled guilty to two federal misdemeanor counts as a responsible corporate officer of the Company at the time when a misbranding of two morphine sulfate tablets occurred which contained more of the active ingredient than stated on the label. In addition, the Company has advanced, under the terms of the Indemnification Agreement, legal expense amounting to approximately $4.6 to various law firms that represented Mr. M. Hermelin for legal matters including the FDA and SEC investigations, the Department of Justice inquiry, the Audit Committee investigation, HHS OIG exclusion and various class action lawsuits. Under the Company’s standard Indemnification Agreement entered into with all directors, including Mr. M. Hermelin when he served as Chairman of the Board and Chief Executive Officer of the Company, as a condition for the advancement of expenses, each director is required to sign an undertaking to reimburse the Company for the advanced expenses in the event it is found that the director is not entitled to indemnification. The Company has also received but not paid approximately $0.8 of invoices for additional legal fees covering the same or other matters and that are outstanding since September 2010 through June 2011 for which Mr. Hermelin is demanding indemnification. Mr. M. Hermelin’s demand for reimbursement of the $1.9 fine and forfeiture, and whether the advance of legal fees to represent him for various legal matters should be indemnified, is under review by a special committee appointed by the Board of Directors of the Company.

Litigation and Governmental Inquiries

Resolution of one or more of the matters described below could have a material adverse effect on the Company’s results of operations, financial condition or liquidity. The Company intends to vigorously defend its interests in the matters described below while cooperating in governmental inquiries.

Accrued litigation consists of settlement obligations as well as loss contingencies recognized by the Company because settlement was determined to be probable and the related payouts were reasonably estimable. While the outcome of the current claims cannot be predicted with certainty, the possible outcome of claims is reviewed at least quarterly and an adjustment to the Company’s accrual is recorded as deemed appropriate based upon these reviews. Based upon current information available, the resolution of legal matters individually or in aggregate could have a material adverse effect on the Company’s results of operations, financial condition or liquidity. The Company is unable to estimate the possible loss or range of losses at June 30, 2011.

Due to the FDA consent decree, an approval or a tentative approval was not obtained in the required time frame for any of the Company’s Paragraph IV ANDA filings. Therefore, the 180 days Hatch-Waxman exclusivity was lost.

The Company and ETHEX were named as defendants in a case brought by CIMA LABS, Inc. and Schwarz Pharma, Inc. and styled CIMA LABS, Inc. et al. v. KV Pharmaceutical Company et al., filed in U.S. District Court for the District of Minnesota. CIMA alleged that the Company and ETHEX infringed on a CIMA patent in connection with the manufacture and sale of Hyoscyamine Sulfate Orally Dissolvable Tablets, 0.125 mg. The Court entered a stay pending the outcome of the U.S. Patent and Trademark Office’s (“USPTO”) reexamination of a patent at issue in the suit. On August 17, 2009, the Court entered an order “administratively” terminating this action in Minnesota, but any party has the right to seek leave to reinstitute the case. On September 30, 2009, on appeal of the Examiner’s rejection of the claims, the Board of Patent Appeals and Interferences affirmed the Examiner’s rejections. After the Board’s denial of CIMA’s appeal, CIMA requested a rehearing with the Board. On March 28, 2011, the USPTO ruled the appealed claims are unpatentable. CIMA has filed a response to the Board’s decision including further amending the claims.

The Company and/or ETHEX have been named as defendants in certain multi-defendant cases alleging that the defendants reported improper or fraudulent pharmaceutical pricing information, i.e., Average Wholesale Price, or AWP, and/or Wholesale Acquisition Cost, or WAC, information, which allegedly caused the governmental plaintiffs to incur excessive costs for pharmaceutical products under the Medicaid program. Cases of this type have been filed against the Company and/or ETHEX and other pharmaceutical manufacturer defendants by the States of Massachusetts, Alabama, Mississippi, Louisiana, Utah and Iowa, by New York City, and by approximately 45 counties in New York State. The State of Mississippi effectively voluntarily dismissed the Company and ETHEX without prejudice on October 5, 2006 by virtue of the State’s filing an Amended Complaint on such date that does not name either the Company or ETHEX as a defendant. On August 13, 2007, ETHEX settled the Massachusetts lawsuit and received a general release of liability with no admission of liability. On October 7, 2008, ETHEX settled the Alabama lawsuit for $2.0 and received a general release of liability with no admission of liability. On November 25, 2009, ETHEX settled the New York City and New York county cases (other than the Erie, Oswego and Schenectady County cases) for $3.0 and received a general release of liability. On February 23, 2010, ETHEX settled the Iowa lawsuit for $0.5 and received a general release of liability. On August 25, 2010, ETHEX settled the Erie, Oswego and Schenectady Counties lawsuit for $0.1 and received a general release of liability. On October 21, 2010, the Company received a subpoena from the Florida Office of Attorney General requesting information related to ETHEX’s pricing and marketing activities. The Company is currently complying with the State’s request for documents and pricing information. In November 2010, the Company and ETHEX were served with a complaint with respect to an AWP case filed by the State of Louisiana. In January 2011, the Company filed Defendants’ Exceptions of Nonconformity and Vagueness of the Petition, Improper Cumulation and Joinder, No Right of Action, Prescription and Preemption and No Cause of Action with respect to the Louisiana lawsuit.

The Company received a subpoena from the HHS OIG in 2007, seeking documents with respect to two of ETHEX’s nitroglycerin products. Both are unapproved products, that is, they have not received FDA approval. (In certain circumstances, FDA approval may not be required for drugs to be sold in the marketplace.) The subpoena stated that it is in connection with an investigation into potential false claims under Title 42 of the U.S. Code, and appears to pertain to whether these products were eligible for reimbursement under federal health care programs. On or about July 2, 2008, the Company received a supplementary subpoena in this matter, seeking additional documents and information. In a letter dated August 4, 2008, that subpoena was withdrawn and a separate supplementary subpoena was substituted. In October 2009, HHS OIG identified five additional products as being subject to its investigation: Hydro-tussin (carbinoxamine); Guaifenex (extended release); Hyoscyamine sulfate (extended-release); Hycoclear (hydrocodone); and Histinex (hydrocodone). The Company has provided additional documents requested in the subpoena, as supplemented. Discussions with the U.S. Department of Justice and the United States Attorney’s Office for the District of Massachusetts indicate that this matter is a False Claims Act qui tam action that is currently still under seal and that the government is reviewing similar claims relating to other drugs manufactured by ETHEX, as well as drugs manufactured by other companies. The Company has not been provided a copy of the qui tam complaint. On or about March 26, 2009, the Company consented to an extension of the time during which the government may elect to intervene in the qui tam lawsuit. The Company has been in discussions with the HHS OIG and Department of Justice regarding possible settlement of these claims.

On December 12, 2008, by letter, the Company was notified by the staff of the SEC that it had commenced an informal inquiry to determine whether there have been violations of certain provisions of the federal securities laws. On November 23, 2010, by email, the Company was notified by the staff of the SEC that it had commenced an informal inquiry pertaining to potential insider trading and requested information pertaining to an employee. The Company is cooperating with the government and, among other things, has provided copies of requested documents and information. On February 22, 2011, the staff of the SEC sent the Company a letter advising it that it had closed this inquiry pertaining to potential insider trading as to the Company and did not intend to recommend any enforcement action pertaining to the Company.

The Company, at the direction of a special committee of the Board of Directors that was in place prior to June 10, 2010, responded to requests for information from the Office of the United States Attorney for the Eastern District of Missouri and FDA representatives working with that office. In connection therewith, on February 25, 2010, the Board, at the recommendation of the special committee, approved entering into a plea agreement subject to court approval with the Office of the United States Attorney for the Eastern District of Missouri and the Office of Consumer Litigation of the United States Department of Justice (referred to herein collectively as the “Department of Justice”).

The plea agreement was executed by the parties and was entered by the U.S. District Court, Eastern District of Missouri, Eastern Division on March 2, 2010. Pursuant to the terms of the plea agreement, ETHEX pleaded guilty to two felony counts, each stemming from the failure to make and submit a field alert report to the FDA in September 2008 regarding the discovery of certain undistributed tablets that failed to meet product specifications. Sentencing pursuant to the plea agreement also took place on March 2, 2010.

Pursuant to the plea agreement, ETHEX agreed to pay a criminal fine in the amount of $23.4 in four installments. The first installment, in the amount of $2.3, was due within 10 days of sentencing. The second and third installments, each in the amount of $5.9, were originally due on December 15, 2010 and July 11, 2011, respectively. The fourth and final installment, in the amount of $9.4, was originally due on July 11, 2012. ETHEX also agreed to pay, within 10 days of sentencing, restitution to the Medicare and the Medicaid programs in the amounts of $1.8 and $0.6, respectively. In addition to the fine and restitution, ETHEX agreed not to contest an administrative forfeiture in the amount of $1.8, which was payable 45 days after sentencing and satisfies any and all forfeiture obligations ETHEX may have as a result of the guilty plea. In total, ETHEX agreed to pay fines, restitution and forfeiture in the aggregate amount of $27.6.

On November 15, 2010, upon the motion of the Department of Justice, the court vacated the previous fine installment schedule and imposed a new fine installment schedule using the standard federal judgment rate of 0.22% per annum, payable as follows:

Payment Amounts including interest	Payment Due Date
$1.0	December 15, 2010
1.0	June 15, 2011
1.0	December 15, 2011
2.0	June 15, 2012
4.0	December 15, 2012
5.0	June 15, 2013
7.1	December 15, 2013

The Company made its first and second installment payments due on December 15, 2010 and June 15, 2011.

In exchange for the voluntary guilty plea, the Department of Justice agreed that no further federal prosecution will be brought in the Eastern District of Missouri against ETHEX, the Company or the Company’s wholly-owned subsidiary, Ther-Rx, regarding allegations of the misbranding and adulteration of any oversized tablets of drugs manufactured by the Company, and the failure to file required reports regarding these drugs and patients’ use of these drugs with the FDA, during the period commencing on January 1, 2008 through December 31, 2008.

In connection with the guilty plea by ETHEX, ETHEX was expected to be excluded from participation in federal healthcare programs, including Medicare and Medicaid. In addition, as a result of the guilty plea by ETHEX, HHS OIG had discretionary authority to also exclude the Company from participation in federal healthcare programs. However, the Company is in receipt of correspondence from HHS OIG stating that, absent any transfer of assets or operations that would trigger successor liability, HHS OIG has no present intent to exercise its discretionary authority to exclude the Company as a result of the guilty plea by ETHEX.

In connection with the previously anticipated exclusion of ETHEX from participation in federal healthcare programs, the Company ceased operations of ETHEX on March 2, 2010. However, the Company has retained the ability to manufacture, market and distribute (once the requirements under the consent decree have been met) all generic products and is in possession of all intellectual property related to generic products, including all NDAs and ANDAs.

On November 15, 2010, the Company entered into the Divestiture Agreement with HHS OIG under which the Company agreed to sell the assets and operations of ETHEX to unrelated third parties prior to April 28, 2011 and to file articles of dissolution with respect to ETHEX under Missouri law by such date. Following such filing, ETHEX may not engage in any new business other than for winding up its operations and will engage in a process provided under Missouri law to identify and resolve its liabilities over at least a two year period. Under the terms of the agreement, HHS OIG agreed not to exclude ETHEX from federal healthcare programs until April 28, 2011 and, upon completion of the sale of the ETHEX assets and of the filing of the articles of dissolution of ETHEX, the agreement will terminate. Civil monetary penalties and exclusion of ETHEX could have occurred if the Company had failed to meet its April 28, 2011 deadline. The Company has also received a letter from HHS OIG advising it further that assuming that it has complied with all agreements deemed necessary by HHS OIG, ETHEX has filed its articles of dissolution, and ETHEX no longer has any ongoing assets or operations other than those required to conclude the winding up process under Missouri law, HHS OIG would not exclude ETHEX thereafter. The Company has notified all parties of its intent to dissolve ETHEX and notifications were sent out on January 28, 2011. ETHEX has sold its assets in accordance with the Divestiture Agreement on May 20, 2011, we received a letter from HHS OIG stating that based upon its review of the information provided in our monthly reports, it appeared that the Company and ETHEX had completed our obligation under the Divestiture Agreement.

The Company currently does not anticipate that the voluntary guilty plea by ETHEX will have a material adverse effect on the Company’s efforts to comply with the requirements pursuant to the consent decree and to resume production and shipments of its approved products.

On November 10, 2010, Marc S. Hermelin voluntarily resigned as a member of the Board. The Company had been advised that HHS OIG notified Mr. Hermelin that he would be excluded from participating in federal healthcare programs effective November 18, 2010. In an effort to avoid adverse consequences to the Company, including a potential discretionary exclusion of the Company, and to enable it to secure its expanded financial agreement with U.S. Healthcare, the Company, HHS OIG, Mr. Hermelin and his wife (solely with respect to her obligations thereunder, including as joint owner with Mr. Hermelin of certain shares of Company stock) entered into the Settlement Agreement under which Mr. Hermelin also resigned as trustee of all family trusts that hold KV stock, agreed to divest his personal ownership interests in the Company’s Class A Common and Class B Common Stock (approximately 1.8 million shares, including shares held jointly with his wife) over an agreed upon period of time in accordance with a divestiture plan and schedule approved by HHS OIG, and agreed to refrain from voting stock under his personal control. In order to implement such agreement, Mr. Hermelin and his wife granted to an independent third party immediate irrevocable proxies and powers of attorney to divest their personal stock interests in the Company if Mr. Hermelin does not timely do so. The Settlement Agreement also required Mr. Hermelin to agree, for the duration of his exclusion, not to seek to influence or be involved with, in any manner, the governance, management, or operations of the Company. On March 14, 2011, Mr. Hermelin pleaded guilty to two federal misdemeanor counts pertaining to misbranding of two oversized morphine sulfate tablets, as a responsible corporate officer of the Company at the time that such tablets were introduced into interstate commerce. See discussion above for information regarding certain claims for indemnification by Mr. Hermelin.

As long as the parties comply with the Settlement Agreement, HHS OIG has agreed not to exercise its discretionary authority to exclude the Company from participation in federal health care programs, thereby allowing the Company and its subsidiaries (with the single exception of ETHEX, which has been dissolved pursuant to the Divestiture Agreement with HHS OIG) to continue to conduct business through all federal and state healthcare programs.

As a result of Mr. Hermelin’s resignation and the two agreements with HHS OIG, the Company believes that it has resolved its remaining issues with respect to HHS OIG and is positioned to continue to participate in Federal health care programs now and in the future.

The Company has received a subpoena from the State of California Department of Justice seeking documents with respect to ETHEX’s NitroQuick product. In an email dated August 12, 2009, the California Department of Justice advised that after reading CMS Release 151, it might resolve the subpoena that was issued. The Company provided limited information requested by the California Department of Justice on October 7, 2009, and on November 10, 2009 the California Department of Justice informed the Company that the California Department of Justice is contemplating what additional information, if any, it will request.

On February 27, 2009, by letter, the Company was notified by the U.S. Department of Labor that it was conducting an investigation of the Company’s Fifth Restated Profit Sharing Plan and Trust, to determine whether such plan is conforming with the provisions of Title I of the Employee Retirement Income Security Act (“ERISA”) or any regulations or orders there under. The Company cooperated with the Department of Labor in its investigation and on August 27, 2009, the Department of Labor notified the Company it had completed a limited review and no further review was contemplated at that time. On July 7, 2010, by letter, the U.S. Department of Labor notified the Company it was again conducting a review of the Company’s Fifth Restated Profit Sharing Plan and Trust. The Company provided the requested documents and is not aware of any further developments in this matter.

On August 12, 2010, by letter, the Company was notified by the U.S. Department of Labor that it was conducting a wage and hour investigation to assess compliance with the Fair Labor Standards Act. The Company is cooperating with the Department of Labor and has made available the requested documents. The Department of Labor had initially advised that it believed that the Company was liable for $0.2. In February 2011, a tentative settlement has been reached with the Department of Labor for less than $0.1 with a release covering the two year statute of limitations period pertaining to FLSA claims. All payments allegedly due to affected former employees have been made by the Company.

On February 3, 2009, plaintiff Harold Crocker filed a putative class-action complaint against the Company in the United States District Court for the Eastern District of Missouri, Crocker v. KV Pharmaceutical Co., et al ., No. 4-09-cv-198-CEJ. The Crocker case was followed shortly thereafter by two similar cases, also in the Eastern District of Missouri ( Bodnar v. KV Pharmaceutical Co., et al ., No. 4:09-cv-00222-HEA, on February 9, 2009, and Knoll v. KV Pharmaceutical Co., et al ., No. 4:09-cv-00297-JCH, on February 24, 2009). The two later cases were consolidated into Crocker so that only a single action existed thereafter, and the plaintiffs filed a Consolidated Amended Complaint on June 26, 2009 (“Complaint”).

The Complaint purported to state claims against the Company and certain current and former employees for alleged breach of fiduciary duties to participants in the Company’s 401(k) plan. Defendants, including the Company and certain of its directors and officers, moved to dismiss the amended complaint on August 25, 2009, and briefing of those motions was completed on October 19, 2009. The court granted the motion to dismiss filed by the Company and all individual defendants on March 24, 2010. A motion to alter or amend the judgment and second amended consolidated complaint was filed on April 21, 2010. The Company, on May 17, 2010, filed a Memorandum in Opposition to plaintiff’s motion to alter or amend the judgment and for leave to amend the consolidated complaint. On October 20, 2010, the Court denied plaintiffs’ motion to alter or amend the judgment and for leave to amend the complaint. Plaintiffs requested mediation and the Company agreed to this request. On February 15, 2011, during such mediation, this litigation was settled by an agreement in principle of the parties for an amount equal to $3.0, payable in full from the Company’s insurance coverage.

On December 2, 2008, plaintiff Joseph Mas filed a complaint against the Company, in the United States District Court for the Eastern District of Missouri, Mas v. KV Pharma. Co., et al ., Case No. 08-CV-1859. On January 9, 2009, plaintiff Herman Unvericht filed a complaint against the Company also in the Eastern District of Missouri, Unvericht v. KV Pharma. Co., et al ., Case No. 09-CV-0061. On January 21, 2009, plaintiff Norfolk County Retirement System filed a complaint against the Company, again in the Eastern District of Missouri, Norfolk County Retirement System v. KV Pharma. Co., et al ., Case No. 09-CV-00138. The operative complaints in these three cases purport to state claims arising under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, on behalf of a putative class of stock purchasers. On April 15, 2009, the Honorable Carol E. Jackson consolidated the Unvericht and Norfolk County cases into the Mas case already before her. The amended complaint for the consolidated action, styled Public Pension Fund Group v. KV Pharma. Co., et al ., Case No. 4:08-CV-1859 (CEJ), was filed on May 22, 2009. Defendants, including the Company and certain of its directors and officers, moved to dismiss the amended complaint on July 27, 2009, and briefing was completed on the motions to dismiss on September 3, 2009. The court granted the motion to dismiss the Company and all individual defendants in February 2010. On March 18, 2010, the plaintiffs filed a motion for relief from the order of dismissal and to amend their complaint, and also filed a notice of appeal. The Company filed its opposition to plaintiffs’ motion for relief from judgment and to amend the complaint on April 8, 2010. Briefing was completed on April 29, 2010. On October 20, 2010, the Court denied plaintiffs’ motion for relief from the order of dismissal and to amend pleadings. On November 1, 2010, plaintiffs’ filed a notice of appeal. The Company is attempting to schedule mediation with the plaintiffs.

On October 2, 2009, the U.S. Equal Employment Opportunity Commission sent the Company a Notice of Charge of Discrimination regarding a charge, dated September 23, 2009, of employment discrimination based on religion (in connection with the termination of his employment with the Company) filed against the Company by David S. Hermelin, a current director and former Vice President, Corporate Strategy and Operations Analysis of the Company. On January 29, 2010, the Company filed its response to the Notice of Charge of Discrimination, which stated the Company’s position that Mr. D. Hermelin’s termination had nothing to do with religious discrimination and that his claim should be dismissed.

The Company and/or ETHEX are named defendants in at least 34 pending product liability or other lawsuits that relate to the voluntary product recalls initiated by the Company in late 2008 and early 2009. The plaintiffs in these lawsuits allege damages as a result of the ingestion of purportedly oversized tablets allegedly distributed in 2007 and 2008. The lawsuits are pending in federal and state courts in various jurisdictions. The 34 pending lawsuits include 4 that have settled but have not yet been dismissed. In the 34 pending lawsuits, two plaintiffs allege economic harm, 24 plaintiffs allege that a death occurred, and the plaintiffs in the remaining lawsuits allege non-fatal physical injuries. Plaintiffs’ allegations of liability are based on various theories of recovery, including, but not limited to strict liability, negligence, various breaches of warranty, misbranding, fraud and other common law and/or statutory claims. Plaintiffs seek substantial compensatory and punitive damages. Two of the lawsuits are putative class actions seeking economic damages with respect to recalled products, one of the lawsuits is on behalf of 29 claimants, and the remaining lawsuits are individual lawsuits or have two plaintiffs. One of these putative class actions, styled LeFaivre v. KV Pharmaceutical Company et al. , seeks economic damages with respect to recalled metoprolol succinate product. During January 2011, the decision of the U.S. District Court dismissing the case in favor of the Company was reversed on appeal. The Company requested reconsideration by the appellate court, which was denied in March 2011, and the Company has filed a motion for appellate review en banc, which was denied by the court on May 12, 2011. The case has been returned to the district court for further proceedings. The Company believes that these lawsuits are without merit and is vigorously defending against them, except where, in its judgment, settlement is appropriate. In addition to the 34 pending lawsuits, there are at least 21 pending pre-litigation claims (at least three of which involve a death) that may or may not eventually result in lawsuits. The Company has also resolved a significant number of related product liability lawsuits and pre-litigation claims. In addition to self insurance, the Company possesses third party product liability insurance, which the Company believes is applicable to the pending lawsuits and claims.

The Company and ETHEX were named as defendants in a complaint filed by CVS Pharmacy, Inc. (“CVS”) in the United States District Court for the District of Rhode Island on or about February 26, 2010 and styled CVS Pharmacy, Inc. v. K-V Pharmaceutical Company and Ethex Corporation (No. CA-10-095) (“CVS Complaint”). The CVS Complaint alleged three claims: breach of contract, breach of implied covenant of good faith and fair dealing, and, in the alternative, promissory estoppels. CVS’ claims were premised on the allegation that the Company and/or ETHEX failed to perform their alleged promises to either supply CVS with its requirements for certain generic drugs or reimburse CVS for any higher price it must pay to obtain the generic drugs. CVS sought damages of no less than $100.0, plus interest and costs. In March 2011, CVS and its parent CVS Caremark Corporation filed a similar complaint, seeking damages similar to those sought in the federal case and adding another breach of contract claim, in state court in Superior Court of Providence County, Rhode Island, against the Company, ETHEX and Nesher. On July 18, 2011, the parties reached a settlement in which the Company agreed to pay the aggregate amount of $9.4 to CVS as follows: (a) the Company shall forgive approximately $6.8 in past CVS purchases of Makena® and $0.3 in ETHEX credits; and (b) the Company has given CVS a credit amount of approximately $2.3 to be used for purchases of any Company product by December 15, 2011. The Company shall pay any remaining portion of the $2.3 credit to CVS in cash after December 15, 2011.

Robertson v. Ther-Rx Corporation, U.S. District Court for the Middle District of Alabama, Civil Case No. 2:09-cv-01010-MHT-TFM, filed October 30, 2009, by a Ther-Rx sales representative asserting non-exempt status and the right to overtime pay under the Fair Labor Standards Act for a class of Ther-Rx sales representatives and under the Family and Medical Leave Act of 1993 (with respect to plaintiff’s pregnancy) and Title VII of the Civil Rights Act of 1964 (also with respect to termination allegedly due to her pregnancy and to her complaints about being terminated allegedly as a result of her pregnancy). An additional seven Ther-Rx sales representatives joined as plaintiffs. On December 22, 2010, a settlement was reached between the parties for $0.3 and on May 12, 2011, the court approved the settlement agreements.

On October 13, 2009, the Company filed a Complaint in the United States District Court for the Eastern District of Missouri, Eastern Division, against J. Uriach & CIA S.A. (“Uriach”) seeking damages for breach of contract and misappropriation of the Company’s trade secrets and that Uriach be enjoined from further use of the Company’s confidential information and trade secrets. On September 28, 2010, the Court issued a Memorandum and Order granting defendant’s Motion to Dismiss for lack of personal jurisdiction of defendant, J. Uriach & CIA, S.A. The Company appealed the decision and on August 3, 2011, the Eighth Circuit Court of Appeals reversed the decision to dismiss the Company’s Complaint for lack of personal jurisdiction and remanded the case back to District Court.

On August 24, 2010, Westmark Healthcare Distributors, Inc. filed an action in the Third Judicial District Court In and For Salt Lake County, State of Utah, against Ther-Rx demanding payment of $0.1 for recalled, returned pharmaceutical products.

On March 17, 2011, the Company was served with a complaint by the trustee in bankruptcy for Qualia Clinical Services, Inc. asserting a breach of contract claim for approximately $0.3 for certain clinical work done by such Company.

On April 13, 2011, the Company received notice of a Civil Investigation Demand from the State of Texas Attorney General’s Office, Antitrust Division, regarding the possibility of a reduction in competition in the market for pharmaceutical treatments for premature labor, including 17P and Makena®. The Company is cooperating with this civil investigation demand’s request for information and documents.

Ther-Rx Corporation has been named as a defendant in a False Claims Act qui tam action filed under seal on March 28, 2003. The complaint was unsealed in July 2011 and alleges violations of Federal and State False Claims Act involving the submission of false or fraudulent claims for Medicaid reimbursement on outpatient prescription drugs that the defendants have made or caused to be made since as early as January 1, 1991. The Company denies the allegations.

From time to time, the Company is involved in various other legal proceedings in the ordinary course of its business. While it is not feasible to predict the ultimate outcome of such other proceedings, the Company believes the ultimate outcome of such other proceedings will not have a material adverse effect on its results of operations, financial condition or liquidity.

There are uncertainties and risks associated with all litigation and there can be no assurance the Company will prevail in any particular litigation. During the three months ended June 30, 2011 and 2010, the Company recorded expense of $0 and $8.6, respectively, for litigation and governmental inquiries. At June 30, 2011 and March 31, 2011, the Company had accrued $48.0 and $48.9, respectively, for estimated costs for litigation and governmental inquiries.

17. Income Taxes

The Company has federal loss carry forwards of approximately $444.0 and state loss carry forwards of approximately $567.0 at June 30, 2011. The Company also has tax credit carry forwards for alternative minimum tax, research credit, and foreign tax credit of approximately $9.7 at June 30, 2011. The loss carry forwards begin to expire in the year 2030, while the alternative minimum tax credits have no expiration date. The research credit and foreign tax credit begin to expire in the year 2026 and 2017, respectively.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers all significant available positive and negative evidence, including the existence of losses in recent years, the timing of deferred tax liability reversals, projected future taxable income, taxable income in carry back years, and tax planning strategies to assess the need for a valuation allowance. Based upon the level of current taxable loss, projections for future taxable income over the periods in which the temporary differences are deductible, the taxable income in available carry back years and tax planning strategies, management concluded that it was more likely than not that the Company will not realize the benefits of these deductible differences. The operating loss for the fiscal year ended March 31, 2009 exceeded the cumulative income from the two preceding fiscal years. The available carry back of this operating loss was not fully absorbed, which resulted in an operating loss carry forward. The Company established valuation allowances that were charged to income tax expense in the fiscal years ended March 31, 2009, March 31, 2010 and March 31, 2011.

Management believes that the operating loss for continuing operations, which is reflected without the noncash warrant gain, reported for the three months ended June 30, 2011 more likely than not will not create a future tax benefit. As such, a valuation allowance of $15.7 has been charged to income tax expense for the three months ended June 30, 2011 to offset that benefit. The Company has also reported a provision for income taxes for the three months ended June 30, 2011 due primarily to the timing of certain deferred tax liabilities which are not scheduled to reverse within the applicable carry forward periods for the deferred tax assets.

The consolidated balance sheets reflect liabilities for unrecognized tax benefits of $1.2 as of June 30, 2011 and March 31, 2011. Accrued interest and penalties included in the consolidated balance sheets were $0.3 as of June 30, 2011 and March 31, 2011.

The Company recognizes interest and penalties associated with uncertain tax positions as a component of income tax expense in the consolidated statements of operations.

It is anticipated the Company will recognize approximately $1.0 of unrecognized tax benefits within the next 12 months as a result of the expected expiration of the relevant statute of limitations.

Management regularly evaluates the Company’s tax positions taken on filed tax returns using information about recent court decisions and legislative activities. Many factors are considered in making these evaluations, including past history, recent interpretations of tax law, and the specific facts and circumstances of each matter. Because tax law and regulations are subject to interpretation and tax litigation is inherently uncertain, these evaluations can involve a series of complex judgments about future events and can rely heavily on estimates and assumptions. The recorded tax liabilities are based on estimates and assumptions that have been deemed reasonable by management. However, if the Company’s estimates are not representative of actual outcomes, recorded tax liabilities could be materially impacted.

On November 6, 2009, President Obama signed into law H.R. 3548, the Worker, Homeownership, and Business Assistance Act of 2009. This new law provides an optional longer net operating loss carry back period and allows most taxpayers the ability to elect a carry back period of three, four or five years (the net operating loss carry back period was previously limited to two years). This election can only be made for one year for net operating losses incurred for a tax year ending after December 31, 2007 and beginning before January 1, 2010. The Company elected to apply this extended carry back period to its tax year ended March 31, 2009. The Company elected a carry back period of five years. The Company filed an Application for Tentative Refund with the Internal Revenue Service for this additional carry back period and subsequently received a refund in the amount of $23.8 in February, 2010.

18. Condensed Consolidating Financial Statements

On March 17, 2011, the Company completed the offering and sale of the 2015 Notes. The 2015 Notes were offered only to accredited investors pursuant to Regulation D under the Securities Act of 1933, as amended. The 2015 Notes are guaranteed by certain of the Company’s wholly-owned subsidiaries, DrugTech Corporation, FP1096, Inc., Nesher Discovery Solutions, Inc., Nesher Pharmaceuticals, Inc., Nesher Solutions USA, Inc., Ther-Rx Corporation and Zeratech Technologics USA, Inc. (collectively, the “Guarantor Subsidiaries”). Ethex Corporation, Particle Dynamics, Inc., and MECW, LLC are Non-Guarantor Subsidiaries.

In connection with the issuance and sale of the 2015 Notes, the Company and the Guarantor Subsidiaries are required to file an exchange offer registration statement with the SEC with respect to an offer to exchange the 2015 Notes for substantially identical notes that are registered under the Securities Act (the “Exchanged Notes”). Each of the Guarantor Subsidiaries have issued full, unconditional and joint and several guarantees for the 2015 Notes, and will similarly guarantee the Exchanged Notes.

The rules of the SEC require that condensed consolidating financial information be provided when certain, but not all, of a registrant’s wholly-owned subsidiaries guarantee the registrant’s public debt on a full, unconditional, joint and several basis. The Company is, therefore, presenting condensed consolidating balance sheets as of June 30, 2011 and March 31, 2011 and condensed consolidating statements of operations and cash flows for the three months ended June 30, 2011 and 2010 which reflect the consolidation of the registrant company, the combined Guarantor Subsidiaries, and the combined Non-Guarantor Subsidiaries. These condensed consolidating financial statements should be read in conjunction with the accompanying consolidated financial statements. The financial information may not necessarily be indicative of results of operations, cash flows, or financial position had the registrant or the Guarantor Subsidiaries operated as independent entities.

Investments in subsidiaries are accounted for by the respective parent company using the equity method for purposes of this presentation. Results of operations of subsidiaries are therefore reflected in their respective parent company’s investment accounts and earnings. The principal elimination entries set forth below eliminate investments in subsidiaries and intercompany balances and transactions.

KV Pharmaceutical Company

Condensed Consolidating Balance Sheets

	June 30, 2011 (As Previously Reported)
	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$108.7	$0.1	$0	0	$108.8
Restricted cash	34.5	0	0	0	34.5
Investment securities	23.9	0	0	0	23.9
Intercompany receivables	0	319.5	1,231.9	(1,551.4)	0
Inventory	0.2	0.7	0	0	0.9
Receivables, net and other current assets	10.1	9.2	(0.7)	0	18.6
Current assets held for sale	8.5	7.6	0	0	16.1

Total current assets	185.9	337.1	1,231.2	(1,551.4)	202.8

Property and equipment, less accumulated depreciation	67.0	0.1	0	0	67.1
Investment in subsidiaries	1,434.7	0	0	(1,434.7)	0
Intangible assets, net	0.8	145.0	0	0	145.8
Other assets	14.2	0	0	0	14.2
Noncurrent assets held for sale	29.7	14.4	0	0	44.1

Total Assets	$1,732.3	$496.6	$1,231.2	$(2,986.1)	$474.0

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current maturities of long-term debt	$23.5	$0	$0	$0	$23.5
Intercompany payable	1,307.6	243.8	0	(1,551.4)	0
Warrant liability	51.4	0	0	0	51.4
Accounts payable and other current liabilities	117.5	20.7	27.2	0	165.4
Current liabilities associated with assets held for sale	1.4	1.4	0	0	2.8

Total current liabilities	1,501.4	265.9	27.2	(1,551.4)	243.1

Long-term debt, less current maturities	448.7	0	0	0	448.7
Deferred tax liability	60.2	0	0	0	60.2
Long-term liabilities	73.5	0	0	0	73.5
Shareholders’ equity (deficit)	(351.5)	230.7	1,204.0	(1,434.7)	(351.5)

Total Liabilities and Shareholders’ Equity (Deficit)	$1,732.3	$496.6	$1,231.2	$(2,986.1)	$474.0

	June 30, 2011 (As Restated)
	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$108.7	$0.1	$0	0	$108.8
Restricted cash	34.5	0	0	0	34.5
Investment securities	23.9	0	0	0	23.9
Intercompany receivables	0	319.5	1,231.9	(1,551.4)	0
Inventory	0.2	0.7	0	0	0.9
Receivables and other current assets	10.1	9.2	(0.7)	0	18.6
Current assets held for sale	8.5	7.6	0	0	16.1

Total current assets	185.9	337.1	1,231.2	(1,551.4)	202.8

Property and equipment, less accumulated depreciation	67.0	0.1	0	0	67.1
Investment in subsidiaries	1,434.7	0	0	(1,434.7)	0
Intangible assets, net	0.8	145.0	0	0	145.8
Other assets	14.2	0	0	0	14.2
Noncurrent assets held for sale	29.7	14.4	0	0	44.1

Total Assets	$1,732.3	$496.6	$1,231.2	$(2,986.1)	$474.0

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current maturities of long-term debt	$23.5	$0	$0	$0	$23.5
Intercompany payable	1,307.6	243.8	0	(1,551.4)	0
Accounts payable and other current liabilities	125.0	20.7	27.2	0	172.9
Current liabilities associated with assets held for sale	1.4	1.4	0	0	2.8

Total current liabilities	1,457.5	265.9	27.2	(1,551.4)	199.2

Long-term debt, less current maturities	448.7	0	0	0	448.7
Warrant liability	48.3	0	0	0	48.3
Deferred tax liability	60.2	0	0	0	60.2
Long-term liabilities	73.5	0	0	0	73.5
Shareholders’ equity (deficit)	(355.9)	230.7	1,204.0	(1,434.7)	(355.9)

Total Liabilities and Shareholders’ Equity (Deficit)	$1,732.3	$496.6	$1,231.2	$(2,986.1)	$474.0

	March 31, 2011 (As Previously Reported)
	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$137.4	$0.2	$0	$0	$137.6
Restricted cash	34.5	0	0	0	34.5
Investment securities	57.2	0	0	0	57.2
Intercompany receivables	0	322.1	1,233.1	(1,555.2)	0
Inventory	0.2	0.8	0	0	1.0
Receivables, net and other current assets	10.9	36.3	0	0	47.2
Current assets held for sale	6.1	2.9	0	0	9.0

Total current assets	246.3	362.3	1,233.1	(1,555.2)	286.5

Property and equipment, less accumulated depreciation	67.5	0.1	0	0	67.6
Investment in subsidiaries	1,441.8	0	0	(1,441.8)	0
Intangible assets, net	0	150.9	0	0	150.9
Other assets	14.9	0.2	0	0	15.1
Noncurrent assets held for sale	30.3	14.3	0	0	44.6

Total Assets	$1,800.8	$527.8	$1,233.1	$(2,997.0)	$564.7

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current maturities of long-term debt	$85.4	$0	$0	$0	$85.4
Intercompany payable	1,311.5	243.7	0	(1,555.2)	0
Warrant liability	112.3	0	0	0	112.3
Accounts payable and other current liabilities	94.7	46.2	26.7	0	167.6
Current liabilities associated with assets held for sale	0	0	2.5	0	2.5

Total current liabilities	1,603.9	289.9	29.2	(1,555.2)	367.8

Long-term debt, less current maturities	418.3	0	0	0	418.3
Deferred tax liability	57.4	0	0	0	57.4
Long-term liabilities	95.2	0	0	0	95.2
Shareholders’ equity (deficit)	(374.0)	237.9	1,203.9	(1,441.8)	(374.0)

Total Liabilities and Shareholders’ Equity (Deficit)	$1,800.8	$527.8	$1,233.1	$(2,997.0)	$564.7

	March 31, 2011 (As Restated)
	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$137.4	$0.2	$0	$0	$137.6
Restricted cash	34.5	0	0	0	34.5
Investment securities	57.2	0	0	0	57.2
Intercompany receivables	0	322.1	1,233.1	(1,555.2)	0
Inventory	0.2	0.8	0	0	1.0
Receivables, net and other current assets	10.9	36.3	0	0	47.2
Current assets held for sale	6.1	2.9	0	0	9.0

Total current assets	246.3	362.3	1,233.1	(1,555.2)	286.5

Property and equipment, less accumulated depreciation	67.5	0.1	0	0	67.6
Investment in subsidiaries	1,441.8	0	0	(1,441.8)	0
Intangible assets, net	0	150.9	0	0	150.9
Other assets	14.9	0.2	0	0	15.1
Noncurrent assets held for sale	30.3	14.3	0	0	44.6

Total Assets	$1,800.8	$527.8	$1,233.1	$(2,997.0)	$564.7

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current maturities of long-term debt	$85.4	$0	$0	$0	$85.4
Intercompany payable	1,311.5	243.7	0	(1,555.2)	0
Accounts payable and other current liabilities	102.2	46.2	26.7	0	175.1
Current liabilities associated with assets held for sale	0	0	2.5	0	2.5

Total current liabilities	1,499.1	289.9	29.2	(1,555.2)	263.0

Long-term debt, less current maturities	418.3	0	0	0	418.3
Warrant liability	108.6	0	0	0	108.6
Deferred tax liability	57.4	0	0	0	57.4
Long-term liabilities	95.2	0	0	0	95.2
Shareholders’ equity (deficit)	(377.8)	237.9	1,203.9	(1,441.8)	(377.8)

Total Liabilities and Shareholders’ Equity (Deficit)	$1,800.8	$527.8	$1,233.1	$(2,997.0)	$564.7

KV Pharmaceutical Company

Condensed Consolidating Statements of Operations

	Quarter ended June 30, 2011 (As Previously Reported)
	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net revenues	$0	$6.0	$0	$0	$6.0
Cost of sales	0.4	0.4	0	0	0.8

Gross (loss) profit	(0.4)	5.6	0	0	5.2

Research and development	2.7	0.1	0	0	2.8
Selling and administrative	12.7	17.8	0	0	30.5

Operating expenses	15.4	17.9	0	0	33.3

Operating loss	(15.8)	(12.3)	0	0	(28.1)

Change in warrant liability	(60.9)	0	0	0	(60.9)
Interest, net and other	7.3	0	0.1	0	7.4

Total other (income) expense	(53.6)	0	0.1	0	(53.5)

Income (loss) from continuing operations before income taxes	37.8	(12.3)	(0.1)	0	25.4
Income tax provision	3.3	0	0	0	3.3

Income (loss) from continuing operations	34.5	(12.3)	(0.1)	0	22.1

Equity in income (loss) of subsidiaries	(11.0)	0	0	11.0	0
Net income (loss) from discontinued operations, net of tax	0	1.4	0	0	1.4

Net income (loss)	$23.5	$(10.9)	$(0.1)	$11.0	$23.5

KV Pharmaceutical Company

Condensed Consolidating Statements of Operations

	Quarter ended June 30, 2011 (As Restated)
	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net revenues	$0	$6.0	$0	$0	$6.0
Cost of sales	0.4	0.4	0	0	0.8

Gross (loss) profit	(0.4)	5.6	0	0	5.2

Research and development	2.7	0.1	0	0	2.8
Selling and administrative	12.7	17.8	0	0	30.5

Operating expenses	15.4	17.9	0	0	33.3

Operating loss	(15.8)	(12.3)	0	0	(28.1)

Change in warrant liability	(60.3)	0	0	0	(60.3)
Interest, net and other	7.3	0	0.1	0	7.4

Total other (income) expense	(53.0)	0	0.1	0	(52.9)

Income (loss) from continuing operations before income taxes	37.2	(12.3)	(0.1)	0	24.8
Income tax provision	3.3	0	0	0	3.3

Income (loss) from continuing operations	33.9	(12.3)	(0.1)	0	21.5

Equity in income (loss) of subsidiaries	(11.0)	0	0	11.0	0
Net income (loss) from discontinued operations, net of tax	0	1.4	0	0	1.4

Net income (loss)	$22.9	$(10.9)	$(0.1)	$11.0	$22.9

	Quarter ended June 30, 2010
	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net revenues	$0	$4.0	$0	$0	$4.0
Cost of sales	0.3	0.5	0	0	0.8

Gross (loss) profit	(0.3)	3.5	0	0	3.2

Research and development	4.6	2.4	0	0	7.0
Selling and administrative	24.8	7.0	0	0	31.8
Gains on sale of assets	0	0	0	0	0

Operating expenses	29.4	9.4	0	0	38.8

Operating loss	(29.7)	(5.9)	0	0	(35.6)

Interest, net and other	(1.0)	3.3	0.1	0	2.4

Loss from continuing operations before income taxes	(28.7)	(9.2)	(0.1)	0	(38.0)
Income tax provision	0.4	0	0	0	0.4

(Loss) income from continuing operations	(29.1)	(9.2)	(0.1)	0	(38.4)

Equity in income (loss) of subsidiaries	(5.5)	0	0	5.5	0
Net loss from discontinued operations, net of tax	0	0	(9.0)	0	(9.0)
Gain on sale of discontinued operations, net of tax	0	0	12.8	0	12.8

Net income (loss)	$(34.6)	$(9.2)	$3.7	$5.5	$(34.6)

KV Pharmaceutical Company

Condensed Consolidating Statement of Cash flows

	Quarter ended June 30, 2011 (As Previously Reported)
	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities:
Net income (loss)	$23.5	$(10.9)	$(0.1)	$11.0	$23.5
Adjustments to reconcile net income (loss)
Equity in loss of subsidiaries	11.0	0	0	(11.0)	0
Change in warrant liability	(60.9)	0	0	0	(60.9)
Other	4.9	5.5	0	0	10.4
Changes in assets and liabilities
Receivables, excluding intercompany	44.8	(21.9)	(0.5)	0	22.4
Inventory	(2.0)	(0.5)	0	0	(2.5)
Accounts payable and accrued liabilities	22.6	(24.2)	(2.0)	0	(3.6)
Other assets and liabilities, net	(74.1)	51.9	2.6	0	(19.6)

Net cash used in operating activities	(30.2)	(0.1)	0	0	(30.3)
Investing activities:
Other investing activities, net	2.3	0	0	0	2.3
Net cash provided by investing activities	2.3	0	0	0	2.3
Financing activities:
Payments on debt, net	(0.6)	0	0	0	(0.6)
Net cash used in financing activities	(0.6)	0	0	0	(0.6)

Effect of foreign exchange rate changes on cash	(0.2)	0	0	0	(0.2)

Decrease in cash and cash equivalents	(28.7)	(0.1)	0	0	(28.8)

Cash and cash equivalents, beginning of period	137.4	0.2	0	0	137.6

Cash and cash equivalents, end of period	$108.7	$0.1	$0	$0	$108.8

	Quarter ended June 30, 2011 (As Restated)
	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities:
Net income (loss)	$22.9	$(10.9)	$(0.1)	$11.0	$22.9
Adjustments to reconcile net income (loss)
Equity in loss of subsidiaries	11.0	0	0	(11.0)	0
Change in warrant liability	(60.3)	0	0	0	(60.3)
Other	4.9	5.5	0	0	10.4
Changes in assets and liabilities
Receivables, excluding intercompany	44.8	(21.9)	(0.5)	0	22.4
Inventory	(2.0)	(0.5)	0	0	(2.5)
Accounts payable and accrued liabilities	22.6	(24.2)	(2.0)	0	(3.6)
Other assets and liabilities, net	(74.1)	51.9	2.6	0	(19.6)

Net cash used in operating activities	(30.2)	(0.1)	0	0	(30.3)
Investing activities:
Other investing activities, net	2.3	0	0	0	2.3
Net cash provided by investing activities	2.3	0	0	0	2.3
Financing activities:
Payments on debt, net	(0.6)	0	0	0	(0.6)
Net cash used in financing activities	(0.6)	0	0	0	(0.6)

Effect of foreign exchange rate changes on cash	(0.2)	0	0	0	(0.2)

Decrease in cash and cash equivalents	(28.7)	(0.1)	0	0	(28.8)

Cash and cash equivalents, beginning of period	137.4	0.2	0	0	137.6

Cash and cash equivalents, end of period	$108.7	$0.1	$0	$0	$108.8

KV Pharmaceutical Company

Condensed Consolidating Statement of Cash flows

	Quarter ended June 30, 2010
	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities:
Net income (loss)	$(34.6)	$(9.2)	$3.7	$5.5	$(34.6)
Adjustments to reconcile net income (loss)
Equity in loss of subsidiaries	5.5	0	0	(5.5)	0
Change in warrant liability	(20.3)	0	0	0	(20.3)
Impairment of assets	1.9	0	0	0	1.9
Other	8.2	1.2	0	0	9.4
Changes in assets and liabilities
Receivables, excluding intercompany	(29.4)	10.8	19.2	0	0.6
Inventory	(0.1)	0.5	0	0	0.4
Accounts payable and accrued liabilities	(40.5)	7.9	15.9	0	(16.7)
Other assets and liabilities, net	57.7	(11.2)	(38.8)	0	7.7

Net cash used in operating activities	(51.6)	0	0	0	(51.6)

Investing activities:
Other investing activities, net	33.2	0	0	0	33.2

Net cash provided by investing activities	33.2	0	0	0	33.2

Financing activities:
Principle payment on long-term debt	(0.7)	0	0	0	(0.7)

Net cash used in financing activities	(0.7)	0	0	0	(0.7)

Effect of foreign exchange rate changes on cash	0	0	0	0	0

Decrease in cash and cash equivalents	(19.1)	0	0	0	(19.1)

Cash and cash equivalents, beginning of period	60.5	0.2	0	0	60.7

Cash and cash equivalents, end of period	$41.4	$0.2	$0	$0	$41.6

19. Subsequent Events

CVS

On July 18, 2011, the parties reached a settlement in which the Company agreed to pay the aggregate amount of $9.4 to CVS as follows: (a) the Company shall forgive approximately $6.8 in past CVS purchases of Makena® and (b) the Company has given CVS a credit amount of approximately $2.3 to be used for purchases of any Company product by December 15, 2011. The Company shall pay any remaining portion of the $2.3 credit to CVS in cash after December 15, 2011. As of June 30, 2011 the settlement was properly accrued.

Generics sale

On August 8, 2011, the Company completed the sale of its generics business. The aggregate sales price for the transaction is $60.0, of which $7.5 will be held in an escrow arrangement for post closing indemnification purposes.

ARS

As of June 30, 2011, the Company held approximately $23.9 of ARS. On July 25, 2011, the Company liquidated its investment in ARS netting approximately $2.5 above its cost basis.

Taxable Industrial Revenue Bonds

In August 2011, the Company, at its option, discontinued the arrangement with St. Louis County, Missouri and regained full title to the abated property. There was no financial statement impact to the Company.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis and other sections of this Quarterly Report on Form 10-Q (“Report”) should be read in conjunction with the accompanying consolidated financial statements and notes thereto. Except for historical information, the statements in this discussion and elsewhere in the Form 10-Q may be deemed to include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk and uncertainty, including financial, business environment and projections, as well as statements that are preceded by, followed by, or that include the words “believes,” “expects,” “anticipates,” “should” or similar expressions, and other statements contained herein regarding matters that are not historical facts. Additionally, the Report contains forward-looking statements relating to future performance, goals, strategic actions and initiatives and similar intentions and beliefs, including without limitation, statements regarding the Company’s expectations, goals, beliefs, intentions and the like regarding future sales, earnings, restructuring charges, cost savings, capital expenditures, acquisitions and other matters. These statements involve assumptions regarding the Company’s operations, investments, acquisitions and conditions in the markets the Company serves.

These risks, uncertainties and other factors are discussed in this Report under Part I, “CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS” and Part II, Item 1A—“Risk Factors”. In addition, the following discussion and analysis of financial condition and results of operations, should be read in conjunction with the consolidated financial statements, the related notes to consolidated financial statements and Item 7—“Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011 (“2010 Form 10-K”), and the unaudited interim consolidated financial statements and related notes to unaudited interim consolidated financial statements included in Part I, Item 1 of this Report. Information provided herein for periods after June 30, 2011 is preliminary. As such, this information is not final or complete, and remains subject to change, possibly materially.

Restatement of Consolidated Financial Statements

The Company issued warrants in November 2010 and March 2011 as described in Note 1—“Description of Business—Financing; Private Placement of Class A Common Stock; Private Placement of Notes” to the Notes to Consolidated Financial Statements (“Note 1”) in this Quarterly Report on Form 10-Q/A (the “Warrants”).

The Company originally classified the Warrants as equity instruments from their respective issuance dates until the March 17, 2011 amendment of the Warrant provisions which added a contingency feature and an escrow requirement as described in Note 1. At that date, the Warrants were revalued and reclassified from equity to liabilities. The Company had also originally used a Black-Scholes option pricing model to determine the value of the Warrants. Upon a re-examination of the provisions of the Warrants issued in November 2010 and March 2011, the Company determined that the non-standard anti-dilution provisions contained in the Warrants requires that (a) the Warrants all be treated as liabilities from their issuance date and b) their value should be calculated utilizing a valuation model which considers mandatory conversion features of the warrants and the possibility that the Company issues additional common shares or common share equivalents that, in turn, could result in a change to the number of shares issuable upon exercise of the Warrants and the related exercise price. As a result, the Company has revalued the warrants from the date of issuance using a Monte Carlo simulation model and reclassified as a long term liability.

As a result of the foregoing, on November 7, 2011, our Audit Committee of the Board of Directors, upon recommendation from management, determined that the previously issued consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2011 and in our Quarterly Reports on Form 10-Q for the periods ended December 31, 2010 and June 30, 2011 should not be relied upon. However, we further note that the impact of the restatement did not change the Company’s cash and cash equivalents, operating expenses, operating losses or cash flows from operations for any period or date. This Quarterly Report on Form 10-Q/A contains the restated financial statements as of and for the quarter ended June 30, 2011. The Company also reclassified the Warrants as a long term liability.

The adjustments made as a result of the Restatement are more fully discussed in Note 1—“Description of Business” in the Notes to Consolidated Financial Statements included in this Quarterly Report on Form 10-Q/A.

Overview

Unless the context otherwise indicates, when we use the words “we,” “our,” “us,” “our Company” or “KV” we are referring to K-V Pharmaceutical Company and its wholly-owned subsidiaries, including Ther-Rx Corporation (“Ther-Rx”), Nesher Pharmaceuticals, Inc (“Nesher”) and Ethex Corporation (“ETHEX”). Unless otherwise noted, when we refer to a specific fiscal year, we are referring to our fiscal year that ended on March 31 of that year. (For example, fiscal year 2011 refers to the fiscal year ended March 31, 2011.)

We are a fully integrated specialty pharmaceutical company that develops, manufactures, acquires and markets technologically-distinguished branded and generic/non-branded prescription pharmaceutical products. Our strategic goal is to become a specialty branded pharmaceutical marketing company primarily focused in women’s healthcare. We have a broad range of dosage form manufacturing capabilities, including tablets, capsules, creams and liquids. We conduct our branded pharmaceutical operations through Ther-Rx and, previously, we conducted our generic/non-branded pharmaceutical operations through ETHEX, which focused principally on technologically-

distinguished generic products prior to the cessation of its operations on March 2, 2010 and its dissolution on December 15, 2010. Through Particle Dynamics, Inc, (“PDI”), divested in June 2010, we developed, manufactured and marketed technologically advanced, value-added raw material products for the pharmaceutical industry and other markets. In May 2010, we formed a wholly-owned subsidiary, Nesher, to operate as the sales and marketing company for our generic products. In June 2011, we entered into an Asset Purchase Agreement with Zydus Pharmaceuticals (USA), Inc. and its subsidiary Zynesher Pharmaceuticals (USA) LLC (collectively, the “Buyer”) and agreed to sell substantially all of the assets of Nesher and the Company’s generic products business to the Buyer.

Our original strategy was to engage in the development of proprietary drug delivery systems and formulation technologies which enhance the effectiveness of new therapeutic agents and existing pharmaceutical products. Today, we utilize one of those technologies, SITE RELEASE ® in two products expected to return to our branded portfolio prior to the end of calendar year 2011 at the earliest. Going forward, our business strategy will be primarily defined by the potential in-licensing and acquisition of pharmaceutical products rather than the historical strategy of the internal development of pharmaceutical products.

As a result of the decision by the Company to sell PDI, the Company entered into an Asset Purchase Agreement selling to the purchaser certain assets associated with the business of PDI. Additionally, the Company sold intellectual property and other assets related to our Sucralfate ANDA submitted to the FDA for approval. The Company completed the sale of these assets on June 2, 2010 and May 7, 2010, respectively. The Company has also entered into an Asset Purchase Agreement to sell substantially all the assets of Nesher and sold in August 2011, for cash of approximately $60.0, subject to normal post closing conditions, the Company’s generics products business. See additional discussion of the sale under Note 14 – “Divestitures” Notes to Consolidated Financial Statements in this Report.

As more fully described in our 2011 Form 10-K/A certain events occurred during fiscal year 2010 and 2011 which had a material adverse effect on our financial results for the fiscal year ended March 31, 2011 and continue to have an effect for the three-month period ended June 30, 2011.

On February 3, 2011, we were informed that the U.S. Food and Drug Administration (“FDA”) granted approval for Makena®. The Company has contracted with a third party to manufacture Makena®.

We continue to work closely with the FDA to return approved products to the market.

Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree

As more fully described in our 2011 Form 10-K, we have suspended manufacturing and shipment of products, except for products we distribute, but do not manufacture and which we do not generate a significant amount of revenue. In addition, we entered into a consent decree with the FDA regarding our drug manufacturing and distribution. As part of the consent decree we have agreed not to directly or indirectly do or cause the manufacture, process, packing, holding, introduction or delivery for introduction into interstate commerce at or from any of our facilities of any drug, until we have satisfied certain requirements designed to demonstrate compliance with the FDA’s current good manufacturing practice (“cGMP”) regulations. We have begun the process for resumption of product shipment and during the third quarter of 2010 began shipping our first product reintroduced to the market, Potassium Chloride ER Capsules.

The steps taken by us in connection with the nationwide recall and suspension of shipment of all products manufactured by us and the requirements under the consent decree have had, and are expected to continue to have, a material adverse effect on our results of operations. We do not expect to generate any significant revenues from products that we manufacture until we can resume shipping certain or many of our approved products. In the meantime, we must meet ongoing operating costs related to our employees, facilities and FDA compliance, as well as costs related to the steps we are currently taking to prepare for introducing or reintroducing our products to the market. If we are not able to obtain the FDA’s clearance to resume manufacturing and distribution of more of our approved products in a timely manner and at a reasonable cost, our financial position, results of operations, cash flows and liquidity will continue to be materially adversely affected.

Workforce Reduction and Cost Conservation Actions

On March 30, 2010, we committed to a plan to reduce our employee workforce from 317 to 237 employees. On March 31, 2010, we implemented the plan. On February 25, 2011, the Company further reduced its workforce by 11 and laid off an additional 14 employees. On March 31, 2011, the size of our workforce was approximately 300 employees, including 97 sales representatives that work for us through a contract sales organization. The reduction in our workforce is a part of our efforts to conserve our cash and financial resources while we continue working with the FDA to return approved products to market. On June 30, 2011, the size of our workforce was 322 employees including 86 sales reps that work for us through a contract sales organization.

On September 13, 2010, we implemented a mandatory salary reduction program for most of our exempt personnel, ranging from 15% to 25% of base salary, in order to conserve our cash and financial resources. In March 2011, the salaries of exempt personnel were reinstated to their previous levels and the forfeited salary amounts were subsequently repaid.

Makena®

Since the initial shipment of vials of Makena® in March 2011, Ther-Rx has tracked and accumulated the following key performance metrics (all information is cumulative through July 31, 2011):

•	Approximately 6,700 vials have been shipped to Ther-Rx customers, including approximately 400 vials that shipped subsequent to March 31, 2011.

•

More than 2,500 vials have been shipped to doctors and patients. The average vials shipped per week increased 39% from the month of April to the month of July. During April we shipped approximately 115 vials per week and in July we shipped approximately 160 vials per week. Approximately 13% of the vials were provided to patients who have demonstrated financial need. Two thirds of the shipped vials were for patients covered by commercial insurance plans and the remaining one third were for patients covered by a government insurance plan.

•	Approximately 2,800 patient referrals from over 1,900 prescribers have been made to the Makena Care Connection®, of which approximately:

•	1,600 patients have initiated treatment or are in the enrollment phase or are pending insurance approval and treatment initiation.

•

The remaining balance of these referrals (approximately 1,200) did not lead to filled Makena® prescriptions for a variety of reasons including: not meeting the labeled indication, some of which were because they were outside the treatment initiation window and others who did not have the proper obstetric history or were pregnant with multiples; cancellation prior to completion of the insurance benefits verification process either by prescribers or patients for unspecified reasons; or not receiving positive insurance coverage, most of which were referrals for Medicaid patients. We believe we have seen improvement in this performance metric as a result of our continued initiatives to improve patient access. We previously reported that from initial shipments in March 2011 through May 31, 2011 approximately 47% of total referrals did not lead to a filled prescription. For the months of June and July 2011, we estimate that this decreased to approximately 37%.

•

The data that is available to us indicates that patient co-pays are averaging approximately $12 per injection, the same or less than typical costs for unapproved, compounded drug, including more than 1 / 3 of insured patients that had a co-pay of zero. This data does not include patients who have benefitted from our financial assistance programs.

•	Over 135 different payers (both commercial and Medicaid) have approved at least one Makena prescription.

•

Recently we signed contracts with two major commercial insurers that we estimate cover 10 to 15 million lives. We also have signed contracts with four major pharmacy benefit managers who cover an estimated 150 to 175 million lives. Ther-Rx is continuing to work with commercial insurance programs and state medicaid agencies to increase coverage of or access to Makena®. These on-going discussions include negotiations regarding rebates and patient coverage levels.

The above information on the results and trends for Makena® represents early launch and marketing data accumulated by the Company for the period from launch in March 2011 through July 31, 2011. Until such time as the issues surrounding the competitive environment within the marketplace in which Makena® participates are resolved, the Company can provide no assurances that these trends will continue, nor can it provide expectations as to the rate of improvement, if any.

Results of Operations

Net Revenues

	Three Months Ended June 30,		Change
($ in millions):	2011	2010	$	%
Total net revenues	$6.0	$4.0	$2.0	50.0%

Net revenues for the three months ended June 30, 2011 increased $2.0 million, or 50.0%, as compared to the three months ended June 30, 2010. Net revenues increased due to Makena® which did not occur in the three months ended June 30, 2010 as the product was not approved and we did not begin shipping until the fourth quarter of fiscal year ended March 31, 2011. During the quarter ended June 30, 2011, we recognized $3.2 million of net revenue for Makena®. During the quarter ended June 30, 2011, we shipped approximately 250 vials of Makena®. Additionally, we recognized a reduction in sales provisions of $2.6 million related to Makena® that were recorded as of March 31, 2011 based on an evaluation of activity that occurred subsequent to March 31, 2011. The sales increase was offset by a decrease in Evamist ® revenues of approximately 35% or $1.5 million. The decrease in Evamist ® was primarily due to a volume decrease of approximately 33% primarily due to timing of product deliveries in the prior year.

Gross Profit

	Three Months Ended June 30,		Change
($ in millions):	2011	2010	$	%
Total gross profit	$5.2	$3.2	$2.0	62.5%
as % of total net revenues	86.7%	80.0%

The increase in gross profit in the three months ended June 30, 2011 compared to June 30, 2010 was primarily related to sales of Makena® which began shipping in the fourth quarter of fiscal year ended March 31, 2011. This increase in gross profit was offset by decreased sales of Evamist ® .

Research and Development

	Three Months Ended June 30,		Change
($ in millions):	2011	2010	$	%
Research and development	$2.8	$7.0	$(4.2)	(60.0)%

Research and development expenses consist mainly of costs related to Makena®. The decrease in research and development expense of $4.2 million for the three-month period ended June 30, 2011 as compared to the three-month period ended June 30, 2010 was primarily due to lower personnel costs associated with the reduction in our work force and lower costs associated with the testing of drugs under development. The number of our research and development personnel was 30% lower at June 30, 2011, as compared to June 30, 2010.

Selling and Administrative

	Three Months Ended June 30,		Change
($ in millions):	2011	2010	$	%
Selling and administrative	$30.5	$31.8	$(1.3)	(4.1)%

The decrease in selling and administrative expense resulted primarily from the net impact of the following:

•

Included in selling and administrative expenses is litigation and governmental inquiries expense of $8.6 million for the quarter ended June 30, 2010. The $8.6 million expense was due to a HHS OIG matter during the three months ended June 30, 2010;

•	$5.4 million increase in marketing expense primarily related to Makena®;

•

Included in selling and administrative expenses is amortization expense of $5.1 million and $0.8 million for the quarters ended June 30, 2011 and June 30, 2010, respectively. The $4.3 million increase in amortization expense was due to the amortization of Makena® product rights;

•	$3.4 million decrease in professional fees primarily due to costs incurred related to financing activities during the three months ended June 30, 2010; and

•	$1.0 million increase in personnel costs primarily related to increased sales force for selling of Makena®, offset by a decrease in other workforce.

We assess the carrying value of long-lived assets for impairment on a quarterly basis if any events have occurred which indicate the possibility of impairment. During the assessment as of June 30, 2011, we did not identify any events that were indicative of impairment. However, any significant changes in actual future results from the assessment used to perform the quarterly evaluation, such as lower sales, increases in production costs, technological changes or decisions not to produce or sell products, could result in impairment or change in expected proceeds from the sales of our businesses at a future date (see Note 2—“Basis of Presentation” of the Notes to the Consolidated Financial Statements in this Report).

Gain on warrants

	Three Months Ended June 30,		Change
($ in millions):	2011 (As Restated)	2010	$	%
Gain on warrants	$(60.3)	$0	$(60.3)	N/A

The gain on warrants resulted from a decrease in the estimated fair value of the warrants and a resulting decrease in the warrant liability during the quarter ended June 30, 2011 related to the Warrants issued during the third and fourth quarter of fiscal 2011.

Interest Expense, net and other

	Three Months Ended June 30,		Change
($ in millions):	2011	2010	$	%
Interest expense, net and other	$7.4	$2.4	$5.0	(208.3)%

Interest expense, net and other includes interest expense, interest income and other income and expense items. The increase in interest expense, net and other for the three months ended June 30, 2011 as compared to the three months ended June 30, 2010 resulted primarily from the increase in borrowing by the Company and a realized loss of $1.8 million from the sale of our investment securities in the three months ended June 30, 2011.

Income Tax Provision

	Three Months Ended June 30,		Change
($ in millions):	2011	2010	$	%
Income tax provision	$3.3	$0.4	$2.9	725.0%
Effective tax rate	13.0%	(1.1)%

The provision for income taxes for the three months ended June 30, 2011 was primarily due to the timing of certain deferred tax liabilities which are not scheduled to reverse within the applicable carry forward periods for deferred tax assets.

The provision for income taxes for the three months ended June 30, 2010 was primarily due to a valuation allowance adjustment reflected in continuing operations due to the ability to consider income from discontinued operations in the evaluation of the valuation allowance, offset by the timing of certain deferred tax liabilities which are not scheduled to reverse within the applicable carry forward periods for the deferred tax assets. A valuation allowance was recorded in both periods to offset the tax benefit associated with the net taxable loss reported.

Discontinued Operations

	Three Months Ended June 30,		Change
($ in millions):	2011	2010	$	%
(Loss) income from discontinued operations	$1.4	$(9.0)	$10.4	(115.6)%

During the fourth quarter of fiscal 2011, we committed to a plan to divest the generics business. During the fourth quarter of fiscal year 2009, our Board authorized management to sell PDI, our specialty materials segment (see Note 14—“Divestitures”, of the Notes to Consolidated Financial Statements in this Report for more information regarding the sale of PDI and the generics business). Therefore, we have segregated PDI and the generics business operating results and presented them separately as a discontinued operation for all periods presented. The reason for the losses during the quarter ended June 30, 2010 was due to the fact that the Company was not able to produce product under the terms of the consent decree until the quarter ended September 30, 2010 when the Company received approval from the FDA to begin shipping Potassium Chloride ER for which the Company received approval in September 2010. The income from discontinued operations earned in the quarter ended June 30, 2011 was a result of our ability to ship the Potassium Chloride ER. In addition to the above, the Company sold PDI on June 2, 2010 and recognized a gain of $5.9 million, net of tax. Also, the Company recognized a $6.9 million gain, net of tax, in May 2010 from the sale of a generics product ANDA.

Liquidity and Capital Resources

Cash and cash equivalents and working capital were $108.8 million and $3.6 million, respectively, at June 30, 2011, compared to $137.6 million and $23.5 million, respectively, at March 31, 2011. Working capital is defined as total current assets minus total current liabilities. Working capital decreased primarily due to decreases in cash and cash equivalents of $28.8 million, investment securities of $33.3 million and receivables of $26.9 million offset by decreases in accounts payable of $4.3 million, and current maturities of long-term debt of $61.9 million. The decrease in accounts payable was primarily due to timing of payment to our vendors. The decrease in current maturities of long-term debt was a result of the sale of investment securities.

Operating activities:

For the three months ended June 30, 2011, net cash used in operating activities of $30.3 million resulted primarily from a non-cash change in the Company’s warranty liability, decreases in accounts payable and accrued liabilities increases in inventory and changes in other assets and liabilities, net offset by collection of receivables.

For the three months ended June 30, 2010, net cash used in operating activities of $51.6 million resulted primarily from decreases in accounts payable and accrued liabilities which was primarily driven by recall-related costs (including product costs, product returns, failure to supply claims and third-party processing fees) processed in the current year and the decline in sales-related reserves that are classified as accrued liabilities which was primarily driven by the cessation of all of our manufacturing operations which occurred in the fourth quarter of fiscal year 2009. This was further coupled with a net loss of $34.6 million, adjusted for non-cash items, partially offset by the receipt of tax refunds and the decrease in receivables, net.

Investing activities:

For the three months ended June 30, 2011, net cash flow provided by investing activities of $2.3 million related to additional proceeds received from the liquidation of auction rate securities (“ARS”).

For the three months ended June 30, 2010, net cash flow provided by investing activities of $33.2 million included the $11.0 million cash proceeds pursuant to the sale of Sucralfate and $22.0 million, net of fees and the amount held in escrow, related to the sale of PDI.

Financing activities:

For the three months ended June 30, 2011, net cash used in financing activities of $0.6 million resulted primarily from the payment of debt.

For the three months ended June 30, 2010, net cash used in financing activities of $0.7 million resulted primarily from the payment of debt.

At June 30, 2011, our investment securities included $25.8 million in principal amount of ARS. Liquidity for the ARS is typically provided by an auction process which allows holders to sell their notes and resets the applicable interest rate at pre-determined intervals, typically between seven to 35 days. However, with the liquidity issues experienced in global credit and capital markets, the ARS experienced failed auctions beginning in February 2008 and throughout fiscal years 2009 through 2011. An auction failure means that the parties wishing to sell their securities could not be matched with an adequate volume of buyers. The securities for which auctions have failed continue to accrue interest at the contractual rate and continue to be auctioned every seven, 14, 28 or 35 days, as the case may be, until the auction succeeds, the issuer calls the securities, or they mature (See Note 7—“Investment Securities” of the Notes to the Consolidated Financial Statements included in this Report for more information regarding the settlement agreement and the proceeds received in connection therewith). On July 25, 2011, the Company liquidated its investment in ARS netting approximately $2.5 million above its cost basis.

Our debt balance, including current maturities, was $472.2 million at June 30, 2011, compared to $503.6 million at March 31, 2011. This balance included a $21.0 million and $52.4 million at June 30, 2011 and March 31, 2011, respectively, of collateralized obligations related to our ARS.

In March 2006, we entered into a $43.0 million mortgage loan arrangement with one of our primary lenders, in part to refinance $9.9 million of existing mortgages. The $32.8 million of net proceeds we received from the mortgage loan was used for working capital and general corporate purposes. The mortgage loan, which is secured by four of our buildings, bears interest at a rate of 5.91% (and a default rate of 10.905%) and matures on April 1, 2021. We were not in compliance with one or more of the requirements of the mortgage loan arrangement as of March 31, 2010. However, on August 5, 2010, we received a letter (“Waiver Letter”) approving certain waivers of covenants under the Promissory Note, dated March 23, 2006, by and between MECW, LLC, a subsidiary of our Company, and LaSalle National Bank Association, and certain other loan documents entered into in connection with the execution of the Promissory Note (collectively, the “Loan Documents”). LNR Partners, Inc., the servicer of the loan (“LNR Partners”), issued the Waiver Letter to our Company and MECW, LLC on behalf of the lenders under the Loan Documents. In the Waiver Letter, the lenders consented to the following under the Loan Documents:

•	Waiver of the requirement that our Company and MECW, LLC deliver audited balance sheets, statements of income and expenses and cash flows;

•	Waiver of the requirement that we certify financials delivered under the Loan Documents;

•

Waiver of the requirement that we deliver to the lenders Form 10-Ks within 75 days of the close of the fiscal year, Form 10-Qs within 45 days of the close of each of the first three fiscal quarters of the fiscal year, and copies of all IRS tax returns and filings; and

•	Waiver, until March 31, 2012, of the requirement that we maintain a net worth, as calculated in accordance with the terms of the Loan Documents, of at least $250 million on a consolidated basis.

With respect to the waiver of the requirement to deliver Form 10-Ks and Form 10-Qs, we agreed to bring our SEC filings current effective with the submission of our Form 10-Q for the quarter ended December 31, 2010, which the Company did on March 31, 2011 and our Form 10-K for the fiscal year ended March 31, 2011, which the Company did on June 13, 2011. This waiver applied to our then existing late filings at the time the Waiver Letter was received. Effective with the filing of the Form 10-K for the fiscal year ended March 31, 2011, the Company is in compliance with the SEC filing requirements contained in the waiver. However, based on current financial projections, the Company does not anticipate meeting the March 31, 2012 minimum net worth requirement. Accordingly, the mortgage was classified as a current liability as of March 31, 2011. In August 2011, the Company agreed with the lender to extend the minimum net worth requirement until March 31, 2015 and accordingly the mortgage was classified as long-term, as appropriate, at June 30, 2011.

In May 2003, we issued $200.0 million principal amount of 2.5% Contingent Convertible Subordinated Notes (the “Notes”) that are convertible, under certain circumstances, into shares of our Class A Common Stock at an initial conversion price of $23.01 per share. The Notes bear interest at a rate of 2.50% and mature on May 16, 2033. We are also obligated to pay contingent interest at a rate equal to 0.5% per annum during any six-month period commencing May 16, 2006, if the average trading price of the Notes per $1,000 principal amount for the five-trading day period ending on the third trading day immediately preceding the first day of the applicable six-month period equals $1,200 or more. We may redeem some or all of the Notes at any time on or after May 21, 2006, at a redemption price, payable in cash, of 100% of the principal amount of the Notes, plus accrued and unpaid interest (including contingent interest, if any) to the date of redemption. Holders may require us to repurchase all or a portion of their Notes on May 16, 2013, 2018, 2023 and 2028, or upon a change in control, as defined in the indenture governing the Notes, at 100% of the principal amount of the Notes, plus accrued and unpaid interest (including contingent interest, if any) to the date of repurchase, payable in cash. Holders had the right to require us to repurchase all or a portion of their Notes on May 16, 2008 and, accordingly, we classified the Notes as a current liability as of March 31, 2008. Since no holders required us to repurchase all or a portion of their Notes on May 16, 2008 and because the next date holders may require us to repurchase all or a portion of their Notes is May 16, 2013, the Notes were classified as a long-term liability.

In December 2005, we entered into a financing arrangement with St. Louis County, Missouri related to expansion of our operations in St. Louis County. Up to $135.5 million of industrial revenue bonds could have been issued to us by St. Louis County relative to capital improvements made through December 31, 2009. This agreement provides that 50% of the real and personal property taxes on up to $135.5 million of capital improvements will be abated for a period of ten years subsequent to the property being placed in service. Industrial revenue bonds totaling $129.9 million were outstanding at June 30, 2011 and March 31, 2011, respectively. The industrial revenue bonds are issued by St. Louis County to us upon our payment of qualifying costs of capital improvements, which are then leased by us for a period ending December 1, 2019, unless earlier terminated. We have the option at any time to discontinue the arrangement and regain full title to the abated property. The industrial revenue bonds bear interest at 4.25% per annum and are payable as to principal and interest concurrently with payments due under the terms of the lease. We have classified the leased assets as property and equipment and have established a capital lease obligation equal to the outstanding principal balance of the industrial revenue bonds. Lease payments may be made by tendering an equivalent portion of the industrial revenue bonds. As the capital lease payments to St. Louis County may be satisfied by tendering industrial revenue bonds (which is our intention), the capital lease obligation, industrial revenue bonds and related interest expense and interest income, respectively, have been offset for presentation purposes in the consolidated financial statements. In August 2011, the Company, at its option, discontinued the arrangement with St. Louis County, Missouri and regained full title to the abated property. There was no financial statement impact to the Company.

In September 2010, we entered into an agreement with U.S. Healthcare for a loan of $20 million which was subsequently retired in November 2010 when we entered into a new agreement with U.S. Healthcare for a senior secured debt financing package for up to $120 million which was subsequently amended in January 2011 and again in March 2011. In March 2011, the Company repaid in full all the remaining obligations with U.S. Healthcare and terminated the future loan commitments. (see Note 1—“Description of Business—Significant Developments” for a description of the financing with U.S. Healthcare and for a description of our $32.3 million private placement of Class A Common Stock and private placement of $225 million aggregate principal amount of the 2015 Notes a portion of the proceeds of which were used to repay the loan obligations with U.S. Healthcare.)

On February 14, 2011, the Company announced that it entered into a definitive agreement with a group of institutional investors to raise approximately $32.3 million of gross proceeds from a private placement of 9.95 million shares of its Class A Common Stock at $3.25 per share. The transaction closed on February 17, 2011. The Company used $20.0 million of the proceeds from the financing to repay certain outstanding amounts and other outstanding obligations under its credit agreement with U.S. Healthcare. The remaining amount will be used for the launch of Makena®, payment of expenses associated with the transaction and general corporate purposes.

On March 17, 2011, the Company completed the offering and sale of the 2015 Notes. The 2015 Notes bear interest at an annual rate of 12% per year, payable semiannually in arrears on March 15 and September 15 of each year, commencing September 15, 2011. Due to the timing of filing a registration statement for an exchange offer to holders of 2015 Notes, the interest rate was 12.25% per annum during the period from July 1, 2011 to July 11, 2011. The 2015 Notes will mature March 15, 2015. After an original issue discount of 3%, the Company received proceeds of $218.3 million which were used to fund a first-year interest reserve totaling $27.0 million (reflected as restricted cash on the balance sheet), repay all existing obligations to U.S. Healthcare totaling approximately $61.1 million and pay fees and expenses associated with the offering of the 2015 Notes of approximately $10.0 million. In connection with these payments, the Company also terminated all future loan commitments with U.S. Healthcare. The remaining proceeds, totaling approximately $120.0 million will be used for general corporate purposes, including the launch of Makena®. The 2015 Notes were offered only to accredited investors pursuant to Regulation D under the Securities Act of 1933, as amended (See Note 12—“Long-Term Debt” for a description of the 2015 Notes of the Notes to Consolidated Financial Statements in this Report).

Ability to Continue as a Going Concern

There is substantial doubt about our ability to continue as a going concern. Our Consolidated Financial Statements included in this Report are prepared using accounting principles generally accepted in the United States applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The historical consolidated financial statements included in this Report do not include any adjustments that might be necessary if we are unable to continue as a going concern. The report of our independent registered public accountants, BDO USA, LLP, included in this Report, includes an explanatory paragraph related to our ability to continue as a going concern.

The assessment of our ability to continue as a going concern was made by management considering, among other factors: (1) our ability to address actions taken by FDA, CMS and state Medicaid agencies that compromise the orphan drug exclusivity for Makena®; (2) our ability to obtain future revenues from the sales of Makena® sufficient to meet our future needs and expectations; (3) the timing and number of approved products that will be reintroduced to the market and the related costs; (4) the suspension of shipment of all products manufactured by us and the requirements under the consent decree with the FDA; (5) the possibility that we may need to obtain additional capital despite the proceeds from the offering of the 2015 Notes in March 2011 and the equity we were able to issue in February 2011 (see Note 1—“Description of Business—Significant Developments” of the Notes to the Consolidated Financial Statements included in this Report); (6) the potential outcome with respect to the governmental inquiries, litigation or other matters described in Note 16—“Commitments and Contingencies” of the Notes to the Consolidated Financial Statements included in this Report; and (7) our ability to comply with debt covenants. Our assessment was further affected by our fiscal year 2011 net loss of $271.7 million, our net income for the three months ended June 30, 2011 of $22.9 million, which includes a non-cash gain of $60.3 million related to warrants. Excluding the non-cash gain, our net loss would have been $37.4 million for the three months ended June 30, 2011. Our outstanding balance of cash and cash equivalents was $108.8 million as of June 30, 2011. For periods subsequent to June 30, 2011, we expect losses to continue because we are unable to generate any significant revenues from more of our own manufactured products until we are able to begin selling more of our approved products with FDA’s approval and, with respect to products manufactured for us by third parties, until after we are able to generate significant sales of Makena® which was approved by the FDA in February 2011. We received notification from the FDA on September 8, 2010 of approval for our discontinued generics operations to ship into the marketplace the first product approved under the consent decree, i.e., the Potassium Chloride Extended Release Capsule. We resumed shipment of extended-release potassium chloride capsule, Micro-K ® 10mEq and Micro-K ® 8mEq, in September 2010, resumed shipments of the generic version of Potassium Chloride Extended Release Capsule in December 2010 and we began shipping Makena® in March 2011. We have continued to ship Evamist ® , which is manufactured for the Company by a third party, during the period covered by the consent decree. We are continuing to prepare other products for FDA inspection and do not expect to resume shipping other products until prior to the end of calendar year 2011, at the earliest. In addition, we must meet ongoing operating costs as well as costs related to the steps we are currently taking to introduce Makena®, and to prepare for introducing and reintroducing other approved products to the market. If we are not able to obtain the FDA’s clearance to resume manufacturing and distribution of more of our approved products in a timely manner and at a reasonable cost, or if revenues from the sale of approved products introduced or reintroduced into the market place prove to be insufficient, our financial position, results of operations, cash flows and liquidity will continue to be materially adversely affected. These conditions raise substantial doubt about our ability to continue as a going concern.

Based on current financial projections, we believe the continuation of our Company as a going concern is primarily dependent on our ability to address, among other factors: (1) actions taken by the FDA, CMS and state Medicaid agencies that compromise the orphan drug exclusivity for Makena®; (2) sales of Makena®, which was approved by the FDA in February 2011; (3) the timing, number and revenue generation of approved products that will be introduced or reintroduced to the market and the related costs; (4) the suspension of shipment of all products manufactured by us and the requirements under the consent decree with the FDA (other than the Potassium Chloride Extended Release Capsule, including Micro-K ® 10mEq and Micro-K ® 8mEq, products that are the subject of the FDA notification letter discussed above); (5) the possibility that we will need to obtain additional capital; (6) the potential outcome with respect to the governmental inquiries, litigation or other matters described in Note 16—“Commitments and Contingencies” of the Notes to Consolidated Financial Statements included in this Report; and (7) compliance with our debt covenants. While we address these matters, we must continue to meet expected near-term obligations, including normal course operating cash requirements and costs associated with introducing or reintroducing approved products to the market (such as costs related to our employees, facilities and FDA compliance), remaining payments associated with the acquisition and retention of the rights to Makena® (see Note 5—“Acquisition” of the Notes to Consolidated Financial Statements included in this Report), the financial obligations pursuant to the plea agreement, costs associated with our legal counsel and consultant fees, as well as the significant costs associated with the steps taken by us in connection with the consent decree and the litigation and governmental inquiries. If we are not able to obtain the FDA’s clearance to resume manufacturing and distribution of certain or many of our approved products in a timely manner and at a reasonable cost and/or if we are unable to successfully commercialize Makena®, and/or if we experience adverse outcomes with respect to any of the governmental inquiries or litigation described in Note 16—“Commitments and Contingencies” of the Notes to Consolidated Financial Statements included in this Report, our financial position, results of operations, cash flows and liquidity will continue to be materially adversely affected. See “Risk Factors” included in Item II, Part 1A of this Report regarding additional risks we face with respect to these matters.

In the near term, we are focused on performing the following: (1) addressing actions taken by the FDA, CMS and state Medicaid agencies that compromised the orphan drug exclusivity for Makena®; (2) the continued commercial launch of Makena®; (3) meeting the requirements of the consent decree, which will allow our approved products to be reintroduced to the market (other than the Potassium Chloride Extended Release Capsule products, including Micro-K ® 10mEq and Micro-K ® 8mEq, that are the subject of the FDA notification letter previously discussed); (4) the divestiture of Nesher and the Company’s generics business; and (5) pursuing various means to minimize operating costs and increase cash. Since December 31, 2010, the Company has generated non-recurring cash proceeds to support its on-going operating and compliance requirements from a $32.3 million private placement of Class A Common Stock in February 2011 and $225 million from the 2015 Notes in March 2011 (which were used, in part, to repay all existing obligations under the agreement with U.S. Healthcare) (see Note 12—“Long-Term Debt” of the Notes to Consolidated Financial Statements included in this Report for a description of the 2015 Notes). While the cash proceeds received to date were sufficient to meet near-term cash requirements, we are pursuing ongoing efforts to increase cash, including, the continued implementation of cost savings, the divestiture of Nesher and the Company’s generics business and other assets and the return of certain additional approved products to market in a timely manner. We cannot provide assurance that we will be able to realize additional cost reductions from reducing our operations, that some or many of our approved products can be returned to the market in a timely manner (other than the Potassium Chloride Extended Release Capsule, including Micro-K ® 10mEq and Micro-K ® 8mEq products that are the subject of the FDA notification letter previously discussed above), that our higher profit approved products will return to the market in the near term or at all or that we can obtain additional cash through asset sales or the sale of equity or the successful commercial launch of Makena®. If we are unsuccessful in our efforts to address the actions taken by the FDA, CMS and state Medicaid agencies that compromise the orphan drug exclusivity for Makena®, increase sales of Makena®, introduce or return our products to market at adequate levels, or to sell assets or raise additional equity, we may be required to further reduce our operations, including further reductions of our employee base, or we may be required to cease certain or all of our operations in order to offset the lack of available funding.

In June 2011, we entered into an agreement to sell the generics business and on August 8, 2011 we completed the sale. The sale of a business involves a number of risks, including the diversion of management and employee attention, significant costs and expenses, the loss of customer relationships, a decrease in revenues and earnings associated with the divested business, and the disruption of operations in the affected business. In addition, divestitures potentially involve significant post-closing separation activities, which could involve the expenditure of significant financial and employee resources. Inability to manage the post-separation transition arrangements could adversely affect our business, financial condition, results of operations and cash flows.

Current and Anticipated Liquidity Position

At June 30, 2011, we had approximately $109 million in cash and cash equivalents, excluding restricted cash and amounts held in escrow. During the quarter ended June 30, 2011 we had total cash inflows of approximately $30 million that were primarily attributable to cash collections from our customers – the majority of which, related to sales of Makena ® that occurred in March 2011. Our cash expenditures during the quarter ended June 30, 2011 were approximately $59 million which included approximately $33 million for on-going operating expenses, $4 million for debt service payments, $2 million in legal payments, $5 million for costs related to our FDA consultants and other compliance related costs and approximately $15 million in cash expenditures for customer allowances, which resulted primarily from compensating our customers for the 54% decrease in the list price of Makena ® after the product was first shipped to them in March 2011.

We currently project that our cash balance at September 30, 2011 will be in the range of $105 million to $115 million, excluding restricted cash and amounts held in escrow. We currently estimate that during the quarter ending September 30, 2011, we will generate cash of $55 million to $60 million from the collection of customer receivables, the monetization of certain assets, and the collection of net proceeds from the sale of our generics business, Nesher Pharmaceuticals, to Zydus Pharmaceuticals (USA), Inc. Barring any actions we may take to reduce our operating expenses, we currently estimate that during the quarter ending September 30, 2011 our cash expenditures for operating costs will be approximately $35 million to $40 million for on-going operating expenses, approximately $14 million to $15 million for debt service payments (including $13.5 million held in an escrow account for the first semi-annual interest payment on the 2015 Notes that is included in restricted cash), and approximately $7 million to $8 million for costs related to our FDA compliance and other compliance-related costs. In addition, we expect that our cash expenditures in the quarter ending September 30, 2011 will include customer allowances of approximately $9 million to $11 million. In addition to the aforementioned cash expenditures, we will also expend $7.5 million from an escrow account to U.S. Healthcare because certain conditions related to the trading price of our Class A common stock were not met.

Barring any actions we may take to reduce our operating expenses we expect our future cash operating outlays will decrease by approximately 25% due to the sale of our generics business, excluding milestone payments to Hologic, scheduled payments to the Department of Justice, debt repayments, and customer allowances. Our future cash inflows will be generated primarily from collection of customer receivables. The majority of our cash inflow from customer collections for periods beyond June 30, 2011 is expected to be derived from sales of Makena® and from on-going sales of Evamist ® . We also expect to return Clindesse ® and Gynazole-1 ® to the market prior to the end of calendar year 2011, at the earliest. However, we are currently unable to estimate the amount or timing of collections from sales of our products for periods beyond September 30, 2011.

At June 30, 2011, we had $472.2 million of outstanding debt, net of loan discounts, consisting of $218.7 million of 2015 Notes, $200.0 million principal amount of convertible notes, $21.0 million of collateralized borrowing related to ARS and $32.5 million remaining principal balance of a mortgage loan.

On February 14, 2011, the Company announced that it entered into a definitive agreement with a group of institutional investors to raise approximately $32.3 million of gross proceeds from a private placement of 9.95 million shares of its Class A Common Stock at $3.25 per share. The transaction closed on February 17, 2011. The Company used $20.0 million of the proceeds from the financing to repay certain outstanding amounts and other outstanding obligations under its credit agreement with U.S. Healthcare. The remaining amount will be used for the launch of Makena® and payment of expenses associated with the private placement and general corporate purposes.

On March 17, 2011, we completed the 2015 Notes Offering that generated approximately $218 million of net proceeds (see Note 12—“Long-term Debt” of the Notes to Consolidated Financial Statements included in this Report). A portion of the proceeds from the 2015 Notes were used to repay existing obligations to U.S. Healthcare of approximately $61 million (which amount includes an applicable make-whole premium), establish a one-year interest reserve for the 2015 Notes totaling $27 million, and pay fees and expenses associated with the 2015 Notes of approximately $10 million. In connection with these payments, the Company also terminated all future loan commitments with U.S. Healthcare. Net cash provided to the Company from the 2015 Notes Offering, after payment of the items noted above, was approximately $120 million. The 2015 Notes were offered only to accredited investors pursuant to Regulation D under the Securities Act of 1933, as amended.

On February 4, 2011, the Company entered into Amendment No. 2 to the Original Makena® Agreement (See Note 5—“Acquisition” of the Notes to Consolidated Financial Statements in this Report).

The Amendment set forth in Amendment No. 2 reduced the payment to be made on the Transfer Date to $12.5 million and revised the schedule for making the remaining $107.5 million.

Under the revised payment provisions set forth in Amendment No. 2, after the $12.5 million payment on the Transfer Date and a subsequent $12.5 million payment twelve months after the Approval Date, the Company has the right to elect between the following two alternate payment schedules for the remaining payments:

Payment Schedule 1:

•

A $45.0 million payment 18 months after the Approval Date, plus a royalty equal to 5% of net sales of Makena® made during the period from 12 months after the Approval Date to the date the $45.0 million payment is made;

•	A $20.0 million payment 21 months after the Approval Date;

•	A $20.0 million payment 24 months after the Approval Date; and

•	A $10.0 million payment 27 months after the Approval Date.

The royalties will continue to be calculated subsequent to the $45.0 million milestone payment but don’t have to be paid as long as the Company makes subsequent milestone payments when due.

Payment Schedule 2:

•

A $7.3 million payment 18 months after the Approval Date, plus a royalty equal to 5% of net sales of Makena® made during the period from 12 months after the Approval Date to 18 months after the Approval Date;

•	A $7.3 million payment for each of the succeeding twelve months;

•	A royalty payable 24 months following the Approval Date equal to 5% of net sales of Makena® made during the period from 18 months after the Approval Date to 24 months after the Approval Date; and

•	A royalty payable 30 months following the Approval Date equal to 5% of net sales of Makena® made during the period from 24 months after the Approval Date to 30 months after the Approval Date.

Notwithstanding anything to the contrary in Amendment No. 2, however, the Company may make any of the foregoing payments on or before their due dates, and the date on which the Company makes the final payment contemplated by the selected payment schedule will be the final payment date, after which no royalties will accrue.

Moreover, if the Company elects Payment Schedule 1 and thereafter elects to pay the $45.0 million payment earlier than the 18-month deadline, the royalties beginning after 12 months will cease to accrue on the date of the early payment. Additionally, the subsequent payments will be paid in three months intervals following the $45.0 million payment date.

Lastly, if the Company elects Payment Schedule 1 and thereafter does not make any of the milestone payments when due, Amendment No. 2 provides that no payment default will be deemed to occur, provided the Company timely pays the required royalties accruing in the quarter during which the milestone payment has become due but is not paid.

We are continuously reviewing our projected cash expenditures and are evaluating measures to reduce expenditures on an ongoing basis. In addition, a top priority is to maintain and attempt to increase our limited cash and financial resources. As a result, if we determine that our current goal of meeting the consent decree requirements and returning our approved products to market is likely to be significantly delayed, we may decide, in addition to selling certain of our assets, to further reduce our operations, to significantly curtail some or all of our efforts to meet the consent decree requirements and return our approved products to market and/or to outsource to a third-party some or all of our manufacturing operations when and if we return our approved products to market. Such decision would be made based on our ability to manage our near-term cash obligations, to obtain additional capital through asset sales and/or external financing and to expeditiously meet the consent decree requirements and return our approved products to market. If such decision were to be made, we currently anticipate that we would focus our management efforts on developing product candidates in our development portfolio that we believe have the highest potential return on investment, which we currently believe to be primarily Makena®. We also expect to evaluate other alternatives available to us in order to increase our cash balance.

Critical Accounting Estimates

Our Consolidated Financial Statements are presented on the basis of U.S. generally accepted accounting principles. Certain of our accounting policies are particularly important to the presentation of our financial condition and results of operations and require the application of significant judgment by our management. As a result, amounts determined under these policies are subject to an inherent degree of uncertainty. In applying these policies, we make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. We base our estimates and judgments on historical experience, the terms of existing contracts, observance of trends in the industry, information that is obtained from customers and outside sources, and on various other assumptions that we believe to be reasonable and appropriate under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from our estimates. Changes in estimates and assumptions based upon actual results may have a material impact on our results of operations and/or financial condition. Our critical accounting estimates are described below.

Revenue recognition

Revenue is generally realized or realizable and earned when persuasive evidence of an arrangement exists, the customer’s payment ability has been reasonably assured, title and risk of ownership have been transferred to the customer, and the seller’s price to the buyer is fixed or reasonably determinable. When these conditions have not been met, revenue is deferred and reflected as a liability on the consolidated balance sheet until any uncertainties or contingencies have been resolved. We also enter into long-term agreements under which we assign marketing rights for products we have developed to pharmaceutical markets. Royalties under these arrangements are earned based on the sale of products.

Concurrent with the recognition or deferral of revenue, we record estimated provisions for product returns, sales rebates, payment discounts, chargebacks, and other sales allowances. These provisions are established based upon consideration of a variety of factors, including but not limited to, historical relationship to revenues, historical payment and return experience, estimated and actual customer inventory levels, customer rebate arrangements, and current contract sales terms with wholesale and indirect customers. We record a liability for product returns related to recalls and for failure to supply claims when their occurrence becomes estimable and probable.

From time to time, we provide incentives to our wholesale customers, such as trade show allowances or stocking allowances that they in turn use to accelerate distribution to their end customers. We believe that such incentives are normal and customary in the industry. Sales allowances are accrued and revenue is recognized as sales are made pursuant to the terms of the allowances offered to the customer. Due to the nature of these allowances, we believe we are able to accurately calculate the required provisions for the allowances based on the specific terms in each agreement. Additionally, customers will normally purchase additional product ahead of regular demand to take advantage of the temporarily lower cost resulting from the sales allowances. This practice has been customary in the industry and we believe would be part of a customer’s ordinary course of business inventory level. We reserve the right, with our major wholesale customers, to limit the amount of these forward buys. In addition, we understand that certain of our wholesale customers may try to anticipate the timing of price increases and have made, and may continue to make, business decisions to buy additional product in anticipation of future price increases. This practice has been customary in the industry and we believe would be part of a customer’s ordinary course of business inventory level.

We evaluate inventory levels at our wholesale customers through an internal analysis that considers, among other things, wholesaler purchases, wholesaler contract sales, available end consumer prescription information and inventory data received from our three largest wholesale customers. We believe that our evaluation of wholesaler inventory levels allows us to make reasonable estimates of our reserve balances. Further, our products are typically sold with adequate shelf life to permit sufficient time for our wholesaler customers to sell our products in their inventory through to the end consumer.

The following table reflects the three months ended June 30, 2011 activity for each accounts receivable reserve (in millions):

	Beginning Balance	Current Provision Related to Sales Made in the Current Period	Current Provision Related to Sales Made in the Prior Periods	Actual Returns or Credits in the Current Period	Ending Balance
Quarter ended June 30, 2011
Accounts Receivable Reserves:
Chargebacks	$2.9	$0.3	$—	$(0.2)	$3.0
Cash discounts and other allowances	1.0	0.1	—	0.4	1.5
Liabilities:
Sales rebates	1.1	0.9	—	(0.6)	1.4
Sales returns	4.8	0.3	—	(0.9)	4.2
Medicaid rebates	6.9	—	—	(0.6)	6.3
Product recall returns	3.1	—	—	—	3.1
Failure to supply claims	10.0	—	—	—	10.0
Price protection	25.8	—	—	(25.7)	0.1
Other	0.7	0.2	—	(0.5)	0.4

Total	$56.3	$1.8	$—	$(28.1)	$30.0

The estimation process used to determine our reserve provisions has been applied on a consistent basis and no material adjustments have been necessary to increase or decrease our reserves as a result of a significant change in underlying estimates. We use a variety of methods to assess the adequacy of our reserves to ensure our financial statements are fairly stated. These include reviews of customer inventory data, customer contract programs and product pricing trends to analyze and validate the reserves.

The decrease in the accounts receivable and accrued liability reserves of $26.3 million was primarily the result of applying credits owed to our customers associated with price protection related to Makena®. The list price was decreased from $1,500 per injection to $690 per injection.

The following table reflects the fiscal year 2011 activity for each accounts receivable reserve (in millions):

	Beginning Balance	Current Provision Related to Sales Made in the Current Period	Current Provision Related to Sales Made in the Prior Periods	Actual Returns or Credits in the Current Period	Ending Balance
Year Ended March 31, 2011
Accounts Receivable Reserves:
Chargebacks	$—	$3.3	$—	$(0.4)	$2.9
Cash discounts and other allowances	0.1	1.3	—	(0.4)	1.0
Liabilities:
Sales rebates	1.0	2.2	—	(2.1)	1.1
Sales returns	7.3	2.1	—	(4.6)	4.8
Medicaid rebates	3.6	3.3	—	—	6.9
Product recall returns	2.9	0.2	—	—	3.1
Failure to supply claims	12.3	—	—	(2.3)	10.0
Price protection	—	26.0	—	(0.2)	25.8
Other	0.3	0.7	—	(0.3)	0.7

Total	$27.5	$39.1	$—	$(10.3)	$56.3

The increase in the accounts receivable and accrued liability reserves of $28.8 million was primarily the result of increased price protection reserve associated with the price reduction of Makena®. The list price was decreased from $1,500 per injection to $690 per injection.

Inventory Valuation

Inventories consist of finished goods held for distribution, raw materials and work in process. Our inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out basis. In evaluating whether inventory should be stated at the lower of cost or market, we consider such factors as the amount of inventory on hand and in the distribution channel, estimated time required to sell existing inventory, remaining shelf life and current and expected market conditions, including levels of competition. We establish reserves, when necessary, for slow-moving, excess and obsolete inventories based upon our historical experience and management’s assessment of current product demand.

Inventories also include costs related to certain products that are pending regulatory approval. From time to time, we capitalize inventory costs associated with products prior to regulatory approval based on management’s judgment of probable future regulatory approval, commercial success and realizable value. Such judgment incorporates our knowledge and best estimate of where the product is in the regulatory review process, our required investment in the product, market conditions, competing products and our economic expectations for the product post-approval relative to the risk of manufacturing the product prior to approval. If final regulatory approval for such products is denied or delayed, we revise our estimates and judgments about the recoverability of the capitalized costs and, where required, provide reserves for such inventory in the period those estimates and judgments change.

During fiscal year 2009, we announced six separate voluntary recalls of certain tablet-form generic products as a precaution due to the potential existence of oversized tablets. Beginning in December 2008, we determined that we were not able to establish the recoverability of production related inventory costs because of uncertainties associated with the risk of additional product recalls. As a result, production and overhead costs were recognized directly into cost of sales rather than capitalized into inventory.

Intangible and Other Long-Lived Assets

Our intangible assets principally consist of product rights, license agreements and trademarks resulting from product acquisitions and legal fees and similar costs relating to the development of patents and trademarks. Intangible assets that are acquired are stated at cost, less accumulated amortization, and are amortized on a straight-line basis over their estimated useful lives, which range from seven to 20 years. We determine amortization periods for intangible assets that are acquired based on our assessment of various factors impacting estimated useful lives and cash flows of the acquired products. Such factors include the product’s position in its life cycle, the existence or absence of like products in the market, various other competitive and regulatory issues, and contractual terms. Significant changes to any of these factors may result in a reduction in the intangible asset’s useful life and an acceleration of related amortization expense.

We assess the impairment of intangible and other long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors we consider important which could trigger an impairment review include the following: (1) significant underperformance relative to expected historical or projected future operating results; (2) significant changes in the manner of our use of the acquired assets or the strategy for our overall business; and (3) significant negative industry or economic trends.

When we determine that the carrying value of an intangible or other long-lived asset may not be recoverable based upon the existence of one or more of the above indicators of impairment, we first perform an assessment of the asset’s recoverability. Recoverability is determined by comparing the carrying amount of an asset against an estimate of the undiscounted future cash flows expected to result from its use and eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount over the estimated fair value of the asset.

During the assessment as of June 30, 2011, management did not identify any events that were indicative of impairment. However, any significant changes in actual future results from the assessment used to perform the quarterly evaluation, such as lower sales, increases in production costs, technological changes or decisions not to produce or sell products, could result in impairment of these intangible assets at a future date. See additional discussion in Note 2—“Basis of Presentation—Use of Estimates” in this Report for the potential triggering events of an impairment.

Contingencies

We are involved in various legal proceedings, some of which involve claims for substantial amounts. An estimate is made to accrue for a loss contingency relating to any of these legal proceedings if we determine it is probable that a liability was incurred as of the date of the financial statements and the amount of loss can be reasonably estimated. Because of the subjective nature inherent in assessing the future outcome of litigation and because of the potential that an adverse outcome in legal proceedings could have a material impact on our financial condition or results of operations, such estimates are considered to be critical accounting estimates. We have reviewed and determined that at June 30, 2011, there were certain legal proceedings in which we are involved that met the conditions described above. Accordingly, we have accrued a loss contingency relating to such legal proceedings.

Warrant Accounting

We account for Warrants in accordance with applicable accounting guidance in ASC 815, Derivatives and Hedging, as derivative liabilities at fair value. Changes in the estimate of fair value are reflected as non-cash charges or credits to other income/expense in our statements of operation as “Change in warrant liability.” We use a Monte Carlo simulation model to estimate the fair value of the Warrants at each balance sheet date. This model requires significant highly subjective inputs such as estimated volatility of our common stock and probabilities of potential future issuances of our common stock or common stock equivalents. Management, with the assistance of an independent valuation firm, makes these subjective determinations based on all available current information; however, as such information changes, so might management’s determinations and such changes could have a material impact on future results.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk

Our exposure to market risk stems from fluctuating interest rates associated with our investment securities and our variable rate indebtedness that is subject to interest rate changes.

At June 30, 2011, our investment securities included $25.8 million in principal amount of auction rate securities (“ARS”) (see Note 7—“Investment Securities” of the Notes to the Consolidated Financial Statements included in this Report for more information regarding the settlement agreement and the proceeds received in connection therewith). Consistent with our investment policy guidelines, the ARS held by us are AAA-rated securities with long-term nominal maturities secured by student loans which are guaranteed by the U.S. Government. Liquidity for the ARS is typically provided by an auction process which allows holders to sell their notes and resets the applicable interest rate at pre-determined intervals, typically between seven to 35 days. However, with the liquidity issues experienced in global credit and capital markets, the ARS experienced failed auctions beginning in February 2008 and throughout fiscal years 2009, 2010 and 2011. An auction failure means that the parties wishing to sell their securities could not be matched with an adequate volume of buyers. The securities for which auctions have failed continue to accrue interest at the contractual rate and continue to be auctioned every seven, 14, 28 or 35 days, as the case may be, until the auction succeeds, the issuer calls the securities, or they mature.

The annual favorable impact on our net income as a result of a 100 basis point (where 100 basis points equals 1%) increase in short-term interest rates would be approximately $1.3 million based on our average cash and cash equivalents balances at June 30, 2011, compared to an increase of $0.4 million at March 31, 2011.

In May 2003, we issued $200.0 million principal amount of Notes. The interest rate on the Notes is fixed at 2.50% and therefore not subject to interest rate changes. Beginning May 16, 2006, we became obligated to pay contingent interest at a rate equal to 0.5% per annum during any six-month period, if the average trading price of the Notes per $1,000 principal amount for the five-trading day period ending on the third trading day immediately preceding the first day of the applicable six-month period equals $1,200 or more. We may redeem some or all of the Notes at any time, at a redemption price, payable in cash, of 100% of the principal amount of the Notes, plus accrued and unpaid interest (including contingent interest, if any) to the date of redemption. Holders may require us to repurchase all or a portion of their Notes on May 16, 2013, 2018, 2023 and 2028, or upon a change in control, as defined in the indenture governing the Notes, at 100% of the principal amount of the Notes, plus accrued and unpaid interest (including contingent interest, if any) to the date of repurchase, payable in cash. If an event of default is deemed to have occurred on the Notes, the principal amount plus any accrued and unpaid interest on the Notes could also become immediately due and payable. Because the next date holders may require us to repurchase all or a portion of their Notes is May 16, 2013, the Notes were classified as a long-term liability as of June 30, 2010. The Notes are subordinate to all of our existing and future senior obligations.

In March 2006, we entered into a $43.0 million mortgage loan secured by four of our buildings that matures in April 2021. The interest rate on this loan is fixed at 5.91% per annum (and a default rate of 10.905% per annum) and not subject to market interest rate changes.

On March 17, 2011, the Company completed the offering and sale of the 2015 Notes. The 2015 Notes bear interest at an annual rate of 12% per year, payable semiannually in arrears on March 15 and September 15 of each year, commencing September 15, 2011. The 2015 Notes will mature March 15, 2015. After an original issue discount of 3%, the Company received proceeds of $218.3 million which were used to fund a first-year interest reserve totaling $27.0 million (reflected as restricted cash on the balance sheet), repay all existing obligations to U.S. Healthcare totaling approximately $61.1 million and pay fees and expenses associated with the offering of the 2015 Notes of approximately $10.0 million. In connection with these payments, the Company also terminated all future loan commitments with U.S. Healthcare. The remaining proceeds, totaling approximately $120.0 million will be used for general corporate purposes, including the launch of Makena®. The 2015 Notes were offered only to accredited investors pursuant to Regulation D under the Securities Act of 1933, as amended (See Note 12—“Long-Term Debt” for a description of the 2015 Notes of the Notes to Consolidated Financial Statements in this Report).

Item 4.	Controls and Procedures

(a) Evaluation of Disclosure Controls and Procedures

An evaluation was conducted under the supervision and with the participation of our management, including the Chief Executive Officer (the “CEO”) and Chief Financial Officer (the “CFO”), of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2011. As a result of the material weaknesses in our internal control over financial reporting described below, our CEO and CFO have concluded that our disclosure controls and procedures were not effective as of June 30, 2011.

As described in Item 9A—“Controls and Procedures” of our 2011 Form 10-K, management determined that the following material weaknesses existed in our internal control over financial reporting. As of June 30, 2011, these material weaknesses have not been remediated.

Material weakness in entity-level controls. We did not maintain an effective control environment or entity-level controls with respect to the risk assessment, information and communications and monitoring components of internal control. We did not:

a.	design adequate controls to identify and address risks critical to financial reporting, including monitoring controls and controls to ensure remediation of identified deficiencies.

Such deficiencies resulted in a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis and contributed to the other material weaknesses described below.

Material weakness surrounding financial statement preparation and review procedures and application of accounting principles. Our policies and procedures did not adequately address the financial reporting risks associated with the preparation and review of our financial statements. We did not:

a.	design controls over access, changes to and review of our spreadsheets used in the preparation of financial statements;

b.	design controls necessary to ensure that information for new and modified agreements was identified and communicated to those responsible for evaluating the accounting implications; and

c.	develop policies and procedures necessary to adequately address the financial reporting risks associated with the application of certain accounting principles and standards (which, in one circumstance, resulted in the need to restate previously issued financial statements).

Such deficiencies resulted in a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Remediation Activities

Beginning in the fourth quarter of fiscal year 2009 and continuing through fiscal year 2011, we began designing and implementing controls, in order to remediate the material weaknesses described above. We expect that our remediation efforts, including design, implementation and testing will continue throughout fiscal year 2012. Our efforts to date and the remaining amount of time we believe is needed to remediate our material weaknesses has been impacted by, amongst other things, significant reductions in our workforce and changes in personnel since the fourth quarter of fiscal year 2009, management’s focus on multiple priorities including obtaining financing, returning our products to market and becoming current with our Securities and Exchange Commission (“SEC”) filings. While unremediated, these material weaknesses have the potential to result in our failure to prevent or detect material misstatements in our annual or interim consolidated financial statements. We will continue our remediation efforts described below and we plan to provide an update on the status of our remediation activities with future reports to be issued on Form 10-Q and Form 10-K.

As previously disclosed, in August 2008, the Audit Committee, with the assistance of legal counsel, including FDA regulatory counsel with respect to FDA matters, and other advisers, conducted an internal investigation with respect to a range of specific allegations involving, among other items, FDA regulatory and other compliance matters and management misconduct. The investigation was substantially completed in December 2008 and the investigation of all remaining matters was completed in June 2009.

The investigation focused on, among other areas, FDA and other healthcare regulatory and compliance matters, financial analysis and reporting, employment and labor issues, and corporate governance and oversight. As a result of its findings from the investigation, the Audit Committee, with the assistance of its legal counsel, including FDA regulatory counsel with respect to FDA matters, and other advisors, prepared and approved a remedial framework, which was previously disclosed in the Form 10-K for fiscal year 2009. Some of the measures included in the remedial framework are intended to remediate certain material weaknesses and are listed below.

Since the quarter ended March 31, 2009, the following actions have been taken and management believes that implementation is substantially complete with respect to the following actions to remediate the material weaknesses listed above:

1.	Expanded the membership of our disclosure committee to include executives with responsibilities over our operating divisions and regulatory affairs; and reviewing, revising and updating existing corporate governance policies and procedures.

2.	Added quarterly executive meeting sessions between our Audit Committee and senior personnel in our legal, compliance, quality, finance and internal audit departments.

3.	Reorganized and relocated our legal department adjacent to the Chief Executive Officer’s office to facilitate greater access to the legal department and more extensive involvement of the legal department in corporate governance and compliance matters.

4.	Adopted measures to strengthen and enhance compliance with FDA regulations and related regulatory compliance, including:

•

retained outside consultants and counsel for FDA regulatory matters and, with their assistance, reviewed and revised our policies, procedures and practices to enhance compliance with the FDA’s current good manufacturing practice requirements;

•	enhanced compliance with FDA drug application, approval and post-approval requirements;

•	evaluated compliance with applicable foreign laws and regulations; and

•	implemented internal reporting policies pursuant to which our chief compliance officer will report periodically to the non-management members of the Board.

5.	Defined and documented roles and responsibilities within the financial statement closing process including required reviews and approval of account reconciliations, journal entries and methodologies used to analyze account balances.

6.	Implemented month-end closing schedules and closing checklists to ensure timely and documented completion of the financial statements.

7.	Identified and implemented steps to improve communication, coordination and oversight with respect to the application of critical accounting policies and the determination of estimates.

8.	Identified and implemented steps to improve information flow between the Finance department and other functional areas within our Company to ensure that information that could affect the financial statements is considered.

9.	Defined specific roles and responsibilities within the Finance department to improve accounting research and implementation of accounting policies.

10.	Implemented processes and procedures to (1) identify and assess whether certain entities are appropriately exempt from the Medicaid best price calculation and (2) evaluate Public Health Service (“PHS”) pricing requests.

11.	Hired a Corporate Controller, Director of Financial Reporting and a Director of Accounting with expertise in controls over financial reporting, financial statement closing procedures and GAAP.

12.	Established a monthly business review process to ensure an in-depth senior management review of business segment results on a timely basis.

13.	Implemented adherence to and deadline compliance with pre-established month-end, quarter-end and year-end closing schedules and closing checklists to ensure timely and documented completion of the financial statements.

Management believes it is making progress and is continuing to proactively implement the following measures and actions in order to remediate the material weaknesses listed above:

1.	Develop and document comprehensive accounting policies and procedures, including documentation of the methods for applying accounting policies through detailed process maps and procedural narratives.

2.	Identify and implement specific steps to improve information flow between the Finance department and other functional areas to ensure that information that could affect the financial statements, including the effects of all material agreements, is identified, communicated and addressed on a timely basis.

3.	Develop and implement a policy and procedure to control the access, modification and review processes for spreadsheets that are used in the preparation of our financial statements and other disclosures.

4.	Conduct further training and education of the Finance department personnel on critical accounting policies and procedures, including account reconciliations and financial statement closing procedures, to develop and maintain an appropriate level of skills for proper identification and application of accounting principles.

5.	Conduct training and education for personnel outside the Finance department on critical accounting policies and procedures to improve the level of control awareness at our Company and to ensure an appropriate level of understanding of the proper application of accounting principles that are critical to our financial reporting.

6.	Establish periodic meetings between the contracting functions and the Finance department to improve communication regarding the evaluation and reporting of PHS pricing requests and related matters.

(b) Changes in Internal Control over Financial Reporting

Other than as described above under Remediation Activities; some of which represent continual efforts which culminated to remediate several previously identified material weaknesses, there were no changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) during the quarter ended June 30, 2011 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1.	LEGAL PROCEEDINGS

The information set forth under Note 16—“Commitments and Contingencies” of the Notes to the Consolidated Financial Statements included in Part I, Item 1 in this Report is incorporated in this Part II, Item 1 by reference.

Item 1A.	RISK FACTORS

See also Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended March 31, 2011.

Risks Relating to Our Business

We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. The following risk factors could have a material adverse effect on our business, financial position, results of operations, cash flows or viability. These risk factors may not include all of the important risks that could affect our business or our industry that could cause our future financial results to differ materially from historic or expected results, or that could cause the market price of our common stock to fluctuate or decline. Because of these and other factors, past financial performance should not be considered an indication of future performance.

There is substantial doubt about our ability to continue as a going concern.

There is substantial doubt about our ability to continue as a going concern. Our Consolidated Financial Statements included in this Report are prepared using accounting principles generally accepted in the United States applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The historical consolidated financial statements included in this Report do not include any adjustments that might be necessary if we are unable to continue as a going concern. The report of our independent registered public accountants BDO USA, LLP, included in this Report, includes an explanatory paragraph related to our ability to continue as a going concern.

The assessment of our ability to continue as a going concern was made by management considering, among other factors: (1) our ability to address actions taken by the FDA, CMS and state Medicaid agencies that compromise the orphan drug exclusivity for Makena ® ; (2) our ability to obtain future revenues from sales of Makena ® sufficient to meet our future needs and expectations; (3) the timing and number of approved products that will be reintroduced to the market and the related costs; (4) the suspension of shipment of all products manufactured by us and the requirements under the consent decree with the FDA; (5) the possibility that we may need to obtain additional capital despite the proceeds from the offering of the 2015 Notes in March 2011 and the equity we were able to issue in February 2011 (see Note 1—“Description of Business—Significant Developments” of the Notes to Consolidated Financial Statements included in this Report); (6) the potential outcome with respect to the governmental inquiries, litigation or other matters described in Note 16—“Commitments and Contingencies” of the Notes to Consolidated Financial Statements included in this Report; and (7) our ability to comply with debt covenants. Our assessment was further affected by our fiscal year 2011 net loss of $271.7 million, our net income for the three months ended June 30, 2011 of $22.9 million, which includes a non-cash gain of $60.3 million related to warrants. Excluding the non-cash gain, our net loss would have been $37.4 million for the three months ended June 30, 2011. Our outstanding balance of cash and cash equivalents was $108.8 million as of June 30, 2011. For periods subsequent to June 30, 2011, we expect losses to continue because we are unable to generate any significant revenues from more of our own manufactured products until we are able to begin selling more of our approved products with FDA’s approval and, with respect to products manufactured for us by third parties, until after we are able to generate significant sales of Makena ® which was approved by the FDA in February 2011. We received notification from the FDA on September 8, 2010 of approval for our discontinued generics operations to ship into the marketplace the first product approved under the consent decree, i.e., the Potassium Chloride Extended Release Capsule. We resumed shipment of extended-release potassium chloride capsule, Micro-K ® 10mEq and Micro-K ® 8mEq, in September 2010, resumed shipments of the generic version of Potassium Chloride Extended Release Capsule in December 2010 and we began shipping Makena ® in March 2011. We have continued to ship Evamist ® , which is manufactured for the Company by a third party, during the period covered by the consent decree. We are continuing to prepare other products for FDA inspection and do not expect to resume shipping other products until prior to the end of calendar year 2011, at the earliest. In addition, we must meet ongoing operating costs as well as costs related to the steps we are currently taking to introduce Makena ® , and to prepare for introducing and reintroducing other approved products to the market. If we are not able to obtain the FDA’s clearance to resume manufacturing and distribution of more of our approved products in a timely manner and at a reasonable cost, or if revenues from the sale of approved products introduced or reintroduced into the market place prove to be insufficient, our financial position, results of operations, cash flows and liquidity will continue to be materially adversely affected. These conditions raise substantial doubt about our ability to continue as a going concern.

Based on current financial projections, we believe the continuation of our Company as a going concern is primarily dependent on our ability to address, among other factors: (1) actions taken by the FDA, CMS and state Medicaid agencies that compromise the orphan drug exclusivity for Makena ® ; (2) sales of Makena ® , which was approved by the FDA in February 2011; (3) the timing, number and revenue generation of approved products that will be introduced or reintroduced to the market and the related costs; (4) the suspension of shipment of all products manufactured by us and the requirements under the consent decree with the FDA (other than the Potassium Chloride Extended Release Capsule, including Micro-K ® 10mEq and Micro-K ® 8mEq, products that are the subject of the FDA notification letter discussed above); (5) the possibility that we will need to obtain additional capital; (6) the potential outcome with respect to the governmental inquiries, litigation or other matters described in Note 16—“Commitments and Contingencies” of the Notes to Consolidated Financial Statements included in this Report; and (7) compliance with our debt covenants. While we address these matters, we must continue to meet expected near-term obligations, including normal course operating cash requirements and costs associated with introducing or reintroducing approved products to the market (such as costs related to our employees, facilities and FDA compliance), remaining payments associated with the acquisition and retention of the rights to Makena ® (see Note 5—“Acquisition” of the Notes to Consolidated Financial Statements included in this Report), the financial obligations pursuant to the plea agreement, costs associated with our legal counsel and consultant fees, as well as the significant costs associated with the steps taken by us in connection with the consent decree and the litigation and governmental inquiries. If we are not able to obtain the FDA’s clearance to resume manufacturing and distribution of certain or many of our approved products in a timely manner and at a reasonable cost and/or if we are unable to successfully commercialize Makena ® , and/or if we experience adverse outcomes with respect to any of the governmental inquiries or litigation described in Note 16—“Commitments and Contingencies” of the Notes to Consolidated Financial Statements included in this Report, our financial position, results of operations, cash flows and liquidity will continue to be materially adversely affected.

In the near term, we are focused on performing the following: (1) addressing actions taken by the FDA, CMS and state Medicaid agencies that compromise the orphan drug exclusivity for Makena ® ; (2) the continued commercial launch of Makena ® ; (3) meeting the requirements of the consent decree, which will allow our approved products to be reintroduced to the market (other than the Potassium Chloride Extended Release Capsule products, including Micro-K ® 10mEq and Micro-K ® 8mEq, that are the subject of the FDA notification letter previously discussed); (4) the divestiture of Nesher and the Company’s generics business; and (5) pursuing various means to minimize operating costs and increase cash. Since December 31, 2010, the Company has generated non-recurring cash proceeds to support its on-going operating and compliance requirements from a $32.3 million private placement of Class A Common Stock in February 2011 and the 2015 Notes in March 2011 (which were used, in part, to repay all existing obligations under the agreement with U.S. Healthcare) (see Note 12—“Long-Term Debt” of the Notes to Consolidated Financial Statements included in this Report for a description of the 2015 Notes). While the cash proceeds received to date were sufficient to meet near-term cash requirements, we are pursuing ongoing efforts to increase cash, including, the continued implementation of cost savings, the divestiture of Nesher and the Company’s generics business and other assets and the return of certain additional approved products to market in a timely manner. We cannot provide assurance that we will be able to realize additional cost reductions from reducing our operations, that some or many of our approved products can be returned to the market in a timely manner (other than the Potassium Chloride Extended Release Capsule, including Micro-K ® 10mEq and Micro-K ® 8mEq products that are the subject of the FDA notification letter previously discussed above), that our higher profit approved products will return to the market in the near term or at all or that we can obtain additional cash through asset sales or the sale of equity or the successful commercial launch of Makena ® . If we are unsuccessful in our efforts to address the actions taken by the FDA, CMS and state Medicaid agencies that compromise the orphan drug exclusivity for Makena ® , increase sales of Makena ® , introduce or return our products to market at adequate levels, or to sell assets or raise additional equity, we may be required to further reduce our operations, including further reductions of our employee base, or we may be required to cease certain or all of our operations in order to offset the lack of available funding.

In June 2011, we entered into an agreement to sell the generics business and on August 8, 2011 we completed the sale. The sale of a business involves a number of risks, including the diversion of management and employee attention, significant costs and expenses, the loss of customer relationships, a decrease in revenues and earnings associated with the divested business, and the disruption of operations in the affected business. In addition, divestitures potentially involve significant post-closing separation activities, which could involve the expenditure of significant financial and employee resources. Inability to manage the post-separation transition arrangements could adversely affect our business, financial condition, results of operations and cash flows.

The Company faces significant challenges in overcoming the actions of the FDA and other federal and state agencies related to Makena ® .

The FDA’s decision to decline to take enforcement action with regards to compounded alternative products despite the Company’s orphan drug exclusivity, CMS policy permitting Medicaid program reimbursement of such products, and resulting coverage decisions by various state Medicaid and commercial payors have had, and are likely to continue to have, a significant adverse impact on the Company’s sales revenues for Makena ® . If we are unable to reverse or overcome such actions, the resulting impact on Makena ® sales revenues is likely to have a material adverse effect on the Company’s operations and financial results, including, without limitation, its ability to continue as a going concern.

The restatement of our historical financial statements has consumed a significant amount of management time and may impact the price of our stock.

As described in Item 2 — Management’s Discussion and Analysis of Financial Condition and Results of Operations—Restatement of Consolidated Financial Statements, we have restated our consolidated financial statements as of December 31, 2010, March 31, 2011 and June 30, 2011, and the fiscal year and interim periods then ended. The restatement process involved substantial time and resources from management and may continue to do so.

Further, many companies that have been required to restate their historical financial statements have experienced a decline in stock price.

The value of our warrants outstanding is subject to potentially material changes based on fluctuations in the price of our common stock.

In November 2010 and March 2011, we issued Warrants granting rights to purchase an aggregate up to 20.1 million shares of the Company’s Class A Common Stock. Each Warrant granted the right to purchase one share of the Company’s Class A Common Stock at a price of $1.62 per share and expires in November 2015. These Warrants are described more fully in Note 1 of the Notes to the Consolidated Financial Statements in this Quarterly Report on Form 10-Q/A.

We account for the Warrants as a derivative instrument Changes in the fair value of the Warrants are presented separately as changes in warrant liability in the Company’s consolidated statements of operations for each reporting period. We use the Monte Carlo simulation model to determine the fair value of the Warrants. As a result, the valuation of this derivative instrument is subjective because the option-valuation model requires the input of highly subjective assumptions, including the expected stock price volatility and the probability of a future occurrence of a Fundamental Transaction. Changes in these assumptions can materially affect the fair value estimate and, such impacts can, in turn, result in material non-cash charges or credits, and related impacts on earnings or loss per share, in our statements of operations.

Such fluctuations may significantly impact the market price of our outstanding common stock.

The non-standard anti-dilution provisions of the Warrants could increase the dilution experienced by our stockholders upon any future issuance of our common stock or common stock equivalents.

The Warrants issued by the Company contain a non-standard anti-dilution provision which requires us, upon the issuance of our common stock or common stock equivalents, to issue additional shares of Class A Common Stock to the Warrant holders so that the Warrant holders are not diluted in their percentage of ownership from when the Warrants were originally issued. As a result, the stockholders could experience an increase in the dilution of our Company’s common stock if, in the future, the Company issues additional common stock or common stock equivalents.

Item 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Purchase of Equity Securities by the Company

The following table provides information about purchases we made of our common stock during the quarter ended June 30, 2011:

Period	Total number of shares purchased	Average price paid per share	Total number of shares purchased as part of publicly announced plans or programs	Maximum number (or approximate dollar value) of shares that may yet be purchased under the plans or programs
April 1–30, 2011	—	$—	—	—
May 1–31, 2011	—	—	—	—
June 1–30, 2011	—	—	—	—

Total	—	$—	—	—

Item 6.	EXHIBITS

2.1	Asset Purchase Agreement dated as of June 2, 2010 by and among Particle Dynamics International, LLC, Particle Dynamics, Inc., Drug Tech Corporation and KV Pharmaceutical Company, incorporated herein by reference to Exhibit 2.1 filed with our Current Report on Form 8-K, filed June 8, 2010

3.1	Certificate of Incorporation, as amended through September 5, 2008, incorporated herein by reference to Exhibit 3.1 filed with our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed March 25, 2010.

3.2	By-Laws, as amended through December 29, 2009, incorporated herein by reference to Exhibit 3.2 filed with our Current Report on Form 8-K, filed January 4, 2010.

10.1	Amendment, dated July 25, 2011, to Employment Agreement between the Company and Gregory J. Divis.**

10.2	Offer letter between the Company and Patrick Christmas.**

31.1	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

101	The following financial statements from K-V Pharmaceutical Company Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 9, 2011, formatted in XBRL: (i) Consolidated Statements of Operations, (ii) Consolidated Balance Sheets, (iii) Consolidated Statements of Cash Flows, (iv) the Notes to Condensed Consolidated Financial Statements, tagged as blocks of text.

*	Filed herewith
**	Management contract or compensation plan, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K-V PHARMACEUTICAL COMPANY

Date: December 12, 2011

	By:	/s/ Gregory J. Divis
Gregory J. Divis President and Chief Executive Officer (Principal Executive Officer)

Date: December 12, 2011

	By:	/s/ Thomas S. McHugh
Thomas S. McHugh Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of June 2, 2010 by and among Particle Dynamics International, LLC, Particle Dynamics, Inc., Drug Tech Corporation and KV Pharmaceutical Company, incorporated herein by reference to Exhibit 2.1 filed with our Current Report on Form 8-K, filed June 8, 2010.

3.1	Certificate of Incorporation, as amended through September 5, 2008, incorporated herein by reference to Exhibit 3.1 filed with our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed March 25, 2010.

3.2	By-Laws, as amended through December 29, 2009, incorporated herein by reference to Exhibit 3.2 filed with our Current Report on Form 8-K, filed January 4, 2010.

10.1	Amendment, dated July 25, 2011, to Employment Agreement between the Company and Gregory J. Divis**

10.2	Offer letter between the Company and Patrick Christmas.**

31.1	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

101	The following financial statements from K-V Pharmaceutical Company Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 9, 2011, formatted in XBRL: (i) Consolidated Statements of Operations, (ii) Consolidated Balance Sheets, (iii) Consolidated Statements of Cash Flows, (iv) the Notes to Condensed Consolidated Financial Statements, tagged as blocks of text.

*	Filed herewith
**	Management contract or compensation plan, filed herewith

Exhibit 10.1

[Company Letter Head]

July 25, 2011

Gregory J. Divis

One Corporate Woods Drive

Bridgeton, MO 63044

Dear Greg:

This letter agreement shall amend certain sections (as listed below) of the Employment Agreement dated November 19, 2009 between you and KV Pharmaceutical Company (the “Employment Agreement”). The following amendments shall be made and effective upon approval by the Board of Directors and your signature below.

1.	Section 1.(a) Employment : Your title shall be changed to President and Chief Executive Officer to reflect your promotion on 11/17/10.

2.	Section 3.(a) Base Salary : Your Base Salary shall be $520,000.00 per annum. (This Base Salary increase will be retro-active to your appointment as President and Chief Executive Officer effective 11/17/2010).

3.	Section 3.(c) Annual Cash Incentive : Your target Annual Cash Incentive shall be 60% of your Base Salary.

4.	Section 3.(f) Vacation : You will be entitled to 25 days of vacation in accordance with the terms of your Employment Agreement.

5.	Section 4.(f)(2) and (3) Payments to the Executive Upon Termination of Employment : These sections are hereby modified to reflect the amount which shall be equal to two (2) times the sum your current Base Salary plus two (2) times your target Annual Cash Incentive or 60% for each year one is not set.

6.	You shall be entitled to participate in the Company’s Executive Fleet Program.

All capitalized terms used herein but not defined shall have the meaning assigned to them in your Employment Agreement.

Sincerely,

/s/ Chris Dumm

Chris Dumm

Director, Human Resources

ACKNOWLEDGED AND AGREED BY:

/s/ Greg Divis
Gregory J. Divis

July 25, 2011

Exhibit 10.2

[Company Letter Head]

May 4, 2011

Patrick Christmas

One Corporate Woods Drive

Bridgeton, MO 63044

Dear Patrick:

Congratulations! We are excited to have you join KV Pharmaceutical Company, and look forward to your arrival on or before 06/1/2011. This letter provides you with details of your position and benefits, as well as instructions for beginning your new position at KV.

1.	Title: Vice President, General Counsel

2.	A bi-weekly salary of $11,538.46 which amounts to $300,000.00, annually.

3.	Participation in a Performance Bonus with a target of 40% of your annual salary with terms to be developed at a later date.

4.	Stock Options: Pending Board of Director approval, 40,000 Shares of KV Common Stock in accordance with the terms of the Employee Stock Option Plan.

5.	In accordance with the Company’s vacation policy, for calendar year 2011 you will be eligible for 20 days of vacation, pro-rated based upon date of hire. In the calendar year after hire you will be eligible for 20 days of vacation.

6.	Participation in company Fleet Program.

7.	Executive relocation package to be provided per Company Relocation Policy.

8.	Participation in KV’s medical, dental, disability, and life insurance plans in accordance with the terms of those Plans.

9.	Participation in KV’s Profit Sharing Plan and 401(k) Plan in accordance with the terms of those Plans.

10.	In the event that employment is terminated by the Company without Cause the Company shall pay an amount equal to one (1) times the sum of the then current Base Salary payable over a period of twelve (12) months in equal bi-weekly installments, less deductions as required by law. The company will also provide continued participation in the Company’s plans providing medical, dental, and vision insurance benefits, as applicable for the twelve (12) month period following the Termination Date.

Definition of “Cause” . “ Cause ” shall mean, during the Term, the occurrence of any of the following:

(1) commission of a criminal act in respect of the Executive’s employment or conviction of, or plea of guilty or no contest to, a felony;

Patrick Christmas

(2) willful misconduct, significant dishonesty, gross negligence or breach of fiduciary duty in respect of the Executive’s employment;

(3) continuing neglect or failure of the Executive to perform the duties reasonably assigned to the Executive by the Company and after notice from the Company of such neglect or failure, the Executive’s failure to cure such neglect or failure within thirty (30) days of such notice, provided that the Executive shall be provided only one thirty (30) day cure period for the same neglect or failure.

A sample of our standard Employment and Confidential Information Agreement is enclosed for you to read prior to your start date. Your employment is contingent upon the successful completion of a Company-paid drug screen and background verification which you authorized by signing the “Disclosure to Applicant and Consent to Request Consumer Report Information” form. If you have not yet received information to schedule your physical exam, please contact Traci Shatzer immediately at (314) 645-6600, so that this can be arranged.

During your orientation as a new employee you will be required to sign your Employment and Confidential Information Agreement and complete various forms, including the federal government I-9 Form. Presentation of appropriate identification documents is required in order for you to begin employment. Please refer to the enclosed list of official documents which are acceptable by the government as evidence of your identity and eligibility to work in the United States, and bring them with you on your start date.

If you have any questions on the enclosures please feel free to give me a call at: 314-645-6600. We look forward to working with you!

Sincerely,

/s/ Traci Shatzer

Traci Shatzer

Manager, Human Resources

Enclosures

Exhibit 31.1

CERTIFICATIONS

I, Gregory J. Divis, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of K-V Pharmaceutical Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: December 12, 2011	/s/ Gregory J. Divis
Gregory J. Divis
President and Chief Executive Officer

Exhibit 31.2

CERTIFICATIONS

I, Thomas S. McHugh, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of K-V Pharmaceutical Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: December 12, 2011	/s/ Thomas S. McHugh
Thomas S. McHugh
Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of K-V Pharmaceutical Company (the “Company”) on Form 10-Q for the quarter ended June 30, 2010, as filed with the Securities and Exchange Commission (the “Report”), I, Gregory J. Divis, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 12, 2011	/s/ Gregory J. Divis
Gregory J. Divis
President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as our exhibit to the Quarterly Report on Form 10-Q and shall not be deemed to be considered filed as part of the Quarterly Report on Form 10-Q.

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of K-V Pharmaceutical Company (the “Company”) on Form 10-Q for the quarter ended June 30, 2011, as filed with the Securities and Exchange Commission (the “Report”), I, Thomas S. McHugh, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 12, 2011	/s/ Thomas S. McHugh
Thomas S. McHugh
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as our exhibit to the Quarterly Report on Form 10-Q and shall not be deemed to be considered filed as part of the Quarterly Report on Form 10-Q.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2011

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission file number 1-9601

K-V PHARMACEUTICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-0618919
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2280 Schuetz Road, St. Louis, MO 63146

(Address of Principal Executive Offices) (ZIP code)

(314) 645-6600

(Registrant’s Telephone Number, Including Area Code)

Address Formerly One Corporate Woods Drive, Bridgeton, MO. 63044

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of November 30, 2011, the registrant had outstanding 48,805,824 and 11,075,435 shares of Class A and Class B Common Stock, respectively, exclusive of treasury shares.

EXPLANATORY NOTE

This Quarterly Report on Form 10-Q (this “Report”) for the fiscal quarter ended September 30, 2011 was delayed due to the time required to complete a restatement of certain of our previously issued filings with the Securities and Exchange Commission (“SEC”), including our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2010 and our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, which were filed on December 8, 2011 and Form 10-Q for the quarter ended June 30, 2011 which was filed on December 12, 2011 (collectively the “Restated Reports”).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Report contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and which may be based on or include assumptions concerning our operations, future results and prospects. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including, without limitation, statements about product launches, governmental and regulatory actions and proceedings, market position, revenues, expenditures and the impact of the recall and suspension of shipments on revenues, and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, we provide the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but are not limited to) the following:

(1)	our ability to continue as a going concern, as discussed in Note 3—“Going Concern and Liquidity Considerations” in the Notes to the Consolidated Financial Statements included in Part I, Item 1 of this Report;

(2)	risks associated with the introduction and growth strategy related to the Company’s Makena® product, including:

(a)	the impact of competitive, commercial payor, governmental (including Medicaid program), physician, patient, public or political responses and reactions, and responses and reactions by medical professional associations and advocacy groups, on the Company’s sales, marketing, product pricing, product access and strategic efforts;

(b)

the possibility that the benefit of any period of exclusivity resulting from the designation of Makena® as an orphan drug may not be realized as a result of U.S. Food and Drug Administration (the “FDA”)’s decision to decline to take enforcement action with regards to compounded alternatives;

(c)

the Center for Medicare and Medicaid Services’ (“CMS”) policy regarding Medicaid reimbursement for Makena®, and the resulting coverage decisions for Makena® by various state Medicaid and commercial payors;

(d)

the satisfaction or waiver of the terms and conditions for our continued ownership of the full U.S. and worldwide rights to Makena® set forth in the previously disclosed Makena® acquisition agreement, as amended, including a $107.5 million of remaining scheduled payments by us for those rights; and

(e)	the number of preterm births for which Makena® may be prescribed, its safety and side effects profiles and acceptance of pricing;

(3)	the possibility of delay or inability to obtain FDA approvals of Clindesse® and Gynazole-1® and the possibility that any product relaunch may be delayed or unsuccessful;

(4)	risks related to compliance with various agreements and settlements with governmental entities including those discussed in Item 1 (b)— “Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree” in the Company’s March 31, 2011 Form 10-K/A, including:

(a)	the consent decree between the Company and the FDA and the Company’s suspension in 2008 and 2009 of the production and shipment and the nationwide recall of all of the products that it formerly manufactured, as well as the related material adverse effect on our revenue, assets and liquidity and capital resources;

(b)	the agreement between the Company and the Office of Inspector General of the U.S. Department of Health and Human Services (“HHS OIG”) to resolve the risk of potential exclusion of the Company from participation in federal healthcare programs;

(c)	our ability to comply with the plea agreement between a now-dissolved subsidiary of the Company and the U.S. Department of Justice; and

(d)	our ability to comply with the Settlement Agreement dated December 7, 2011 with the United States resolving certain claims under the Qui Tam provisions of the False Claims Act, which could result in significant penalties including exclusion from participation in federal healthcare programs;

2

(5)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing agreements with third parties;

(6)	risks that the Company may not ultimately prevail in, or that insurance proceeds, if any, will be insufficient to cover potential losses that may arise from, litigation discussed in Note 16—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in Part I of this Report, including:

(a)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals;

(b)	product liability lawsuits;

(c)	lawsuits pertaining to indemnification and employment agreement obligations involving the Company and its former Chief Executive Officer; and

(d)

(e)	challenges to our intellectual property rights by actual or potential competitors and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company;

(7)	the possibility that our current estimates of the financial effect of previously announced product recalls could prove to be incorrect;

(8)	risks related to the Company’s highly leveraged capital structure discussed in Item 2— “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” including:

(a)	the risk that the maturities of our debt obligations may be accelerated due to our inability to comply with covenants and restrictions contained in our loan agreements;

(b)	restrictions on the ability to increase our revenues through certain transactions, including the acquisition or in-licensing of products; and

(c)	risks that present or future changes in the Board of Directors may lead to an acceleration of the maturities of the Company’s debt;

(9)	the risk that we may not be able to satisfy the quantitative listing standards of the New York Stock Exchange, including with respect to minimum share price and public float; and

(10)	the risks detailed from time to time in the Company’s filings with the SEC. This discussion is not exhaustive, but is designed to highlight important factors that may impact our forward-looking statements.

Because the factors referred to above, as well as the statements included in Part II, Item 1A—“Risk Factors,” Item 2—“Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this Report, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A of our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2011, and Part II, Item 1A—“Risk Factors” in this Report, as supplemented by our subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made and we are under no obligation to update any of the forward-looking statements after the date of this Report. New factors emerge from time to time, and it is not possible for us to predict which factors will arise, when they will arise and/or their effects. In addition, we cannot assess the impact of each factor on our future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

3

PART I. FINANCIAL INFORMATION

Item 1. FINANCIAL STATEMENTS

K-V PHARMACEUTICAL COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; dollars and number of shares in millions, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010

Net revenues	$4.5	$3.0	$10.5	$7.0
Cost of sales	0.9	0.4	1.7	1.2

Gross profit	3.6	2.6	8.8	5.8

Operating expenses:
Research and development	3.8	5.2	6.6	9.9
Selling and administrative	30.9	21.5	61.4	55.5
Loss on sale of assets	0.8	0.1	0.8	0.1
Impairment of fixed assets	31.0	0.0	31.0	0.0

Total operating expenses	66.5	26.8	99.8	65.5

Operating loss	(62.9)	(24.2)	(91.0)	(59.7)

Other expense (income):
Change in warrant liability	(28.9)	0	(89.2)	0
Interest expense	9.6	2.2	19.4	4.3
Interest and other (income) expense	0.1	(0.2)	(2.3)	0.1

Total other expense (income), net	(19.2)	2.0	(72.1)	4.4

Loss from continuing operations before income taxes	(43.7)	(26.2)	(18.9)	(64.1)
Income tax provision	3.1	4.2	6.4	4.6

Loss from continuing operations	(46.8)	(30.4)	(25.3)	(68.7)
Net income (loss) from discontinued operations (net taxes (benefit) of $0, $(2.2), $0 and $(7.4))	0.8	(4.1)	2.2	(13.2)
Gain (loss) on sale of discontinued operations (net taxes of $0, $0, $0 and $7.4)	(8.8)	0	(8.8)	12.8

Net loss	$(54.8)	$(34.5)	$(31.9)	$(69.1)

Loss per share - basic and diluted - Class A and B common
Net loss from continuing operations per share	$(0.78)	$(0.61)	$(0.42)	$(1.38)
Net income (loss) from discontinued operations per share	0.01	(0.08)	0.04	(0.26)
Gain (loss) on sale of discontinued operations per share	(0.15)	0.00	(0.15)	0.26

Net loss per share	$(0.92)	$(0.69)	$(0.53)	$(1.38)

Weighted average shares used in per share calculation:
Basic shares outstanding - Class A common	48.7	37.8	48.7	37.8
Basic and diluted shares outstanding - Class B common	11.2	12.1	11.2	12.2
Diluted shares outstanding - Class A common	59.9	49.9	59.9	50.0

See Accompanying Notes to Consolidated Financial Statements (unaudited).

4

K-V PHARMACEUTICAL COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; Dollars in millions, except per share data)

	September 30, 2011	March 31, 2011 (As Restated)
ASSETS
Current Assets:
Cash and cash equivalents	$121.6	$137.6
Investment securities	0	57.2
Restricted cash	21.7	34.5
Receivables, net	2.2	33.4
Inventories, net	1.2	1.0
Other current assets	13.7	13.8
Current assets held for sale	0	9.0

Total Current Assets	160.4	286.5
Property and equipment, less accumulated depreciation	34.6	67.6
Intangible assets, net	140.7	150.9
Other assets	13.1	15.1
Non-current assets held for sale	0	44.6

Total Assets	$348.8	$564.7

LIABILITIES
Current Liabilities:
Accounts payable	$18.0	$25.7
Accrued liabilities	155.2	149.4
Current maturities of long-term debt	2.5	85.4
Current liabilities associated with assets held for sale	0	2.5

Total Current Liabilities	175.7	263.0
Long-term debt, less current maturities	448.3	418.3
Warrant liability	19.4	108.6
Other long-term liabilities	53.8	95.2
Deferred tax liability	62.5	57.4

Total Liabilities	$759.7	$942.5

Commitments and Contingencies
Shareholders’ Deficit:
7% cumulative convertible Preferred Stock, $.01 par value; $25.00 stated and liquidation value; 840,000 shares authorized; issued and outstanding –40,000 shares at both September 30, 2011 and March 31, 2011 (convertible into Class A shares on a 8.4375-to-one basis)	$0	$0
Class A and Class B Common Stock, $.01 par value; 150,000,000 and 75,000,000 shares authorized, respectively;
Class A – issued 52,214,874 and 52,013,609 at September 30, 2011 and March 31, 2011, respectively; outstanding 48,805,824 and 48,604,559 at September 30, 2011 and March 31, 2011, respectively	0.5	0.5
Class B – issued 11,170,007 and 11,300,857 at September 30, 2011 and March 31, 2011, respectively; outstanding 11,075,435 and 11,206,285 at September 30, 2011 and March 31, 2011, respectively (convertible into Class A shares on a one-for-one basis)	0.1	0.1
Additional paid-in capital	203.5	203.0
Accumulated deficit	(557.6)	(525.7)
Accumulated other comprehensive income	0	1.7
Less: Treasury stock, 3,409,050 shares of Class A and 94,572 shares of Class B Common Stock at September 30, 2011 and March 31, 2011, at cost	(57.4)	(57.4)

Total Shareholders’ Deficit	(410.9)	(377.8)

Total Liabilities and Shareholders’ Deficit	$348.8	$564.7

See Accompanying Notes to Consolidated Financial Statements (unaudited).

5

K-V PHARMACEUTICAL COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; dollars in millions)

	Six Months Ended September 30,
	2011	2010
Operating Activities:
Net loss	$(31.9)	$(69.1)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12.5	9.2
Loss on sale of assets	0.8	0
(Gain) loss from sale of business, net	8.8	(20.2)
Change in warrant liability	(89.2)	0
Impairment of fixed assets	31.0	1.9
Involuntary conversion gain in discontinued operations	0	(3.5)
Deferred income tax provision	5.7	4.7
Other	1.1	2.0
Changes in operating assets and liabilities, net of business dispositions:
Receivables, net	27.0	0.3
Inventories	(3.1)	1.0

Income tax	(0.1)	1.4
Accounts payable and accrued liabilities	(45.8)	(22.3)
Other assets and liabilities	(2.1)	1.9

Net cash used in operating activities	(85.3)	(92.7)

Investing Activities:
Purchase of property and equipment	(0.1)	(0.3)
Proceeds from sales of property and equipment disposals	0	0.8
Proceeds from sale of business/assets, net of fees	53.1	34.7
Insurance proceeds	0	3.5
Decrease in restricted cash	12.8	0
Proceeds from sale of marketable securities	4.9	0.2

Net cash provided by investing activities	70.7	38.9

Financing Activities:
Payments on debt	(1.2)	(1.3)
Borrowing on debt	0	20.1

Net cash (used in) provided by financing activities	(1.2)	18.8

Effect of foreign exchange rate changes on cash	(0.2)	0

Decrease in cash and cash equivalents	(16.0)	(35.0)
Cash and cash equivalents:
Beginning of period	137.6	60.7

End of period	$121.6	$25.7

Supplemental Information:
Interest paid	$17.0	$3.7
Income tax paid	0.1	0.1
Stock options exercised	0.2	0.2
Marketable securities redeemed as reduction of debt	49.4	0.4

See Accompanying Notes to Consolidated Financial Statements (unaudited).

6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in millions, except per share data)

1. Description of Business

General Overview

K-V Pharmaceutical Company was incorporated under the laws of Delaware in 1971 as a successor to a business originally founded in 1942. K-V Pharmaceutical Company and its wholly-owned subsidiaries, including Ther-Rx Corporation (“Ther-Rx”), K-V Generic Pharmaceuticals, Inc. (“K-V Generic”) (formerly known as Nesher Pharmaceuticals, Inc. (“Nesher”)) and ETHEX Corporation (“ETHEX”), are referred to in the following Notes to Consolidated Financial Statements as “KV” or the “Company.” We are a specialty branded pharmaceutical company with a primary focus in the area of women’s healthcare. We conduct our branded pharmaceutical operations through Ther-Rx. Previously, we conducted our generic/non-branded pharmaceutical operations through ETHEX, which focused principally on technologically-distinguished generic products prior to the cessation of its operations on March 2, 2010 and its dissolution on December 15, 2010. Through Particle Dynamics, Inc, (“PDI”), divested in June 2010, we developed, manufactured and marketed technologically advanced, value-added raw material products for the pharmaceutical industry and other markets. In May 2010, we formed a wholly-owned subsidiary, Nesher, to operate as the sales and marketing company for our generic products. In August 2011, we sold substantially all of the assets of Nesher and the Company’s generic products business to Zydus Pharmaceuticals (USA), Inc. and its subsidiary Zynesher Pharmaceuticals (USA) LLC (collectively, the “Buyer”). Both PDI and our generics business have been presented herein as discontinued operations. See Note 14—“Divestitures” for further details. In August 2011, we changed the name of Nesher to K-V Generic.

Restatement of Consolidated Financial Statements

The Company originally classified the Warrants as equity instruments from their respective issuance dates until the March 17, 2011 amendment of the Warrant provisions which added a contingency feature and an escrow requirement. At that date, the Warrants were revalued and reclassified from equity into liabilities. The Company also had originally used a Black-Scholes option valuation model to determine the value of the Warrants. Upon a re-examination of the provisions of the Warrants, the Company determined that the non-standard anti-dilution provisions contained in the Initial Warrants and the as amended Warrants required that (a) the Warrants all be treated as liabilities from their issuance date and (b) be valued utilizing a valuation model which considers the mandatory conversion features of the Warrants and the possibility that the Company issues additional common shares or common share equivalents that, in turn, could result in a change to the number of shares issuable upon exercise of the Warrants and the related exercise price. Accordingly, the Company has restated its consolidated financial statements for the fiscal year ended March 31, 2011, and for the quarters ended December 31, 2010 and June 30, 2011. The Company also reclassified the Warrants as a long term liability.

See Note 1—“Description of business – Restatement of Consolidated Financial Statements” of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2011.

2. Basis of Presentation

The Company’s consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) (including normal recurring accruals) for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X and, accordingly, do not include all information and footnotes required by GAAP for complete financial statements. For further information, refer to the notes to consolidated financial statements included in the Annual Report of the Company on Form 10-K/A for the year ended March 31, 2011. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and the March 31, 2011 consolidated balance sheet is derived from audited financial statements. All material inter-company accounts and transactions have been eliminated in consolidation. Operating results for the three and six months ended September 30, 2011 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2012.

Reclassification

Certain reclassifications of prior year amounts have been made to conform to the current year presentation.

Discontinued Operations

PDI

During the fourth quarter of fiscal year 2009, the Board of Directors authorized management to sell PDI. We sold PDI on June 2, 2010. The activity for PDI is segregated and PDI’s operating results are stated separately for all periods presented as discontinued operations and the gain from the transaction is recorded as a gain on the sale of discontinued operations.

Generics Business

In May 2010, we formed a wholly-owned subsidiary, Nesher, to operate as the sales and marketing company for our generic products. In July 2010, our Board of Directors directed management to explore strategic alternatives with respect to Nesher and the assets and operations of our generic products business, which could include a sale of Nesher. During the fourth quarter of fiscal year 2011, the Company committed to a plan to divest its generics business. On June 17, 2011, we entered into an Asset Purchase Agreement with the Buyer pursuant to which we agreed to sell substantially all of the assets of Nesher and our generic products business. The transactions contemplated by the Agreement closed on August 8, 2011, subject to customary post-closing provisions.

Refer also to Note 14—“Divestitures” for discussion of recent events and developments related to PDI and our generics business.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results in subsequent periods may differ from the estimates and assumptions used in the preparation of the accompanying consolidated financial statements.

7

The most significant estimates made by management include revenue recognition and reductions to gross revenues, inventory valuation, intangible and other long-lived assets valuation, warrant valuation, stock-based compensation, income taxes, and loss contingencies related to legal proceedings. Management periodically evaluates estimates used in the preparation of the consolidated financial statements and makes changes on a prospective basis when adjustments are necessary.

3. Going Concern and Liquidity Considerations

There is substantial doubt about the Company’s ability to continue as a going concern. The Company’s consolidated financial statements are prepared using GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The accompanying historical consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The assessment of our ability to continue as a going concern was made by management considering, among other factors: (1) our ability to address actions taken by the U.S. Food and Drug Administration (the “FDA”), the Center for Medicare and Medicaid Services (“CMS”) and state Medicaid agencies that compromise the orphan drug exclusivity for Makena®; (2) our ability to obtain future revenues from sales of Makena® sufficient to meet our future needs and expectations; (3) the timing and number of approved products we plan to reintroduce to the market and the related costs; (4) the possibility that we may need to obtain additional capital despite the proceeds from the offering of the 12% Senior Secured Notes due 2015 (“Senior Notes”) in March 2011, the equity we were able to issue in February 2011 and the proceeds from the divestiture of our generics business; (5) the potential outcome with respect to the governmental inquiries, litigation or other matters described in Note 16—“Commitments and Contingencies”; and (6) our ability to comply with debt covenants. Our assessment was further affected by our fiscal year 2011 net loss of $271.7, our net loss of $31.9 for the six months ended September 30, 2011, which includes a non-cash gain of $89.2 related to warrants offset by a non-cash impairment of $31.0 related to our fixed assets. Excluding the non-cash gain and impairment, our net loss would have been $90.1 for the six months ended September 30, 2011. For periods subsequent to September 30, 2011, we expect losses to continue, because we are unable to generate any significant revenues until we are able to begin selling more of our approved products with FDA’s approval and until after we are able to generate significant sales of Makena® which was approved by the FDA in February 2011 and which we began shipping in March 2011. We have continued to ship Evamist®, which is manufactured for the Company by a third party. We are continuing to work with our contract manufacturers to prepare other products for FDA inspection and expect to resume shipping other products during the first half of fiscal 2013. In addition, we must meet ongoing operating costs as well as costs related to the steps we are currently taking to introduce Makena®. If we are not able to obtain the FDA’s clearance to resume distribution of more of our approved products in a timely manner and at a reasonable cost, or if revenues from the sale of approved products introduced or reintroduced into the market place prove to be insufficient, our financial position, results of operations, cash flows and liquidity will continue to be materially adversely affected. These conditions raise substantial doubt about our ability to continue as a going concern.

Based on current financial projections, we believe the continuation of our Company as a going concern is primarily dependent on our ability to successfully address the factors discussed above. While we address these matters, we must continue to meet expected near-term obligations, including normal course operating cash requirements and costs associated with reintroducing approved products to the market (such as costs related to our employees, facilities and FDA compliance), remaining payments associated with the acquisition and retention of the rights to Makena® (see Note 5—“Acquisition” ), the financial obligations pursuant to the plea agreement, costs associated with our legal counsel and consultant fees, as well as the significant costs associated with the steps taken by us in connection with litigation and governmental inquiries. If our contract manufacturer is not able to obtain the FDA’s clearance to resume distribution of Clindesse® and Gynazole-1® in a timely manner and at a reasonable cost and/or if we are unable to successfully commercialize Makena®, and/or if we experience adverse outcomes with respect to any of the governmental inquiries or litigation described in Note 16—”Commitments and Contingencies,” our financial position, results of operations, cash flows and liquidity will continue to be materially adversely affected.

In the near term, we are focused on the following: (1) addressing actions taken by the FDA, CMS and state Medicaid agencies that compromise the orphan drug exclusivity for Makena®; (2) the continued commercial launch of Makena®; (3) meeting the requirements of the consent decree; (4) the reintroduction of Clindesse® and Gynazole-1® to the market; and (5) pursuing various means to minimize operating costs and increase cash. Since December 31, 2010, the Company has generated non-recurring cash proceeds to support its on-going operating and compliance requirements from a $32.3 private placement of Class A Common Stock in February 2011, $225.0 from the sale of Senior Notes in March 2011 (which were used, in part, to repay all existing obligations under the agreement with U.S. Healthcare) (see Note 12—“Long-Term Debt” for a description of the Senior Notes) and $60.5, including $7.5 held in escrow, from the divestiture of our generic business. While the cash proceeds received to date were sufficient to meet near-term cash requirements, we are pursuing ongoing efforts to increase cash, including the continued implementation of cost savings and the return of certain additional approved products to market in a timely manner. We cannot provide assurance that we will be able to realize additional cost reductions from reducing our operations, that some or many of our approved products can be returned to the market in a timely manner, that our higher profit approved products will return to the market in the near term or at all or that we can obtain additional cash through asset sales, the sale of equity or the successful commercial launch of Makena®. If we are unsuccessful in our efforts to address the actions taken by the FDA, CMS and state Medicaid agencies that compromise the orphan drug exclusivity for Makena®, increase sales of Makena®, return certain products to market at adequate levels, or to sell assets or raise additional equity, we may be required to further reduce our operations, including further reductions of our employee base, or we may be required to cease certain or all of our operations in order to offset the lack of available funding.

In June 2011, we entered into an agreement to sell the generics business and in August 2011, we completed the sale. The sale of a business involves a number of risks, including the diversion of management and employee attention, significant costs and expenses, the loss of customer relationships, a decrease in revenues and earnings associated with the divested business, and the disruption of operations in the

8

affected business. In addition, divestitures potentially involve significant post-closing separation activities, which could involve the expenditure of significant financial and employee resources. Inability to manage the post-separation transition arrangements could adversely affect our business, financial condition, results of operations and cash flows.

4. Recently Issued Accounting Standards

There have been no new recent accounting pronouncements or changes in accounting pronouncements for the six months ended September 30, 2011 as compared to the recent accounting pronouncements described in the Company’s Annual Report on Form 10-K/A for the fiscal year ended March 31, 2011. The Company has adopted or will adopt, as applicable, accounting pronouncements that are effective for fiscal year 2012.

5. Acquisition

On January 16, 2008, the Company entered into the Original Makena® Agreement with Cytyc Prenatal Products Corp. and Hologic, Inc. (Cytyc Prenatal Products Corp. and Hologic, Inc. are referred to collectively as “Hologic”) to acquire the U.S. and worldwide royalty-free, exclusive rights to Makena® (hydroxyprogesterone caproate) and certain related assets upon approval of the pending New Drug Application for Makena®. On January 8, 2010, the Company and Hologic entered into Amendment No. 1 to the Original Makena® Agreement, which, among other things, included a $70.0 cash payment for the exclusive rights to Makena®, which was recorded as purchased in-process research and development expense on the statement of operations for the fiscal year ended March 31, 2010. On February 4, 2011, the Company entered into Amendment No. 2 to the Original Makena® Agreement. The amendments set forth in Amendment No. 2 reduced the payment to be made on the fifth business day following the day on which Hologic gave the Company notice that the FDA had approved Makena® (the “Transfer Date”) to $12.5 and revised the schedule for making the remaining payments of $107.5. Under these revised payment provisions, after the $12.5 payment on the Transfer Date and a subsequent $12.5 payment 12 months after the date the FDA approved Makena® (the “Approval Date”), the Company has the right to elect between the two alternate payment schedules, as described below, for the remaining payments, with royalties of 5% of the net sales of Makena® payable for certain periods and under different circumstances, depending on when the Company elects to make the remaining payments. The Company may make any of the payments on or before their due dates, and the date on which the Company makes the final payment contemplated by the selected payment schedule will be the final payment date, after which royalties, if any, will cease to accrue.

Payment Schedule 1:

•

A $45.0 payment 18 months after the Approval Date, plus a royalty equal to 5% of net sales of Makena® made during the period from 12 months after the Approval Date to the date the $45.0 payment is made;

•	A $20.0 payment 21 months after the Approval Date;

•	A $20.0 payment 24 months after the Approval Date; and

•	A $10.0 payment 27 months after the Approval Date.

The royalties will continue to be calculated subsequent to the $45.0 milestone payment but do not have to be paid as long as the Company makes subsequent milestone payments when due.

Payment Schedule 2:

•	A $7.3 payment 18 months after the Approval Date, plus a royalty equal to 5% of net sales of Makena® made during the period from 12 months after the Approval Date to 18 months after the Approval Date;

•	A $7.3 payment for each of the succeeding twelve months;

•	A royalty payable 24 months following the Approval Date equal to 5% of net sales of Makena® made during the period from 18 months after the Approval Date to 24 months after the Approval Date; and

•	A royalty payable 30 months following the Approval Date equal to 5% of net sales of Makena® made during the period from 24 months after the Approval Date to 30 months after the Approval Date.

Notwithstanding anything to the contrary in Amendment No. 2, however, the Company may make any of the foregoing payments on or before their due dates, and the date on which the Company makes the final payment contemplated by the selected payment schedule will be the final payment date, after which no royalties will accrue.

Moreover, if the Company elects Payment Schedule 1 and thereafter elects to pay the $45.0 payment earlier than the 18-month deadline, the royalties beginning after 12 months will cease to accrue on the date of the early payment. Additionally, the subsequent payments will be paid in three month intervals following the $45.0 payment date.

Lastly, if the Company elects Payment Schedule 1 and thereafter does not make any of the milestone payments when due, Amendment No. 2 provides that no payment default will be deemed to occur, provided the Company timely pays the required royalties accruing in the quarter during which the milestone payment has become due but is not paid.

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Under the Indenture governing the $225.0 aggregate principal amount of Senior Notes, the Company shall make a $45.0 payment on or prior to the first anniversary of the Makena ® NDA Approval Date; provided that notwithstanding the foregoing, the Company shall have the ability to modify the amount or timing of such payment so long as the revised payment schedule (i) is not materially less favorable to holders of the Senior Notes than the royalty schedule under the Makena ® agreement as in effect on the issue date of the Senior Notes and (ii) does not increase the total payments to Hologic during the term of the Senior Notes. The Company has made all its required payments to Hologic as of September 30, 2011.

6. Earnings (Loss) Per Share

The Company has two classes of common stock: Class A Common Stock and Class B Common Stock that is convertible into Class A Common Stock. With respect to dividend rights, holders of Class A Common Stock are entitled to receive cash dividends per share equal to 120% of the dividends per share paid on the Class B Common Stock. For purposes of calculating basic loss per share, undistributed loss is allocated to each class of common stock based on the contractual participation rights of each class of security.

The Company presents diluted loss per share for Class B Common Stock for all periods using the two-class method which does not assume the conversion of Class B Common Stock into Class A Common Stock. The Company presents diluted loss per share for Class A Common Stock using the if-converted method which assumes the conversion of Class B Common Stock into Class A Common Stock, if dilutive.

Basic loss per share is computed using the weighted average number of common shares outstanding during the period except that it does not include unvested common shares subject to repurchase. Diluted loss per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options, unvested common shares subject to repurchase, convertible preferred stock, convertible notes and warrants. The dilutive effects of outstanding stock options, unvested common shares subject to repurchase and warrants are determined by application of the treasury stock method. Convertible preferred stock and convertible notes are determined on an if-converted basis. The computation of diluted loss per share for Class A Common Stock assumes the conversion of the Class B Common Stock, while the diluted loss per share for Class B Common Stock does not assume the conversion of those shares.

The following tables set forth the computation of basic loss per share for the three and six months ended September 30, 2011 and 2010 (shares in millions):

	Three Months Ended September 30, 2011		Three Months Ended September 30, 2010
	Class A	Class B	Class A	Class B
Basic loss per share:
Numerator:
Allocation of undistributed loss from continuing operations	$(38.0)	$(8.7)	$(23.0)	$(7.4)
Allocation of undistributed income (loss) from discontinued operations	0.6	0.1	(3.1)	(1.0)

Allocation of undistributed loss from sale of discontinued operations	(7.2)	(1.7)	0	0

Allocation of undistributed loss	$(44.6)	$(10.3)	$(26.1)	$(8.4)

Denominator:
Weighted average shares outstanding	48.7	11.2	37.8	12.1

Basic loss per share from continuing operations	$(0.78)	$(0.78)	$(0.61)	$(0.61)
Basic income (loss) per share from discontinued operations	0.01	0.01	(0.08)	(0.08)
Basic loss per share from loss on sale of discontinued operations	(0.15)	(0.15)	0	0

Basic loss per share	$(0.92)	$(0.92)	$(0.69)	$(0.69)

	Six Months Ended September 30, 2011		Six Months Ended September 30, 2010
	Class A	Class B	Class A	Class B
Basic loss per share:
Numerator:
Allocation of undistributed loss from continuing operations	$(20.5)	$(4.7)	$(52.0)	$(16.8)
Allocation of undistributed income (loss) from discontinued operations	1.7	0.4	(10.0)	(3.2)
Allocation of undistributed gain (loss) from sale of discontinued operations	(7.2)	(1.7)	9.7	3.1

Allocation of undistributed loss	$(26.0)	$(6.0)	$(52.3)	$(16.9)

Denominator:
Weighted average shares outstanding	48.7	11.2	37.8	12.2

Basic loss per share from continuing operations	$(0.42)	$(0.42)	$(1.38)	$(1.38)
Basic income (loss) per share from discontinued operations	0.04	0.04	(0.26)	(0.26)
Basic income (loss) per share on sale of discontinued operations	(0.15)	(0.15)	0.26	0.26

Basic loss per share	$(0.53)	$(0.53)	$(1.38)	$(1.38)

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The following table sets forth the computation of diluted loss per share for the three and six months ended September 30, 2011 and 2010:

	Three Months Ended September 30, 2011		Three Months Ended September 30, 2010
	Class A	Class B	Class A	Class B
Diluted loss per share:
Numerator:
Allocation of undistributed loss from continuing operations	$(38.0)	$(8.7)	$(23.0)	$(7.4)
Reallocation of undistributed loss from continuing operations as a result of conversion of Class B to Class A shares	(8.7)	0	(7.4)	0

Allocation of undistributed loss from continuing operations for diluted computation	(46.7)	(8.7)	(30.4)	(7.4)

Allocation of undistributed income (loss) from discontinued operations	0.6	0.1	(3.1)	(1.0)
Reallocation of undistributed income (loss) from discontinued operations as a result of conversion of Class B to Class A shares	0.1	0	(1.0)	0

Allocation of undistributed income (loss) from discontinued operations for diluted computation	0.7	0.1	(4.1)	(1.0)

Allocation of undistributed loss from sale of discontinued operations	(7.2)	(1.7)	0	0
Reallocation of undistributed loss from sale of discontinued operations as a result of conversion of Class B to Class A shares	(1.7)	0	0	0

Allocation of undistributed loss from sale of discontinued operations for diluted computation	(8.9)	(1.7)	0	0

Allocation of undistributed loss	$(54.9)	$(10.3)	$(34.5)	$(8.4)

Denominator (in millions):
Number of shares used in basic computation	48.7	11.2	37.8	12.1
Weighted average effect of dilutive securities:
Conversion of Class B to Class A shares	11.2	0	12.1	0

Number of shares used in per share computations	59.9	11.2	49.9	12.1

Diluted loss per share from continuing operations	$(0.78)	$(0.78)	$(0.61)	$(0.61)
Diluted income (loss) per share from discontinued operations	0.01	0.01	(0.08)	(0.08)
Diluted loss per share from loss on sale of discontinued operations	(0.15)	(0.15)	0	0

Diluted loss per share (1) (2)	$(0.92)	$(0.92)	$(0.69)	$(0.69)

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(1)	For the three months ended September 30, 2011, there were stock options to purchase 1.2 shares (excluding out-of –the-money-options for 1.5 shares) of Class A Common Stock, preferred shares convertible into 0.3 shares of Class A Common Stock, $200 principal amount of convertible notes convertible into 8.7 shares of Class A Common Stock and 20.1 warrants to purchase Class A Common Stock that were excluded from the computation of diluted loss and diluted loss from continuing operations per share because their effect would have been anti-dilutive.
(2)	For the three months ended September 30, 2010, there were options to purchase 0.8 shares (excluding out-of- the-money-options for 2.1 shares) of Class A Common Stock, out-of- the-money-options for 0.1 shares of Class B Common Stock, preferred shares convertible into 0.3 shares of Class A Common Stock, and $200 principal amount of convertible notes convertible into 8.7 shares of Class A Common Stock that were excluded from the computation of diluted loss and diluted loss from continuing operations per share because their effect would have been anti-dilutive.

	Six Months Ended September 30, 2011		Six Months Ended September 30, 2010
	Class A	Class B	Class A	Class B
Diluted loss per share:
Numerator:
Allocation of undistributed loss from continuing operations	$(20.5)	$(4.7)	$(52.0)	$(16.8)
Reallocation of undistributed loss from continuing operations as a result of conversion of Class B to Class A shares	(4.7)	0	(16.8)	0

Allocation of undistributed loss from continuing operations for diluted computation	(25.2)	(4.7)	(68.8)	(16.8)

Allocation of undistributed income (loss) from discontinued operations	1.7	0.4	(10.0)	(3.2)
Reallocation of undistributed income (loss) from discontinued operations as a result of conversion of Class B to Class A shares	0.4	0	(3.2)	0

Allocation of undistributed income (loss) from discontinued operations for diluted computation	2.1	0.4	(13.2)	(3.2)

Allocation of undistributed gain (loss) from sale of discontinued operations	(7.2)	(1.7)	9.7	3.1
Reallocation of undistributed gain (loss) from sale of discontinued operations as a result of conversion of Class B to Class A shares	(1.7)	0	3.1	0

Allocation of undistributed gain (loss) from sale of discontinued operations for diluted computation	(8.9)	(1.7)	12.8	3.1

Allocation of undistributed loss	$(32.0)	$(6.0)	$(69.2)	$(16.9)

Denominator (in millions):

Number of shares used in basic computation	48.7	11.2	37.8	12.2
Weighted average effect of dilutive securities:

Conversion of Class B to Class A shares	11.2	0	12.2	0

Number of shares used in per share computations	59.9	11.2	50.0	12.2

Diluted loss per share from continuing operations	$(0.42)	$(0.42)	$(1.38)	$(1.38)

Diluted income (loss) per share from discontinued operations	0.04	0.04	(0.26)	(0.26)
Diluted income (loss) per share from gain (loss) on sale of discontinued operations	(0.15)	(0.15)	0.26	0.26

Diluted loss per share (1) (2)	$(0.53)	$(0.53)	$(1.38)	$(1.38)

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(1)	For the six months ended September 30, 2011, there were stock options to purchase 1.7 shares (excluding out-of-the-money-options for 2.5 shares) of Class A Common Stock, preferred shares convertible into 0.3 shares of Class A Common Stock, $200 principal amount of convertible notes convertible into 8.7 shares of Class A Common Stock and 20.1 warrants to purchase Class A Common Stock that were excluded from the computation of diluted loss and diluted loss from continuing operations per share because their effect would have been anti-dilutive.
(2)	For the six months ended September 30, 2010, there were stock options to purchase 0.4 shares (excluding out-of-the-money-options of 2.5 shares) of Class A Common Stock, out-of-the-money options of 0.1 shares of Class B Common Stock, preferred shares convertible into 0.3 shares of Class A Common Stock, and $200 principal amount of convertible notes convertible into 8.7 shares of Class A Common Stock that were excluded from the computation of diluted loss per share because their effect would have been anti-dilutive.

7. Investment Securities

The Company had carried available-for-sale auction rate securities (“ARS”) at fair value of $57.2 as of March 31, 2011. Although the Company, pursuant to a 2010 settlement agreement, transferred these securities to the party it had originally acquired them from, the Company reflected the transfer as a collateralized borrowing rather than as a sale because the Company retained certain reacquisition rights. During the six months ended September 30, 2011, the Company liquidated its investments in all of these securities and recognized an aggregate gain of $3.0 representing the difference between the carrying value of the securities and the related collateralized debt balance at the respective liquidation dates.

8. Fair Value Measures

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the authoritative guidance established a fair value hierarchy that ranks the quality and reliability of the information used to measure fair value. Financial assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

•

Level 1 —Primarily consists of financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company has the ability to access.

•

Level 2 —Includes financial instruments measured using significant other observable inputs that are valued by reference to similar assets or liabilities, such as: quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3 —Comprised of financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

The financial assets carried by the Company at fair value included its ARS prior to their full liquidation in July 2011 ($57.2 at March 31, 2011) and its outstanding warrants. Both securities’ fair value were determined using Level 3 fair value measurements. See Note 15 for more details regarding warrants.

The contingent interest feature of the $200.0 principal amount of Contingent Convertible Subordinated Notes (see Note 12—“Long-Term Debt”) meets the criteria of and qualifies as an embedded derivative. Although this feature represents an embedded derivative financial instrument, based on its de minimis value at the time of issuance and at September 30, 2011, no value has been assigned to this embedded derivative.

The following tables present the changes in fair value for financial assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

ARS (Level 3)

Current Auction Rate Securities (Level 3)
Balance at April 1, 2011	$57.2
Realized gain	3.0
Sales of ARS	60.2

Balance at September 30, 2011	$0

13

Warrant Liability (Level 3)

Warrants (Level 3)
Balance at April 1, 2011	$(108.6)
Unrealized gain included in other income	89.2

Balance at September 30, 2011	$(19.4)

9. Inventories

Inventories, net of reserves, consisted of:

	2011
	September 30,	March 31,
Raw materials	$0.8	$0
Finished goods	0.4	1.0

Total inventories	$1.2	$1.0

Management establishes reserves for potentially obsolete or slow-moving inventory based on an evaluation of inventory levels, forecasted demand, and market conditions.

The Company has contracted with third parties to manufacture Makena® and Evamist®. As of September 30, 2011, the inventories primarily represent goods held by or manufactured by third parties.

10. Intangible Assets

Intangible assets consist of:

	2011
	September 30,			March 31,
	Gross Carrying Amount (a)	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount (a)	Accumulated Amortization	Net Carrying Amount
Product rights acquired:
Makena®	$119.6	$(11.4)	$108.2	$119.6	$(2.8)	$116.8
Evamist®	21.2	(9.5)	11.7	21.2	(9.0)	12.2
Trademarks acquired:
Evamist®	5.1	(2.6)	2.5	5.1	(2.5)	2.6
License agreements:
Evamist®	35.6	(17.3)	18.3	35.6	(16.5)	19.1
Covenants not to compete:
Evamist®	0.6	(0.6)	0	0.6	(0.6)	0
Trademarks and patents	2.1	(2.1)	0	2.1	(2.1)	0
Other	0	0	0	0.4	(0.2)	0.2

Total intangible assets	$184.2	$(43.5)	$140.7	$184.6	$(33.7)	$150.9

(a)	Gross Carrying Amount is shown net of impairment charges.

As of September 30, 2011, the Company’s product rights acquired, trademarks acquired and license agreements have original weighted average useful lives of approximately 8 years, 15 years and 15 years, respectively. Amortization of intangible assets was $4.9 and $0.8 for the three months ended September 30, 2011 and September 30, 2010, respectively, and $10.0 and $1.5 for the six months ended September 30, 2011 and 2010, respectively.

Management assesses the carrying value of intangible assets for impairment on a quarterly basis if any events have occurred which indicate the possibility of impairment. During the assessment as of September 30, 2011, management did not identify any events that were indicative of impairment relating to intangible assets. However, any significant changes in actual future results from the assessment used to perform the quarterly evaluation, such as lower sales, increases in production costs, technological changes or decisions not to produce or sell products, could result in impairment at a future date (see Note 2—“Basis of Presentation”).

Assuming no other additions, disposals or adjustments are made to the carrying values and/or useful lives of the intangible assets, annual amortization expense on product rights, trademarks acquired and other intangible assets is estimated to be approximately $20.4 in each of the five succeeding fiscal years.

14

The $119.6 of gross carrying amount of Makena® product rights represents the $12.5 payment made on the Transfer Date plus the present value of the remaining payments due to Hologic as described in Note 5—“Acquisition” and is being amortized over its estimated patent protected life of seven years. As there are no performance conditions related to the remaining installment payments, the Company recorded the remaining obligations as of September 30, 2011 in current liabilities ($97.4) and non-current liabilities ($10.0) based upon their expected payment dates.

11. Accrued Severance

Accrued severance consists primarily of severance benefits owed to employees whose employment was terminated in connection with the ongoing realignment of the Company’s cost structure. Severance expense recognized in the three months ended September 30, 2011 was recorded in selling and administrative. The activity in accrued severance for the six months ended September 30, 2011 and twelve months ended March 31, 2011 is summarized as follows:

	2011
	September 30,	March 31,
Balance at beginning of period	$0.6	$2.5
Provision for severance benefits	0.8	1.8
Amounts charged to accrual	(0.9)	(3.7)

Balance at end of period	$0.5	$0.6

12. Long-Term Debt

Long-term debt consisted of:

	2011
	September 30,	March 31,
Convertible notes	$200.0	$200.0
Senior notes (less unamortized discount of $6.0 and $6.7, respectively )	219.0	218.3
Building mortgages	31.8	33.0
Collateralized borrowing	0	52.4

	450.8	503.7
Less current portion	(2.5)	(85.4)

	$448.3	$418.3

Convertible notes

In May 2003, the Company issued $200.0 principal amount of 2.5% Contingent Convertible Subordinated Notes (the “Convertible Notes”) that are convertible, under certain circumstances, into shares of Class A Common Stock at an initial conversion price of $23.01 per share. The Convertible Notes, which mature on May 16, 2033, bear interest that is payable on May 16 and November 16 of each year at a rate of 2.50% per annum. The Company also is obligated to pay contingent interest at a rate equal to 0.5% per annum during any six-month period from May 16 to November 15 and from November 16 to May 15, under certain trading price conditions that have not been triggered since 2008.

The Company may redeem some or all of the Convertible Notes at any time, at a redemption price, payable in cash, of 100% of the principal amount of the Convertible Notes, plus accrued and unpaid interest, including contingent interest, if any. Holders may require the Company to repurchase all or a portion of their Convertible Notes on May 16, 2013, 2018, 2023 and 2028 or upon a change in control, as defined in the indenture governing the Convertible Notes, at a purchase price, payable in cash, of 100% of the principal amount of the Convertible Notes, plus accrued and unpaid interest, including contingent interest, if any. Since the next occasion holders may require the Company to repurchase all or a portion of their Convertible Notes is May 16, 2013, the Convertible Notes were classified as a long-term liability as of September 30, 2011 and March 31, 2011. The Convertible Notes are subordinate to all of the Company’s existing and future senior obligations.

The Convertible Notes, which are unsecured, do not contain any restrictions on the payment of dividends, the incurrence of additional indebtedness or the repurchase of the Company’s securities, and do not contain any financial covenants. However, a failure by the Company or any of its subsidiaries to pay any indebtedness or any final non-appealable judgments in excess of $0.8 constitutes an event of default under the indenture. An event of default would permit the trustee under the indenture or the holders of at least 25% of the Convertible Notes to declare all amounts owing to be immediately due and payable and exercise other remedies.

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Senior notes

On March 17, 2011, the Company completed a private placement with a group of institutional investors of $225.0 aggregate principal amount of 12% Senior Secured Notes due 2015.

The Senior Notes bear interest at an annual rate of 12% per year, payable semiannually in arrears on March 15 and September 15 of each year, commencing September 15, 2011. Due to the timing of filing a registration statement for an exchange offer to holders of Senior Notes, the interest rate was 12.25% per annum during the period from July 1, 2011 to July 11, 2011. The Senior Notes will mature March 15, 2015. At any time prior to March 15, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Senior Notes at a redemption price of 112% of the principal amount of the Senior Notes, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more equity offerings. At any time prior to March 15, 2013, the Company may redeem all or part of the Senior Notes at a redemption price equal to (1) the sum of the present value, discounted to the redemption date, of (i) a cash payment to be made on March 15, 2013 of 109% of the principal amount of the Senior Notes, and (ii) each interest payment that is scheduled to be made on or after the redemption date and on or before March 15, 2013, plus (2) accrued and unpaid interest to the redemption date. At any time after March 15, 2013 and before March 15, 2014, the Company may redeem all or any portion of the Senior Notes at a redemption price of 109% of the principal amount of the Senior Notes, plus accrued and unpaid interest to the redemption date. At any time after March 15, 2014, the Company may redeem all or any portion of the Senior Notes at a redemption price of 100% of the principal amount of the Senior Notes, plus accrued and unpaid interest to the redemption date. The Senior Notes are secured by certain assets of the Company and certain assets of its subsidiaries. The Senior Notes contain restrictions on the payment of dividends, the incurrence of additional indebtedness and the repurchase of the Company’s securities. Moreover, a failure by the Company or any of its subsidiaries to pay any indebtedness or any final non-appealable judgments in excess of $5.0 million constitutes an event of default under the indenture. An event of default would permit the trustee under the indenture or the holders of at least 25% of the Senior Notes to declare all amounts owing to be immediately due and payable and exercise other remedies.

After an original issue discount of 3%, the Company received proceeds of $218.3 which were used to fund a first year interest reserve totaling $27.0, of which $13.4 was used to fund the September 2011 interest payment, repay all existing obligations to U.S. Healthcare totaling approximately $61.1 and pay fees and expenses of $9.7 associated with the private placement of the Senior Notes. In connection with these payments, the Company also terminated all future loan commitments with U.S. Healthcare. The remaining proceeds, totaling approximately $120.0 will be used for general corporate purposes, including the launch of Makena®.

The Senior Notes were offered only to accredited investors pursuant to Regulation D under the Securities Act of 1933, as amended. The Company’s registration statement for an exchange offer to holders of the Senior Notes was effective on August 26, 2011. The holders of all privately issued Senior Notes exchanged them for a like amount of registered Senior Notes under the exchange offer.

Building mortgages

In March 2006, the Company entered into a $43.0 mortgage loan arrangement (the “Mortgage Loan”) with one of its primary lenders, in part, to refinance $9.9 of existing mortgages. The $32.8 of net proceeds the Company received from the mortgage loan was used for working capital and general corporate purposes. The Mortgage Loan, which is secured by four of the Company’s buildings, bears interest at a rate of 5.91% and matures on April 1, 2021. In August 2011, the Company agreed with the lender to extend, to March 31, 2015, the requirement for the Company to achieve a minimum net worth balance. As a result of the Company’s delay in filing this Form 10-Q, the Company may not be in compliance with certain requirements of the Mortgage Loan documentation. However, as of September 30, 2011, the Company was in compliance with all requirements of the Mortgage Loan documentation and is current with all financial payment obligations. Accordingly, the Mortgage Loan is reflected as a long-term obligation as of September 30, 2011.

Collateralized borrowing

On February 25, 2009, the Company initiated legal action against Citigroup Global Markets Inc. (“CGMI”), through which it acquired the ARS the Company held at that time, in the District Court for the Eastern District of Missouri. On January 21, 2010, the Company and CGMI entered into a Purchase and Release Agreement pursuant to which CGMI agreed to purchase the Company’s remaining ARS for an aggregate purchase price of approximately $61.7. The Company also received a two-year option (which expires on January 21, 2012) to reacquire the ARS (in whole or on a class-by-class basis) for the prices at which they were sold, as well as the right to receive further payments in the event any ARS are redeemed prior to the expiration of the option. During the quarter ended September 30, 2011, the Company reacquired and then sold the remainder of its ARS.

In accordance with authoritative guidance ASC 860, Transfers and Servicing, the Company accounted for the ARS transfer to CGMI, including the two-year option to reacquire the ARS, as a secured borrowing with pledge of collateral. The transfer of the ARS to CGMI did not meet all of the conditions set forth in ASC 860 in order to be accounted for as a sale. As a secured borrowing with pledge of collateral, the Company was required to record a short-term liability (“collateralized borrowing”) as of March 31, 2011 for the ARS sale proceeds, representing a borrowing of cash from CGMI.

13. Comprehensive income (loss)

Comprehensive income (loss) includes all changes in equity during a period except those that resulted from investments by or distributions to the Company’s shareholders. Other comprehensive income (loss) refers to revenues, expenses, gains and losses that, under GAAP, are included in comprehensive income (loss), but excluded from net income (loss) as these amounts are recorded directly as an

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adjustment to shareholders’ deficit. For the Company, comprehensive income (loss) is comprised of net income (loss), the net changes in unrealized gains and losses on available for sale marketable securities, net of applicable income taxes, and changes in the cumulative foreign currency translation adjustment. Total comprehensive loss was $55.0 and $34.5 for the three months ended September 30, 2011 and 2010, respectively, and $33.5 and $69.6 for the six months ended September 30, 2011 and 2010, respectively.

14. Divestitures

Sale of Sucralfate ANDA

On May 7, 2010, the Company received $11.0 in cash proceeds from the sale of certain intellectual property and other assets related to the Company’s ANDA, submitted with the FDA for the approval to engage in the commercial manufacture and sale of 1gm/10mL sucralfate suspension. All prior activities related to the intellectual property were expensed as incurred and the Company has no future involvement with the product resulting in a recognized gain which is included in discontinued operations.

Sale of PDI

In consideration for the June 2010 sale of PDI, the Purchaser (1) paid to the Company on the Closing Date $24.6 in cash, subject to certain operating working capital adjustments, and (2) assumed certain liabilities, including certain contracts. The Company incurred fees of $0.6 in connection with the transaction. The Purchaser deposited $2.0 of the purchase price in an escrow arrangement for post-closing indemnification purposes, which the Company has recorded as other assets and deferred income until all post-closing matters are resolved. Any uncontested amounts that remain in the escrow account will be paid to the Company. In addition, the Purchaser also agreed to pay to the Company four contingent earn-out payments in a total aggregate amount up to, but not to exceed, $5.5 based on annual EBITDA measurements of the sold business over the four years following the sale. The Purchaser has not met the threshold for the earn-out through September 30, 2011.

The Company recorded a gain on sale of $5.9, net of tax, in connection with the PDI transaction in the quarter ended June 30, 2010. Operating results of PDI for the period from April 1, 2010 to June 2, 2010 included $2.7 of revenues and $0.0 of net income. Additionally, the Company realized a $3.5 gain in the second quarter of fiscal year 2011 from insurance proceeds related to a 2009 fire at a PDI facility.

Sale of Generics Business

In June 2011, the Company entered into an Asset Purchase Agreement pursuant to which the Company, Nesher and DrugTech agreed to sell substantially all of the assets of Nesher and the Company’s generic products business (the “Divested Assets”) to the Buyer. The sale was completed in August 2011.

The Divested Assets, as more fully described in the Agreement, consisted of: (i) all rights, title and interest in and to the Company’s Micro-K ® 8 mEq and 10 mEq products and the Company’s generic products, including the Company’s Potassium Chloride Extended Release Capsule products; (ii) the New Drug Applications and Abbreviated New Drug Applications related to the products; (iii) certain real property and real property leases associated with Nesher and the Company’s generics products business; (iv) manufacturing and other equipment associated with Nesher and the Company’s generics products business; (v) contracts, marketing materials and books and records associated with Nesher and the Company’s generics products business; (vi) the raw materials, work-in-process and finished products inventories associated with Nesher and the Company’s generics product business as of the closing of the transaction; (vii) the Company’s accounts receivable and prepaid expenses associated with Nesher and the Company’s generics products business; and (viii) certain intellectual property associated with Nesher and the Company’s generics products business, including the trade name “Nesher.”

In consideration for the Divested Assets, the Buyer paid cash of $60.5, subject to possible adjustment based upon the operating working capital of the business at the closing date, and agreed to assume certain liabilities of the Company’s generics business. At the closing of the transaction, the Buyer deposited $7.5 of the purchase price in an escrow arrangement for post-closing indemnification purposes, which the Company has recorded as restricted cash and deferred income until certain post-closing matters, to the extent there are any, are resolved.

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The table below reflects the operating results of our generics business for the three and six months ended September 30, 2011 and 2010, respectively, and net assets held for sale at March 31, 2011.

	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010

Net revenues	$3.4	$0.3	$11.2	$(0.3)
Cost of sales	2.6	8.3	8.6	17.7

Gross profit (loss)	0.8	(8.0)	2.6	(18.0)

Operating expenses:
Research and development	(0.1)	0.5	(0.1)	2.9
Selling and administrative	0.1	1.3	0.5	3.2

Total operating expenses	0	1.8	0.4	6.1

Operating income (loss)	0.8	(9.8)	2.2	(24.1)
Income tax (benefit)	0	(3.5)	0	(8.7)

Net income (loss)	$0.8	$(6.3)	$2.2	$(15.4)

Gain (loss) on sale of assets
(net taxes (benefit) of $0, $0, $0 and $4.0)	$(8.8)	$0	$(8.8)	$7.0

March 31, 2011

Receivables, net	$2.9
Inventories, net	6.1

Total current assets held for sale	9.0
Property and equipment, less accumulated depreciation	30.2
Intangible assets	14.4
Other assets	—

Total assets held for sale	$53.6

Accounts payable and accrued liabilities	2.5

Total liabilities associated with assets held for sale	$2.5

15. Warrant Liability

The Company issued Warrants to U.S. Healthcare in November 2010 and March 2011 to purchase an aggregate of up to 20.1 million shares of Class A Common Stock at an exercise price of $1.62 per share. The $28.9 and $89.2 decrease in the value of the Warrants for the three months and six months ended September 30, 2011, respectively, resulted primarily from a decline in the Company’s stock price and is reflected in other income as a change in warrant liabilities in our consolidated statements of operations.

The Warrants expire November 17, 2015, but may be extended by up to two additional years if the holders become subject to certain percentage ownership limitations that prevent their exercise in full at the time of their stated expiration. The Company must require that the holders exercise the Warrants before their expiration if the average of the closing prices of the Class A Common Stock for at least 30 consecutive trading days exceeds $15.00, the closing prices of the Class A Common Stock have exceeded $15.00 for 10 consecutive trading days, the shares issuable upon exercise may be resold under an effective registration statement or the resale is exempt from registration and the shares are listed on the NYSE or the National Association of Securities Dealers Automated Quotation. The Warrants also contain certain non-standard anti-dilution provisions included at the request of U. S. Healthcare, pursuant to which the number of shares subject to the Warrants may be increased and the exercise price may be decreased. These anti-dilution provisions are triggered upon certain sales of securities by the Company and certain other events. The Warrants do not contain any preemptive rights. The Warrants also contain certain restrictions on the ability to exercise the Warrants in the event that such exercise would result in the holder of the Warrants owning greater than 4.99% of the shares of the Company’s outstanding Class A Common Stock after giving effect to the exercise. The Warrants are exercisable solely on a cashless exercise basis under which in lieu of paying the exercise price in cash, the holders will be deemed to have surrendered a number of shares of Class A Common Stock with market value equal to the exercise price and will be entitled to receive a net amount of shares of Class A Common Stock after reduction for the shares deemed surrendered. In connection with the issuance of the Warrants, the Company agreed to register up to 20.1 million shares of our Class A Common Stock issuable upon the exercise of the Warrants.

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Additionally, the Company deposited $7.5 into an escrow account that would be released to the Company or to U.S. Healthcare depending on the timing of the registration and the stock price of the shares underlying the Warrants. The Company’s registration of the resale of the shares issuable upon exercise of the Warrants became effective on July 13, 2011. The price of the Company’s stock did not exceed the required closing price as required by the Warrants and as a result the $7.5 held in escrow was released to U.S. Healthcare during the quarter ended September 30, 2011.

The calculation of the estimated fair value of the Warrants using Monte Carlo simulation model, requires application of critical assumptions, including the probability of the Company issuing additional common stock (“Fundamental Transaction”) in the future. The Company computes the fair value of the Warrants at the end of each quarterly reporting period using subjective input assumptions consistently applied for each period, reflecting conditions at each valuation date. If the Company was to alter its assumptions or the number of inputs based on such assumptions, the resulting estimated fair value could be materially different.

The fair value of the Warrants at September 30, 2011 and March 31, 2011, respectively, was estimated utilizing the following assumptions:

	Revaluation At
	September 30, 2011	March 31, 2011

Number of Warrants	20,038,410	20,038,410

Aggregate fair value (a)	$19.4	$108.6

Risk free discount rate	0.74%	2.15%

Volatility rate	106.00%	99.00%

Dividend rate	0.00%	0.00%

Contractual life (years)	4.2	4.6

Fundamental Transaction (b)	10.0%	10.0%

(a)	Prior to the value of the contingency features described above
(b)	After the stock price reaches $10.00 per share

16. Commitments and Contingencies

Contingencies

The Company is currently subject to legal proceedings and claims that have arisen in the ordinary course of business. While the Company is not presently able to determine the potential liability, if any, related to all such matters, the Company believes the matters it currently faces, individually or in the aggregate, could have a material adverse effect on its financial condition or operations or liquidity.

On January 8, 2010, the Company and Hologic entered into an amendment to the original Makena® asset purchase agreement. On February 4, 2011, the Company entered into an Amendment No. 2 to the Original Agreement. See Note 5—“Acquisition” for more information about the amended agreement.

On December 5, 2008, the Board terminated the employment agreement of Marc S. Hermelin, the Chief Executive Officer of the Company at that time, “for cause” (as that term is defined in such employment agreement). Additionally, the Board removed Mr. M. Hermelin as Chairman of the Board and as the Chief Executive Officer, effective December 5, 2008. In accordance with the termination provisions of his employment agreement, the Company determined that Mr. M. Hermelin would not be entitled to any severance benefits. In addition, as a result of Mr. M. Hermelin’s termination “for cause,” the Company determined it was no longer obligated for the retirement benefits specified in the employment agreement. However, Mr. M. Hermelin informed the Company that he believed he effectively retired from his employment with the Company prior to the termination of his employment agreement on December 5, 2008 by the Board. If it is determined that Mr. M. Hermelin did effectively retire prior to December 5, 2008, the actuarially determined present value (as calculated in December 2008) of the retirement benefits due to him would total $36.9. On November 10, 2010, Mr. M. Hermelin voluntarily resigned as a member of the Board.

On March 22, 2011, Mr. M. Hermelin made a demand on the Company for indemnification with respect to his payment of $1.9 imposed by the United States District Court as a fine and forfeiture of pecuniary gain as part of the sentence resulting from his guilty plea entered by the Court on March 10, 2011. Mr. M. Hermelin pled guilty to two federal misdemeanor counts as a responsible corporate officer of the Company at the time when a misbranding of two morphine sulfate tablets occurred that contained more of the active ingredient than stated on the label. In addition, the Company has advanced, under the terms of the Indemnification Agreement, legal expenses amounting to approximately $5.7 to

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various law firms that represented Mr. M. Hermelin for legal matters including the FDA and SEC investigations, the Department of Justice inquiry, the Audit Committee investigation, HHS OIG exclusion and various class action lawsuits. Under the Company’s Indemnification Agreement entered into with all directors, including Mr. M. Hermelin when he served as Chairman of the Board and Chief Executive Officer of the Company, as a condition for the advancement of expenses, each director is required to sign an undertaking to reimburse the Company for the advanced expenses in the event it is found that the director is not entitled to indemnification. The Company has also received invoices for $0.1 of additional legal fees covering the same or other matters for which Mr. M. Hermelin is demanding indemnification. The Company has not paid these invoices. Mr. M. Hermelin’s demand for reimbursement of the $1.9 fine and forfeiture, the advancement of legal fees to represent him for various legal matters and whether only such advancement should be indemnified is being handled by a special committee of independent directors appointed by the Board of Directors of the Company. On October 11, 2011, the Company, at the direction of the Special Committee, filed a Petition for declaratory judgment in the Circuit Court of St. Louis County against Mr. M. Hermelin styled K-V Pharmaceutical Company v. Marc Hermelin seeking a declaration of rights of the parties with regard to Mr. M. Hermelin’s employment and indemnification agreements with the Company. The Company alleges that Mr. M Hermelin is not entitled to payments under such agreements due to breaches of his fiduciary obligations to the Company and its Board. On October 14, 2011, Mr. M. Hermelin filed an action in the Court of Chancery in the State of Delaware styled Marc S. Hermelin v. K-V Pharmaceutical Company, seeking: advancement of expenses in connection with certain proceedings; indemnification of attorneys’ fees and other expenses incurred as to other proceedings; and advancement of attorneys’ fees that he has incurred and will incur in the St. Louis County and Delaware actions. Mr. M. Hermelin claims that he is entitled to such amounts under the Company’s Bylaws, Delaware law and his indemnification agreement. A hearing on the advancement issue has been scheduled for January 4-5, 2012.

Litigation and Governmental Inquiries

Resolution of one or more of the matters described below could have a material adverse effect on the Company’s results of operations, financial condition or liquidity. The Company intends to vigorously defend its interests in the matters described below.

Accrued litigation consists of settlement obligations as well as loss contingencies recognized by the Company because settlement was determined to be probable and the related payouts were reasonably estimable. While the outcome of the current claims cannot be predicted with certainty, the possible outcome of claims is reviewed at least quarterly and an adjustment to the Company’s accrual is recorded as deemed appropriate based upon these reviews. Based upon current information available, the resolution of legal matters individually or in aggregate could have a material adverse effect on the Company’s results of operations, financial condition or liquidity. The Company is unable to estimate the possible loss or range of losses above amounts already accrued at September 30, 2011.

The Company and/or ETHEX have been named as defendants in certain multi-defendant cases alleging that the defendants reported improper or fraudulent pharmaceutical pricing information, i.e., Average Wholesale Price, or AWP, and/or Wholesale Acquisition Cost, or WAC, information, which allegedly caused the governmental plaintiffs to incur excessive costs for pharmaceutical products under the Medicaid program. Cases of this type have been filed against the Company and/or ETHEX and other pharmaceutical manufacturer defendants by the States of Massachusetts, Alabama, Mississippi, Louisiana, Utah and Iowa, by New York City, and by approximately 45 counties in New York State. The State of Mississippi effectively voluntarily dismissed the Company and ETHEX without prejudice on October 5, 2006 by virtue of the State’s filing an Amended Complaint on such date that does not name either the Company or ETHEX as a defendant. On August 13, 2007, ETHEX settled the Massachusetts lawsuit and received a general release of liability with no admission of liability. On October 7, 2008, ETHEX settled the Alabama lawsuit for $2.0 and received a general release of liability with no admission of liability. On November 25, 2009, ETHEX settled the New York City and New York county cases (other than the Erie, Oswego and Schenectady County cases) for $3.0 and received a general release of liability. On February 23, 2010, ETHEX settled the Iowa lawsuit for $0.5 and received a general release of liability. On August 25, 2010, ETHEX settled the Erie, Oswego and Schenectady Counties lawsuit for $0.1 and received a general release of liability. On October 21, 2010, the Company received a subpoena from the Florida Office of Attorney General requesting information related to ETHEX’s pricing and marketing activities. The Company is currently complying with the State’s request for documents and pricing information. In November 2010, the Company and ETHEX were served with a complaint with respect to an AWP case filed by the State of Louisiana. In January 2011, the Company filed various defensive motions with respect to the Louisiana lawsuit.

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On August 29, 2002, Constance Conrad (“Relator”) filed a complaint in the United States District Court for the District of Massachusetts styled United States ex rel. Constance Conrad, et al. v. Abbott Laboratories, Inc., et al., Civil No. 02-CV-11738-NG (D.Mass) pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C § 3730(b) against multiple defendants, including the Company. Specifically, the Relator alleged that the Company failed to advise the Centers for Medicare and Medicaid Services (“CMS”) that certain products marketed by ETHEX Corporation, including Nitroglycerin Extended Release Capsules and Hyoscyamine Sulfate Extended Release Capsules, did not qualify for coverage under federal healthcare programs. On December 6, 2011 the parties entered into a Settlement Agreement to resolve this dispute. Pursuant to the Settlement Agreement, the Company agreed to pay a total sum of $17.0, plus interest, in installments over five years as follows:

Payment Amounts including interest	Payment Due Date

$636,051.37	December 15, 2011

$—	March 15, 2012

$—	June 15, 2012

$225,637.64	September 14, 2012

$224,895.45	December 14, 2012

$599,153.26	March 15, 2013

$596,184.51	June 14, 2013

$593,215.76	September 13, 2013

$590,247.01	December 13, 2013

$587,278.26	March 14, 2014

$584,309.51	June 13, 2014

$1,081,340.76	September 13, 2014

$1,075,403.26	December 15, 2014

$1,069,465.76	March 16, 2015

$1,063,528.26	June 15, 2015

$1,057,590.76	September 15, 2015

$2,051,653.26	December 15, 2015

$2,039,778.26	March 15, 2016

$2,027,903.26	June 15, 2016

$2,715,525.04	September 15, 2016

In addition, the Company agreed to pay certain attorneys’ fees and costs to Relator’s counsel. The Company did not admit any wrong doing in connection with the allegations raised in the complaint, and upon the initial payment, the United States and Relator shall 1) dismiss with prejudice all claims relating to the alleged conduct with regard to Nitroglycerin Extended Release Capsules and Hyoscyamine Sulfate Extended Release Capsules; 2) dismiss all remaining claims asserted in the complaint with prejudice to the Relator; and 3) dismiss all remaining claims asserted in the complaint without prejudice to the United States.

The Settlement Agreement provides the United States with various remedies and potential penalties for any failure by the Company to abide by the payment terms contained therein, including the right of the United States to rescind its release, offset any monies owed to the Company by the United States, seek payment for the full amount of its claim against the Company, and exclude the Company from participating in any Federal healthcare program.

The Company, at the direction of a special committee of the Board of Directors that was in place prior to June 10, 2010, responded to requests for information from the Office of the United States Attorney for the Eastern District of Missouri and FDA representatives working with that office. In connection therewith, on February 25, 2010, the Board, at the recommendation of the special committee, approved entering into a plea agreement subject to court approval, with the Office of the United States Attorney for the Eastern District of Missouri and the Office of Consumer Litigation of the United States Department of Justice (referred to herein collectively as the “Department of Justice”). The plea agreement was executed by the parties and was entered by the U.S. District Court, Eastern District of Missouri, Eastern Division on March 2, 2010. Pursuant to the terms of the plea agreement, ETHEX pleaded guilty to two felony counts, each stemming from the failure to make and submit a field alert report to the FDA in September 2008 regarding the discovery of certain undistributed tablets that failed to meet product specifications. Sentencing pursuant to the plea agreement also took place on March 2, 2010.

Pursuant to the plea agreement, ETHEX agreed to pay a criminal fine in the amount of $23.4 in four installments. The first installment, in the amount of $2.3, was due within 10 days of sentencing. The second and third installments, each in the amount of $5.9, were originally due on December 15, 2010 and July 11, 2011, respectively. The fourth and final installment, in the amount of $9.4, was originally due on July 11, 2012. ETHEX also agreed to pay, within 10 days of sentencing, restitution to the Medicare and the Medicaid programs in the amounts of $1.8 and $0.6, respectively. In addition to the fine and restitution, ETHEX agreed not to contest an administrative forfeiture in the amount of $1.8, which was payable 45 days after sentencing and satisfies any and all forfeiture obligations ETHEX may have as a result of the guilty plea. In total, ETHEX agreed to pay fines, restitution and forfeiture in the aggregate amount of $27.6.

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On November 15, 2010, upon the motion of the Department of Justice, the court vacated the previous fine installment schedule and imposed a new fine installment schedule using the standard federal judgment rate of 0.22% per annum, payable as follows:

Payment Amounts including interest	Payment Due Date
$1.0	December 15, 2010
1.0	June 15, 2011
1.0	December 15, 2011
2.0	June 15, 2012
4.0	December 15, 2012
5.0	June 15, 2013
7.1	December 15, 2013

The Company made its first and second installment payments due on December 15, 2010 and June 15, 2011.

In exchange for the voluntary guilty plea, the Department of Justice agreed that no further federal prosecution will be brought in the Eastern District of Missouri against ETHEX, the Company or the Company’s wholly-owned subsidiary, Ther-Rx, regarding allegations of the misbranding and adulteration of any oversized tablets of drugs manufactured by the Company, and the failure to file required reports regarding these drugs and patients’ use of these drugs with the FDA, during the period commencing on January 1, 2008 through December 31, 2008.

In connection with the guilty plea by ETHEX, ETHEX was expected to be excluded from participation in federal healthcare programs, including Medicare and Medicaid. In addition, as a result of the guilty plea by ETHEX, HHS OIG had discretionary authority to also exclude the Company from participation in federal healthcare programs. However, the Company is in receipt of correspondence from HHS OIG stating that, absent any transfer of assets or operations that would trigger successor liability, HHS OIG has no present intent to exercise its discretionary authority to exclude the Company as a result of the guilty plea by ETHEX.

In connection with the previously anticipated exclusion of ETHEX from participation in federal healthcare programs, the Company ceased operations of ETHEX on March 2, 2010. On November 15, 2010, the Company entered into the Divestiture Agreement with HHS OIG under which the Company agreed to sell the assets and operations of ETHEX to unrelated third parties prior to April 28, 2011 and to file articles of dissolution with respect to ETHEX under Missouri law by such date. Following such filing, ETHEX may not engage in any new business other than for winding up its operations and will engage in a process provided under Missouri law to identify and resolve its liabilities over at least a two year period. Under the terms of the agreement, HHS OIG agreed not to exclude ETHEX from federal healthcare programs until April 28, 2011 and, upon completion of the sale of the ETHEX assets and of the filing of the articles of dissolution of ETHEX, the agreement will terminate. Civil monetary penalties and exclusion of ETHEX could have occurred if the Company had failed to meet its April 28, 2011 deadline. The Company has also received a letter from HHS OIG advising it further that assuming that it has complied with all agreements deemed necessary by HHS OIG, ETHEX has filed its articles of dissolution, and ETHEX no longer has any ongoing assets or operations other than those required to conclude the winding up process under Missouri law, HHS OIG would not exclude ETHEX thereafter. The Company has notified all parties of its intent to dissolve ETHEX and notifications were sent out on January 28, 2011. ETHEX has sold its assets in accordance with the Divestiture Agreement on May 20, 2011, we received a letter from HHS OIG stating that based upon its review of the information provided in our monthly reports, it appeared that the Company and ETHEX had satisfied our obligation under the Divestiture Agreement.

The Company currently does not anticipate that the voluntary guilty plea by ETHEX will have a material adverse effect on the Company’s efforts to comply with the requirements pursuant to the consent decree and to resume shipments of its approved products manufactured by third parties.

On November 10, 2010, Marc S. Hermelin voluntarily resigned as a member of the Board. The Company had been advised that HHS OIG notified Mr. M. Hermelin that he would be excluded from participating in federal healthcare programs effective November 18, 2010. In an effort to avoid adverse consequences to the Company, including a potential discretionary exclusion of the Company, and to enable it to secure its expanded financial agreement with U.S. Healthcare, the Company, HHS OIG, Mr. M. Hermelin and his wife (solely with respect to her obligations thereunder, including as joint owner with Mr. M. Hermelin of certain shares of Company stock) entered into the Settlement Agreement under which Mr. M. Hermelin also resigned as trustee of all family trusts that hold KV stock, agreed to divest his personal ownership interests in the Company’s Class A Common and Class B Common Stock (approximately 1.8 million shares, including shares held jointly with his wife) over an agreed upon period of time in accordance with a divestiture plan and schedule approved by HHS OIG, and agreed to refrain from voting stock under his personal control. In order to implement such agreement, Mr. M. Hermelin and his wife granted to an independent third party immediate irrevocable proxies and powers of attorney to divest their personal stock interests in the Company if Mr. M. Hermelin does not timely do so. The Settlement Agreement also required Mr. M. Hermelin to agree, for the duration of his exclusion, not to seek to influence or be involved with, in any manner, the governance, management, or operations of the Company. On March 14, 2011, Mr. M. Hermelin pleaded guilty to two federal misdemeanor counts pertaining to misbranding of two oversized morphine sulfate tablets, as a responsible corporate officer of the Company at the time that such tablets were introduced into interstate commerce. See discussion above for information regarding certain claims for indemnification by Mr. M. Hermelin.

As long as the parties comply with the Settlement Agreement, HHS OIG has agreed not to exercise its discretionary authority to exclude the Company from participation in federal health care programs, thereby allowing the Company and its subsidiaries (with the single exception of ETHEX, which has been dissolved pursuant to the Divestiture Agreement with HHS OIG) to continue to conduct business through all federal and state healthcare programs.

22

As a result of Mr. M. Hermelin’s resignation and the two agreements with HHS OIG, the Company believes that it has resolved its remaining issues with respect to HHS OIG and is positioned to continue to participate in Federal health care programs now and in the future.

On February 27, 2009, by letter, the Company was notified by the U.S. Department of Labor that it was conducting an investigation of the Company’s Fifth Restated Profit Sharing Plan and Trust, to determine whether such plan is conforming with the provisions of Title I of the Employee Retirement Income Security Act (“ERISA”) or any regulations or orders there under. The Company cooperated with the Department of Labor in its investigation and on August 27, 2009, the Department of Labor notified the Company it had completed a limited review and no further review was contemplated at that time. On July 7, 2010, by letter, the U.S. Department of Labor notified the Company it was again conducting a review of the Company’s Fifth Restated Profit Sharing Plan and Trust. The Company provided the requested documents. On September 12, 2011, the Department of Labor notified the Company it had concluded its investigation and no further action would be taken.

On December 2, 2008, plaintiff Joseph Mas filed a complaint against the Company, in the United States District Court for the Eastern District of Missouri, Mas v. KV Pharma. Co., et al. On January 9, 2009, plaintiff Herman Unvericht filed a complaint against the Company also in the Eastern District of Missouri, Unvericht v. KV Pharma. Co., et al. On January 21, 2009, plaintiff Norfolk County Retirement System filed a complaint against the Company, again in the Eastern District of Missouri, Norfolk County Retirement System v. KV Pharma. Co., et al. The operative complaints in these three cases purport to state claims arising under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, on behalf of a putative class of stock purchasers. On April 15, 2009, the Honorable Carol E. Jackson consolidated the Unvericht and Norfolk County cases into the Mas case already before her. The amended complaint for the consolidated action, styled Public Pension Fund Group v. KV Pharma. Co., et al., was filed on May 22, 2009. Defendants, including the Company and certain of its directors and officers, moved to dismiss the amended complaint on July 27, 2009. The court granted the motion to dismiss the Company and all individual defendants in February 2010. On March 18, 2010, the plaintiffs filed a motion for relief from the order of dismissal and to amend their complaint, and also filed a notice of appeal. On October 20, 2010, the Court denied plaintiffs’ motion for relief from the order of dismissal and to amend pleadings. On November 1, 2010, plaintiffs’ filed a notice of appeal. On September 21, 2011, an appeal was argued before the 8th Circuit Court of Appeals on the matter. The Company is currently awaiting the court’s decision.

On October 19, 2011, plaintiff Frank Julianello filed a complaint against the Company, in the United States District Court for the Eastern District of Missouri, alleging violations of the anti-fraud provisions of the federal securities laws on behalf of all purchasers of the publicly traded securities of the Company between February 14, 2011 and April 4, 2011. The complaint alleges class members were damaged by paying artificially inflated stock prices due to the Company’s purportedly misleading statements regarding Makena® related to access and exclusivity.

On October 31, 2011, plaintiff Ramakrishna Mukku filed a complaint against the Company, in the United States District Court for the Eastern District of Missouri, alleging violations of the anti-fraud provisions of the federal securities laws on behalf of all purchasers of the publicly traded securities of the Company between February 14, 2011 and April 4, 2011. The complaint alleges class members were damaged by paying artificially inflated stock prices due to the Company’s purportedly misleading statements regarding Makena® related to access and exclusivity.

On November 2, 2011, plaintiff Hoichi Cheong filed a complaint against the Company, in the United States District Court for the Eastern District of Missouri, on behalf of purchasers of the securities of the Company, who purchased or otherwise acquired K-V securities between February 14, 2011 and April 4, 2011, seeking to pursue remedies under the Securities Exchange Act of 1934. The complaint alleges class members were damaged by purchasing artificially inflated stock prices due to the Company’s purportedly misleading statements regarding Makena® related to access and exclusivity.

On November 15, 2011, plaintiffs Phil and Martha Tompkins filed a verified shareholder derivative complaint in the United States District Court, Eastern District of Missouri, against the Company, its Board of Directors and certain officers alleging breach of fiduciary duties and other misconduct from February 14, 2011 to April 4, 2011. The complaint alleges a breach of fiduciary duties by making, and allowing the making of, purportedly materially false and misleading statements to the investing public related to Makena® and its access and exclusivity.

On November 30, 2011, plaintiff Douglas Sims filed a verified shareholder derivative petition for breach of fiduciary duty, waste of corporate assets, and unjust enrichment in the Circuit Court of St. Louis County, Missouri, against the Company, its Board of Directors and certain officers alleging breach of fiduciary duties, which have caused and continue to cause substantial damage to the Company.

On October 2, 2009, the U.S. Equal Employment Opportunity Commission sent the Company a Notice of Charge of Discrimination regarding a charge, dated September 23, 2009, of employment discrimination based on religion (in connection with the termination of his employment with the Company) filed against the Company by David S. Hermelin, a current director and former Vice President, Corporate Strategy and Operations Analysis of the Company. On January 29, 2010, the Company filed its response to the Notice of Charge of Discrimination, which stated the Company’s position that Mr. D. Hermelin’s termination had nothing to do with religious discrimination and that his claim should be dismissed. On August 5, 2011, the EEOC issued a Dismissal and Notice of Right to Sue within 90 days of the dismissal. Mr. D. Hermelin notified the Company on August 15, 2011 that he did not intend to pursue the matter any further.

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On August 11, 2011, the Company was served with two contract actions related to stock option grants to two former employees. These actions are styled Scott Macke v. K-V Pharmaceutical Company and Melissa Hughes v. K-V Pharmaceutical Company. The lawsuits allege breach of covenant of good faith and fair dealing, breach of contract, and fraud. Plaintiffs claim that they were injured by not being able to exercise their stock options within the 90 days after their termination from the Company because the Company had issued a trading blackout. The Company also received letters from two other former employees, who have not filed suit claiming similar injury. On October 14, 2011, the Hughes Complaint was dismissed without prejudice with leave to amend on or before October 28, 2011. A First Amended Complaint was filed in the Hughes case on October 28, 2011. The Company filed its Answer to the First Amended Complaint on November 30, 2011 and removed the case to federal court. The Company filed an answer to the Macke complaint in state court.

The Company and/or ETHEX are named defendants in at least 24 pending product liability or other lawsuits that relate to the voluntary product recalls initiated by the Company in late 2008 and early 2009. The plaintiffs in these lawsuits allege damages as a result of the ingestion of purportedly oversized tablets allegedly distributed in 2007 and 2008. The lawsuits are pending in federal and state courts in various jurisdictions. Six of the 24 pending lawsuits have settled but have not yet been dismissed. Of the remaining 18 pending lawsuits, two plaintiffs allege economic harm, 13 plaintiffs allege wrongful death, and the remaining lawsuits allege non-fatal physical injuries. Plaintiffs’ allegations of liability are based on various theories of recovery, including, but not limited to strict liability, negligence, various breaches of warranty, misbranding, fraud and other common law and/or statutory claims. Plaintiffs seek substantial compensatory and punitive damages. Two of the lawsuits are putative class actions seeking economic damages with respect to recalled products, one of the lawsuits has four unrelated plaintiffs, and the remaining lawsuits are either individual lawsuits or have two plaintiffs. The Company possesses third party product liability insurance, which the Company believes is applicable to the pending lawsuits and claims.

One of these putative class actions, styled Polk v. KV Pharmaceutical Company et al., seeks economic damages with respect to recalled metoprolol succinate product. During January 2011, the decision of the U.S. District Court dismissing the case in favor of the Company was reversed on appeal. The Company requested reconsideration by the appellate court, which was denied in March 2011, and the Company filed a motion for appellate review en banc, which was denied by the court on May 12, 2011. The case has been returned to the district court for further proceedings and a motion to dismiss is pending. The other putative class action, styled Herndon v. KV Pharmaceutical Company et al., is pending in state court in Missouri. Plaintiff’s Motion for Class Certification was heard by the court on August 16, 2011 and the parties await a ruling. In addition to the 24 pending lawsuits, there are at least three pending pre-litigation claims (one of which involves a death) that may or may not eventually result in lawsuits.

In addition to the product liability lawsuits related to the voluntary product recalls, on September 14, 2011, plaintiffs Lanny and Angela Jones filed a complaint against the Company and Ther-Rx Corporation in the Circuit Court of Jefferson County, Alabama, styled Lanny and Angela Jones, individually and as parents and next friends of their minor children, Landon Jones and Alana Jones, alleging injury to their minor children as a result of coming in contact with Evamist.

The Company and ETHEX were named as defendants in a complaint filed by CVS Pharmacy, Inc. (“CVS”) in the United States District Court for the District of Rhode Island on or about February 26, 2010 and styled CVS Pharmacy, Inc. v. K-V Pharmaceutical Company and Ethex Corporation (“CVS Complaint”). The CVS Complaint alleged three claims: breach of contract, breach of implied covenant of good faith and fair dealing, and, in the alternative, promissory estoppels. CVS’ claims were premised on the allegation that the Company and/or ETHEX failed to perform their alleged promises to either supply CVS with its requirements for certain generic drugs or reimburse CVS for any higher price it must pay to obtain the generic drugs. CVS sought damages of no less than $100.0, plus interest and costs. In March 2011, CVS and its parent CVS Caremark Corporation filed a similar complaint, seeking damages similar to those sought in the federal case and adding another breach of contract claim, in state court in Superior Court of Providence County, Rhode Island, against the Company, ETHEX and Nesher. On July 18, 2011, the parties reached a settlement in which the Company agreed to pay the aggregate amount of $9.4 to CVS as follows: (a) the Company shall forgive approximately $6.8 in past CVS purchases of Makena® and $0.3 in ETHEX credits; and (b) the Company has given CVS a credit amount of approximately $2.3 to be used for purchases of any Company product by December 15, 2011. The Company shall pay any remaining portion of the $2.3 credit to CVS in cash after December 15, 2011. On November 7, 2011, the case was dismissed with prejudice.

A complaint styled Robertson v. Ther-Rx Corporation, U.S. District Court for the Middle District of Alabama, filed October 30, 2009, by a Ther-Rx sales representative asserting non-exempt status and the right to overtime pay under the Fair Labor Standards Act for a class of Ther-Rx sales representatives and under the Family and Medical Leave Act of 1993 (with respect to plaintiff’s pregnancy) and Title VII of the Civil Rights Act of 1964 (also with respect to termination allegedly due to her pregnancy and to her complaints about being terminated allegedly as a result of her pregnancy). An additional seven Ther-Rx sales representatives joined as plaintiffs. On December 22, 2010, a settlement was reached between the parties for $0.3 and on May 12, 2011, the court approved the settlement agreements. The Company has made all payments required under the settlement agreements.

The Company and ETHEX were named as defendants in a case brought by CIMA LABS, Inc. and Schwarz Pharma, Inc. and styled CIMA LABS, Inc. et al. v. KV Pharmaceutical Company et al., filed in U.S. District Court for the District of Minnesota. CIMA alleged that the Company and ETHEX infringed on a CIMA patent in connection with the manufacture and sale of Hyoscyamine Sulfate Orally Dissolvable Tablets, 0.125 mg. The Court entered a stay pending the outcome of the U.S. Patent and Trademark Office’s (“USPTO”) reexamination of a patent at issue in the suit. On August 17, 2009, the Court entered an order “administratively” terminating this action in Minnesota, but any party has the right to seek leave to reinstitute the case. On September 30, 2009, on appeal of the Examiner’s rejection of the claims, the Board of Patent Appeals and Interferences affirmed the Examiner’s rejections. After the Board’s denial of CIMA’s appeal, CIMA requested a rehearing with the Board. On March 28, 2011, the USPTO ruled the appealed claims are unpatentable. CIMA has filed a response to the Board’s decision including further amending the claims.

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On October 13, 2009, the Company filed a Complaint in the United States District Court for the Eastern District of Missouri, Eastern Division, against J. Uriach & CIA S.A. (“Uriach”) seeking damages for breach of contract and misappropriation of the Company’s trade secrets and that Uriach be enjoined from further use of the Company’s confidential information and trade secrets. On September 28, 2010, the Court issued a Memorandum and Order granting defendant’s Motion to Dismiss for lack of personal jurisdiction of defendant, J. Uriach & CIA, S.A. The Company appealed the decision and on August 3, 2011, the Eighth Circuit Court of Appeals reversed the decision to dismiss the Company’s Complaint for lack of personal jurisdiction and remanded the case back to District Court.

On August 24, 2010, Westmark Healthcare Distributors, Inc. filed an action in the Third Judicial District Court In and For Salt Lake County, State of Utah, against Ther-Rx demanding payment of $0.1 for recalled, returned pharmaceutical products. A settlement has been reached between the parties in which the Company will provide Evamist® product.

On March 17, 2011, the Company was served with a complaint by the trustee in bankruptcy for Qualia Clinical Services, Inc. asserting a breach of contract claim for approximately $0.3 for certain clinical work done by such company.

On April 13, 2011, the Company received notice of a Civil Investigation Demand from the State of Texas Attorney General’s Office, Antitrust Division, regarding the possibility of a reduction in competition in the market for pharmaceutical treatments for premature labor, including 17P and Makena®. The Company is cooperating with this civil investigation demand’s request for information and documents.

Ther-Rx Corporation has been named as a defendant in a False Claims Act Qui Tam action filed under seal on March 28, 2003. The complaint was unsealed in July 2011 and alleges violations of Federal and State False Claims Act involving the submission of false or fraudulent claims for Medicaid reimbursement on outpatient prescription drugs that the defendants have made or caused to be made since as early as January 1, 1991. The Company was voluntarily dismissed in the plaintiff’s amended complaint filed on November 10, 2011.

On November 17, 2011, the Company filed a verified complaint for injunctive and declaratory relief in the Court of Chancery of the State of Delaware against FemmePharma seeking to prevent FemmePharma from petitioning the U.S. Patent and Trademark Office for reexamination of U.S. Patent No. 5,993,856 in violation of the exclusive license granted by FemmePharma to the Company. On November 29, 2011, the court granted the Company’s petition for a temporary restraining order against FemmePharma.

From time to time, the Company is involved in various other legal proceedings in the ordinary course of its business. While it is not feasible to predict the ultimate outcome of such other proceedings, the Company believes the ultimate outcome of such other proceedings will not have a material adverse effect on its results of operations, financial condition or liquidity.

There are uncertainties and risks associated with all litigation and there can be no assurance the Company will prevail in any particular litigation. During the six months ended September 30, 2011 and 2010, the Company recorded expense of $0 and $8.6, respectively, for litigation and governmental inquiries. At September 30, 2011 and March 31, 2011, the Company had accrued $48.1 and $48.9, respectively, for estimated costs for litigation and governmental inquiries.

17. Income Taxes

The Company has federal loss carry forwards of approximately $533.6 and state loss carry forwards of approximately $656.7 at September 30, 2011. The Company also has tax credit carry forwards for alternative minimum tax, research credit and foreign tax credit of approximately $9.7 at September 30, 2011. The loss carry forwards begin to expire in the year 2030, while the alternative minimum tax credits have no expiration date. The research credit and foreign tax credit begin to expire in the years 2026 and 2017, respectively.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers all significant available positive and negative evidence, including the existence of losses in recent years, the timing of deferred tax liability reversals, projected future taxable income, taxable income in carry back years, and tax planning strategies to assess the need for a valuation allowance. Based upon the level of current taxable loss, projections for future taxable income over the periods in which the temporary differences are deductible, the taxable income in available carry back years and tax planning strategies, management concluded that it was more likely than not that the Company will not realize the benefits of these deductible differences. The operating loss for the fiscal year ended March 31, 2009 exceeded the cumulative income from the two preceding fiscal years. The available carry back of this operating loss was not fully absorbed, which resulted in an operating loss carry forward. The Company established valuation allowances that were charged to income tax expense in the fiscal years ended March 31, 2009, March 31, 2010 and March 31, 2011.

Management believes that the operating loss for continuing operations, which is reflected without the noncash warrant gain, reported for the three and six months ended September 30, 2011 will likely not create a future tax benefit. As such, a valuation allowance of $32.3 and $48.0 has been charged to income tax expense for the three and six months ended September 30, 2011, respectively, to offset that benefit. The Company has also reported a provision for income taxes for the three and six months ended September 30, 2011 due primarily to the timing of certain deferred tax liabilities which are not scheduled to reverse within the applicable carry forward periods for the deferred tax assets.

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The Consolidated Balance Sheets reflect liabilities for unrecognized tax benefits of $1.2 as of September 30, 2011 and March 31, 2011. Accrued interest and penalties included in the Consolidated Balance Sheets were $0.3 as of September 30, 2011 and March 31, 2011.

The Company recognizes interest and penalties associated with uncertain tax positions as a component of income tax expense in the Consolidated Statements of Operations.

It is anticipated the Company will recognize approximately $1.0 of unrecognized tax benefits within the next 12 months as a result of the expected expiration of the relevant statute of limitations.

Management regularly evaluates the Company’s tax positions taken on filed tax returns using information about recent court decisions and legislative activities. Many factors are considered in making these evaluations, including past history, recent interpretations of tax law and the specific facts and circumstances of each matter. Because tax law and regulations are subject to interpretation and tax litigation is inherently uncertain, these evaluations can involve a series of complex judgments about future events and can rely heavily on estimates and assumptions. The recorded tax liabilities are based on estimates and assumptions that have been deemed reasonable by management. However, if the Company’s estimates are not representative of actual outcomes, recorded tax liabilities could be materially impacted.

18. Condensed Consolidating Financial Statements

On March 17, 2011, the Company completed the offering and sale of the Senior Notes. The Senior Notes were offered only to accredited investors pursuant to Regulation D under the Securities Act of 1933, as amended. The Senior Notes are guaranteed by certain of the Company’s wholly-owned subsidiaries, DrugTech Corporation, FP1096, Inc., K-V Discovery Solutions, Inc. (formerly Nesher Discovery Solutions, Inc.), K-V Generic Pharmaceuticals, Inc. (formerly known as Nesher Pharmaceuticals, Inc.), K-V Solutions USA, Inc. (formerly known as Nesher Solutions USA, Inc.), Ther-Rx Corporation and Zeratech Technologics USA, Inc. (collectively, the “Guarantor Subsidiaries”). ETHEX Corporation, Particle Dynamics, Inc., and MECW, LLC are Non-Guarantor Subsidiaries.

In connection with the issuance and sale of the Senior Notes, the Company and the Guarantor Subsidiaries filed an exchange offer registration statement with the SEC with respect to an offer to exchange the Senior Notes for substantially identical notes that are registered under the Securities Act (the “Exchanged Notes”). Each of the Guarantor Subsidiaries has issued full, unconditional and joint and several guarantees for the Exchanged Notes.

The rules of the SEC require that condensed consolidating financial information be provided when certain, but not all, of a registrant’s wholly-owned subsidiaries guarantee the registrant’s public debt on a full, unconditional, joint and several basis. The Company is, therefore, presenting condensed Consolidating Balance Sheets as of September 30, 2011 and March 31, 2011 and Condensed Consolidating Statements of Operations and Cash Flows for the three and six months ended September 30, 2011 and 2010, which reflect the consolidation of the registrant company, the combined Guarantor Subsidiaries, and the combined Non-Guarantor Subsidiaries. These condensed Consolidating Financial Statements should be read in conjunction with the Consolidated Financial Statements. The financial information may not necessarily be indicative of results of operations, cash flows, or financial position had the registrant or the Guarantor Subsidiaries operated as independent entities.

Investment in subsidiaries are accounted for by the respective parent company using the equity method for purposes of this presentation. Results of operations of subsidiaries are therefore reflected in their respective parent company’s investment accounts and earnings. The principal elimination entries set forth below eliminate investments in subsidiaries and intercompany balances and transactions.

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Condensed Consolidating Balance Sheets

	September 30, 2011
($ in millions)	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$121.4	$0.2	$0	$0	$121.6
Restricted cash	21.7	0	0	0	21.7
Intercompany receivables	—	342.9	1,216.0	(1,558.9)	0
Inventory	0.8	0.4	0	0	1.2
Receivables, net and other current assets	11.9	4.6	(0.6)	0	15.9

Total current assets	155.8	348.1	1,215.4	(1,558.9)	160.4

Property and equipment, less accumulated depreciation	34.5	0.1	0	0	34.6
Investment in subsidiaries	1,432.9	0	0	(1,432.9)	0
Intangible assets, net	0	140.7	0	0	140.7
Other assets	13.1	0	0	0	13.1

Total Assets	$1,636.3	$488.9	$1,215.4	$(2,991.8)	$348.8

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current maturities of long-term debt	$2.5	$0	$0	$0	$2.5
Intercompany payable	1,321.6	237.3	0	(1,558.9)	0
Accounts payable, and other current liabilities	139.1	22.4	11.7	0	173.2

Total current liabilities	1,463.2	259.7	11.7	(1,558.9)	175.7

Long-term debt, less current maturities	448.3	0	0	0	448.3
Warrant liability	19.4	0	0	0	19.4
Deferred tax liability	62.5	0	0	0	62.5
Long-term liabilities	53.8	0	0	0	53.8
Shareholders’ equity (deficit)	(410.9)	229.2	1,203.7	(1,432.9)	(410.9)

Total Liabilities and Shareholder’s Equity (Deficit)	$1,636.3	$488.9	$1,215.4	$(2,991.8)	$348.8

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	March 31, 2011 (As Restated)
($ in millions)	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$137.4	$0.2	$—	$—	$137.6
Restricted cash	34.5	—	—	—	34.5
Investment securities	57.2	—	—	—	57.2
Intercompany receivables	—	322.1	1,233.1	(1,555.2)	—
Inventory	0.2	0.8	—	—	1.0
Receivables, net and other current assets	10.9	36.3	—	—	47.2
Current assets held for sale	6.1	2.9	—	—	9.0

Total current assets	246.3	362.3	1,233.1	(1,555.2)	286.5

Property and equipment, less accumulated depreciation	67.5	0.1	—	—	67.6
Investment in subsidiaries	1,441.8	—	—	(1,441.8)	—
Investment securities	—	—	—	—	—
Intangible assets, net	—	150.9	—	—	150.9
Other assets	14.9	0.2	—	—	15.1
Non current assets held for sale	30.3	14.3	—	—	44.6

Total Assets	$1,800.8	$527.8	$1,233.1	$(2,997.0)	$564.7

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current maturities of long-term debt	$85.4	$—	$—	$—	$85.4
Intercompany payable	1,311.5	243.7	—	(1,555.2)	—
Accounts payable and other current liabilities	102.2	46.2	26.7	—	175.1
Current liabilities associated with assets held for sale	—	—	2.5	—	2.5

Total current liabilities	1,499.1	289.9	29.2	(1,555.2)	263.0

Long-term debt, less current maturities	418.3	—	—	—	418.3
Warrant liability	108.6	—	—	—	108.6
Deferred tax liability	57.4	—	—	—	57.4
Long-term liabilities	95.2	—	—	—	95.2
Shareholders’ equity (deficit)	(377.8)	237.9	1,203.9	(1,441.8)	(377.8)

Total Liabilities and Shareholder Equity (Deficit)	$1,800.8	$527.8	$1,233.1	$(2,997.0)	$564.7

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Condensed Consolidating Statements of Operations

	Three Months Ended September 30, 2011
	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$0	$4.5	$0	$0	$4.5
Cost of sales	0.5	0.4	0	0	0.9

Gross (loss) profit	(0.5)	4.1	0	0	3.6

Research and development	3.8	0	0	0	3.8
Selling and administrative	14.9	16.0	0	0	30.9
Impairment charges	31.0	0	0	0	31.0
Loss on sale of assets	0.8	0	0	0	0.8

Operating expenses	50.5	16.0	0	0	66.5

Operating loss	(51.0)	(11.9)	0	0	(62.9)

Change in warrant liability	(28.9)	0	0	0	(28.9)
Interest expense	9.5	0	0.1	0	9.6
Interest and other income	0.1	0	0	0	0.1

Total other expense (income)	(19.3)	0	0.1	0	(19.2)

Loss from continuing operations before income taxes	(31.7)	(11.9)	(0.1)	0	(43.7)
Income tax provision	3.1	0	0	0	3.1

Loss from continuing operations	(34.8)	(11.9)	(0.1)	0	(46.8)

Equity in loss of subsidiaries	(4.2)	0	0	4.2	0

Net loss (gain) from discontinued operations, net of tax	(7.0)	7.7	0.1	0	0.8
Loss on sale of discontinued operations, net of tax	(8.8)	0	0	0	(8.8)

Net loss	$(54.8)	$(4.2)	$0	$4.2	$(54.8)

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	Three Months Ended September 30, 2010
	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$0	$3.0	$0	$0	$3.0
Cost of sales	0	0.4	0	0	0.4

Gross profit	0	2.6	0	0	2.6

Research and development	5.2	0	0	0	5.2
Selling and administrative	14.1	7.4	0	0	21.5
Loss on sale of assets	0.1	0	0	0	0.1

Operating expenses	19.4	7.4	0	0	26.8

Operating loss	(19.4)	(4.8)	0	0	(24.2)

Interest expense	2.1	0	0.1	0	2.2
Interest and other expense (income)	(0.2)	0	0	0	(0.2)

Total other expense	1.9	0	0.1	0	2.0

Loss from continuing operations before income taxes	(21.3)	(4.8)	(0.1)	0	(26.2)
Income tax provision	0.7	0	3.5	0	4.2

Loss from continuing operations	(22.0)	(4.8)	(3.6)	0	(30.4)

Equity in loss of subsidiaries	(12.5)	0	0	12.5	0

Net loss from discontinued operations, net of tax	0	(0.5)	(3.6)	0	(4.1)

Net (loss) income	$(34.5)	$(5.3)	$(7.2)	$12.5	$(34.5)

	Six Months Ended September 30, 2011
	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$0	$10.5	$0	$0	$10.5
Cost of sales	0.9	0.8	0	0	1.7

Gross (loss) profit	(0.9)	9.7	0	0	8.8

Research and development	6.6	0	0	0	6.6
Selling and administrative	27.6	33.8	0	0	61.4
Impairment charges	31.0	0	0	0	31.0
Loss on sale of assets	0.8	0	0	0	0.8

Operating expenses	66.0	33.8	0	0	99.8

Operating loss	(66.9)	(24.1)	0	0	(91.0)

Change in warrant liability	(89.2)	0	0	0	(89.2)
Interest expense	19.2	0	0.2	0	19.4
Interest and other income	(2.3)	0	0	0	(2.3)

Total other (income) expense	(72.3)	0	0.2	0	(72.1)

Income (loss) from continuing operations before income taxes	5.4	(24.1)	(0.2)	0	(18.9)
Income tax provision	6.4	0	0	0	6.4

Loss from continuing operations	(1.0)	(24.1)	(0.2)	0	(25.3)

Equity in loss of subsidiaries	(15.1)	0	0	15.1	0

Net (loss) gain from discontinued operations, net of tax	(7.0)	9.1	0.1	0	2.2
Loss on sale of discontinued operations, net of tax	(8.8)	0	0	0	(8.8)

Net (loss) income	$(31.9)	$(15.0)	$(0.1)	$15.1	$(31.9)

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	Six Months Ended September 30, 2010
	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$0	$7.0	$0	$0	$7.0
Cost of sales	0.3	0.9	0	0	1.2

Gross (loss) profit	(0.3)	6.1	0	0	5.8

Research and development	9.9	0	0	0	9.9
Selling and administrative	41.1	14.4	0	0	55.5
Loss on sale of assets	0.1	0	0	0	0.1

Operating expenses	51.1	14.4	0	0	65.5

Operating loss	51.4	(8.3)	0	0	(59.7)

Interest expense	4.2	0	0.1	0	4.3
Interest and other expense (income)	(3.2)	3.3	0	0	0.1

Total other expense	1.0	3.3	0.1	0	4.4

Loss from continuing operations before income taxes	(52.4)	(11.6)	(0.1)	0	(64.1)
Income tax provision	1.1	0	3.5	0	4.6

Loss from continuing operations	(53.5)	(11.6)	(3.6)	0	(68.7)

Equity in loss of subsidiaries	(15.6)	0	0	15.6	0

Net loss from discontinued operations, net of tax	0	(2.9)	(10.3)	0	(13.2)
Gain on sale of discontinued operations, net of tax	0	0	12.8	0	12.8

Net (loss) income	$(69.1)	$(14.5)	$(1.1)	$15.6	$(69.1)

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Condensed Consolidating Statements of Cash flows

	Six Months Ended September 30, 2011
	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities:
Net loss	$(31.9)	$(15.0)	$(0.1)	$15.1	$(31.9)
Adjustments to reconcile net loss
Equity in loss of subsidiary	15.1	0	0	(15.1)	0
Depreciation and amortization	2.4	10.1	0	0	12.5
Change in warrant liability	(89.2)	0	0	0	(89.2)
Impairment of assets	31.0	0	0	0	31.0
Other	16.4	0	0	0	16.4
Changes in assets and liabilities
Receivables, excluding intercompany	61.1	(33.8)	(0.3)	0	27.0
Inventory	(2.1)	(1.0)	0	0	(3.1)
Income taxes	(0.1)	0	0	0	(0.1)
Accounts payable and accrued liabilites	(4.5)	(23.7)	(17.6)	0	(45.8)
Other assets and liabilities, net	(83.4)	63.3	18.0	0	(2.1)

Net cash used in operating activities	(85.2)	(0.1)	0	0	(85.3)

Investing activities:
Proceeds from sale of business/assets, net of fees	53.1	0	0	0	53.1
Other investing activities, net	17.6	0	0	0	17.6

Net cash provided by investing activities	70.7	0	0	0	70.7

Financing Activities
Principal payment on long-term debt	(1.2)	0	0	0	(1.2)

Net cash used in financing activities	(1.2)	0	0	0	(1.2)

Effect of foreign exchange rate changes	(0.2)	0	0	0	(0.2)

Decrease in cash and cash equivalents	(15.9)	(0.1)	0	0	(16.0)

Cash and cash equivalents beginning of period	137.4	0.2	0	0	137.6

Cash and cash equivalents end of period	$121.5	$0.1	$0	$0	$121.6

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	Six Months Ended September 30, 2010
	Parent Company	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities:
Net loss	$(69.1)	$(14.5)	$(1.1)	$15.6	$(69.1)
Adjustments to reconcile net loss
Equity in loss of subsidiary	15.6	0	0	(15.6)	0
Gain on sale of assets	(20.2)	0	0	0	(20.2)
Depreciation and amortization	7.7	1.5	0	0	9.2
Impairment of intangible assets	1.9	0	0	0	1.9
Other	3.2	0	0	0	3.2
Changes in assets and liabilities
Receivables, excluding intercompany	(29.8)	11.1	19.0	0	0.3
Inventory	0.8	0.2	0	0	1.0
Income taxes	1.4	0	0	0	1.4
Accounts payable and accrued liabilites	(51.7)	14.8	14.6	0	(22.3)
Other assets and liabilities, net	47.5	(13.1)	(32.5)	0	1.9

Net cash used in operating activities	(92.7)	0	0.0	0	(92.7)

Investing activities:
Proceeds from sale of business/assets, net of fees	34.7	0	0	0	34.7
Other investing activities, net	4.2	0	0	0	4.2

Net cash provided by investing activities	38.9	0	0	0	38.9

Financing Activities
Principal payment on long-term debt	(1.3)	0	0	0	(1.3)
Proceeds from issuance of debt	20.1	0	0	0	20.1

Net cash provided by financing activities	18.8	0	0	0	18.8

Decrease in cash and cash equivalents	(35.0)	0	0	0	(35.0)

Cash and cash equivalents beginning of period	60.5	0.2	0	0	60.7

Cash and cash equivalents end of period	$25.5	$0.2	$0	$0	$25.7

20. Impairment Charges

During the second quarter of fiscal year 2012, we completed the sale of the generics business and as a result, we evaluated our remaining long-lived assets for impairment.

The Company assesses the impairment of its assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The factors that the Company considers in its assessment include the following: (1) significant underperformance of the assets relative to expected historical or projected future operating results; (2) significant changes in the manner of the Company’s use of the acquired assets or the strategy for its overall business; (3) significant negative industry or economic trends; and (4) significant adverse changes as a result of legal proceedings or governmental or regulatory actions. Certain significant events occurred in the three months ended September 30, 2011 and subsequent to September 30, 2011 that indicate that the carrying value of certain assets as of September 30, 2011 may not be recoverable. These events include: (a) the divestiture of our generics business (see Note 14 —“Divestitures”); (b) the preliminary evaluation by the Company to sell or lease certain facilities that were retained by the Company following the divestiture of our generics business; and (c) the Company completely outsources the manufacturing of the products it sells and it is unlikely that it will re-engage in manufacturing its own products.

Based on the events described above, the Company determined the need to assess the recoverability of certain of its facilities. Based on the Company’s analysis, the Company recorded a $31.3 impairment charge during the quarter ended September 30, 2011. The impairment charge of $31.3 was reflective of continuing operations of $31.0 and discontinued operations of $0.3.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

This Management’s Discussion and Analysis and the other sections of this Quarterly Report on Form 10-Q (“Report”) should be read in conjunction with the accompanying consolidated financial statements and notes thereto. Except for historical information, the statements in this discussion and elsewhere in the Form 10-Q may be deemed to include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk and uncertainty, including financial, business environment and projections, as well as statements that are preceded by, followed by, or that include the words “believes,” “expects,” “anticipates,” “should” or similar expressions, and other statements contained herein regarding matters that are not historical facts. Additionally, the Report contains forward-looking statements relating to future performance, goals, strategic actions and initiatives and similar intentions and beliefs, including without limitation, statements regarding the Company’s expectations, goals, beliefs, intentions and the like regarding future sales, earnings, restructuring charges, cost savings, capital expenditures, acquisitions and other matters. These statements involve assumptions regarding the Company’s operations, investments, acquisitions and conditions in the markets the Company serves.

These risks, uncertainties and other factors are discussed in this Report under Part I, “CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS” and Part II, Item 1A—“Risk Factors”. In addition, the following discussion and analysis of financial condition and results of operations, should be read in conjunction with the consolidated financial statements, the related notes to consolidated financial statements and Item 7—“Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2011 (“2011 Form 10-K/A”). Information provided herein for periods after September 30, 2011 is preliminary. As such, this information is not final or complete, and remains subject to change, possibly materially.

Overview

Unless the context otherwise indicates, when we use the words “we,” “our,” “us,” “our Company” or “KV” we are referring to K-V Pharmaceutical Company and its wholly-owned subsidiaries, including Ther-Rx Corporation (“Ther-Rx”), K-V Generic Pharmaceuticals, Inc. (formerly known as Nesher Pharmaceuticals, Inc (“Nesher”)) and ETHEX Corporation (“ETHEX”). Unless otherwise noted, when we refer to a specific fiscal year, we are referring to our fiscal year that ended on March 31 of that year. (For example, fiscal year 2011 refers to the fiscal year ended March 31, 2011.)

We are a specialty branded pharmaceutical company with a primary focus on women’s healthcare. We conduct our branded pharmaceutical operations through Ther-Rx and, previously, we conducted our generic/non-branded pharmaceutical operations through ETHEX, which focused principally on technologically-distinguished generic products prior to the cessation of its operations on March 2, 2010 and its dissolution on December 15, 2010. Through Particle Dynamics, Inc., (“PDI”), divested in June 2010, we developed, manufactured and marketed technologically advanced, value-added raw material products for the pharmaceutical industry and other markets. In May 2010, we formed a wholly-owned subsidiary, Nesher, to operate as the sales and marketing company for our generic products. In June 2011, we entered into an Asset Purchase Agreement with Zydus Pharmaceuticals (USA), Inc. and its subsidiary Zynesher Pharmaceuticals (USA) LLC (collectively, the “Buyer”) and in August 2011, we completed the sale.

As a result of the decision by the Company to sell PDI, the Company entered into an Asset Purchase Agreement selling to the purchaser certain assets associated with the business of PDI. Additionally, the Company sold intellectual property and other assets related to our Sucralfate ANDA submitted to the FDA for approval. The Company completed the sale of these assets on June 2, 2010 and May 7, 2010, respectively.

As more fully described in our 2011 Form 10-K/A certain events occurred during fiscal years 2009 through 2011 which had a material adverse effect on our financial results for the fiscal year ended March 31, 2011 and continue to have an effect for the three-and six-month periods ended September 30, 2011.

On February 3, 2011, we were informed that the U.S. Food and Drug Administration (“FDA”) granted approval for Makena®. The Company has contracted with a third party to manufacture Makena®.

We continue to work closely with a third party manufacturer and the FDA to return Clindesse® and Gynazole-1® to the market.

Workforce Reduction and Cost Conservation Actions

On March 30, 2010, we committed to a plan to reduce our employee workforce from 317 to 237 employees. On March 31, 2010, we implemented the plan. On February 25, 2011, the Company further reduced its workforce by 11 and laid off an additional 14 employees. On March 31, 2011, the size of our workforce was approximately 300 employees, including 97 sales representatives that work for us through a contract sales organization. In August 2011, the Company further reduced its workforce by 14 employees. The reduction in our workforce was a part of our efforts to conserve our cash and financial resources while we continue working with the FDA to return Clindesse® and Gynazole-1® to market. On September 30, 2011, our workforce consisted of 220 employees including 83 sales representatives that work for us through a contract sales organization.

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On September 13, 2010, we implemented a mandatory salary reduction program for most of our exempt personnel, ranging from 15% to 25% of base salary, in order to conserve our cash and financial resources. In March 2011, the salaries of exempt personnel were reinstated to their previous levels and the salary reduction amounts were subsequently repaid.

Makena®

Since the initial shipment of vials of Makena® in March 2011, Ther-Rx has tracked and accumulated the following key performance metrics (all information is cumulative through November 30, 2011):

•	Approximately 7,300 vials have been shipped to Ther-Rx customers, and approximately 5,500 vials have been shipped to doctors and patients;

•	Approximately 4,800 patient referrals from approximately 3,000 prescribers have been made to the Makena Care Connection™, of which approximately:

•	2,700 patients have initiated treatment or are in the enrollment phase or are pending insurance approval and treatment initiation.

•

The remaining balance of these referrals (approximately 2,100) did not lead to filled Makena® prescriptions for a variety of reasons including: not meeting the labeled indication, some of which were because the patient was outside the treatment initiation window and others who did not have the proper obstetric history or were pregnant with multiples; cancellation prior to completion of the insurance benefits verification process either by prescribers or patients for unspecified reasons; or not receiving positive insurance coverage, most of which were referrals for Medicaid patients. Since launch, approximately 43% of total referrals did not lead to a filled prescription. We believe we have seen improvement in this performance metric as a result of our continued initiatives to improve patient access. For the month of November, approximately 30% of total referrals did not lead to a filled prescription.

•	Over 225 payers, both commercial and Medicaid, have reimbursed Makena®;

•

We currently have signed contracts with four major commercial insurers that we estimate cover approximately 50 million lives. We also have signed contracts with four of the top ten pharmacy benefit managers (PBMs) who cover more than 150 to 175 million lives, including the top three. Additionally, at least 19 states have reimbursed Makena® and we have signed Makena® rebate contracts with three states and two Managed Medicaid plans covering approximately 5.4 million fee-for-service and Managed Medicaid lives. Ther-Rx is continuing to work with commercial insurance programs and state Medicaid agencies to increase coverage of or access to Makena®. These ongoing discussions include negotiations regarding rebates designed to provide reduced net cost to payers.

•	Current data indicates patient co-pays are averaging approximately $11 per injection, the same or less cost than those typically associated with compounded 17P formulations.

The above information on the results and trends for Makena® represents early launch and marketing data accumulated by the Company for the period from product launch in March 2011 through November 30, 2011. Until such time as the issues surrounding the competitive environment within the marketplace in which Makena® participates are resolved, the Company can provide no assurances that these trends will continue, nor can it provide expectations as to the rate of improvement, if any.

Other Developments

On October 13, 2011, the American College of Obstetricians and Gynecologists (ACOG) and Society for Maternal-Fetal Medicine (SMFM) issued an information update on 17P that ensures healthcare providers, patients, and the payer community have the facts regarding FDA-approved Makena®. The information update emphasized that previous ACOG and SMFM statements regarding Makena® were not intended to be used by private or public payers as a basis for interfering with the medical judgment of healthcare providers or denying patient access to Makena®. It also stated that physicians should understand the inherent differences between an FDA-approved manufactured product and a compounded preparation, and that ACOG and SMFM’s previous statements were not meant to suggest that Makena® and compounded 17P are identical products.

On November 8, 2011, the FDA issued a statement on Makena® acknowledging it has received information from the Company regarding the potency and purity of samples of bulk hydroxyprogesterone caproate APIs and compounded hydroxyprogesterone caproate products. FDA stated, “According to the analysis of this information provided by K-V, there is variability in the purity and potency of both the bulk APIs and compounded hydroxyprogesterone caproate products that were tested.” The agency has begun its own sampling and analysis of compounded hydroxyprogesterone products and the bulk APIs used to make them. In FDA’s statement, the agency “reminds healthcare providers and patients that before approving the Makena® new drug application, FDA reviewed manufacturing information, such as the source of the API used by the manufacturer, proposed manufacturing processes and the firm’s adherence to current good manufacturing practice. Therefore, as with other approved drugs, greater assurance of safety and effectiveness is generally provided by the approved product than by a compounded product.”

The Company issued a news release on November 8, 2011, regarding the research cited in the FDA’s statement. In the release, the Company noted that testing conducted by independent laboratories, commissioned by Ther-Rx Corporation, shows that multiple samples of

35

both compounded 17P drug formulations and active pharmaceutical ingredient (API) that may be used in compounded 17P failed to meet certain established standards for potency and purity. Research commissioned by the Company also shows that the API used in compounded 17P formulations originates primarily from facilities in China that are neither registered with, nor inspected by, the FDA. We believe that access to FDA-approved Makena® for clinically-indicated patients is an important public health priority. Certain payer coverage policies have been influenced by a belief that unapproved compounded 17P formulations are the same as Makena®. We believe these policies should be modified to ensure that clinically-indicated patients have unencumbered access to FDA-approved Makena®, consistent with their healthcare provider’s medical judgment.

Results of Operations

Net Revenues

	Three Months Ended September 30,		Change		Six Months Ended September 30,		Change
($ in millions):	2011	2010	$	%	2011	2010	$	%

Total net revenues	$4.5	$3.0	$1.5	50.0%	$10.5	$7.0	$3.5	50.	%

Net revenues for the three months ended September 30, 2011 increased $1.5 million, or 50%, compared to the three months ended September 30, 2010. Overall, net revenues primarily consist of sales of Makena® and Evamist®. Net revenues increased due to Makena®, which was approved on February 2011 and we did not begin shipping until the fourth quarter of fiscal year ended March 31, 2011. During the quarter ended September 30, 2011, we recognized $1.4 million of net revenue for sales of Makena® and we shipped approximately 400 vials of Makena®. Net revenues from Evamist® were approximately $2.9 million or 1% lower than the three months ended September 30, 2010. The increase in revenues for the six months ended September 30, 2011 as compared to the six months ended September 30, 2010, was due to sales of Makena®. Net revenues from Evamist® were approximately $5.7 million or 21% lower than the six months ended September 30, 2010 resulting primarily from the timing of product shipments in the prior year. Other net revenues of $0.2 for the three and six months ended September 30, 2011 primarily consist of revenue reserve adjustments.

Gross Profit

	Three Months Ended September 30,			Change		Six Months Ended September 30,		Change
($ in millions):	2011		2010	$	%	2011	2010	$	%

Total gross profit	$3.6		$2.6	$1.0	38.5%	$8.8	$5.8	$3.0	51.7%
as % of total net revenues	80.	%	86.7%			83.8%	82.9%

The increase in gross profit in the three and six months ended September 30, 2011 compared to September 30, 2010 was primarily related to sales of Makena®, which began shipping in the fourth quarter of fiscal year ended March 31, 2011, partially offset by a decrease in sales of Evamist® due to timing of product shipments in the prior year.

Research and Development

	Three Months Ended September 30,		Change		Six Months Ended September 30,		Change
($ in millions):	2011	2010	$	%	2011	2010	$	%

Research and development	$3.8	$5.2	$(1.4)	(26.9)%	$6.6	$9.9	$(3.3)	(33.3)%
as % of net revenues	84.4%	173.3%			62.9%	141.4%

Research and development expenses consisted primarily of costs related to Makena®. The decrease in research and development expense for the three and six month periods ended September 30, 2011 compared to the corresponding periods ended September 30, 2010 was primarily due to lower personnel costs associated with the reduction in our work force and lower costs associated with the testing of drugs under development. The number of our research and development personnel was approximately 74% lower at September 30, 2011, compared to September 30, 2010.

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Selling and Administrative

	Three Months Ended September 30,		Change		Six Months Ended September 30,		Change
($ in millions):	2011	2010	$	%	2011	2010	$	%
Selling and administrative	$30.9	$21.5	$9.4	43.7%	$61.4	$55.5	$5.9	10.6%
as % of net revenues	686.7%	716.7%			584.8%	792.9%

The increase in selling and administrative (S&A) for the three months ended September 30, 2011 compared to the three months ended September 30, 2010 resulted primarily from the net impact of the following:

•	$5.8 million increase in sales and marketing expense primarily related to Makena®, including the expansion of our sales force upon the approval of Makena®;

•

Included in selling and administrative expenses was amortization expense of $5.1 million and $0.8 million for the three months ended September 30, 2011 and September 30, 2010, respectively. The $4.3 million increase in amortization expense was due to the amortization of Makena® product rights which was acquired in February 2011;

•	$2.7 million increase in professional fees;

•	$3.4 million decrease primarily due to decrease in size of non-sales force employees and other outside services.

The increase in S&A for the six months ended September 30, 2011 compared to the six months ended September 30, 2010 resulted primarily from the net impact of the following:

•	$10.7 million increase in sales and marketing expense primarily related to Makena®, including the expansion of our sales force upon the approval of Makena®;

•

Included in selling and administrative expenses was amortization expense of $10.1 million and $1.6 million for the six months ended September 30, 2011 and September 30, 2010, respectively. The $8.5 million increase in amortization expense was due to the amortization of Makena® product rights;

•

Included in S&A expenses was litigation and governmental inquiries expense of $8.6 million for the six months ended September 30, 2010. The $8.6 million expense was due to a HHS OIG matter during the six months ended September 30, 2010;

•	$3.2 million decrease in personnel expense related primarily to the decrease in the size of our non-sales force employees;

•	$1.5 million decrease in professional fees and other SG&A categories.

Asset Impairment

	Three Months Ended September 30,		Change		Six Months Ended September 30,		Change
($ in millions):	2011	2010	$	%	2011	2010	$	%
Impairment	$31.0	$—	$31.0	N/A	$31.0	$—	$31.0	N/A

The Company assesses the impairment of its assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The factors that the Company considers in its assessment include the following: (1) significant underperformance of the assets relative to expected historical or projected future operating results; (2) significant changes in the manner of the Company’s use of the acquired assets or the strategy for its overall business; (3) significant negative industry or economic trends; and (4) significant adverse changes as a result of legal proceedings or governmental or regulatory actions. Certain significant events occurred in the three months ended September 30, 2011 that indicate that the carrying value of certain assets as of September 30, 2011 may not be recoverable. These events include: (a) the divestiture of our generics business (see Note 14 —“Divestitures”- of the Notes to the Consolidated Financial statements in this report); (b) the evaluation by the Company of certain facilities that were retained by the Company following the divestiture of our generics business; and (c) the Company completely outsourcing the manufacturing of the products it sells.

Based on the events described above, the Company determined the need to assess the recoverability of certain of its facilities and machinery and equipment previously used in manufacturing operations. Based on the Company’s analysis, the Company recorded a $31.0 million impairment charge during the quarter ended September 30, 2011.

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Change in warrant liability

	Three Months Ended September 30,		Change		Six Months Ended September 30,		Change
($ in millions):	2011	2010	$	%	2011	2010	$	%
Gain on warrants	$(28.9)	$—	$(28.9)	N/A	$(89.2)	$—	$(89.2)	N/A

The gain on warrants resulted from a decrease in the estimated fair value of the warrants and a resulting decrease in the warrant liability during the three and six months ended September 30, 2011 related to the warrants issued during the third and fourth quarters of fiscal 2011.

Interest Expense, net and other

	Three Months Ended September 30,		Change		Six Months Ended September 30,		Change
($ in millions):	2011	2010	$	%	2011	2010	$	%
Interest expense, net and other	$9.7	$2.0	$7.7	385.0%	$17.1	$4.4	$12.7	288.6%

Interest expense, net and other includes interest expense, interest income and other income and expense items. The increase in interest expense, net and other for the three and six months ended September 30, 2011 compared to the three and six months ended September 30, 2010 resulted primarily from the increase in borrowings by the Company offset by a realized gain of $3.0 million from the sale of our ARS in the six months ended September 30, 2011.

Income Tax Provision

	Three Months Ended September 30,		Change		Six Months Ended September 30,		Change
($ in millions):	2011	2010	$	%	2011	2010	$	%

Income tax provision	$3.1	$4.2	$(1.1)	(26.2)%	$6.4	$4.6	$1.8	39.1%
Effective tax rate	(7.1)%	(16.0)%			(33.9)%	(7.2)%

The provision for income taxes for the three and six months ended September 30, 2011 and September 30, 2010 was primarily due to the timing of certain deferred tax liabilities which are not scheduled to reverse within the applicable carry forward periods for deferred tax assets. A valuation allowance was recorded in both periods to offset the tax benefit associated with the net taxable loss reported.

Discontinued Operations

	Three Months Ended September 30,		Change		Six Months Ended September 30,		Change
($ in millions):	2011	2010	$	%	2011	2010	$	%

(Loss) income from discontinued operations	$0.8	$(4.1)	$4.9	(119.5)%	$2.2	$(13.2)	$15.4	(116.7)%

Gain (loss) on sale of discontinued operations	$(8.8)	$—	$(8.8)	N/A	$(8.8)	$12.8	$(21.6)	(168.8)%

During the fourth quarter of fiscal 2011, we committed to a plan to divest the generics business. During the fourth quarter of fiscal 2009, our Board authorized management to sell PDI, our specialty materials segment (see Note 14—“Divestitures,” of the Notes to Consolidated Financial Statements in this Report for more information regarding the sales of PDI and the generics business). Therefore, we have segregated PDI and the generics business operating results and presented them separately as discontinued operations for all periods presented. Losses during the quarter ended September 30, 2010 were due to the fact that the Company was not able to produce product under the terms of the consent decree until the quarter ended September 30, 2010 when the Company received approval from the FDA to begin shipping Potassium Chloride ER. The income from discontinued operations earned in the three and six months ended September 30, 2011 was a result of our ability

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to ship the Potassium Chloride ER. In addition to the above, the Company sold the Nesher generics business during the three months ended September 30, 2011 and recognized a net loss of $8.8 million on the Consolidated Statement of Operations of which approximately $7.5 million is recoded as deferred income on the Consolidated Balance Sheet. The amount treated as deferred income may be recognized as a gain in a future period, subject to the satisfaction of certain post closing conditions. The Company sold PDI on June 2, 2010 and recognized a gain of $5.9 million, net of tax. Also, the Company recognized a $6.9 million gain, net of tax, in May 2010 from the sale of a generic product ANDA.

Liquidity and Capital Resources

Cash and cash equivalents and working capital (deficiency) were $121.6 million and ($15.3 million), respectively, at September 30, 2011, compared to $137.6 million and $23.5 million, respectively, at March 31, 2011. Working capital is defined as total current assets minus total current liabilities. Working capital decreased primarily due to decreases in cash and cash equivalents of $16.0 million, investment securities of $57.2 million and receivables of $31.2 million, offset by decreases in accounts payable of $7.7 million, and current maturities of long-term debt of $82.9 million. The decrease in accounts payable was primarily due to timing of payments to our vendors. The decrease in current maturities of long-term debt was a result of the reclassification of our mortgage loan from a current liability at March 31, 2011 to long-term debt at September 30, 2011 and the decrease of restricted cash was a result of interest expense paid in September 2011 related to the Senior Notes.

Operating activities:

For the six months ended September 30, 2011, net cash used in operating activities of $85.3 million resulted primarily from a net loss of $31.9 million, a non-cash change in the Company’s warrant liability, a non-cash impairment charge, decreases in accounts payable and accrued liabilities, increases in inventory and changes in other assets and liabilities, net offset by collection of receivables.

For the six months ended September 30, 2010, net cash used in operating activities of $92.7 million resulted primarily from decreases in accounts payable and accrued liabilities which was primarily driven by recall-related costs (including product costs, product returns, failure to supply claims and third-party processing fees) processed in the current year and the decline in sales-related reserves that are classified as accrued liabilities which was primarily driven by the cessation of all of our manufacturing operations, which occurred in the fourth quarter of fiscal 2009. In addition, we reported a net loss of $69.1 million, adjusted for non-cash items, which was partially offset by the receipt of tax refunds and the decrease in receivables, net.

Investing activities:

For the six months ended September 30, 2011, net cash flow provided by investing activities of $70.7 million related primarily to proceeds received from the divestiture of our generic business and the decrease in restricted cash.

For the six months ended September 30, 2010, net cash flow provided by investing activities of $38.9 million included the $11.0 million cash proceeds from the sale of Sucralfate and $22.0 million, net of fees and the amount held in escrow, related to the sale of PDI.

Financing activities:

For the six months ended September 30, 2011, net cash used in financing activities of $1.2 million resulted primarily from the repayment of debt.

For the six months ended September 30, 2010, net cash provided by financing activities of $18.8 million resulted primarily from loan proceeds of $20 million received from U.S. Healthcare.

During the quarter ended September 30, 2011, the Company reacquired and then sold the remainder of its ARS, netting approximately $2.5 million above its cost basis. (See Note 7—“Investment Securities” of the Notes to the Consolidated Financial Statements included in this Report for more information regarding the settlement agreement and the proceeds received in connection therewith.)

Our debt balance, net of original issue discount and including current maturities, was $450.8 million at September 30, 2011, compared to $503.7 million at March 31, 2011. The decrease in the debt balance reflects a $52.4 million reduction of our collateralized obligations related to ARS at September 30, 2011 from March 31, 2011.

In September 2010, we entered into an agreement with U.S. Healthcare for a loan of $20 million which was subsequently retired in November 2010 when we entered into a new agreement with U.S. Healthcare for a senior secured debt financing package for up to $120 million which was subsequently amended in January 2011 and again in March 2011. In March 2011, the Company repaid in full all the remaining obligations with U.S. Healthcare and terminated the future loan commitments. (See Note 12—“Long-Term Debt” for a description of the private placement of $225 million aggregate principal amount of the Senior Notes, a portion of the proceeds of which were used to repay the loan obligations with U.S. Healthcare.)

On February 14, 2011, the Company announced that it entered into a definitive agreement with a group of institutional investors to raise approximately $32.3 million of gross proceeds from a private placement of 9.95 million shares of its Class A Common Stock at $3.25 per share. The transaction closed on February 17, 2011. The Company used $20.0 million of the proceeds from the financing to repay certain outstanding amounts and other outstanding obligations under its credit agreement with U.S. Healthcare. The remaining amount is being used for the launch of Makena®, payment of expenses associated with the transaction and general corporate purposes.

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On March 17, 2011, the Company completed the offering and sale of the Senior Notes. The Senior Notes bear interest at an annual rate of 12% per year, payable semiannually in arrears on March 15 and September 15 of each year, commencing September 15, 2011. Due to the timing of filing a registration statement for an exchange offer to holders of Senior Notes, the interest rate was 12.25% per annum during the period from July 1, 2011 to July 11, 2011. The Senior Notes will mature March 15, 2015. After an original issue discount of 3%, the Company received proceeds of $218.3 million which were used to fund a first-year interest reserve totaling $27.0 million (reflected as restricted cash on the balance sheet), repay all existing obligations to U.S. Healthcare totaling approximately $61.1 million and pay fees and expenses associated with the offering of the Senior Notes of approximately $10.0 million. In September 2011, $13.4 million of the fund from the interest reserve were used to pay the first installment of interest. In connection with the financing, the Company also terminated all future loan commitments with U.S. Healthcare. The remaining proceeds, totaling approximately $120.0 million will be used for general corporate purposes, including the launch of Makena®. The Senior Notes were offered only to accredited investors pursuant to Regulation D under the Securities Act of 1933, as amended (See Note 12—“Long-Term Debt” for a description of the Senior Notes of the Notes to Consolidated Financial Statements in this Report).

Ability to Continue as a Going Concern

There is substantial doubt about the Company’s ability to continue as a going concern. The Company’s consolidated financial statements are prepared using GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The accompanying historical consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The assessment of our ability to continue as a going concern was made by management considering, among other factors: (1) our ability to address actions taken by the U.S. Food and Drug Administration (the “FDA”), the Center for Medicare and Medicaid Services (“CMS”) and state Medicaid agencies that compromise the orphan drug exclusivity for Makena®; (2) our ability to obtain future revenues from sales of Makena® sufficient to meet our future needs and expectations; (3) the timing and number of approved products we plan to reintroduce to the market and the related costs; (4) the possibility that we may need to obtain additional capital despite the proceeds from the offering of the 12% Senior Secured Notes due 2015 (“Senior Notes”) in March 2011, the equity we were able to issue in February 2011 and the proceeds from the divestiture of our generics business; (5) the potential outcome with respect to the governmental inquiries, litigation or other matters described in Note 16—“Commitments and Contingencies”; and (6) our ability to comply with debt covenants. Our assessment was further affected by our fiscal year 2011 net loss of $271.7, our net loss of $31.9 for the six months ended September 30, 2011, which includes a non-cash gain of $89.2 related to warrants offset by a non-cash impairment of $31.0 related to our fixed assets. Excluding the non-cash gain and impairment, our net loss would have been $90.1 for the six months ended September 30, 2011. For periods subsequent to September 30, 2011, we expect losses to continue, because we are unable to generate any significant revenues until we are able to begin selling more of our approved products with FDA’s approval and until after we are able to generate significant sales of Makena® which was approved by the FDA in February 2011 and which we began shipping in March 2011. We have continued to ship Evamist®, which is manufactured for the Company by a third party. We are continuing to work with our contract manufacturers to prepare other products for FDA inspection and expect to resume shipping other products during the first half of fiscal 2013. In addition, we must meet ongoing operating costs as well as costs related to the steps we are currently taking to introduce Makena®. If we are not able to obtain the FDA’s clearance to resume distribution of more of our approved products in a timely manner and at a reasonable cost, or if revenues from the sale of approved products introduced or reintroduced into the market place prove to be insufficient, our financial position, results of operations, cash flows and liquidity will continue to be materially adversely affected. These conditions raise substantial doubt about our ability to continue as a going concern.

Based on current financial projections, we believe the continuation of our Company as a going concern is primarily dependent on our ability to successfully address the factors discussed above. While we address these matters, we must continue to meet expected near-term obligations, including normal course operating cash requirements and costs associated with reintroducing approved products to the market (such as costs related to our employees, facilities and FDA compliance), remaining payments associated with the acquisition and retention of the rights to Makena® (see Note 5—“Acquisition”), the financial obligations pursuant to the plea agreement, costs associated with our legal counsel and consultant fees, as well as the significant costs associated with the steps taken by us in connection with litigation and governmental inquiries. If our contract manufacturer is not able to obtain the FDA’s clearance to resume distribution of Clindesse® and Gynazole-1® in a timely manner and at a reasonable cost and/or if we are unable to successfully commercialize Makena®, and/or if we experience adverse outcomes with respect to any of the governmental inquiries or litigation described in Note 16—“Commitments and Contingencies,” our financial position, results of operations, cash flows and liquidity will continue to be materially adversely affected.

In the near term, we are focused on the following: (1) addressing actions taken by the FDA, CMS and state Medicaid agencies that compromise the orphan drug exclusivity for Makena®; (2) the continued commercial launch of Makena®; (3) meeting the requirements of the consent decree; (4) the reintroduction of Clindesse® and Gynazole-1® to the market; and (5) pursuing various means to minimize operating costs and increase cash. Since December 31, 2010, the Company has generated non-recurring cash proceeds to support its on-going operating and compliance requirements from a $32.3 private placement of Class A Common Stock in February 2011, $225.0 from the sale of Senior Notes in March 2011 (which were used, in part, to repay all existing obligations under the agreement with U.S. Healthcare) (see Note 12—“Long-Term Debt” for a description of the Senior Notes) and $60.5, including $7.5 held in escrow, from the divestiture of our generic business. While the cash proceeds received to date were sufficient to meet near-term cash requirements, we are pursuing ongoing efforts to increase cash, including the continued implementation of cost savings and the return of certain additional approved products to market in a timely manner.

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We cannot provide assurance that we will be able to realize additional cost reductions from reducing our operations, that some or many of our approved products can be returned to the market in a timely manner, that our higher profit approved products will return to the market in the near term or at all or that we can obtain additional cash through asset sales, the sale of equity or the successful commercial launch of Makena®. If we are unsuccessful in our efforts to address the actions taken by the FDA, CMS and state Medicaid agencies that compromise the orphan drug exclusivity for Makena®, increase sales of Makena®, return certain products to market at adequate levels, or to sell assets or raise additional equity, we may be required to further reduce our operations, including further reductions of our employee base, or we may be required to cease certain or all of our operations in order to offset the lack of available funding.

In June 2011, we entered into an agreement to sell the generics business and in August 2011, we completed the sale. The sale of a business involves a number of risks, including the diversion of management and employee attention, significant costs and expenses, the loss of customer relationships, a decrease in revenues and earnings associated with the divested business, and the disruption of operations in the affected business. In addition, divestitures potentially involve significant post-closing separation activities, which could involve the expenditure of significant financial and employee resources. Inability to manage the post-separation transition arrangements could adversely affect our business, financial condition, results of operations and cash flows.

Current and Anticipated Liquidity Position

At September 30, 2011, we had approximately $122 million in cash and cash equivalents and approximately $22 million in restricted cash. During the quarter ended September 30, 2011, we had total cash inflows of approximately $70 million. Approximately $60 million of the cash inflows were attributed to the cash proceeds from the divestiture of our generics business, Nesher Pharmaceuticals, to Zydus Pharmaceuticals (USA), Inc., approximately $7 million from the collection of customer receivables, and approximately $3 million from the monetization of certain assets. Of the approximately $60 million of cash inflows attributed to the divestiture of our generics business, Nesher Pharmaceuticals, to Zydus Pharmaceuticals (USA), Inc., $7.5 million was deposited into an escrow account.

Our cash expenditures during the quarter ended September 30, 2011 were approximately $70 million, which included approximately $15 million related to our divested generics business. The remaining $55 million included approximately $31 million in operating expenses, approximately $15 million for debt service payments, approximately $2 million to $3 million in other cash expenditures, and $7.5 million to U.S. Healthcare because certain conditions related to the trading price of our Class A Common Stock were not met. Of the approximately $70 million in cash expenditures, approximately $21 million was expended from restricted cash; the remainder, approximately $49 million, was expended from our operating account.

We project that our cash and cash equivalents at December 31, 2011 will be in the range of $75 million to $85 million and our restricted cash balance will be approximately $22 million. We estimate that during the quarter ending December 31, 2011, we will generate cash of $5 million to $7 million from the collection of customer receivables and the monetization of certain assets. We estimate that our cash expenditures will be approximately $45 million to $50 million. Of this amount, we estimate ongoing operating expenditures of approximately $29 million to $34 million, customer allowances of approximately $5 million to $7 million, debt service of approximately $3 million to $4 million, legal settlements of $3 million to $4 million, and inventory purchases of approximately $2 million. For the aforementioned cash operating expenses, we estimate that approximately $4 million to $5 million is due to the timing of the payment of operating expenses associated with our divestiture of the generics business as well as certain other expenses related to services incurred in the prior quarter.

Our future cash inflows for periods beyond September 30, 2011 are expected to be derived from sales of Makena® and from on-going sales of Evamist®. We also expect to return Clindesse® and Gynazole-1® to the market prior to the end of the current fiscal year. However, we are currently unable to estimate the amount or timing of collections from sales of our products for periods beyond December 31, 2011.

We are continuously reviewing our projected cash expenditures and are evaluating measures to continue reducing expenditures on an ongoing basis. In addition, a top priority is to maintain and attempt to increase our limited cash and financial resources. As a result, if we determine that our current goal of returning our approved products to market is likely to be significantly delayed, we may decide, in addition to selling certain of our assets, to further reduce our operations, to significantly curtail some or all of our efforts to return our approved products to market and/or to outsource to a third-party some or all of our manufacturing operations when and if we return our approved products to market. Such decision would be made based on our ability to manage our near-term cash obligations, to obtain additional capital through asset sales and/or external financing and to expeditiously meet the consent decree requirements and return our approved products to market. If such decision were to be made, we currently anticipate that we would focus our management efforts on developing product candidates in our development portfolio that we believe have the highest potential return on investment, which we currently believe to be primarily Makena®. We also expect to evaluate other alternatives available to us in order to increase our cash balance.

Critical Accounting Estimates

Our consolidated financial statements are presented on the basis of U.S. generally accepted accounting principles. Certain of our accounting policies are particularly important to the presentation of our financial condition and results of operations and require the application of significant judgment by our management. As a result, amounts determined under these policies are subject to an inherent degree of uncertainty. In applying these policies, we make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. We base our estimates and judgments on historical experience, the terms of existing contracts, observance of trends in the industry, information that is obtained from customers and outside sources, and on various other assumptions that we believe to be reasonable and appropriate under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from our estimates. Changes in estimates and assumptions based upon actual results may have a material impact on our results of operations and/or financial condition. Our critical accounting estimates are described below.

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Revenue recognition

Revenue is generally realized or realizable and earned when persuasive evidence of an arrangement exists, the customer’s payment ability has been reasonably assured, title and risk of ownership have been transferred to the customer, and the seller’s price to the buyer is fixed or reasonably determinable. When these conditions have not been met, revenue is deferred and reflected as a liability on the consolidated balance sheet until any uncertainties or contingencies have been resolved. We also enter into long-term agreements under which we assign marketing rights for products we have developed to pharmaceutical markets. Royalties under these arrangements are earned based on the sale of products.

Concurrent with the recognition or deferral of revenue, we record estimated provisions for product returns, sales rebates, payment discounts, chargebacks, and other sales allowances. These provisions are established based upon consideration of a variety of factors, including but not limited to, historical relationship to revenues, historical payment and return experience, estimated and actual customer inventory levels, customer rebate arrangements, and current contract sales terms with wholesale and indirect customers. We record a liability for product returns related to recalls and for failure to supply claims when their occurrence becomes estimable and probable.

From time to time, we provide incentives to our wholesale customers, such as trade show allowances or stocking allowances that they in turn use to accelerate distribution to their end customers. We believe that such incentives are normal and customary in the industry. Sales allowances are accrued and revenue is recognized as sales are made pursuant to the terms of the allowances offered to the customer. Due to the nature of these allowances, we believe we are able to accurately calculate the required provisions for the allowances based on the specific terms in each agreement. Additionally, customers will normally purchase additional product ahead of regular demand to take advantage of the temporarily lower cost resulting from the sales allowances. This practice has been customary in the industry and we believe would be part of a customer’s ordinary course of business inventory level. We reserve the right, with our major wholesale customers, to limit the amount of these forward buys. In addition, we understand that certain of our wholesale customers may try to anticipate the timing of price increases and have made, and may continue to make, business decisions to buy additional product in anticipation of future price increases. This practice has been customary in the industry and we believe would be part of a customer’s ordinary course of business inventory level.

We evaluate inventory levels at our wholesale customers through an internal analysis that considers, among other things, wholesaler purchases, wholesaler contract sales, available end consumer prescription information and inventory data received from our three largest wholesale customers. We believe that our evaluation of wholesaler inventory levels allows us to make reasonable estimates of our reserve balances. Further, our products are typically sold with adequate shelf life to permit sufficient time for our wholesaler customers to sell our products in their inventory through to the end consumer.

The following table reflects the six months ended September 30, 2011 activity for each accounts receivable reserve (in millions):

	Beginning Balance	Current Provision Related to Sales Made in the Current Period	Current Provision Related to Sales Made in the Prior Periods	Actual Returns or Credits in the Current Period	Ending Balance

Six Months Ended September 30, 2011
Accounts Receivable Reserves:
Chargebacks	$2.9	$2.0	0.0	$(4.6)	$0.3
Cash discounts and other allowances	1.0	0.0	0.0	0.1	1.1
Liabilities:
Sales rebates	1.1	0.0	0.0	2.0	3.1
Sales returns	4.8	0.1	0.0	(1.7)	3.2
Medicaid rebates	6.9	0.1	0.0	(1.2)	5.8
Product recall returns	3.1	0.0	0.0	0.6	3.7
Failure to supply claims	10.0	0.0	0.0	(9.7)	0.3
Price protection	25.8	2.0	0.0	(27.6)	0.2
Other	0.7	0.0	0.0	0.5	1.2

Total	$56.3	4.2	0.0	(41.6)	18.9

The estimation process used to determine our reserve provisions has been applied on a consistent basis and no material adjustments have been necessary to increase or decrease our reserves as a result of a significant change in underlying estimates. We use a variety of methods to assess the adequacy of our reserves to ensure our financial statements are fairly stated. These include reviews of customer inventory data, customer contract programs and product pricing trends to analyze and validate the reserves.

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The decrease in the accounts receivable and accrued liability reserves of $37.4 million from March 31, 2011 was primarily the result of applying credits owed to our customers associated with price protection related to Makena® and the settlement with CVS concerning the failure to supply claim. In April 2011, the list price of Makena® was decreased from $1,500 per injection to $690 per injection.

The following table reflects the fiscal year 2011 activity for each accounts receivable reserve (in millions):

	Beginning Balance	Current Provision Related to Sales Made in the Current Period	Current Provision Related to Sales Made in the Prior Periods	Actual Returns or Credits in the Current Period	Ending Balance
Year Ended March 31, 2011
Accounts Receivable Reserves:
Chargebacks	$0.0	$3.3	$0.0	$(0.4)	$2.9
Cash discounts and other allowances	0.1	1.3	0.0	(0.4)	1.0
Liabilities:
Sales rebates	1.0	2.2	0.0	(2.1)	1.1
Sales returns	7.3	2.1	0.0	(4.6)	4.8
Medicaid rebates	3.6	3.3	0.0	0.0	6.9
Product recall returns	2.9	0.2	0.0	0.0	3.1
Failure to supply claims	12.3	0	0.0	(2.3)	10.0
Price protection	0.0	26.0	0.0	(0.2)	25.8
Other	0.3	0.7	0.0	(0.3)	0.7

Total	$27.5	$39.1	$0.0	$(10.3)	$56.3

The increase in the accounts receivable and accrued liability reserves of $28.8 million from March 31, 2010 was primarily the result of increased price protection reserve associated with the price reduction of Makena®. The list price was decreased from $1,500 per injection to $690 per injection subsequent to March 31, 2011.

Inventory Valuation

Inventories consist of finished goods held for distribution, raw materials and work in process. Our inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out basis. In evaluating whether inventory should be stated at the lower of cost or market, we consider such factors as the amount of inventory on hand and in the distribution channel, estimated time required to sell existing inventory, remaining shelf life and current and expected market conditions, including levels of competition. We establish reserves, when necessary, for slow-moving, excess and obsolete inventories based upon our historical experience and management’s assessment of current product demand.

Inventories also include costs related to certain products that are pending regulatory approval. From time to time, we capitalize inventory costs associated with products prior to regulatory approval based on management’s judgment of probable future regulatory approval, commercial success and realizable value. Such judgment incorporates our knowledge and best estimate of where the product is in the regulatory review process, our required investment in the product, market conditions, competing products and our economic expectations for the product post-approval relative to the risk of manufacturing the product prior to approval. If final regulatory approval for such products is denied or delayed, we revise our estimates and judgments about the recoverability of the capitalized costs and, where required, provide reserves for such inventory in the period those estimates and judgments change.

During fiscal year 2009, we announced six separate voluntary recalls of certain tablet-form generic products as a precaution due to the potential existence of oversized tablets. Beginning in December 2008, we determined that we were not able to establish the recoverability of production related inventory costs because of uncertainties associated with the risk of additional product recalls. As a result, production and overhead costs were recognized directly into cost of sales rather than capitalized into inventory.

Intangible and Other Long-Lived Assets

Our intangible assets principally consist of product rights, license agreements and trademarks resulting from product acquisitions and legal fees and similar costs relating to the development of patents and trademarks. Intangible assets that are acquired are stated at cost, less accumulated amortization, and are amortized on a straight-line basis over their estimated useful lives, which range from seven to 20 years. We determine amortization periods for intangible assets that are acquired based on our assessment of various factors impacting estimated useful lives and cash flows of the acquired products. Such factors include the product’s position in its life cycle, the existence or absence of like products in the market, various other competitive and regulatory issues, and contractual terms. Significant changes to any of these factors may result in a reduction in the intangible asset’s useful life and an acceleration of related amortization expense.

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We assess the impairment of intangible and other long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors we consider important that could trigger an impairment review include the following: (1) significant underperformance relative to expected historical or projected future operating results; (2) significant changes in the manner of our use of the acquired assets or the strategy for our overall business; (3) significant negative industry or economic trends; and (4) significant adverse changes as a result of legal proceedings or governmental or regulatory actions.

When we determine that the carrying value of an intangible or other long-lived asset may not be recoverable based upon the existence of one or more of the above indicators of impairment, we first perform an assessment of the asset’s recoverability. Recoverability is determined by comparing the carrying amount of an asset against an estimate of the undiscounted future cash flows expected to result from its use and eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount over the estimated fair value of the asset.

During the assessment as of September 30, 2011, management identified certain events that were indicative of impairment. See additional discussion in Note 20 – “Impairment Charges” of the Notes to Consolidated Financial Statement in this Report for the potential triggering events of an impairment and impairment of $31.3 million during the quarter ended September 30, 2011 of which included $0.3 million in discontinued operations.

Contingencies

We are involved in various legal proceedings, some of which involve claims for substantial amounts. An estimate is made to accrue for a loss contingency relating to any of these legal proceedings if we determine it is probable that a liability was incurred as of the date of the financial statements and the amount of loss can be reasonably estimated. Because of the subjective nature inherent in assessing the future outcome of litigation and because of the potential that an adverse outcome in legal proceedings could have a material impact on our financial condition or results of operations, such estimates are considered to be critical accounting estimates. We have reviewed and determined that at September 30, 2011, there were certain legal proceedings in which we are involved that met the conditions described above. Accordingly, we have accrued a loss contingency relating to such legal proceedings.

Warrant Accounting

We account for Warrants in accordance with applicable accounting guidance in ASC 815, Derivatives and Hedging, as derivative liabilities at fair value. Changes in the estimate of fair value are reflected as non-cash charges or credits to other income/expense in our statements of operation as “Change in warrant liability.” We use a Monte Carlo simulation model to estimate the fair value of the Warrants at each balance sheet date. This model requires significant highly subjective inputs such as estimated volatility of our common stock and probabilities of potential future issuances of our common stock or common stock equivalents. Management, with the assistance of an independent valuation firm, makes these subjective determinations based on all available current information; however, as such information changes, so might management’s determinations and such changes could have a material impact on future results.

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Item 3.	Quantitative and Qualitative Disclosures About Market Risk

Our exposure to market risk stems from fluctuating interest rates associated with our investment securities and our variable rate indebtedness that is subject to interest rate changes.

The annual favorable impact on our net income as a result of a 100 basis point (where 100 basis points equals 1%) increase in short-term interest rates would be approximately $1.3 million based on our average cash and cash equivalents balances at September 30, 2011, compared to an increase of $0.4 million at March 31, 2011.

In May 2003, we issued $200.0 million principal amount of Convertible Notes. The interest rate on the Convertible Notes is fixed at 2.50% and therefore not subject to interest rate changes. Beginning May 16, 2006, we became obligated to pay contingent interest at a rate equal to 0.5% per annum during any six-month period, if the average trading price of the Convertible Notes per $1,000 principal amount for the five-trading day period ending on the third trading day immediately preceding the first day of the applicable six-month period equals $1,200 or more. We may redeem some or all of the Convertible Notes at any time, at a redemption price, payable in cash, of 100% of the principal amount of the Convertible Notes, plus accrued and unpaid interest (including contingent interest, if any) to the date of redemption. Holders may require us to repurchase all or a portion of their Convertible Notes on May 16, 2013, 2018, 2023 and 2028, or upon a change in control, as defined in the indenture governing the Convertible Notes, at 100% of the principal amount of the Convertible Notes, plus accrued and unpaid interest (including contingent interest, if any) to the date of repurchase, payable in cash. If an event of default is deemed to have occurred on the Convertible Notes, the principal amount plus any accrued and unpaid interest on the Convertible Notes could also become immediately due and payable. Because the next date holders may require us to repurchase all or a portion of their Convertible Notes is May 16, 2013, the Convertible Notes were classified as a long-term liability as of September 30, 2010. The Convertible Notes are subordinate to all of our existing and future senior obligations.

In March 2006, we entered into a $43.0 million mortgage loan secured by four of our buildings that matures in April 2021. The interest rate on this loan is fixed at 5.91% per annum (and a default rate of 10.905% per annum) and not subject to market interest rate changes.

On March 17, 2011, the Company completed the offering and sale of the Senior Notes. The Senior Notes bear interest at an annual rate of 12% per year, payable semiannually in arrears on March 15 and September 15 of each year, commencing September 15, 2011. The Senior Notes will mature March 15, 2015. After an original issue discount of 3%, the Company received proceeds of $218.3 million that were used to fund a first-year interest reserve totaling $27.0 million (reflected as restricted cash on the balance sheet), repay all existing obligations to U.S. Healthcare totaling approximately $61.1 million and pay fees and expenses associated with the offering of the Senior Notes of approximately $10.0 million. In connection with these payments, the Company also terminated all future loan commitments with U.S. Healthcare. The remaining proceeds, totaling approximately $120.0 million will be used for general corporate purposes, including the launch of Makena®. The Senior Notes were offered only to accredited investors pursuant to Regulation D under the Securities Act of 1933, as amended (see Note 12—“Long-Term Debt” for a description of the Senior Notes of the Notes to Consolidated Financial Statements in this Report).

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Item 4. Controls and Procedures

(a) Evaluation of Disclosure Controls and Procedures

An evaluation was conducted under the supervision and with the participation of our management, including the Chief Executive Officer (the “CEO”) and Chief Financial Officer (the “CFO”), of the effectiveness of the design and operation of our disclosure controls and procedures as of September 30, 2011. As a result of the material weaknesses in our internal control over financial reporting described below, our CEO and CFO have concluded that our disclosure controls and procedures were not effective as of September 30, 2011.

As described in Item 9A—“Controls and Procedures” of our 2011 Form 10-K, management determined that the following material weaknesses existed in our internal control over financial reporting. As of September 30, 2011, these material weaknesses have not been remediated.

Material weakness in entity-level controls. We did not maintain an effective control environment or entity-level controls with respect to the risk assessment, information and communications and monitoring components of internal control. We did not:

a.	design adequate controls to identify and address risks critical to financial reporting, including monitoring controls and controls to ensure remediation of identified deficiencies.

Such deficiencies resulted in a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis and contributed to the other material weaknesses described below.

Material weakness surrounding financial statement preparation and review procedures and application of accounting principles. Our policies and procedures did not adequately address the financial reporting risks associated with the preparation and review of our financial statements. We did not:

a.	design controls over access, changes to and review of our spreadsheets used in the preparation of financial statements;

b.	design controls necessary to ensure that information for new and modified agreements was identified and communicated to those responsible for evaluating the accounting implications; and

c.	develop policies and procedures necessary to adequately address the financial reporting risks associated with the application of certain accounting principles and standards.

Such deficiencies resulted in a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Remediation Activities

Beginning in the fourth quarter of fiscal year 2009 and continuing through fiscal year 2011, we began designing and implementing controls, in order to remediate the material weaknesses described above. We expect that our remediation efforts, including design, implementation and testing will continue throughout fiscal year 2012. Our efforts to date and the remaining amount of time we believe is needed to remediate our material weaknesses has been impacted by, amongst other things, significant reductions in our workforce and changes in personnel since the fourth quarter of fiscal year 2009, management’s focus on multiple priorities including obtaining financing, returning our products to market and becoming current with our Securities and Exchange Commission (“SEC”) filings. While unremediated, these material weaknesses have the potential to result in our failure to prevent or detect material misstatements in our annual or interim consolidated financial statements. We will continue our remediation efforts described below and we plan to provide an update on the status of our remediation activities with future reports to be issued on Form 10-Q and Form 10-K.

As previously disclosed, in August 2008, the Audit Committee, with the assistance of legal counsel, including FDA regulatory counsel with respect to FDA matters, and other advisers, conducted an internal investigation with respect to a range of specific allegations involving, among other items, FDA regulatory and other compliance matters and management misconduct. The investigation was substantially completed in December 2008 and the investigation of all remaining matters was completed in June 2009.

The investigation focused on, among other areas, FDA and other healthcare regulatory and compliance matters, financial analysis and reporting, employment and labor issues, and corporate governance and oversight. As a result of its findings from the investigation, the Audit Committee, with the assistance of its legal counsel, including FDA regulatory counsel with respect to FDA matters, and other advisors, prepared and approved a remedial framework, which was previously disclosed in the Form 10-K for fiscal year 2009. Some of the measures included in the remedial framework are intended to remediate certain material weaknesses and are listed below.

Since the quarter ended March 31, 2009, the following actions have been taken and management believes that implementation is substantially complete with respect to the following actions to remediate the material weaknesses listed above:

1.	Expanded the membership of our disclosure committee to include executives with responsibilities over our operating divisions and regulatory affairs; and reviewing, revising and updating existing corporate governance policies and procedures.

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2.	Added quarterly executive meeting sessions between our Audit Committee and senior personnel in our legal, compliance, quality, finance and internal audit departments.

3.	Reorganized and relocated our Legal department near the Chief Executive Officer’s office to facilitate greater access to the legal department and more extensive involvement of the legal department in corporate governance and compliance matters.

4.	Adopted measures to strengthen and enhance compliance with FDA regulations and related regulatory compliance, including:

•

retained outside consultants and counsel for FDA regulatory matters and, with their assistance, reviewed and revised our policies, procedures and practices to enhance compliance with the FDA’s current good manufacturing practice requirements;

•	enhanced compliance with FDA drug application, approval and post-approval requirements;

•	evaluated compliance with applicable foreign laws and regulations; and

•	implemented internal reporting policies pursuant to which our chief compliance officer will report periodically to the non-management members of the Board.

5.	Defined and documented roles and responsibilities within the financial statement closing process including required reviews and approval of account reconciliations, journal entries and methodologies used to analyze account balances.

6.	Implemented month-end closing schedules and closing checklists to ensure timely and documented completion of the financial statements.

7.	Identified and implemented steps to improve communication, coordination and oversight with respect to the application of critical accounting policies and the determination of estimates.

8.	Identified and implemented steps to improve information flow between the Finance department and other functional areas within our Company to ensure that information that could affect the financial statements is considered.

9.	Defined specific roles and responsibilities within the Finance department to improve accounting research and implementation of accounting policies.

10.	Implemented processes and procedures to (1) identify and assess whether certain entities are appropriately exempt from the Medicaid best price calculation and (2) evaluate Public Health Service (“PHS”) pricing requests.

11.	Hired a Corporate Controller, Director of Financial Reporting and Accounting with expertise in controls over financial reporting, financial statement closing procedures and GAAP.

12.	Established a monthly business review process to ensure an in-depth senior management review of business segment results on a timely basis.

13.	Implemented adherence to and deadline compliance with pre-established month-end, quarter-end and year-end closing schedules and closing checklists to ensure timely and documented completion of the financial statements.

14.	Finance personnel has the training and education on critical accounting policies and procedures, including account reconciliations and financial statement closing procedures, to develop and maintain an appropriate level of skills for proper identification and application of accounting principles.

Management believes it is making progress and is continuing to proactively implement the following measures and actions in order to remediate the material weaknesses listed above:

1.	Develop and document comprehensive accounting policies and procedures, including documentation of the methods for applying accounting policies through detailed process maps and procedural narratives.

2.	Identify and implement specific steps to improve information flow between the Finance department and other functional areas to ensure that information that could affect the financial statements, including the effects of all material agreements, is identified, communicated and addressed on a timely basis.

3.	Develop and implement a policy and procedure to control the access, modification and review processes for spreadsheets that are used in the preparation of our financial statements and other disclosures.

4.	Conduct training and education for personnel outside the Finance department on critical accounting policies and procedures to improve the level of control awareness at our Company and to ensure an appropriate level of understanding of the proper application of accounting principles that are critical to our financial reporting.

5.	Establish periodic meetings between the contracting functions and the Finance department to improve communication regarding the evaluation and reporting of PHS pricing requests and related matters.

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(b) Changes in Internal Control over Financial Reporting

Other than as described above under Remediation Activities; some of which represent continual efforts which culminated to remediate several previously identified material weaknesses, there were no changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) during the quarter ended September 30, 2011 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1.	LEGAL PROCEEDINGS

The information set forth under Note 16—“Commitments and Contingencies” of the Notes to the Consolidated Financial Statements included in Part I, Item 1 in this Report is incorporated in this Part II, Item 1 by reference.

Item 1A.	RISK FACTORS

We are involved in various legal proceedings with our former Chief Executive Officer and may experience unfavorable outcomes of such proceedings.

On December 5, 2008 the Board terminated the employment agreement of Marc S. Hermelin, the Chief Executive Officer of the Company at that time, “for cause” (as that term is defined in such employment agreement). Additionally, the Board removed Mr. M. Hermelin as Chairman of the Board and as the Chief Executive Officer, effective December 5, 2008. In accordance with the termination provisions of his employment agreement, the Company determined that Mr. M. Hermelin would not be entitled to any severance benefits. In addition, as a result of Mr. M. Hermelin’s termination “for cause,” the Company determined it was no longer obligated for the retirement benefits specified in the employment agreement. However, Mr. M. Hermelin informed the Company that he believed he effectively retired from his employment with the Company prior to the termination of his employment agreement on December 5, 2008 by the Board. If it is determined that Mr. M. Hermelin did effectively retire prior to December 5, 2008, the actuarially determined present value (as calculated in December 2008) of the retirement benefits due to him would total $36.9 million. On November 10, 2010, Mr. M. Hermelin voluntarily resigned as a member of the Board.

On March 22, 2011, Mr. M. Hermelin made a demand on the Company for indemnification with respect to his payment of $1.9 million imposed by the United States District Court as a fine and forfeiture of pecuniary gain as part of the sentence resulting from his guilty plea entered by the Court on March 10, 2011. Mr. M. Hermelin pled guilty to two federal misdemeanor counts as a responsible corporate officer of the Company at the time when a misbranding of two morphine sulfate tablets occurred which contained more of the active ingredient than stated on the label. In addition, the Company has advanced, under the terms of the Indemnification Agreement, legal expenses amounting to approximately $5.7 million to various law firms that represented Mr. M. Hermelin for legal matters including the FDA and SEC investigations, the Department of Justice inquiry, the Audit Committee investigation, HHS OIG exclusion and various class action lawsuits. Under the Company’s standard Indemnification Agreement entered into with all directors, including Mr. M. Hermelin when he served as Chairman of the Board and Chief Executive Officer of the Company, as a condition for the advancement of expenses, each director is required to sign an undertaking to reimburse the Company for the advanced expenses in the event it is found that the director is not entitled to indemnification. From May 2011 to October 2011, the Company has also received invoices of $0.1 million for additional legal fees covering the same or other matters for which Mr. Hermelin is demanding indemnification. The Company has not paid these invoices. Mr. M. Hermelin’s demand for reimbursement of the $1.9 million fine and forfeiture, the advancement of legal fees to represent him for various legal matters and whether any such advancement should be indemnified is being handled by a special committee of independent directors appointed by the Board of Directors of the Company.

On October 11, 2011, the Company, at the direction of the Special Committee, filed a Petition for declaratory judgment and Further Relief in the Circuit Court of St. Louis County against Mr. M. Hermelin styled K-V Pharmaceutical Company v. Marc Hermelin, seeking a declaration of rights of the parties with regard to Mr. M Hermelin’s employment and indemnification agreements with the Company. The Company alleges that Mr. M Hermelin is not entitled to payments under such agreements due to breaches of his fiduciary obligations to the Company and its Board. On October 14, Mr. M. Hermelin filed an action in the Court of Chancery in the State of Delaware styled Marc S. Hermelin v. K-V Pharmaceutical Company, seeking: advancement of expenses in connection with certain proceedings; indemnification of attorneys’ fees and other expenses incurred as to other proceedings; and advancement of attorneys’ fees that he has incurred and will incur in the St. Louis County and Delaware actions. Mr. M. Hermelin claims that he is entitled to such amounts under the Company’s Bylaws, Delaware law and his indemnification agreement. Mr. M. Hermelin has also requested the Court expedite the proceedings with regard to applicable law to the advancement issues. On October 19, 2011, the Company filed an opposition to Mr. M. Hermelin’s motion to expedite with the Court. A hearing on the advancement issue has been scheduled for January 4-5, 2012.

Any determination with respect to these legal proceedings adverse to the Company could have a material adverse effect on our business, financial condition and results of operations, including creating events of default under our secured and unsecured debt obligations. In addition, if required to be paid, certain of the indemnification obligations may not be “covered matters” under our directors’ and officers’

48

liability insurance, or there may be insufficient coverage available. Further, in the event Mr. M Hermelin is ultimately determined not to be entitled to indemnification, we may not be able to recover the amounts previously advanced to him. Due to these insurance coverage limitations, we may incur significant unreimbursed costs to satisfy our indemnification and other obligations, which may have a material adverse result on our financial condition, results of operations and cash flows. See also Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2011.

The restatement of our historical financial statements has consumed a significant amount of management time and may impact the price of our stock.

We have restated our consolidated financial statements for the periods December 31, 2010 through June 30, 2011. The restatement process was highly time and resource-intensive and involved substantial time and resources from management and may continue to do so. Further, many companies that have been required to restate their historical financial statements have experienced a decline in stock price.

The value of our warrants outstanding is subject to potentially material changes based on fluctuations in the price of our common stock.

In November 2010 and March 2011, we issued Warrants granting rights to purchase up to 20.1 million shares of the Company’s Class A Common Stock. Each Warrant granted the right to purchase one share of the Company’s Class A Common Stock at a price of $1.62 per share and expires in November 2015. These Warrants are described more fully in Note 15, of the Notes to Consolidated Financial Statements in this Quarterly Report on Form 10-Q.

We account for the Warrants as a derivative instrument, and changes in the fair value of the Warrants are presented separately as changes in warrant liability in the Company’s consolidated statements of operations for each reporting period. We use a Monte Carlo simulation model to determine the fair value of the Warrants. As a result, the valuation of this derivative instrument is subjective because the model requires the input of highly subjective assumptions, including the expected stock price volatility and the probability of a future occurrence of a Fundamental Transaction. Changes in these assumptions can materially affect the fair value estimate and, such impacts can, in turn, result in material non-cash charges or credits, and related impacts on loss per share, in our statements of operations.

Such fluctuations may significantly impact the market price of our outstanding common stock.

The non-standard anti-dilution provisions of the Warrants could increase the dilution experienced by our stockholders upon any future issuance of our common stock or common stock equivalents.

The Warrants issued by the Company contain a non-standard anti-dilution provision which requires us, upon the issuance of our common stock or common stock equivalents, to issue additional warrants to the warrant holders so that the warrant holders are not diluted in the percentage of ownership from when the Warrants were originally issued. As a result, the stockholders could experience an increase in the dilution of our Company’s common stock if in the future the Company issues additional common stock or common stock equivalents.

See also Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the year ended March 31, 2011.

Item 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Purchase of Equity Securities by the Company

The following table provides information about purchases we made of our common stock during the quarter ended September 30, 2011:

Period	Total number of shares purchased	Average price paid per share	Total number of shares purchased as part of publicly announced plans or programs	Maximum number (or approximate dollar value) of shares that may yet be purchased under the plans or programs
July 1–31, 2011	0	$0	0	0
August 1–31, 2011	0	0	0	0
September 1–30, 2011	0	0	0	0

Total	0	$0	0	0

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Item 6.	EXHIBITS

3.1	Certificate of Incorporation, as amended through September 5, 2008, incorporated herein by reference to Exhibit 3.1 filed with our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed March 25, 2010.

3.2	By-Laws, as amended through December 29, 2009, incorporated herein by reference to Exhibit 3.2 filed with our Current Report on Form 8-K, filed January 4, 2010.

10.1***	Supply Agreement dated as of August 8, 2011, by and among the Company, Zydus Pharmaceuticals (USA), Inc., and Zydus Pharmaceuticals (USA), LLC.*

10.2	Note, Deed of Trust, Leasehold Deed of Trust, Security Agreement, Fixture Filing, and Other Loan Documents Modification and Spreader Agreement, dated as of August 8, 2011, by and between MECW, LLC and U.S. Bank, National Association, as Trustee.*

10.3**	Engagement Letter Agreement, dated as of September 8, 2011, by and between the Company and Gregory S. Bentley, Esq.

10.4**	Amendment to Employment Agreement, effective as of July 25, 2011, by and between the Company and Gregory S. Divis.

31.1	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

101	The following financial statements from K-V Pharmaceutical Company Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed on August 9, 2011, formatted in XBRL: (i) Consolidated Statements of Operations, (ii) Consolidated Balance Sheets, (iii) Consolidated Statements of Cash Flows, (iv) the Notes to Condensed Consolidated Financial Statements, tagged as blocks of text.

*	Filed herewith
**	Management compensatory plan or arrangement
***	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K-V PHARMACEUTICAL COMPANY

Date: December 19, 2011

	By:	/s/ Gregory J. Divis

Gregory J. Divis President and Chief Executive Officer (Principal Executive Officer)

Date: December 19, 2011

	By:	/s/ Thomas S. McHugh

Thomas S. McHugh Chief Financial Officer (Principal Financial Officer)

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation, as amended through September 5, 2008, incorporated herein by reference to Exhibit 3.1 filed with our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed March 25, 2010.

3.2	By-Laws, as amended through December 29, 2009, incorporated herein by reference to Exhibit 3.2 filed with our Current Report on Form 8-K, filed January 4, 2010.

10.1***	Supply Agreement dated as of August 8, 2011, by and among the Company, Zydus Pharmaceuticals (USA), Inc., and Zydus Pharmaceuticals (USA), LLC.*

10.2	Note, Deed of Trust, Leasehold Deed of Trust, Security Agreement, Fixture Filing, and Other Loan Documents Modification and Spreader Agreement, dated as of August 8, 2011, by and between MECW, LLC and U.S. Bank, National Association, as Trustee.*

10.3**	Engagement Letter Agreement, dated as of September 8, 2011, by and between the Company and Gregory S. Bentley, Esq.

10.4**	Amendment to Employment Agreement, effective as of July 25, 2011, by and between the Company and Gregory S. Divis.

31.1	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

101	The following financial statements from K-V Pharmaceutical Company Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed on August 9, 2011, formatted in XBRL: (i) Consolidated Statements of Operations, (ii) Consolidated Balance Sheets, (iii) Consolidated Statements of Cash Flows, (iv) the Notes to Condensed Consolidated Financial Statements, tagged as blocks of text.

*	Filed herewith
**	Management compensatory plan or arrangement
***	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Exhibit 10.1

[*** Certain confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission (the “Commission”) pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. The location of each omitted portion is indicated by a series of three asterisks in brackets (“[***]”).]

SUPPLY AGREEMENT

This Supply Agreement (this “Agreement”) is entered into as of August 8, 2011 (the “Effective Date”) by and between ZYNESHER PHARMACEUTICALS (USA), LLC, a Missouri limited liability company (“Supplier”), and K-V PHARMACEUTICAL COMPANY, a Delaware corporation (“Customer”).

WHEREAS, Supplier and Customer are parties to an Asset Purchase Agreement dated as of June 17, 2011 (the “APA”);

WHEREAS, pursuant to this Agreement, Supplier is obtaining certain assets to be used in the production of the Products (as defined below) for Customer; and

WHEREAS, pursuant to Sections 5.02(a) and (b) and Section 8.09 of the APA, Supplier and Customer have agreed to enter into this Agreement for the supply of Products by Supplier to Customer.

THEREFORE, in consideration of the mutual promises and agreements made herein, the parties agree as follows:

1.	Definitions

Certain capitalized terms used in this Agreement, when so used, mean the following:

“Act” means the United States Federal Food, Drug, and Cosmetic Act and the rules and regulations thereunder, as amended and supplemented from time to time.

“Adulterated Product” means any product which is adulterated or misbranded within the meaning of the Act, or any product which may not be introduced into interstate commerce under the Act.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.

“Approval Date” means, with respect to a Product, the date that the FDA issues a final approval for such Product and the manufacture of such Product at Supplier’s facility.

“Contract Year” means the 12 calendar month period commencing on the Effective Date and ending on the first anniversary of the Effective Date and each successive 12 month period thereafter during the term of this Agreement.

“Control” and, with correlative meanings, the terms “Controlled by” and “under common Control” means the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of more than 50% of voting securities, by contract, resolution, regulation or otherwise.

“Customer Know-How” means the Product formulations and all Technology and all other technical and clinical information, data and know-how related to the development, formulation, manufacture, packaging, use, testing or regulatory approval of the Products, including (but not limited to), trade secrets, designs, research and development, results, analytical methods, laboratory notebooks, assays and results, techniques, derivations, processes, dosage forms, concepts, ideas, preclinical, clinical, biological, chemical, pharmacological, toxicological, pharmaceutical or other data and results, validation information, stability history, experimental methods and results, manufacturing methods, physical and analytical safety, testing and quality control data and results, product specifications, in vivo data, material supplier information, test methods for raw materials, components, work-in-process and finished product, stability, descriptions, specifications, scientific plans, depictions, inventions, discoveries, new technologies, product ideas, modifications, improvements and extensions, supplier information, medical support information (including databases), all regulatory applications, filings and approvals and copies of all correspondence and other communications, memoranda or notes related thereto with the FDA or any other regulatory authority pertaining thereto, adverse effects or experiences, expert opinions and analyses, the Product Dossier, the Regulatory Dossier, the Specifications, and any other written, printed or electronically stored information and materials, including combinations or applications thereof, data summaries and compilations of data, and any and all other intellectual property, whether or not patentable, in each case as and to the extent relating to the development, manufacture, testing, import, export, use, marketing, sale, distribution or regulatory approval of the Products, either used, owned or controlled by Customer.

“Customer-Owned Equipment” means the equipment listed on Appendix A.

“FDA” means the United States Food and Drug Administration and any successor agency having substantially the same function.

“GMP” means all laws, guidelines and regulations applicable to the manufacture of the Products, including the current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, as the same may be amended and supplemented from time to time.

“Person” means any natural person, corporation, limited liability company, partnership or other entity.

“Products” means (a) Customer’s Gynazole•1® (butoconazole nitrate) Vaginal Cream, 2%, and (b) Customer’s Clindesse® (clindamycin phosphate) Vaginal Cream, 2%.

“Product Dossier” means Customer’s product dossier for the Products.

“Purchase Price” means the purchase price for Product, as determined by Supplier and agreed to by Customer, calculated in manner consistent with the principles agreed to by the parties and set forth in Appendix E as the costs directly attributable to Product materials, Product testing and stability, materials provided by Supplier in accordance with Appendix D, direct and indirect labor and applicable overhead (direct and indirect) allocated to the Product based on facility utilization plus [***] percent ([***]%).

“Regulatory Dossier” means Customer’s product dossier for regulatory approval of the Products.

-2-	*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

“Specifications” means the product and packaging specifications for each Product set forth in Appendix B, as amended from time to time in accordance with Section 2.7.

“Technical Support Term Sheet” means the Technical Support Term Sheet attached hereto as Appendix G and incorporated herein in accordance with Section 17.9.

“Technical Support Timeline” means the timeline attached hereto as Appendix H.

“Technology” means public and nonpublic technical or other information, trade secrets, know-how, processes, formulations, concepts, ideas, preclinical, clinical, pharmacological or other data and testing results, all experimental or test methods, laboratory notebooks, results, assays, descriptions, all scientific plans, depictions, inventions, processes, manufacturing methods, physical and analytical safety, testing and quality control data and results, customer lists, marketing information, sales information, and any other written, printed or electronically stored information and materials and any and all other intellectual property, including patent rights, of any nature whatsoever; in each case as and to the extent, but only as and to the extent, the same relates to the Products. For the avoidance of doubt, “Technology” includes Customer’s Site Release® drug delivery system.

“Technology Transfer” means the transfer of information from Customer to Supplier necessary for Supplier to complete submission batch production of the Products as set forth in the documents listed in Appendix F to this Agreement, which shall include technology transfer protocols and documentation mutually acceptable to Customer and Supplier.

“Trademarks” means the trademark Gynazole-1® and the trademark Clindesse®.

“Unit” means a vaginal applicator filled with Product and packaged in a tray with unit wrapping and carton in accordance with the Specifications.

2.	Technology Transfer; Purchase and Sale of Products; Forecasts

2.1. On or as soon as practicable after the Effective Date, Customer shall transfer to Supplier all Customer Know-How and effectuate the Technology Transfer, including final pharmaceutical development reports for the Products, in each case to the extent necessary and appropriate for the manufacture of the Products in accordance with this Agreement. In addition, Customer shall make available to Supplier the Customer-Owned Equipment. Supplier’s obligation to manufacture Products shall be subject to (x) the Technical Support Term Sheet, and (y) the transfer of all necessary and appropriate Customer Know-How to Supplier. Customer shall be responsible to ensure the effectiveness of the Technology Transfer so as to permit Supplier to produce said Product in accordance with FDA requirements.

2.2. Without limiting the generality of Section 2.1, Customer shall make available to Supplier (a) copies of all applicable requirements, standards, policies, reports and report formats, user manuals, technical manuals, system architecture, processes, operating procedures and other documentation, including but not limited to stability testing, in vitro comparison studies, compounding work, analytical method transfer and the like, (b) copies of flow charts of the manufacturing procedures and work instructions related to manufacturing the relevant Product, (c) a list of all material equipment, including the source of such equipment, utilized in the production of the applicable Product, (d) copies of all current Specifications, including packaging, for the relevant Product, (e) copies of all standard operating procedures for the manufacturing procedures, (f) all necessary environmental conditions necessary to manufacture the relevant Product and copies of any existing external environmental impact studies based on the materials or methods employed in the manufacturing method to be made available to Supplier, and (g) such other documentation as the parties hereto may agree. To the extent commercially practicable, Supplier shall use those Hired Employees (as defined in the APA) who were involved in the production of the Products prior to the Effective Date in corresponding roles for Supplier in the performance of its obligations under this Agreement.

2.3. At Customer’s written request, Supplier agrees to use commercially reasonable efforts to assist Customer in qualifying a secondary site as an FDA-approved manufacturing facility.

2.4. Pursuant to the terms and conditions of this Agreement, from and after the applicable Approval Date, Supplier shall manufacture, package and sell Product to Customer in response to and in compliance with purchase orders delivered by Customer to Supplier. Supplier will supply Product in batch sizes. Customer shall take delivery of at least a batch of the Product.

2.5. Customer shall supply the items set forth on Appendix C in sufficient quantities to enable Supplier to produce Products for Customer in accordance with the Forecasts (as defined below) and to cover yield, failed batches, expired ingredients, and any other losses occurring in the normal course of business. Customer represents and warrants that the items set forth on Appendix D are the only items that are required to be supplied by Supplier in order to produce the Products in light of the items set forth on Appendix C being supplied by Customer.

2.6. Customer will deliver purchase orders to Supplier not less than 120 days before the delivery date(s) of the Products required by Customer. Each order will be for at least one or more whole batches of the Products, as provided in the Specifications. Supplier will deliver each order so that Customer receives the ordered Products on or about the delivery date(s) requested (but in no event later than seven days after the requested delivery date(s)). Customer shall accept delivery of all Products ordered pursuant to the purchase orders made as of the termination or expiry of this Agreement.

2.7. Customer will provide Supplier by the end of each calendar quarter with a written forecast of its Product requirements (“Forecast”), broken down by each forthcoming quarter, for the following 12 months. If a Forecast calls for average weekly purchases in excess of the quantities normally produced at Supplier’s facilities by one shift in a normal five-day week, and Supplier lacks the capacity to manufacture Product in the quantities set forth in such Forecast, Supplier may within 30 days of receipt of the Forecast notify Customer of Supplier’s capacity constraints and indicate the approximate quantities of Product that Supplier can supply (which quantities shall be at least the quantities normally produced at Supplier’s facilities by one shift in a normal five-day week) (the “Supplier Notice”). During a calendar quarter, Customer shall submit purchase orders for not less than [***]% or more than [***]% of the Product quantities for that quarter set forth in the most recent Forecast or the Supplier Notice, as applicable. All Product orders must represent full batch quantities.

-4-	*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.8. Customer will communicate to Supplier in writing any changes to the Specifications. In the event that the new Specifications increase Supplier’s costs, then the parties shall negotiate and agree in good faith on any changes to the Purchase Prices required to keep Supplier whole before the Specification changes take effect.

2.9. Within thirty (30) days after Customer determines that any Product is defective in material or workmanship, or is not in conformance with applicable Specifications, or is an Adulterated Product (Product not meeting any or all of the foregoing being hereinafter referred to as “Defective Product”), Customer may reject and return any such Defective Product to Supplier. Any Product received by Customer from Supplier that has not been rejected by Customer within such thirty (30) day period shall be deemed to have been accepted. At the time of any rejection of any Product, Customer shall provide Supplier with a written notice describing in detail the circumstances surrounding the rejection and Customer’s reasons therefor (“Rejection Notice”). Within twenty (20) days after its receipt of any Rejection Notice, Supplier shall notify Customer of its disagreement or agreement with respect to the rejection set forth in the Rejection Notice (“Supplier Notice”). If Supplier timely provides Customer with a Supplier Notice of disagreement with the rejection of any Product by Customer, the parties shall submit samples of such Product to an independent laboratory agreed upon by both parties and such laboratory’s determination as to whether or not the Product rejected by Customer was Defective Product and whether Customer rightfully rejected the Product shall be final and binding upon the parties. The costs and expenses of any such independent laboratory analysis shall be paid for by the non-prevailing party. If it is finally determined that any rejected Product is not a Defective Product, Customer shall accept such Product and pay the Purchase Price applicable thereto, if not already paid. Upon final determination or agreement that a Product is a Defective Product, Customer will, at the option of Supplier, either return such Defective Product to Supplier for disposal or destroy or dispose of it in the least expensive and most environmentally sound manner and, in either event, Supplier shall be responsible for the costs of any such return, destruction or disposal. The amount already paid by Customer to Supplier for any Defective Product that is returned, destroyed or disposed of in accordance herewith shall be refunded by Supplier to Customer within 3 business days of receipt of written request for refund by Supplier from the Customer

2.10. Upon Customer’s reasonable request, Supplier agrees to supply Customer with any material information and data relating to the Products which may be or become available to Supplier throughout the term of this Agreement. Supplier shall not contest Customer’s use of such material information and data for the purpose of Customer’s own business interests anywhere in the world. Furthermore, each party agrees to inform the other party as soon as practicable of any material fact or circumstance, whether of scientific, legal or other nature, which may affect the manufacturing, marketing or sale of the Products.

2.11. In the absence of an assertion by Customer that Product is Defective Product, if Customer refuses to take delivery of any Product manufactured by Supplier in accordance with Customer’s purchase order, Customer shall be responsible for payment of the applicable Purchase Price with respect to such Product.

3.	Representations, Warranties and Covenants

3.1. Supplier represents and warrants to Customer that all Products delivered to Customer shall: (a) comply in all respects with the Specifications for that Product; (b) not be Adulterated Product; (c) conform to all applicable FDA regulations, GMP and any comparable state agency requirements applicable thereto and will be labeled in accordance with applicable regulations and Customer’s reasonable requirements; (d) be packaged using Customer’s approved and marketed trade dress for the outer carton and contents of the Product; (e) not contain a patent or latent defect, unless such defect arises from the Specifications; and (f) be free and clear of all liens, security interests and other encumbrances.

3.2. Supplier represents and warrants to Customer that from and after the applicable Approval Date, Supplier, its employees, officers, directors agents and representatives, and the facilities used to manufacture the Products are and shall at all times during the term of this Agreement remain properly qualified under and in compliance with all applicable laws, rules and regulations to the extent required in order for Supplier to fulfill its obligations under this Agreement.

3.3. Supplier agrees to comply with the requirements of the Quality Agreement in the performance of its obligations hereunder. In the event of any conflict between the Quality Agreement and this Agreement, the Quality Agreement will control as to all quality matters and this Agreement will control as to all other matters including, without limitation, business, legal and financial matters.

3.4. Supplier represents and warrants to Customer that the execution, delivery and performance of this Agreement by Supplier does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, and does not violate any law, regulation or order of any court, governmental body or administrative or other agency having authority over it; and during the term of this Agreement Supplier will not enter into any agreements, oral or written, that are inconsistent with its obligations under this Agreement.

3.5. Supplier is validly existing and in good standing under the laws of the state of its incorporation or organization and has the limited liability company power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Supplier and constitutes the valid and binding obligation of Supplier, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Supplier.

3.6. Supplier shall maintain quality assurance procedures in accordance with the Quality Agreement.

3.7. Supplier shall provide Customer with notice of any non-confidential communications with licensing boards or the FDA which relate to material problems with facilities, operations or procedures used by Customer in its distribution of the Products. Supplier shall notify Customer immediately upon receipt of notice of any inspection by the FDA or directed any notices, requests for information or other communications related to the Products.

3.8. Customer represents and warrants to Supplier that the execution, delivery and performance of this Agreement by Customer does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, and does not violate any law, regulation or order of any court, governmental body or administrative or other agency having authority over it; and during the term of this Agreement Customer will not enter into any agreements, oral or written, that are inconsistent with its obligations under this Agreement.

3.9. Customer is validly existing and in good standing under the laws of the state of its incorporation or organization and has the corporate power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Customer and constitutes the valid and binding obligation of Customer, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Customer.

3.10. The terms of this Article 3 shall survive the termination of this Agreement, for any reason.

4.	Ownership and Use of Customer-Owned Equipment, Customer Know-How and Trademarks

4.1. Supplier hereby agrees that Customer has and retains title to the Customer-Owned Equipment and that the Customer-Owned Equipment will be used by Supplier solely to perform its obligations under this Agreement. Supplier shall ensure that the Customer-Owned Equipment is at all times during the term of this Agreement clearly identified as Customer’s property on plates attached to the Customer-Owned Equipment or as otherwise reasonably specified by Customer. Supplier will be responsible for maintenance of the Customer-Owned Equipment and shall ensure that the Customer-Owned Equipment is in good working condition at all times during the term of this Agreement. Such maintenance shall include, without limitation, lubrication, calibration and compliance with preventive maintenance procedures specified by the manufacturer or by Customer. Subject to Supplier’s compliance with its maintenance obligations, Customer will be responsible for the costs of any required repairs (whether in- or out-of-warranty) to and replacement of the Customer-Owned Equipment; however, Supplier shall perform such repairs and/or replacements at Customer’s direction. Supplier may not move, or cause or permit to be moved, the Customer-Owned Equipment from Supplier’s manufacturing facility without the prior written consent of Customer. In addition, Supplier shall obtain and maintain all risk property insurance covering the Customer-Owned Equipment against physical loss or damage with coverage in an amount equal to at least the replacement value of the Customer-Owned Equipment from an insurance company reasonably acceptable to Customer. Upon the termination, cancellation or expiration of this Agreement for any reason, Customer shall promptly, but in any event not later than 60 days after such termination, cancellation or expiration, dismantle, package and remove the Customer-Owned Equipment, and Supplier shall at Customer’s expense grant Customer access to Supplier’s facilities to permit such dismantling, packaging and removal, and shall provide such other cooperation as Customer may reasonably request in connection with such activities.

4.2. Supplier agrees that the Customer Know-How and the Trademarks and any related trademark, trade name and/or trade dress and all other interests in and rights to the Products and their packaging or relating to the manufacture, marketing, use, packaging, sale and distribution of the Products, belong to Customer. Supplier shall assure and hereby guarantees that any officer, director, employee or agent of Supplier or its Affiliates who is or claims to be the author, inventor or developer of any of the foregoing has assigned and will assign and transfer all rights in and to the same to Customer during the term of this Agreement and upon the termination, expiration or cancellation of this Agreement, for any reason. Customer hereby grants to Supplier a non-exclusive license to use the Customer Know-How and Trademarks for the sole purpose of producing Products for Customer under this Agreement. Supplier shall not use the Customer Know-How or Trademarks to develop, market, sell or distribute any other products or for any purpose other than the performance of its obligations hereunder. Except as otherwise expressly provided in this Agreement, upon the termination, expiration or cancellation of this Agreement, for any reason, the license granted in this paragraph shall terminate and all rights to the Customer Know-How, the Trademarks and any other trademark, trade name and trade dress and all other interests in and rights to the Products or relating to the manufacture, marketing, use, packaging, sale and distribution of the Products, shall remain with or revert to Customer, as applicable, with no payment or other obligation of Customer to Supplier, its Affiliates or its or their officers, directors, employees or agents, and Supplier shall promptly transfer and deliver, or cause the transfer and delivery of, all of the same to Customer and transfer and/or assist Customer in transferring or obtaining all government approvals required in connection with such transfer.

5.	Product Recalls

5.1. In the event that (a) any government authority issues a request, directive or order that Products be recalled, (b) a court of competent jurisdiction orders such a recall, or (c) Customer and Supplier jointly determine that Products should be recalled, the parties shall take all appropriate corrective actions as jointly determined by Supplier and Customer, and shall cooperate with each other in the investigations surrounding the recall. In the event that Customer and Supplier do not jointly agree whether a recall is necessary after consultation, Customer shall have the final determination on whether or not to issue such recall and Supplier agrees to cooperate with Customer during the recall process, subject to all applicable FDA regulations.

5.2. To the extent that a recall, withdrawal, field correction, or governmental seizure of Product is due to (i) the failure of Product to conform to applicable Specifications, (ii) the failure of Supplier to comply in any material respect with its obligations hereunder or with any applicable law, rule, regulation, standard, court order or decree, standard operating procedure, or GMP, or with Customer’s consent decree with the FDA, or (iii) the gross negligence or intentionally wrongful act or omission by Supplier in its manufacturing of any Product or in its performance of its obligations hereunder, then Supplier shall bear the cost and expense of any such recall, withdrawal, field correction or seizure, and upon demand from Customer shall promptly indemnify Customer in accordance with Section 12 for costs and expenses incurred by Customer in connection therewith. To the extent that a recall, withdrawal, field correction, or governmental seizure of Product is due to any other reason, including, without limitation, the Specifications or Customer Know-How. Customer shall bear the cost and expense of such recall, withdrawal, field correction or seizure, and upon demand from Supplier shall promptly indemnify Supplier in accordance with Section 12 for costs and expenses incurred by Supplier in connection therewith. Should a party become aware of a Product seizure or of facts and circumstances that might justify the recall or withdrawal of or corrective action with respect to a Product, that party will notify the other party promptly of the details regarding such action, including providing copies of all relevant documentation concerning such action or facts. The parties will cooperate in investigating any such situation, and all regulatory contacts that are made and all activities concerning seizure, recall, withdrawal or field correction will be initiated and coordinated jointly.

5.3. Subject to Sections 5.1 and 5.2, except as otherwise required by law or governmental regulation, Customer will be solely responsible for investigating and responding to all inquiries, complaints and adverse events regarding Products. Supplier agrees to provide such assistance as Customer shall reasonably request and, if requested by Customer, Supplier agrees to lead investigations related to such at its facilities.

5.4. As soon as either party becomes aware, it shall give the other party prompt written notice of any defect or alleged defect in a Product, any injury alleged to have occurred as a result of the use or applicable of a Product, and any circumstances that may reasonably be expected to give rise to litigation or recall of a Product or regulatory action that may affect the sale or manufacture of a Product, specifying, to the extent known, the time, place and circumstances thereof and the names and addresses of the Persons involved. Each party shall also furnish promptly to the other party copies of all papers received in respect of any claim, action or suit arising out of such alleged defect, injury or regulatory action.

5.5. If Supplier concludes that Product cannot consistently meet Specifications, or if Customer or the FDA requires changes that Supplier cannot reasonably implement, then Supplier will work in good faith with Customer to test and implement reasonable changes at Customer’s request in order to consistently meet the Specifications or such requirements, if possible.

6.	No Sales to Other Persons

Supplier agrees not to develop, market, sell or distribute the Products, or any products competitive with the Products, directly or indirectly, to any Persons other than Customer.

7.	Product Prices

7.1. The initial Purchase Prices of the Products will be as set forth on Appendix E. For the avoidance of doubt, the parties agree that any validation batches of Clindesse produced by Customer prior to the date of this Agreement shall remain the property of Customer and shall not be considered “Product” for which payment of the Purchase Price is due.

7.2. Following the expiration of [***] calendar months after the Approval Date, Supplier may increase the Purchase Prices (taking into account the factors referenced in the definition of “Purchase Price) on at least 60 days’ advance written notice. Supplier will supply Products based on maximum [***] production campaigns per calendar year. If Customer, during a calendar year, wants more than [***] campaigns, Supplier reserves the right to revise the applicable Purchase Price(s) to reflect documented increases in its overhead expenses resulting therefrom.

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7.3. Following the completion of each [***]-month period from and after the Approval Date, Supplier shall reconcile its costs of production (using the factors taken into account per the “Purchase Price” definition) of each Product for such [***]-month period and the aggregate Purchase Price paid for that Product during such [***]-month period. In the event that the aggregate Purchase Price paid for such Product in such [***]-month period is less than such costs of production plus [***] percent ([***]%), Supplier shall invoice Customer, and Customer shall pay Supplier, an amount equal to such deficiency. In the event that the aggregate Purchase Price paid for such Product in such [***]-month period is more than such costs of production plus [***] percent ([***]%), Supplier shall provide written notice of same to Customer, and Supplier shall pay Customer an amount equal to such excess. Customer shall have the right (but not the obligation) to audit and inspect Supplier’s records with respect to Supplier’s costs of production in order to verify such costs. This right shall survive the expiration or termination of this Agreement for a period of [***] with respect to such costs incurred during the term of this Agreement.

7.4. All amounts payable hereunder by Customer to Supplier shall be paid in full and shall not be subject to (i) set-off of any amounts due from Supplier to Customer, or (ii) deduction, including deduction on account of any withholding tax obligations, if any.

8.	Certificate of Analysis

Supplier will provide Customer a Certificate of Analysis with each Product shipment, evidencing compliance of the Product with the Specifications.

9.	Terms of Sale

The Product will be sold to Customer by Supplier hereunder [****]. Payment terms shall be [***] days from receipt of the invoice by Customer.

10.	Quality Agreement

The parties agree to enter into a separate quality agreement (the “Quality Agreement”) within thirty (30) days following the Effective Date. The Quality Agreement shall delineate in further detail each party’s responsibilities for documentation management and other aspects of the manufacturing of the Products in accordance with applicable laws and regulations. Both parties agree to comply with the requirements of the Quality Agreement during the term of this Agreement.

11.	Adverse Drug Event Reporting

The Quality Agreement shall contain terms and conditions relating to safety data and exchange matters.

12.	Indemnification

12.1. Subject to the limitations set forth in Section 12.4, Supplier shall indemnify Customer and its officers, directors, agents, employees, and Affiliates against all claims, actions, losses, damages, personal injuries (including death), costs, expenses (including court costs and

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legal fees) and other liabilities to the extent resulting from or caused by (i) the failure of Product to conform to applicable Specifications; (ii) the failure by Supplier to comply in all material respects with any applicable law, rule, regulation, standard, court order or decree; or (iii) any gross negligence or intentionally wrongful act or omission by Supplier in its manufacturing of the Product or its performance hereunder. Supplier shall not be liable for any claim, loss or damage resulting from improper storage, transportation or handling of the Products by Customer, its freight carrier and/or their respective representatives. The terms of this Section 12.1 shall survive the termination or expiration of this Agreement for any reason.

12.2. Subject to the limitations set forth in Section 12.4, Customer shall indemnify Supplier and its officers, directors, agents, employees, and Affiliates against all claims, including third party claims, actions, losses, damages, personal injuries (including death), costs, expenses (including court costs and legal fees) and other liabilities resulting from or caused by (i) Customer’s breach of this Agreement; (ii) the non-conformity of the Specifications to any applicable FDA regulations, GMP and or any comparable state agency requirements applicable thereto; (iii) acts of gross negligence of Customer or its officers, directors, agents, employees, or Affiliates; (iv) the non-compliance of the Product with the requirements of the relevant Product NDA (and supplements thereto) except for non-compliance resulting from Supplier’s breach of this Agreement or acts of gross negligence, or (v) any Product liability, except for Product liability due to or to the extent contributed by (x) a failure of Product to conform to applicable Specifications, (y) the failure by Supplier to comply in material respects with any applicable law, rule, regulation, standard, court order or decree, or (z) gross negligence or intentionally wrongful act or omission of Supplier in its manufacturing of any Product or its performance hereunder. The terms of this Section 12.2 shall survive the termination or expiration of this Agreement for any reason.

12.3. Excluding each party’s indemnification obligations under Section 12.1 or 12.2 of this Agreement, neither party’s total liability to the other party under this Agreement shall exceed US$[***].

12.4. EXCEPT IN CASES INVOLVING WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR PUNITIVE, EXEMPLARY, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER INDIRECT DAMAGES (INCLUDING WITHOUT LIMITATION LOST SALES, PROFITS, BUSINESS OR GOODWILL) ATTRIBUTABLE TO ANY BREACH OR DEFAULT BY SUCH PARTY UNDER THIS AGREEMENT.

13.	Term; Default; Termination

13.1. This Agreement is effective as of the Effective Date and will continue in effect for three (3) Contract Years. Thereafter, this Agreement will be automatically renewed and continue for consecutive additional one (1) Contract Year renewal terms unless either party provides written notice of non-renewal to the other party at least one year prior to the end of the then current term.

13.2. The failure by one party to comply with any of its respective obligations in this Agreement shall entitle the other party to give the party in default written notice in order to cure

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such default. If such default is not remedied within 60 days after receipt of such notice from the other party, the notifying party shall be entitled, without prejudice to any of its other rights conferred to it by this Agreement, to terminate this Agreement by giving notice with immediate effect. The right of either party to terminate this Agreement as provided herein shall not be affected in any way by its waiver of or failure to take action with respect to any previous default. Notwithstanding anything to the contrary contained herein, if Customer fails to pay the Purchase Price or any other amounts payable hereunder (x) within ten (10) days of the due date set forth in this Agreement, or (y) by the due date on three consecutive invoices provided by Supplier or its Affiliates to Customer, Supplier shall give Customer written notice and Customer shall have thirty (30) days after receipt of such notice to cure the payment default; provided, however, that Customer shall not have such right to cure more than three times in any calendar year. If such default is not cured in such thirty (30) day period, or immediately, if such cure period is not applicable, Supplier may terminate this Agreement with immediate effect by written notice to Customer.

13.3. Either party may terminate this Agreement with immediate effect by written notice to the other party if the other party becomes the subject of proceedings involving bankruptcy or insolvency, makes any assignment for the benefit of creditors, or fails to continue to conduct its business in all material respects as heretofore conducted.

13.4. Customer may terminate this Agreement for convenience at any time on not less than 90 days’ written notice to Supplier.

13.5. The expiration or termination of this Agreement shall not affect any obligation of the parties arising from any provision of this Agreement prior to the expiration or termination or arising in connection with or as a result of such termination. It is hereby clarified that Customer shall accept delivery of any and all Products that were ordered prior to the expiration or termination of this Agreement and shall pay the applicable purchase price for such Products

13.6. Upon termination or expiration of this Agreement for any reason, Customer shall (a) pay the applicable purchase price to Supplier for all finished Product, and (b) reimburse Supplier for its reasonable costs for all unused inventory of raw materials, packaging materials, work in progress and specific quality control reagents that Supplier has in stock or that Supplier has ordered pursuant to non-cancellable purchase orders to meet its supply obligations to Customer under this Agreement as reflected in the most recent Forecast provided by Customer to Supplier. Upon receipt of payment from Customer, Supplier will, at Customer’s option, destroy or deliver such inventory to Customer. In addition to the foregoing, upon termination of this Agreement by Customer pursuant to Section 13.4 hereof, [***].

14.	Confidentiality

14.1. Supplier acknowledges that it is receiving and will receive Confidential Information (as defined below) from Customer. All Confidential Information furnished prior to or during the term of this Agreement by or on behalf of Customer to Supplier shall be kept confidential by Supplier. Supplier shall not make use of any such Confidential Information, or disclose any Confidential Information to any Person, except for purposes authorized by this Agreement, unless previously authorized in writing by Customer to do so. However, Supplier

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may disclose Confidential Information to Supplier’s officers, directors and employees who require the Confidential Information for the purposes contemplated by this Agreement, provided such officers, directors and employees are subject to the same obligations of confidentiality as are applicable to Supplier with respect to such Confidential Information and provided further that Supplier shall be fully responsible for the compliance with this Agreement by its officers, directors and employees. For the purposes hereof, “Confidential Information” shall mean information relating to the Product or otherwise to the subject matter of this Agreement, whether written, electronic, oral or other tangible or intangible form, furnished to Supplier by Customer, directly or indirectly. For the purposes hereof, the Product Dossier and the Regulatory Dossier and information created by Supplier from or related to the Confidential Information are expressly included in Customer’s Confidential Information. Supplier agrees not to make any copy of or extract from the Regulatory Dossier without Customer’s prior written consent. In addition, Supplier agrees to take reasonable and appropriate actions to preserve the confidentiality of the Confidential Information.

14.2. The obligations of confidence and nonuse provided in Section 14.1 shall not apply to information which:

(a) is, at the time of disclosure, or thereafter becomes, part of the public domain through no fault or negligence of Supplier, or any or its existing or past officers, directors, employees or agents;

(b) was in Supplier’s lawful possession prior to disclosure hereunder or under or in connection with the transactions contemplated by the APA, as shown by its written records;

(c) is lawfully disclosed to Supplier on a non-confidential basis by a third party who does not have an obligation of confidentiality to Customer hereunder relative to such information; or

(d) Supplier is required to disclose as a requirement of law or in connection with any legal or regulatory proceeding or otherwise requested by any governmental agency or regulatory authority, including any self-regulatory organization having jurisdiction over Supplier, provided that Supplier has provided reasonable prior notice of such required disclosure to Customer so that Customer has the opportunity to seek an appropriate protective order or other relief.

For the purposes of this Agreement, information shall not be construed to be within one of the foregoing exceptions merely because it may be referred to or otherwise generally included in disclosures of a broad nature or represents a technological advance or improvement of any Confidential Information, or because constituent elements or combinations thereof fall within one or more of the above exceptions.

14.3. Supplier acknowledges that all inventions, discoveries, designs, developments, improvements, copyrightable material, trade secrets and related Intellectual Property Rights (as defined below), which Supplier and Customer jointly may conceive, develop, or reduce to practice in connection with or based, directly or indirectly, on any Confidential Information, shall be owned by Customer. The term “Intellectual Property Rights” shall include, without limitation, rights in relation to any trademarks, patents, designs, copyrights, and the rights to register and renew any of the aforesaid rights. Supplier undertakes to cooperate in good faith and execute all such documents and do all such things as may be necessary or incidental to the implementation and performance of this provision.

14.4. Upon the termination, cancellation or expiration of this Agreement for any reason, Supplier agrees to promptly, but in any event not later than 30 days after such termination, cancellation or expiration, return the Confidential Information to Customer and to destroy all memoranda or other documents or records, written or electronic, or other tangible forms which contain Confidential Information, provided that Supplier may retain an archival copy of such Confidential Information for its record or as required by any applicable law, rule or regulation.

14.5. The obligations of confidentiality and nonuse under this Article 14 are independent of all other rights and obligations of the parties under this Agreement or otherwise and shall continue beyond the termination, cancellation or expiration of this Agreement for any reason.

15.	Compliance with Law

Supplier covenants to Customer that Supplier and its directors, officers, employees and agents are, and during the term of this Agreement shall at all times remain, properly qualified in accordance with all applicable laws, rules and regulations to perform the services contemplated to be performed by Supplier under this Agreement. Supplier covenants and agrees that the performance of this Agreement by Supplier and its directors, officers, employees and agents will not conflict with and will in all respects be in compliance with all material laws applicable to such performance, except to the extent that the Specifications do not comply with any applicable law.

16.	Warranties and Insurance

16.1. Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SUPPLIER EXPRESSLY DISCLAIMS ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE SPECIFICALLY DISCLAIMED HEREBY.

16.2. Insurance. Each of Customer and Supplier shall obtain and maintain at its expense during the term of this Agreement and for five (5) years thereafter an insurance policy or policies written by insurance companies reasonably acceptable to the other party, covering products liability with respect to the Products and general commercial liability and naming the other party as an additional insured, in the amount of no less than ten million dollars ($10,000,000). All such policies shall provide that coverage thereunder shall not be terminated or reduced without the prior written consent of the other party. Each of Customer and Supplier shall furnish the other party with certificates of insurance and evidence of renewals. The purchase of such insurance or the furnishing of certificates shall not be in satisfaction of a party’s liability hereunder or in any way modify either party’s indemnification obligations hereunder.

17.	Miscellaneous

17.1. Audit Rights. At all times during and for a period of three (3) years following the term of this Agreement, Supplier shall maintain true and correct copies of all records and all correspondence relevant to this Agreement. During the term of this Agreement and for a period of three (3) years thereafter, during normal business hours, Customer, or its independent auditor, shall be entitled to audit and inspect those books and records of Supplier that are maintained in connection with the performance of Supplier’s obligations under this Agreement.

17.2. Independent Contractors. It is understood between the parties that Supplier is an independent business entity otherwise unrelated to Customer. The parties to this Agreement are independent contractors and nothing contained in this Agreement shall be construed to place the parties in the relationship of employer and employee, partners, principal and agent, or joint venturers. Neither party shall have the power to bind or obligate the other party. Except as expressly contemplated by this Agreement, neither party shall hold itself out as representing the other party.

17.3. Force Majeure. Neither party shall be responsible or liable to the other party for, nor shall this Agreement be terminated as a result of, any failure to perform any of its obligations hereunder, if such failure results from circumstances beyond the control of the party, including, without limitation, requisition or seizure by any government authority, the effect of any statute, ordinance or governmental order or regulation enacted after execution of this Agreement, flood, hurricane, tornado, tsunami, earthquake or other natural calamities, wars, strikes, lockouts, riots, disease, an act of God, civil commotion, terrorism, fire, failure of public utilities, common carriers or supplies, failure of vendors to deliver materials necessary for manufacturing the Products, including testing materials and active pharmaceutical ingredients, failure of any machinery or equipment used for manufacturing of Products (other than as a result of Supplier’s failure to comply with its maintenance obligations hereunder), or any other circumstances, whether or not similar to the above causes. The parties shall use their reasonable commercial efforts to avoid or remove any such causes and shall resume performance under this Agreement as soon as practicable whenever such cause is removed.

17.4. Assignment. Neither Supplier nor Customer may assign, subcontract or otherwise transfer or encumber any of its rights or obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, that either party may assign this Agreement to an Affiliate without the other party’s consent. No assignment shall relieve the assignor of its obligations hereunder unless the other party otherwise agrees in writing. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

17.5. Amendment. If a party utilizes a purchase order, order confirmation or similar document to release or confirm orders, the terms or conditions thereof shall not be applicable, except with respect to regular and ordinary order-specific terms such as dates of delivery or quantities, and in the event of any conflict between any of them and this Agreement, the terms of this Agreement shall govern. No amendment or modification of this Agreement shall be binding on either party unless it is in writing and signed by an authorized representative of such party.

17.6. Severability. If any provision of this Agreement, under any set of circumstances, whether or not foreseeable by the parties, is hereafter held to be invalid, illegal or unenforceable in its present form and scope in any jurisdiction or proceeding: (a) to the extent permitted by applicable law, the parties hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect, (b) in any event, the remaining provisions of this Agreement shall continue to be given full force and effect, without regard to the invalid, illegal or unenforceable provision in such jurisdiction or proceeding and shall be liberally construed in order to carry out the intentions of the parties expressed herein as nearly as possible, and (c) the parties agree that the court making such determination shall have the power, and is hereby directed, to alter or reduce such provision so that, in its altered or reduced form, the provision is enforceable and effective as nearly as possible to the purposes expressed in this Agreement. Notwithstanding the foregoing, any such determination and amendment hereof by any such court, panel or authority shall be limited to the jurisdiction thereof and shall not affect the validity, legality, enforceability or application of this Agreement in its existing form and scope in any other jurisdiction or proceeding.

17.7. Notices. Any notice to be given by either party shall be in writing, sent by express, registered or certified mail, postpaid, by generally recognized courier service (such as DHL or Federal Express) or by confirmed telefax, to the attention of the Vice President, Business Development in the case of Customer and to Vice President-Operations in the case of Supplier, at the address of each party first set forth on the signature page hereto or to such other address as a party shall give notice to the other in like manner, and shall be deemed to have been given or made as of the date so mailed or sent. For such purposes, the telefax number of Customer is 314-645-4705, and the telefax number of Supplier is 609-730-1998.

17.8. Governing Law; Jurisdiction.

(a) This Agreement shall be deemed to have been entered into and shall be governed by and construed under the laws of the State of Delaware, except that no conflict of laws provision shall be applied to make the laws of any other jurisdiction applicable to this Agreement. The parties expressly waive and disclaim the application of the United Nations Convention on International Sale of Goods to this Agreement.

(b) Any legal action on or relating to this Agreement shall be brought only in the federal or state courts located in the State of Delaware. For the purpose of any such legal action, the parties expressly: (i) consent to the jurisdiction of the Delaware federal and state courts, and (ii) waive trial by jury.

(c) If legal action is instituted, the parties waive personal service of process and consent to service of process in the manner provided in Section 17.7.

(d) If legal action is taken by either party to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and related costs.

17.9. Technical Support. From and after the date hereof, until the Approval Date of a Product, with respect to such Product: (i) the obligations of the Parties shall be governed by the Technical Support Term Sheet attached hereto as Appendix G and the terms and conditions of this Agreement, including the limitations of liability set forth herein; and (ii) in the event of a conflict between a provision set forth in the body of this Agreement and a provision set forth in the Technical Support Term Sheet, the provision set forth in the Technical Support Term Sheet shall control.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the parties as of the date first set forth above.

ZYNESHER PHARMACEUTICALS (USA), LLC		K-V PHARMACEUTICAL COMPANY

By:	/s/ JD Renner	By:	/s/ Gregory J. Divis, Jr.

Name:	JD Renner	Name:	Gregory J. Divis, Jr.

Title:	President	Title:	President and CEO

Notice Address:		Notice Address:

c/o Zydus Pharmaceuticals (USA), Inc.		K-V Pharmaceutical Company
73 Route 31 N.		One Corporate Woods Drive
Pennington, NJ 08534		Bridgeton, MO 63044

Attn :	Prashant Desai	Attn:	Daniel J. Thompson
	Vice President-Operations		Vice President Medical Affairs
& Business Development

APPENDIX A

CUSTOMER-OWNED EQUIPMENT

17575	VISION SYSTEM, HIGH SPEED
17604	MIXER/AGITATOR, LIGHTNIN
17606	MIXER/AGITATOR, LIGHTNIN
18526	PRINT/APPLY PRINTER
18684	MACHINE VISION SYSTEM
18685	ENCLOSURE, VISION SYSTEM
18686	SYSTEM CONTROL PANEL
18773	PUMP, HUSKY DIAPHRAGM
19346	COLLOID MILL, GREERCO
20421	PUMP, METERING BRAN AND LUBBE
9715	DOBOY WRAPPER
9716	FILLER-CRÈME COMAS
9857	KETTLE, STEAM 150 GALLON
10442	PUMP, BARREL
10443	CAP FEEDER VIBRATORY
10445	TRAY LOADER
10451	CHKWGHER, MT, VL-2,600gROMANCO
10452	CARTONER-CAM
10454	CASE PACKER-BERGAMI C97
10535	CONVEYOR
10538	CONVEYOR-PRINT AND APPLY
11626	FEEDER, APPLICATION IN
12625	PUMP, LIQUID TRANSFER
14268	MIXER, AIR LIGHTNIN
15846	TANK, 100 GAL
15848	TANK, 100 GAL
16252	CHECKWEIGHER, COMAS

APPENDIX B

SPECIFICATIONS

[***]

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APPENDIX C

CUSTOMER-SUPPLIED ITEMS

KV Provided Materials (Quantity per batch)

	Clindesse®				Gynazole-1®
2-1111	Clindamycin [***]	[***]	KG	2-1149	Butoconazole [***]	[***]	KG
TRADE				TRADE
P3221	Applicator Body 5g	50000	EA	P3221	Applicator Body 5g	50000	EA
P3223	Applicator Tray	50000	EA	P3223	Applicator Tray	50000	EA
P5262	Applicator Tip,Modified	50000	EA	P5262	Applicator Tip,Modified	50000	EA
P4251-1	Carton,Clindesse	50000	EA	P5305-1	Foil Overwrap,Gynazole1	50000	EA
P4252-2	Foil Overwrap,Clindesse	50000	EA	P5306-1	Carton,Gynazole-1 2% Cr	50000	EA
P4250-2	Insert,Clindesse	50000	EA	P4249-2	Insert,Gynazole 1	50000	EA
SAMPLE				SAMPLE
P3221	Applicator Body 5g	50000	EA	P3221	Applicator Body 5g	50000	EA
P3223	Applicator Tray	50000	EA	P3223	Applicator Tray	50000	EA
P5262	Applicator Tip,Modified	50000	EA	P5262	Applicator Tip,Modified	50000	EA
P4745-1	Carton,Clindesse Sample	50000	EA	P5307-1	Carton,Gynazole 1 5gm C	50000	EA
P4252-2	Foil Overwrap,Clindesse	50000	EA	P5305-1	Foil Overwrap,Gynazole1	50000	EA
P4250-2	Insert,Clindesse	50000	EA	P4249-2	Insert,Gynazole 1	50000	EA

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APPENDIX D

SUPPLIER-SUPPLIED ITEMS

Supplier provided materials (Quantity per batch)

		Quantity per Batch			Quantity per Batch
	Clindesse			Gynazole-1
8-1590	Lecithin (Phospholipon G)	[***]	8-128	Propylene Glycol,USP	[***]
8-1775	Polyglyceryl-3-Oleate,	[***]	8-1775	Polyglyceryl-3-Oleate,	[***]
8-1776	Glyceryl Monoisostearat	[***]	8-1776	Glyceryl Monoisostearat	[***]
8-1899	Methylparaben,NF (UENO)	[***]	8-1899	Methylparaben,NF (UENO)	[***]
8-1900	Propylparaben,NF (UENO)	[***]	8-1900	Propylparaben,NF (UENO)	[***]
8-216	Mineral Oil,USP(210CPS,	[***]	8-216	Mineral Oil,USP(210CPS,	[***]
8-47	Sorbitol Solution,USP	[***]	8-47	Sorbitol Solution,USP	[***]
8-51	Water,Purified USP	[***]	8-51	Water,Purified USP	[***]
8-548	Wax,Microcrystalline,NF	[***]	8-548	Wax,Microcrystalline,NF	[***]
8-672	Silica, Hydrophobic Col	[***]	8-672	Silica, Hydrophobic Col	[***]
8-735	Edetate Disodium,USP/Ph	[***]	8-735	Edetate Disodium,USP/Ph	[***]

TRADE			TRADE
P4253-1	Shpr/Label,Clindesse	4165 EA	P3291-6	Shpr/Label,Gynazole	4165 EA
P3442-1	Shpr,12in 8-9/16x6x7-7/	4165 EA	P3442-1	Shpr,12in 8-9/16x6x7-7/	4165 EA

SAMPLE			SAMPLE
P4775-1	Shpr/Label,Clindesse Sa	4165 EA	P3625-6	Shpr/Label,Gynazole 1S	4165 EA
P3442-1	Shpr,12in 8-9/16x6x7-7/	4165 EA	P3442-1	Shpr,12in 8-9/16x6x7-7/	4165 EA

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APPENDIX E

PRODUCT PRICES

Initial Purchase Prices

Item Code	Item Description	Price Per Unit

9000108	Gynazole -1® 2% Cream	[***	]
9000127	Gynazole -1® 2% Cream Sample	[***	]
9012408	Clindesse®	[***	]
9012427	Clindesse® Sample	[***	]

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Purchase Price Calculation Principles

See attached.

[***]

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APPENDIX F

TECHNOLOGY TRANSFER PLAN

Clindesse

1.	Section 1 - QbD

1.1.	CDP00018C – Critical Quality Attributes/Critical Processing Parameters Assessment for Clindamycin Phosphate Vaginal Cream, 2% (Clindesse)

1.2.	CDP000018C.A1 – Addendum to Critical Quality Attributes/Critical Processing Parameters for Clindamycin Phosphate Vaginal Cream, 2% (Clindesse)

2.	Protocols

2.1.	CDP000018C.1 – Experimental Protocol and Sampling/Testing Plan for Clindamycin Phosphate Vaginal Cream, 2.0%

2.2.	CDP000018C.2 – Experimental Protocol and Sampling/Testing Plan for Clindamycin Phosphate Vagina. Cream, 2.0%

2.3.	CDP000018C.3 - Experimental Protocol and Sampling/Testing Plan for Clindamycin Phosphate Vagina. Cream, 2.0%

2.4.	CDP000018C.4 – Protocol an Sampling/Testing Plan for the Verification of Clindamycin Phosphate Vaginal Cream, 2.0%

2.5.	CDP000018C.5 –Experimental Protocol and Sampling/Testing Plan for the Study of Viscosity vs. Time Clindamycin Phosphate Vaginal Cream, 2.0%

2.6.	CDP000018C.7 – Clindesse Practice Batch for Operations Packaging Training

2.7.	CDP000018C.8 – Experimental Protocol and Sampling/Testing Plan for Clindamycin Phosphate Vaginal Cream, 2%

2.8.	CDP000018C.9 – Clindesse CAPA Demonstration Batch for Operations and Westport Plant QA Packaging and Line Clearance Training

3.	Reports

3.1.	CDR000018C.1 – Experimental Protocol Report for Clindamycin Phosphate Vaginal Cream, 2.0% Lot Number: DR205-61, DR205-70, DR222-03, R604-007 and DR205-70A, DR222-03A Product Code Number 6912400C and 6912408C Evaluation of the Manufacturing and Packaging Processes

3.2.	CDR000018C.4 – Verification Protocol Report for: Clindamycin Phosphate Vaginal Cream, 2.0%, Lot Number R604-009 and R604-009A, Product Code Number 6912400 and 6912408 Evaluation of the Manufacturing and Packaging Processes

3.3.	CDR000018C.5 – Experimental Protocol Report for the Study of Viscosity vs. Time Clindamycin Phosphate Vaginal Cream, 2.0% (Clindesse)

3.4.	CDR000018C.6 – Technology Transfer Summary Report

3.5.	CDR000018C.6A1 – Technology Transfer Summary Report

3.6.	CDR000018C.6A2 – Addendum to the Technology Transfer Summary Report

3.7.	CDR000018C.8 – Experimental Protocol Report for: Clindamycin Phosphate Vaginal Cream, 2.0% Lot Number R604-012, Product Code Number: 6912400 Gynazole-1

1.	Section 1 – QbD

1.1.	CDP000018B – Critical Quality Attributes/Critical Processing Parameters Assessment for Butoconazole Nitrate Cream, 2% w/w, (Gynazole-1)

2.	Section 2 – Protocols

2.1.	CDP000018B.1 – Experimental Protocol and Sampling/Testing Plan for Butoconazole Nitrate Cream, 2.0% w/w

2.2.	CDP000018B.1R1 – Revision to the Experimental Protocol and Sampling/Testing Plan for Butoconazole Nitrate Cream, 2.0% w/w

2.3.	CDP000018B.2 – Experimental Protocol and Sampling/Testing Plan for the Study of Viscosity vs. Time for Butoconazole Nitrate Cream, 2.0% w/w

2.4.	CDP000018B.3 – Experimental Protocol and Sampling/Testing Plan for Butoconazole Nitrate Cream, 2.0%

2.5	CDP000018B.4 – Verification Protocol and Sampling/Testing Plan for Butoconazole Nitrate Cream, 2% w/w

2.6	CDP000018B.5 – Experimental Protocol and Sampling/Testing Plan for the Study of Viscosity vs. Time Butoconazole Nitrate Cream, 2.0% w/w

3.	Reports

3.1	CDR000018B.1 – Experimental Protocol Report for: Butoconazole Nitrate Cream, 2.0% w/w Lot Number DR205-62, DR-205-69, R604-006 and DR205-62A, DR205-69A Product Code Number: 6900100B and 6900108A Evaluation of the Manufacturing and Packaging Processes.

3.2	CDR000018B.4 – Verification Protocol Report for Butoconazole Nitrate Cream, 2.0% w/w (Gynazole-1), Lot Number: R604-010 and R604-010A, Product Codes: 6900100B and 6900108 Evaluation of the Manufacturing and Packaging Processes

3.3	CDR000018B.4A1 – Addendum to the Verification Protocol Report for: Butoconazole Nitrate Cream, 2.0% w/w (Gynazole-1), Lot Number: R604-010 and R604-010A, Product Codes: 6900100B and 6900108, Evaluation of the Manufacturing and Packaging Process

3.4	CDR000018B.5 – Experimental Protocol Report for the Study of Viscosity vs. Time Butoconazole Nitrate Cream, 2.0% (Gynazole), Lot Number: R604-010, Product Code 6900100B

3.5	CDR000018B.6 – Technology Transfer Summary Report Butoconazole Nitrate Cream, 2.0% w/w (Gynazole-1) Product Code Number: 6900100B and 6900108, Evaluation of Manufacturing and Packaging Processes

3.6	CDR000018B.6A1 – Addendum to the Technology Transfer Summary Report Butoconazole Nitrate Cream, 2.0% w/w (Gynazole-1) Product Code Number: 6900100B and 6900108 Evaluation of the Manufacturing and Packaging Process

APPENDIX G

TECHNICAL SUPPORT TERM SHEET

Section		Comments

I. DEFINED TERMS	•	Technical Support-full validation and stability of PRODUCT(s) and approval by US FDA

	•	Equipment-set forth in appendix A of Supply Agreement-“Customer Owned Equipment”

	•	Party(ies)-shall pertain solely to KV and SUPPLIER

	•	Timeline-Appendix H of the Supply Agreement

	•	Supply Agreement-that certain Supply Agreement, dated as of August , 2011, by and between SUPPLIER and KV, which governs the actions and responsibilities of the Parties with respect to the commercial manufacture and supply of the PRODUCT(s), and to which this Technical Support Term Sheet is an appendix.

	•	Purchase Price-means the purchase price for Product, as determined by SUPPLIER and agreed to by KV, calculated as the costs directly associated to Product materials provided under Appendix D of the Supply Agreement, product testing and stability costs, direct and indirect labor and applicable overhead (direct and indirect) assigned to the Product based on facility utilization plus [***] percent ([***]%).

	•	Other Capitalized Terms-to the extent not otherwise defined in this Technical Support Term Sheet shall have the respective meanings ascribed to them in the Supply Agreement.

II. PRODUCT(S)	•	Gynazole-1®-butoconazole nitrate 2% intravaginal cream product

	•	Clindesse®-clindamycin phosphate 2% intravaginal cream product

III. MATERIAL SUPPLY	•	At KV’s cost, KV to provide SUPPLIER with necessary materials as provided under Appendix C of the Supply Agreement to complete Technical Support of the PRODUCTS, to include:

• API • Raw Materials as required • Applicators and Tips • Pre-printed Packaging Materials

IV. EQUIPMENT	•	KV to provide SUPPLIER full use of the Equipment necessary to manufacture the PRODUCTS

	•	SUPPLIER shall not use the Equipment for the manufacture of any other Product nor for any other Party.

V. TIMELINE	•	Timeline representing KV’s expectation of time and events under commercially reasonable conditions is set forth in Appendix H of the Supply Agreement and remains contingent upon the outcome of the active investigation.

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	•	In the event the active investigation at the time of execution of the Supply Agreement reveals a need to alter the Timeline, the parties will meet in good faith to agree on an appropriate amendment to the Timeline as contained in Appendix H of the Supply Agreement.

	•	SUPPLIER agrees to use commercially reasonable efforts to ensure the proper resources in terms of monies and personnel are dedicated to provide the Technical Support for the development of the PRODUCTS in a manner that aligns with the Timeline, if possible.

	•	KV agrees to use commercially reasonable efforts to ensure the proper resources in terms of monies and personnel are dedicated to the development of the PRODUCTS in a manner that aligns with the Timeline.

	•	To the extent commercially practicable, SUPPLIER shall use those Hired Employees (as defined in the APA) who were involved in the production of the Products prior to the Effective Date in corresponding roles for SUPPLIER in the performance of its obligations under this Agreement.

	•	In the event that there are significant deviations from the Timeline, the Parties shall further discuss and meet in good faith to bring full resolution to the Timeline in a manner that is agreed to in writing between the Parties with a target goal of achieving a successful development of the PRODUCTS in the most expeditious manner.

	•	In the event that one or both of the PRODUCTS fail to achieve FDA approval to return to market after the initial development phase set forth in the Timeline, the Parties shall further discuss and meet in good faith to bring full resolution to the Timeline in a manner that is agreed to in writing between the Parties with a target goal of achieving a successful launch of the PRODUCTS in the most expeditious manner.

VI. MILESTONES	•

On a per PRODUCT basis, KV will pay to SUPPLIER the following:

•         Purchase Price (For the avoidance of doubt, the Parties agree that any validation batches of Clindesse produced by KV prior to the date of the Supply Agreement shall remain the property of KV and shall not be considered “Product” for which payment of the Purchase Price is due)

•         $[***]USD for the successful approval to return to market by the US FDA per PRODUCT

•         $[***]USD for the supply of [***]% of commercial supply forecast per Product to KV by SUPPLIER in accordance with all relevant laws and cGMP for [***], beginning with KV’s first shipment into interstate commerce

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VII. MISCELLANEOUS	•	Parties agree to use good faith efforts and to cooperate with Lachman in all efforts related to the development of the PRODUCTS

	•	KV to receive directly from and pay for all invoices (without mark-up of any kind from SUPPLIER) for services of compliance and regulatory consultants (including without limitation Lachman Consultants and Compliance) related to services and FDA audit costs in direct support of the PRODUCT certification

	•	KV to provide SUPPLIER with all necessary development and method validation documentation developed to date and that which would be necessary for the full validation of the PRODUCTS. KV will be available to provide support and oversight to SUPPLIER in the Technical Support of the PRODUCTS, KV will have a representative in the plant responsible for overseeing activities of SUPPLIER on behalf of KV as necessary.

	•	SUPPLIER agrees to conduct all Technical Support efforts in a manner that is in full compliance with all government and regulatory standards, the Consent Decree, and in accordance with cGMP standards

	•	Upon KV’s prior written approval, any out of pocket costs specifically related to the Technical Support will be paid for by KV upon presentation of supporting documentation by SUPPLIER.

VIII. COMPLETION	•	This Technical Support Term Sheet will come to completion upon the successful Technical Support of each of the PRODUCT(S)

	•	Upon US FDA approval of the PRODUCT, the Parties will refer solely to the Supply Agreement to govern responsibilities and actions of the Parties for that Product

	•	During the term of this Technical Support Term Sheet, KV shall pay SUPPLIER all SUPPLIER costs, including SUPPLIER paid Product, Product testing and stability costs, direct and indirect labor and applicable overhead (direct and indirect) assigned to the Product based on facilities utilization plus [***] percent ([***]%). SUPPLIER shall invoice customer monthly for such amounts.

IX. FOR ELIMINATION OF DOUBT	•	SUPPLIER accepts no responsibility for any development work necessary to obtain US FDA approval (e.g. clinical, updated methods etc.) except where required to maintain compliance with current or mandated regulatory revisions. SUPPLIER will reasonably cooperate with KV in connection any supporting development work being done by KV.

	•	SUPPLIER will accept no responsibility for damages due to the lack of timely activities associated with obtaining US FDA approval to return to market provided SUPPLIER resources the Timeline with reasonable effort per above.

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•	SUPPLIER has no knowledge or experience with KV PRODUCTS and accepts no responsibility for the commercial success or failure of said PRODUCTS.

•	The terms of this Technical Support Term Sheet shall be in addition to and otherwise subject to the terms and conditions agreed to between the Parties in the Supply Agreement, including the limitations of liability set forth therein.

APPENDIX H

TECHNICAL SUPPORT TIMELINE

See attached.

[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.2

Space Above Line Reserved for Recorder’s Use

1. Title of Document:	Note, Deed of Trust, Leasehold Deed of Trust, Security Agreement and Fixture Filing, and Other Loan Documents Modification and Spreader Agreement

2. Date of Document:	, 2011

3. Grantor/Borrower:	MECW, LLC, a Missouri limited liability company c/o The Corporation Trust Company Corporation Trust Center One Corporate Woods Drive Bridgeton, Missouri 63044

4. Grantee/Lender:

U.S. Bank, National Association, as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through certificates, Series 2006-LDP7

209 South LaSalle Street, Suite 300

Chicago, Illinois 60604

5. Legal description:	See Exhibits A-1 and A-2 attached.

6. Reference to Book& Page:	Document No. 2006032400757 in Book 17103, Page 4108 of the St. Louis County, Missouri Recorder of Deeds

After recording, return to:

Bilzin Sumberg Baena Price & Axelrod LLP
200 South Biscayne Boulevard, Suite 2500 Miami, Florida 33131-5340
Attn: Post-Closing Department

(Space Above For Recorder’s Use Only)

NOTE, DEED OF TRUST, LEASEHOLD DEED OF TRUST, SECURITY

AGREEMENT AND FIXTURE FILING, AND OTHER LOAN

DOCUMENTS MODIFICATION AND SPREADER AGREEMENT

(JPMCC 2006-LDP7; Loan No. 991077168)

THIS NOTE, DEED OF TRUST, LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, AND FIXTURE FILING, AND OTHER LOAN DOCUMENTS MODIFICATION AND SPREADER AGREEMENT (the “Agreement”) is executed this      day of                     , 2011 (“Execution Date”), to be effective as of the      day of                     , 2011 (“Effective Date”), and is entered into by and between U.S. BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP7 (“Lender”), having an address at 209 South LaSalle Street, Suite 300, Chicago, Illinois, 60604, Re: JPMCC 2006-LDP7; Loan No. 991077168; and MECW, LLC, a Delaware limited liability company (“Borrower”), having an address at One Corporate Woods Dr., Bridgeton, MO. 63044.

PRELIMINARY STATEMENT

A. On or about March, 23, 2006, LaSalle Bank National Association, a national banking association (“Original Lender”) made a loan (“Loan”) to Borrower with respect to (i) a leasehold estate on premises commonly known as “Metro 1, Metro 2 and Corporate Woods (EC4)” located in the cities of Maryland Heights (as to Metro 1 and Metro 2) and Bridgeton (as to Corporate Woods EC4), all located in St. Louis County, Missouri (the “State”) and more particularly described on the attached Exhibit A-1 (the “Spreader Property”) and (ii) a fee estate on premises commonly known as “Corporate Exchange” located in the city of Bridgeton, in St. Louis County, Missouri and more particularly described on the attached Exhibit A-2 (the “Original Mortgaged Property”) which such Loan is evidenced or secured by, among others, the documents described on the attached Exhibit B (collectively referred to as “Loan Documents”).

2

B. All of Original Lender’s right, title and interest in and to the Loan has been transferred and assigned to Lender.

C. The Spreader Property is subject to a Lease Agreement dated as of December 1, 2005 (the “Chapter 100 County Lease”) by and between St. Louis County, Missouri (“St. Louis County”), as landlord, and K-V Pharmaceutical Company, a Delaware corporation (“Borrower’s Sole Member”), as tenant. The Borrower’s Sole Member, as tenant under the Chapter 100 County Lease, subsequently assigned its leasehold interest in the Spreader Property to Borrower pursuant to that certain Partial Assignment and Assumption Agreement dated as of March 23, 2006 (the “Assignment”). Borrower, as sublandlord, subsequently subleased the Spreader Property to Borrower’s Sole Member, as subtenant, by virtue of certain subleases for the (i) Metro 1 and Metro 2 properties (the “Metro Court Sublease”) and (ii) Corporate Woods (EC4) property (the “Corporate Woods Sublease” and together with the Metro Court Sublease, the “Subleases”).

D. The Original Mortgaged Property is subject to a Lease Agreement dated as of March     , 2006 (the “3100 Corporate Exchange Lease”) by and between Borrower, as landlord, and Borrower’s Sole Member, as tenant.

E. As part of the unwinding of the Chapter 100 County Lease, St. Louis County will convey to Borrower fee simple title to the Spreader Property by Special Warranty Deed to be recorded in the Records (as defined in Exhibit B hereof).

F. The Original Mortgaged Property together with the Spreader Property shall hereinafter mean and refer to the “Amended and Restated Mortgaged Property” and more particularly described on the attached Exhibit A-3.

G. Borrower has requested Lender to, among other things, (i) waive certain financial reporting requirements under the Loan Documents; (ii) waive the minimum net worth requirements under the Loan Documents for a set period of time as set forth in this Agreement; (iii) release Particle Dynamics, Inc., a New York corporation (“PDI”) as a guarantor under the Guaranty (as defined in Exhibit B) and Environmental Indemnity (as defined in Exhibit B); (iv) release ETHEX Corporation, a Missouri corporation (“ETHEX”) as a guarantor under the Guaranty and Environmental Indemnity; (v) consent to termination of the Chapter 100 County Lease; (vi) consent to amendment and restatement of the Subleases to convert the Subleases into direct leases between Borrower, as landlord, and Borrower’s Sole Member, as tenant; (vii) consent to amendment of the 3100 Corporate Exchange Lease; (viii) spread the lien of the Security Instrument to encumber the Borrower’s fee interest in the Spreader Property; (ix) change the legal description to the land encumbered by the Security Instrument to the legal description of the Amended and Restated Mortgaged Property; (x) consent to cancellation of the Bonds and waive notice of the redemption of the Bonds; and (xi) consent to the sublease of a portion of the Corporate Woods (EC4) property to Zynesher Pharmaceuticals (USA) LLC, a Missouri limited liability company (collectively, the “Requested Actions”);

H. PDI and ETHEX shall individually and collectively be referred to herein as the “Released Guarantor.” Borrower’s Sole Member (as hereinafter defined) and Ther-Rx (as hereinafter defined) shall individually and collectively be referred to herein as “Current Guarantor.”

3

I. Lender and Borrower have agreed to modify the Loan Documents consistent with the Requested Actions, on the terms and conditions set forth in this Agreement.

In consideration of $10.00 paid by each of the Parties (as hereinafter defined) to the other, the mutual covenants set forth below, and other good and valuable consideration, receipt and sufficiency of which are acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

The terms set forth below have the meaning ascribed to them for purposes of this Agreement. Other capitalized terms contained in this Agreement shall have the meanings assigned to them herein. Any capitalized terms utilized in this Agreement and not defined in this Agreement shall have the meanings set forth in the Loan Documents.

1.1 “Collateral” means any and all real and personal property described in any of the Loan Documents as security for Borrower’s obligations under the Loan, including, without limitation, the Property.

1.2 “Debtor Proceeding” means any proceeding for relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any present or future local, state, federal or other insolvency law or laws providing relief for debtors.

1.3 “Indebtedness” means the total amount described in Section 2.3(b) plus all other amounts that may subsequently be due from Borrower to Lender under the Loan Documents, this Agreement, and at law or in equity, including advances made by any Servicer, together with any interest thereon.

1.4 “Party” means any, and “Parties” means all, of the signatories to this Agreement.

1.5 “Servicer” means Berkadia Commercial Mortgage, LLC and LNR Partners, LLC, and any other party appointed as servicer of the Loan.

4

ARTICLE 2

ACKNOWLEDGMENTS, WARRANTIES AND REPRESENTATIONS

Borrower acknowledges, warrants, represents and agrees as follows as of the Execution Date and the Effective Date:

2.1 Authority of Borrower.

(a) Borrower. Borrower is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Missouri. Borrower Sole Member is the sole member of Borrower. Borrower’s Sole Member, acting alone without the joinder of any other members or managers of Borrower or any other party, has the power and authority to execute and deliver this Agreement and any and all documents executed in connection herewith (collectively referred to herein as the “Modification Documents”) on behalf of and to duly bind Borrower under this Agreement and the Modification Documents. The execution and delivery of, and performance under, this Agreement and the Modification Documents by Borrower has been duly and properly authorized pursuant to all requisite company action of Borrower and does not and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or Borrower’s certificate of formation or articles of organization, limited liability company or operating agreement or any other organizational document of Borrower or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Borrower is a party or by which the Property may be bound or affected.

(b) Borrower’s Sole Member. Borrower’s Sole Member is a duly organized, validly existing corporation organized under the laws of the State of Delaware. Gregory J. Divis (“Authorized Signatory”) is the President and Chief Executive Officer of Borrower’s Sole Member. Authorized Signatory, acting alone without the joinder of any officer, director or shareholder of Borrower’s Sole Member or any other party, has the full power and authority to execute this Agreement and the Modification Documents on behalf of Borrower’s Sole Member and Borrower and to duly bind Borrower’s Sole Member and Borrower under this Agreement and the Modification Documents. The execution and delivery of this Agreement and the Modification Documents and the performance of the obligations thereunder by Borrower’s Sole Member does not and will not (i) conflict with, or result in a breach or violation of any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower’s Sole Member or the articles of incorporation or the bylaws of Borrower’s Sole Member, or (ii) result in a breach or constitute or cause a default under any indenture, agreement, lease or instrument to which Borrower’s Sole Member is a party or by which it or the Borrower’s Sole Member is bound.

2.2 Status of Loan.

(a) Loan Documents. The Loan Documents constitute valid and legally binding obligations of Borrower and are enforceable against Borrower and the Amended and Restated Mortgaged Property in accordance with their terms. There are no modifications, verbal or written, to the Loan Documents other than those, if any, described on the attached Exhibit B. Borrower has waived or released, or by its execution of this Agreement, waives and releases all defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever against Lender, Servicer and Lender’s and Servicer’s predecessors in interest, and all of the respective past, present and future officers, directors, employees, agents,

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servicers, attorneys, representatives, participants, heirs, successors and assigns of Lender, Servicer and Lender’s and Servicer’s predecessors in interest (collectively, “Lender Parties”) with respect to (i) the Loan, (ii) the Loan Documents, (iii) the Indebtedness, or (iv) the Property.

(b) Indebtedness. As of July 29, 2011, the outstanding principal balance of the Loan is $32,223,169.27 (the “Principal”). The term “Indebtedness” also includes any and all other interest, advances, debts, obligations and liabilities of Borrower under the Loan Documents or this Agreement, whether voluntary or involuntary, however arising, including, without limitation, advances made by a Servicer together with any interest thereon, and administrative charges.

(c) Assignment of Leases. The Assignment of Leases described in Exhibit B constitutes an absolute, unconditional, current, assignments of rents, issues and profits from the Property, and all actions, if any, required to be taken by Lender to perfect its rights to collect such rents, issues and profits have been duly and properly taken by Lender. It is the intent of the Parties that Lender’s security interest pursuant to the Assignment of Leases remains and shall at all times remain perfected.

(d) Representations in Security Instrument and Other Loan Documents. Except as disclosed by Borrower in Borrower’s publicly filed financial statements or otherwise disclosed in writing by Borrower to Lender, the representations and warranties contained in the Security Instrument described in Exhibit B and the other Loan Documents are true and correct as of the Execution Date and the Effective Date as if made on such dates.

(e) Borrower and Borrower’s Sole Member, as applicable, submitted its SEC Form 10-Q for the quarter ending December 31, 2010, prior to March 31, 2011.

(f) Borrower delivered and caused Guarantor to deliver to Lender, the audited balance sheets, statements of income and expenses and statements of cash flows, and other financial information as more particularly required under Section 10 of the Security Instrument prior to the Effective Date hereof.

(g) Borrower and Borrower’s Sole Member, as applicable, are current with their SEC filings, and submitted their SEC Form 10-K for the quarter ending March 31, 2011, prior to June 15, 2011.

2.3 No Bankruptcy Intent. None of Borrower, Borrower’s Sole Member or Current Guarantor (collectively, “Borrower Parties”) have the intent to (a) file a voluntary petition with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended (the “Bankruptcy Code”); (b) be the subject of any order for relief issued under the Bankruptcy Code; (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors; (d) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, liquidator or assignee for the benefit of creditors; or (e) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction

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approving a petition filed against such party in connection with any Debtor Proceeding. Borrower acknowledges that the filing of any petition or the seeking of any relief in a Debtor Proceeding by any of Borrower Parties, whether directly or indirectly, would be in bad faith and solely for purposes of delaying, inhibiting or otherwise impeding the exercise by Lender of Lender’s rights and remedies against Borrower and the Property pursuant to the Loan Documents or at law.

2.4 Financial Statements. The financial statements of the Borrower Parties previously delivered by Borrower to Lender (the “Financial Statements”) are true, complete and accurate in every material respect and accurately represent, respectively, the financial condition of the Borrower Parties and the income and expenses related to the Property, as of the date thereof. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period involved. There has not been any material adverse change between the dates of the Financial Statements and the date of this Agreement. Borrower acknowledges that the Financial Statements have been provided to Lender to induce Lender to enter into this Agreement and are being relied upon by Lender for such purposes.

2.5 Title to Property and Legal Proceedings. There are no: (a) pending or threatened suits, judgments, arbitration proceedings, administrative claims, executions or other legal or equitable actions or proceedings against Borrower or the Property, (b) liens, mortgages (other than the Security Instrument), claims of lien or other encumbrances, except for the exceptions set forth on Schedule B of Lender’s mortgagee title insurance policy (the “Permitted Encumbrances”), against the Property which could reasonably have a material adverse effect on Borrower or the Property, or (c) pending or to Borrower’s knowledge, threatened condemnation proceedings or annexation proceedings affecting the Property, nor any agreements to convey any portion of the Property, or any rights thereto to any person or entity not disclosed in this Agreement, including, without limitation, any government or governmental agency.

2.6 Status of the Property.

(a) Compliance with Laws. Borrower has not received any written notice from any governmental entity claiming that Borrower or the Property is not presently in compliance with any laws, ordinances, rules and regulations bearing upon the use and operation of the Property, including, without limitation, any notice relating to building, zoning, environmental, life safety, wetlands, or handicapped accessibility laws, codes or regulations. All permits, licenses or other evidences of authority to use and operate the Property as it is presently being operated and as contemplated by the Loan Documents are current, valid and in full force and effect.

(b) Taxes. All real estate taxes, personal property taxes, sales taxes and similar liabilities, assessments or expenses currently due and payable with respect to the Property have been fully and timely paid.

(c) Hazardous Wastes. To the Borrower’s knowledge, no portion of the Property has been used in the past or will in the future be used for or in connection with the handling, generation, use, storage or disposal of Hazardous Substances. No Hazardous

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Substances are located or will be located on or under or used or stored on or generated from any portion of the Property. No above ground or underground storage tanks are have in the past been or will in the future be located on or below the surface of any portion of the Property. No portion of the Property is included on any governmental agency’s list of sites on or under which Hazardous Substances may be located, used, stored or generated or with respect to which remedial action may be necessary. All federal, state and local permits concerning or related to environmental protection and regulation at the Property, if any, have been secured, are current and will continue to remain current, and Borrower is and will remain in compliance with the terms thereof. There are no past or current releases and will be no future releases of Hazardous Substances on, over, at, from, into or onto the Property; and Borrower is not aware of any environmental condition, situation or incident on, at, or concerning the Property that could give rise to an action or to liability for environmental matters under any law, rule, ordinance or common law theory.

2.7 Continuity of Representations. The representations and warranties contained in this Agreement are true and correct in all material respects as of the Effective Date and the Execution Date and will survive the termination of this Agreement by the passage of time or otherwise.

ARTICLE 3

COVENANTS OF BORROWER

Borrower covenants and agrees with Lender that:

3.1 Compliance with Loan Documents. To the extent not inconsistent with the terms of this Agreement, Borrower agrees to comply with and be bound by all the terms, covenants and agreements, conditions and provisions set forth in the Loan Documents.

3.2 Notice of Proceedings. Borrower shall notify Lender in writing, promptly after acquiring knowledge, either directly or through any agent, of the institution of any suit, administrative proceeding, adversary proceeding or other legal proceedings which may materially affect the operations, financial condition, title or business of the Property or the transactions contemplated by this Agreement.

3.3 Release and Covenant Not To Sue. In consideration of Lender’s agreement to the terms of this Agreement, Borrower Parties and Released Guarantor, on behalf of themselves and their partners and members and each of their respective heirs, successors and assigns, remise, release, acquit, satisfy and forever discharge Lender Parties, from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, at law or in equity, known or unknown, either now accrued or subsequently maturing, which any of them now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the Execution Date, including, without limitation, matters arising out of or relating to (a) the Loan, (b) the Loan Documents, (c) the Indebtedness, (d) the Property, and (e) any other agreement or transaction between (i) the Borrower Parties and (ii) any of Lender Parties relating to the Loan. Borrower Parties and Released Guarantor, on behalf of themselves

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and their partners and members and each of their respective heirs, successors and assigns, covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action.

3.4 Hazardous Wastes. Borrower agrees to promptly deliver to Lender any notices related to any of the matters described in Section 2.6(c) of this Agreement and to indemnify and save Lender harmless from any and all actions, claims, damages, liabilities and fees, punitive damages and penalties, directly or indirectly arising out of the generation, storage or disposal of hazardous materials, including, without limitation, the cost of any required or necessary repair, clean-up or detoxification. The indemnity provisions of this Section shall survive any satisfaction of the Loan or a release or reconveyance of the Security Instrument.

3.5 Bankruptcy. In the event that any of the Borrower Parties shall take any action constituting a Debtor Proceeding, and such action causes Lender to seek necessary or appropriate relief: (i) Lender shall thereupon be entitled to and Borrower irrevocably consents to (a) the relief from any automatic stay imposed by Section 362 of Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in this Agreement with respect to the Property and as otherwise provided by law, and Borrower hereby irrevocably waives any right to object to such relief, and acknowledges that no reorganization in bankruptcy is feasible and (b) an order from the bankruptcy court prohibiting Borrower’s use of all “cash collateral” (as defined in Section 363 of the Bankruptcy Code); (ii) Borrower waives its exclusive right pursuant to Section 1121(b) of the Bankruptcy Code to file a plan of reorganization and irrevocably agrees and consents that Lender may file a plan immediately upon the entry of an order for relief if an involuntary petition is filed against Borrower or upon the filing of a voluntary petition by Borrower; (iii) in the event that Lender shall move pursuant to Section 1121(d) of the Bankruptcy Code for an order reducing the 120 day exclusive period, Borrower shall not object to any such motion, and (iv) Borrower waives any rights it may have pursuant to Section 108(b) of the Bankruptcy Code. The provisions of this Section shall survive the termination of this Agreement.

3.6 Modification Fee. Prior to the Execution Date hereof, Borrower has paid Lender a non-refundable modification fee in the total amount of $25,000.00 (“Modification Fee”). Borrower acknowledges and agrees that the Modification Fee shall be deemed earned by Lender upon execution of this Agreement by Lender, notwithstanding the date(s) upon which Borrower paid the Modification Fee and the date upon which Borrower ultimately pays the Indebtedness, and shall not be applied by Lender at any time to reduce the Indebtedness.

3.7 Payment of Legal Retainer, Transaction Costs and Expenses. Borrower shall pay all costs incurred in connection with the preparation, negotiation, execution and recording of this Agreement and related transactions, including, without limitation (the “Transaction Expenses”): (a) the reasonable legal fees and disbursements of Lender’s general counsel, Bilzin Sumberg Baena Price & Axelrod LLP, and Lender’s local counsel, if applicable; (b) all recording costs, taxes, documentary stamps and other charges, costs and fees due upon the recording of assignments of the Loan Documents to Lender, if not previously recorded, and upon the

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recording of this Agreement, if Lender elects to record same; (c) the costs of updating Lender’s policy of title insurance insuring the Security Instrument to a current date and endorsing such policy (the “Title Endorsement”) to (i) change the effective date to the date of recording of this Agreement, if recorded; (ii) change the name of the insured to Lender; (iii) show no additional exceptions to Schedule B of said title insurance policy except as approved by Lender in writing and (iv) provide such other coverage as may be requested by Lender; and (d) certificates of good standing issued by the applicable Secretary of State for all Borrower Parties (the “Certificates of Good Standing”). The Transaction Expenses shall be paid by Borrower simultaneously with the execution of this Agreement. Borrower acknowledges and agrees that Lender shall not apply any of the Transaction Expenses at any time to reduce the Indebtedness. The parties acknowledge and agree that prior to the Execution Date hereof Borrower paid to Lender a refundable fee in the total amount of $25,000.00, which refundable fee shall be used for the Transaction Expenses payable by Borrower as set forth in this Section 3.7.

3.8 Additional Documents. Simultaneously with the Execution Date, Borrower shall deliver or cause to be delivered to Lender the Title Endorsement, the Certificates of Good Standing and such affidavits, indemnities, certificates and legal opinions, regarding among other things formation and authorization of Borrower Parties and enforceability of the Modification Documents, as may be requested by Lender.

3.9 Further Assurances. Borrower shall thereafter execute and deliver to Lender such agreements, instruments, documents, financing statements and other writings as may be reasonably requested from time to time by Lender to perfect and to maintain the perfection of Lender’s security interest in and to the Property and to consummate the transactions contemplated by or in the Loan Documents and this Agreement.

ARTICLE 4

SPREADER AND MODIFICATIONS

4.1 Consent of Lender. Subject to the terms of this Agreement, Lender hereby consents to the Requested Actions. Borrower Parties agree that this Agreement shall not be deemed an agreement by Lender to consent to any other contemplated action relating to the Property, or a consent to any secondary financing or secondary encumbrance on the Property.

4.2 Spreading of Lien. By execution of this Agreement, Borrower hereby confirms and reaffirms the provisions of the Security Instrument and hereby mortgages, gives, grants, bargains, sells, alienates, enfeoffs, transfers, conveys, confirms warrants, pledges, assigns, hypothecates and grants a security interest to Lender, its successors and assigns forever, all of Borrower’s right, title and interest in and to the Spreader Property, together with all property rights and interests related thereto and encompassed within the definition of “Property” as contained in the Security Instrument. Lender and Borrower acknowledge and agree that the lien of the Security Instrument and, as applicable, of the other Loan Documents will continue uninterrupted and in full force and effect with respect to the Mortgaged Property, and will, from and after the date of this Agreement, encumber Borrower’s right, title and interest in and to the Spreader Property as a first mortgage lien.

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4.3 Modifications. The Loan Documents are modified as follows:

(a) Modifications to the Security Instrument.

(i) Section 3(c) of the Security Instrument shall be modified as follows:

A. As a material inducement to Lender to consent to the Requested Actions, Borrower agrees that from and after the Effective Date, the obligation of Borrower set forth in Section 3(c) of the Security Instrument to make the Replacement Reserve Monthly Payment shall be reinstated.

B. In the event that the Guarantors maintain a net worth of at least $250,000,000.00 as required by Section 3(c)(1) of the Security Instrument and Section 3.11 of the Guaranty, and provided that there exists no Event of Default (or event with which notice or lapse of time or both could constitute an Event of Default) under the Loan Documents, Lender shall disburse the remainder of any of the Replacement Reserve to Borrower.

(ii) Section 10 of the Security Instrument is modified as follows: Borrower shall be required to comply on a going forward basis, with all financial reporting requirements under the Loan Documents as modified by this Agreement.

(iii) Section 56 of the Security Instrument is hereby deleted in its entirety.

(b) Modifications to the Guaranty. Section 3.11 of the Guaranty is modified to provide that Lender will not enforce the minimum net worth requirement, as calculated under Section 3.11 of the Guaranty, until the financial quarter ending March 31, 2015 at which time Borrower’s Sole Member shall be required to again be in compliance with the net worth requirements contained therein.

(c) Modifications to the Loan Documents.

(i) All references in this Agreement, the Security Instrument and the other Loan Documents to the term “Property” shall hereinafter mean and refer to collectively as the “Amended and Restated Mortgaged Property.”

(ii) All references in the Security Instrument and the other Loan Documents to the terms “Mortgage,” “Deed of Trust,” “Security Instrument,” “Guaranty” or “Loan Documents” and “Obligations” shall hereafter mean and refer to the “Mortgage,” “Deed of Trust,” “Security Instrument,” “Guaranty” or “Loan Documents” and “Obligations” as modified or affected by this Agreement.

(iii) All references in the Security Instrument and the other Loan Documents to the terms “Ground Lease,” “Ground Rents,” “Ground Lessor,” “Ground Rent Escrow Subaccount,” and “Ground Rent Reserve” are hereby deleted.

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4.4 Current Guarantor. As a condition to Lender’s execution of this Agreement, Current Guarantor shall execute and deliver to Lender, simultaneously with the execution of this Agreement, the Joinder and Agreement of Current Guarantor attached hereto (the “Joinder”).

4.5 Release of PDI and ETHEX. As a condition to Lender’s execution of this Agreement, Released Guarantor shall execute and deliver to Lender, simultaneously with the execution of this Agreement, the Joinder by and Agreement of Released Guarantor attached hereto (the “Released Guarantor Joinder”).

4.6 UCC Financing Statements. Borrower hereby grants and confirms unto Lender a first lien priority interest in all Collateral to the maximum extent permitted by the Uniform Commercial Code, as may have been amended subsequent to the making of the Loan. Borrower hereby further consents to the filing of any financing statements or Uniform Commercial Code forms required to be filed in the applicable states or any other filing office (collectively “Filings”) in order to perfect said interest and, notwithstanding anything contained in any of the Loan Documents to the contrary, in accordance with the Uniform Commercial Code, as amended subsequent to the making of the Loan, said Filings may be made by Lender without the consent or signature of Borrower.

ARTICLE 5

DEFAULTS; REMEDIES

5.1 Events of Default. Each of the following shall constitute an additional Event of Default (“Default”) under the Loan Documents. The reference to Defaults contained in this Section shall not be deemed exclusive and shall not supersede all other Defaults or Events of Default contained in the Loan Documents.

(a) Payments. If Borrower shall fail to pay any payment provided for in this Agreement when the same shall become due and after the expiration of any applicable grace or cure period.

(b) Indebtedness. If Borrower shall fail to pay the entire Indebtedness due under the terms of the Loan Documents and this Agreement.

(c) Misrepresentations. If any representation or warranty of Borrower in this Agreement shall be proved to be untrue or inaccurate in any material respect when made.

(d) Breach of Other Covenants. If Borrower shall breach, default under or fail to fully and timely perform any of its covenants, agreements and obligations under this Agreement.

5.2 Lender’s Rights upon Occurrence of Default. Upon the occurrence of a Default, Lender shall immediately be entitled, without further notice to Borrower to exercise any or all of Lender’s rights and remedies under this Agreement, the Loan Documents, in equity and at law (all of such rights and remedies being cumulative), including, but not limited to, demanding immediate payment of the entire Indebtedness and commencing foreclosure proceedings (“Foreclosure Proceedings”) against Borrower and the Property (whether commenced by judicial action or non-judicial power of sale, if applicable.

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5.3 Cooperation of Borrower upon Default. It is the express intent of Borrower and Lender that, upon the occurrence of a Default, Lender shall be able to acquire possession of and title to the Property at the earliest possible date and otherwise commence and fully exercise, without interference by Borrower in any rights or remedies given to Lender under this Agreement and the Loan Documents. In consideration of and as a material inducement to Lender to enter into this Agreement, Borrower agrees to waive and does hereby waive all defenses and agrees not to challenge in any way the validity of any Foreclosure Proceedings related to the Property and/or the other Collateral or any other exercise by Lender of its rights and remedies under this Agreement, the Loan Documents, in equity or at law commenced from time to time by Lender following the occurrence of a Default. In addition, upon the occurrence of a Default, Borrower shall not take any action of any kind or nature whatsoever, either directly or indirectly, to delay, oppose, impede, obstruct, hinder, enjoin or otherwise interfere with, and Borrower will cooperate and comply with the exercise by Lender of any and all of Lender’s rights and remedies against Borrower or with respect to the Property and the other Collateral, or any other rights or remedies of Lender with respect to the Loan, the Loan Documents, this Agreement, in equity and at law, including, without limitation, any actions by Lender to exercise the Assignment of Leases (whether or not involving the appointment of a receiver) or to obtain title to the Property and the other Collateral by foreclosure or deed-in-lieu of foreclosure of the Security Instrument.

5.4 Conveyance Documents. Upon the occurrence of a Default, Borrower shall, upon request by Lender, execute and deliver such documents and instruments as Lender, Lender’s designee or the title company insuring title to the Property may determine are necessary to issue to Lender or its designee an owner’s title insurance policy insuring the fee simple title to the Property, subject only to the Permitted Encumbrances, and to convey to Lender or its designee at such sale all ownership and development rights with respect to the Property (including, without limitation, a special warranty deed or its equivalent, bill of sale, assignment and/or other conveyance documents necessary to transfer, convey and assign all tangible and intangible, real and personal and mixed property used, useable or intended to be used in connection with the ownership, management and/or use of the Property, an assignment of all of Borrower’s rights in and to the Permitted Encumbrances, and an assignment of all rights of Borrower to use any trademarks and logos for all or any portion of the Property).

5.5 Property Materials. If a sheriff’s, clerk’s or trustee’s deed for the Property is issued to Lender or its designee pursuant to a judicial or trustee’s sale, or if Lender acquires the Property by deed in lieu of foreclosure or otherwise, promptly upon request by Lender, Borrower shall deliver and/or pay to Lender, the following as to all or any portion of the Property acquired by Lender provided same are in Borrower’s possession or control: (i) possession of the Property, (ii) the originals (or true and correct copies, if the originals are not available) of all guaranties and warranties given with respect to all or any portion of the Property or any improvement located thereon which Borrower has in its possession, (iii) the originals (or true and correct copies, if the originals are not available) of all service contracts and management agreements then in effect with respect to the Property, (iv) the originals (or true and correct copies, if the

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originals are not available) of all plans, specifications, working drawings and surveys of or relating to the Property or to the construction of the buildings and related improvements located thereon, (v) the originals (or true and correct copies, if the originals are not available) of all governmental consents, approvals, licenses, permits, certificates of occupancy, zoning approvals, building permits and similar documents relating to the Property, (vi) copies of all books and records in any way relating to the Property, (vii) the balance of any funds in any security deposit accounts and any and all other tenant security deposits, and any and all advance rentals or similar fees, if any, (viii) the originals (or true and correct copies, if the originals are not available) of all termite or other inspection reports, bonds, warranties and guaranties relating to the Property, (ix) any and all income from the Property received by or on behalf of Borrower and then being held by or on behalf of Borrower; (x) the originals (or true and correct copies, if the originals are not available) of all certificates, binders and policies of insurance relating to the Property, (xi) the originals (or true and correct copies, if the originals are not available) of all contracts and agreements with contractors, architects, engineers, surveyors and others relating to all or any portion of the Property, (xii) the originals (or true and correct copies, if the originals are not available) of all tenant leases and occupancy agreements affecting all or any portion of the Property, (xiii) all leasing and other files, books and records with respect to all or any portion of the Property, and (xiv) any bankruptcy claims relating to any current or former tenant of the Property, duly assigned to Lender or its designee.

5.6 Cooperation Covenants. The covenants and agreements of Borrower contained Sections 5.3, 5.4 and 5.5 of this Agreement shall be referred to as the “Cooperation Covenants”.

ARTICLE 6

MISCELLANEOUS

6.1 Survival of Provisions. Except as expressly otherwise provided, the covenants, acknowledgments, representations, agreements and obligations in this Agreement shall survive the payment in full of the Loan.

6.2 No Limitation of Remedies. No right, power or remedy conferred upon or reserved to or by Lender in this Agreement is intended to be exclusive of any other right, power or remedy conferred upon or reserved to or by Lender under this Agreement, the Loan Documents or at law. Each and every remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under this Agreement, the Loan Documents or now or subsequently existing in equity or at law.

6.3 No Waivers. Except as otherwise expressly set forth in this Agreement, nothing contained in this Agreement shall constitute a waiver of any rights or remedies of Lender under the Loan Documents, in equity or at law. No delay or failure on the part of any Party in the exercise of any right or remedy under the Loan Documents or this Agreement shall operate as a waiver, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance by any Party contrary to the provisions of the Loan Documents or this Agreement shall be construed to

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constitute a waiver of any of the express provisions. Any Party may in writing expressly waive any of such Party’s rights under this Agreement or the Loan Documents without invalidating this Agreement or the Loan Documents.

6.4 Successors or Assigns. Whenever any Party is named or referred to in this Agreement, the heirs, executors, legal representatives, successors, successors-in-title and assigns of such Party shall be included. All covenants and agreements in this Agreement shall bind and inure to the benefit of the heirs, executors, legal representatives, successors, successors-in-title and assigns of the Parties, whether so expressed or not.

6.5 Construction of Agreement. Each Party acknowledges that it has participated in the negotiation of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any Party by any court or other governmental or judicial authority by reason of such Party having or being deemed to have structured, dictated or drafted such provision. Borrower at all times has had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement. Borrower has had the opportunity to review and analyze this Agreement for a sufficient period of time prior to execution and delivery. No representations or warranties have been made by or on behalf of Lender, or relied upon by Borrower, pertaining to the subject matter of this Agreement, other than those set forth in this Agreement. All prior statements, representations and warranties, if any, are totally superseded and merged into this Agreement, which represents the final and sole agreement of the Parties with respect to the subject matters of this Agreement. All of the terms of this Agreement were negotiated at arm’s length, and this Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the Parties upon the others. The execution and delivery of this Agreement is the free and voluntary act of Borrower.

6.6 Invalid Provision to Affect No Others. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or any related transaction at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If any clause or provision operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be deemed deleted, as though not contained, and the remainder of this Agreement shall remain operative and in full force and effect.

6.7 Usury. This Agreement and all other agreements made by Borrower relating directly or indirectly to the Indebtedness are expressly limited so that in no event or contingency whatsoever shall the amount of interest received, charged or contracted for by Lender exceed the highest lawful amount of interest permissible under the laws of the State. If, under any circumstances whatsoever, performance of any provision of the Note, the other Loan Documents or this Agreement, at the time performance of such provision shall be due, shall result in the highest lawful rate of interest permissible under the laws of the State being exceeded, then ipso facto, the amount of interest received, charged or contracted for by Lender shall be reduced to the highest lawful amount of interest permissible under the laws of the State, and if for any

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reason whatsoever, Lender shall ever receive, charge or contract for, as interest, an amount which would be deemed unlawful, such amount of interest deemed unlawful shall be applied to principal (whether or not due and payable) or refunded to Borrower (if all principal has been paid) and not to the payment of interest.

6.8 Indemnity. Borrower agrees to indemnify and hold harmless Lender from any liabilities, costs, expenses (including attorneys and paralegal fees at all tribunal levels) or claims of the State or any other governmental agency for documentary stamps, intangible taxes and any interest or penalties thereon which may be or become due in connection with (a) the execution, delivery or recording of this Agreement or (b) the transactions contemplated by this Agreement.

6.9 Notices. Any and all notices, elections, approvals, consents, demands, requests and responses (“Communications”) permitted or required to be given under this Agreement or the Loan Documents shall not be effective unless in writing, signed by or on behalf of the Party giving the same, and sent by hand delivery or overnight courier service (such as Federal Express), to the Party to be notified at the address of such Party set forth below or at such other address within the continental United States as such other Party may designate by notice specifically designated as a notice of change of address and given in accordance with this Section. Any Communications shall be effective upon the earlier of their receipt or three days after mailing in the manner indicated in this Section. Receipt of Communications shall occur upon actual delivery but if attempted delivery is refused or rejected, the date of refusal or rejection shall be deemed the date of receipt. Any Communication, if given to Lender, must be addressed as follows, subject to change as provided above:

Berkadia Commercial Mortgage LLC,

CMBS Special Request

118 Welsh Road

Horsham, PA 19044

Re: JPMCC 2006-LDP7; Loan No. 991077168

With a copy to:

LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attn: Director of Servicing

Re: JPMCC 2006-LDP7; Loan No. 991077168

And:

Bilzin Sumberg Baena Price & Axelrod LLP

1450 Brickell Avenue, Suite 2300

Miami, Florida 33131-3456

Attn: Marjie C. Nealon, Esq.

16

And, if given to Borrower, must be addressed as follows, notwithstanding any other address set forth in the Loan Documents to the contrary, subject to change as provided above:

MECW, LLC

K-V Pharmaceutical

One Corporate Woods Drive

Bridgeton, Missouri 63044

Attn: Thomas McHugh

[The following for information purposes only:]

Telephone: 314-645-6600

Facsimile: 314-646-3705

Email: tmchugh@kvpharmaceutical.com

With a copy to:

K-V Pharmaceutical

One Corporate Woods Drive

Bridgeton, Missouri 63044

Attn: Office of General Counsel

[The following for information purposes only:]

Telephone: 314-645-6600

Facsimile: 314-646-3785

Email: chintmann@kvphamaceutical.com

6.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

6.11 Future Negotiations. Borrower acknowledges and agrees that (i) Lender has no obligation whatsoever to discuss, negotiate or to agree to any restructuring of the Loan, or any modification, amendment, restructuring or reinstatement of the Loan Documents or to forbear from exercising its rights and remedies under the Loan Documents, except as expressly provided in this Agreement; (ii) if there are any future discussions among Lender and Borrower concerning any such restructuring, modification, amendment or reinstatement, then no restructuring, modification, amendment, reinstatement, compromise, settlement, agreement or understanding with respect to the Loan, the Loan Documents, the Property or any aspect thereof, shall constitute a legally binding agreement or contract or have any force or effect whatsoever unless and until reduced to writing and signed by authorized representatives of the Parties; and (iii) Borrower Parties shall not assert or claim in any legal proceedings or otherwise that any such agreement exists except in accordance with the terms of this Section.

6.12 Relationship of Parties. The Parties do not intend by this Agreement to create a partnership or a joint venture. Neither this Agreement nor any of the payments herein or in the Note to be made by either Borrower or Lender shall constitute, or shall be deemed or construed to constitute, Lender a “mortgagee in possession” of the Property or in any manner liable for any goods or services delivered or provided with respect to the Property or in any manner liable to any third parties. The relationship of Lender to Borrower is that of “lender” and “borrower” and the Parties acknowledge and agree that the obligations of Lender and Borrower set forth herein are not intended to benefit and should not be relied on by third parties.

17

6.13 Headings. The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part of this Agreement and shall not be used to construe, limit or otherwise affect this Agreement.

6.14 Modifications. The terms of this Agreement may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the Party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted. Except as modified by this Agreement, the Loan Documents shall remain unmodified and in full force and effect.

6.15 Time of Essence: Consents. Time is of the essence of this Agreement and the Loan Documents. Any provisions for consents or approvals in this Agreement shall mean that such consents or approvals shall not be effective unless in writing and executed by Lender.

6.16 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. This Agreement shall not be binding on either party until executed and delivered by both parties.

6.17 Waiver of Trial by Jury. EACH OF BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENT, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY OF BORROWER PARTIES OR LENDER RELATING TO THE LOAN AND THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND THE OTHER MODIFICATION DOCUMENTS. EACH OF BORROWER AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

6.18 No Oral Agreements. The following notice is given to comply with § 432.045 of the Revised Statutes of Missouri:

Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

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As used in this section, the term “this writing” is deemed to include all Loan Documents.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

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The Parties have executed and delivered this Agreement, as of the day and year first above written.

Witnesses:			LENDER:

U.S. BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP7

			By:	LNR Partners, LLC, a Florida limited liability company, successor by statutory conversion to LNR Partners, Inc., a Florida corporation, as attorney-in-fact
[ILLEGIBLE]
Print Name:	[ILLEGIBLE]			By:	/s/ Larry Golinsky
				Name:	Larry Golinsky
				Title:	President
/s/ Loxy Fernandez
Print Name:	Loxy Fernandez

STATE OF FLORIDA		)
		)	ss:
COUNTY OF MIAMI-DADE		)

The foregoing instrument was acknowledged before me this 4 day of AUGUST, 2011, by Larry Golinsky, as President of LNR Partners, LLC, a Florida limited liability company, successor by statutory conversion to LNR Partners, Inc., a Florida corporation, on behalf of the said company, as attorney-in-fact for U.S. BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP7 on behalf of the said trustee and trust. He is personally known to me or has produced a driver’s license as identification.

[NOTARY STAMP] [AFFIX NOTARY STAMP ABOVE]	/s/ Ciney Torres
NOTARY PUBLIC, STATE OF FLORIDA
Ciney Torres
Print or Stamp Name of Notary
	My Commission Expires:	5/17/12

20

Witnesses:
BORROWER:

MECW, LLC, a Delaware limited liability company
/s/ Bradley S. Schammel
Print Name:	Bradley S. Schammel		By:	K-V Pharmaceutical Company, a Delaware corporation, its sole member

				By:	/s/ Gregory J. Divis
Gregory J. Divis, President and CEO
/s/ Teresa L. Wilson
Print Name:	Teresa L. Wilson

STATE OF MISSOURI		)
		)	ss:
COUNTY OF ST. LOUIS		)

I, Debbie A. Lanemann, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that Gregory J. Divis, the President and CEO of K-V Pharmaceutical Company, a Delaware corporation, the sole member (“Sole Member”) of MECW, LLC, a Delaware limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer in such sole member appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of Sole Member, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this 8th day of August 2011.

/s/ Debbie A. Lanemann
Notary Public

My Commission Expires:	[NOTARY STAMP]
12/10/11

21

EXHIBIT A-1

SPREADER PROPERTY LEGAL DESCRIPTION

Parcel 1: Lot 1 of Corporate Woods, as per plat thereof recorded in Plat Book 299 page 88 of the St. Louis County Records.

Parcel 3: A tract of land being in part of Sections 2 and 3 of METRO BUSINESS PARK, a Subdivision filed for record in Plat Book 162, Page 6 of the St. Louis County Records and being more particularly described as follows: Beginning at a point on the East line of Metro Boulevard, 40 feet wide, said point being the Southwest corner of Section 3 of said Metro Business Park; thence along the East line of Metro Boulevard, North 0 degree 08 minutes East 9.37 feet to a point of curve; thence leaving the East line of Metro Boulevard along a curve to the right whose radius point bears South 89 degrees 52 minutes East 25.00 feet from the last mentioned point an arc distance 39.27 feet to the point of tangent; thence South 89 degrees 52 minutes East 382.51 feet to a point of curve; thence along a curve to the right whose radius point bears South 0 degree 08 minutes West 35.00 feet from the last mentioned point, an arc distance of 29.99 feet to a point of reverse curve; thence along a curve to the left whose radius point bears North 49 degrees 13 minutes 54 seconds East 49.00 feet from the last mentioned point, an arc distance of 41.99 feet to a point, thence South 0 degree 08 minutes West 355.64 feet to a point; thence North 89 degrees 55 minutes West 414.05 feet to a point on a curve on a cul-de-sac of Metro Boulevard; thence along a curve to the left whose radius point bears North 77 degrees 59 minutes 33 seconds West 49.00 feet from the last mentioned point an arc distance of 71.70 feet to a point of reverse curve; thence Northwardly along a curve to the right whose radius point bears North 18 degrees 09 minutes 51 seconds East 35.00 feet from the last mentioned point, an arc distance of 43.96 feet to the point of tangent, said point being on the East line of Metro Boulevard; thence along the East line of Metro Boulevard, North 0 degree 08 minutes East, 260.67 feet to the point of beginning.

Parcel 4: A tract of land being in part of Sections 2 and 3 of METRO BUSINESS PARK, a Subdivision filed for record in Plat Book 162, Page 6 of the St. Louis county Records and being more particularly described as follows: Beginning at a point, said point being the Southeast corner of Section 2 of said Metro Business Park; thence along the South line of said Section 2 of Said Section 2, North 89 degrees 55 minutes West 217.71 feet to a point; thence leaving said South line, North 89 degrees 55 minutes West 82.32 feet to a point; thence North 0 degree 08 minutes East 355.64 feet to a point on a curve; thence along a curve to the left whose radius point bears North 0 degree 08 minutes East 49.00 feet from the last mentioned point, an arc distance of 76.97 feet to a point; thence South 89 degrees 52 minutes East 141.92 feet to a point; thence South 16 degrees 34 minutes 42 seconds East 9.53 feet to a point; thence South 39 degrees 04 minutes 50 seconds East 167.88 feet to a point on the East line of Section 2 thence along the East line of Section 2, South 0 degree 05 minutes West 265.18 feet to the point of beginning.

The estate or interest in the land described above is a leasehold estate created by the Lease Agreement between St. Louis County, Missouri, landlord, and K-V Pharmaceutical Company, a

Delaware corporation, tenant, dated as of December 1, 2005 and ending on December 1, 2019, notice of which is given by the Memorandum of Lease Agreement recorded December 30, 2005 in Book 16995, page 1855 and assigned to MECW, LLC, a Delaware limited liability company, by the Assignment of Lease dated March 23, 2006 and recorded March 24, 2006 as Daily Number 756.

2

EXHIBIT A-2

ORIGINAL MORTGAGED PROPERTY LEGAL DESCRIPTION

Parcel 2: A tract of land being all of Lot 18 of Corporate Exchange Plat four, according to the plat thereof recorded in Plat Book 345 page 280 of the St. Louis County Records, and being located in U.S. Survey 131, Township 46 North, Range 5 East of the 5th Principal Meridian, St. Louis County, Missouri.

3

EXHIBIT A-3

AMENDED AND RESTATED MORTGAGED PROPERTY

Parcel 1: Lot 1 of Corporate Woods, as per plat thereof recorded in Plat Book 299 page 88 of the St. Louis County Records.

Parcel 2: A tract of land being all of Lot 18 of Corporate Exchange Plat four, according to the plat thereof recorded in Plat Book 345 page 280 of the St. Louis County Records, and being located in U.S. Survey 131, Township 46 North, Range 5 East of the 5th Principal Meridian, St. Louis County, Missouri.

Parcel 3: A tract of land being in part of Sections 2 and 3 of METRO BUSINESS PARK, a Subdivision filed for record in Plat Book 162, Page 6 of the St. Louis County Records and being more particularly described as follows: Beginning at a point on the East line of Metro Boulevard, 40 feet wide, said point being the Southwest corner of Section 3 of said Metro Business Park; thence along the East line of Metro Boulevard, North 0 degree 08 minutes East 9.37 feet to a point of curve; thence leaving the East line of Metro Boulevard along a curve to the right whose radius point bears South 89 degrees 52 minutes East 25.00 feet from the last mentioned point an arc distance 39.27 feet to the point of tangent; thence South 89 degrees 52 minutes East 382.51 feet to a point of curve; thence along a curve to the right whose radius point bears South 0 degree 08 minutes West 35.00 feet from the last mentioned point, an arc distance of 29.99 feet to a point of reverse curve; thence along a curve to the left whose radius point bears North 49 degrees 13 minutes 54 seconds East 49.00 feet from the last mentioned point, an arc distance of 41.99 feet to a point, thence South 0 degree 08 minutes West 355.64 feet to a point; thence North 89 degrees 55 minutes West 414.05 feet to a point on a curve on a cul-de-sac of Metro Boulevard; thence along a curve to the left whose radius point bears North 77 degrees 59 minutes 33 seconds West 49.00 feet from the last mentioned point an arc distance of 71.70 feet to a point of reverse curve; thence Northwardly along a curve to the right whose radius point bears North 18 degrees 09 minutes 51 seconds East 35.00 feet from the last mentioned point, an arc distance of 43.96 feet to the point of tangent, said point being on the East line of Metro Boulevard; thence along the East line of Metro Boulevard, North 0 degree 08 minutes East, 260.67 feet to the point of beginning.

Parcel 4: A tract of land being in part of Sections 2 and 3 of METRO BUSINESS PARK, a Subdivision filed for record in Plat Book 162, Page 6 of the St. Louis county Records and being more particularly described as follows: Beginning at a point, said point being the Southeast corner of Section 2 of said Metro Business Park; thence along the South line of said Section 2 of Said Section 2, North 89 degrees 55 minutes West 217.71 feet to a point; thence leaving said South line, North 89 degrees 55 minutes West 82.32 feet to a point; thence North 0 degree 08 minutes East 355.64 feet to a point on a curve; thence along a curve to the left whose radius point bears North 0 degree 08 minutes East 49.00 feet from the last mentioned point, an arc distance of 76.97 feet to a point; thence South 89 degrees 52 minutes East 141.92 feet to a point; thence South 16 degrees 34 minutes 42 seconds East 9.53 feet to a point; thence South 39 degrees 04 minutes 50 seconds East 167.88 feet to a point on the East line of Section 2 thence along the East line of Section 2, South 0 degree 05 minutes West 265.18 feet to the point of beginning.

4

EXHIBIT B

LOAN DOCUMENTS

1. Promissory Note dated March 23, 2006, in the original principal amount of $43,000,000.00 (the “Note”), executed by Borrower in favor of Original Lender, and endorsed to the order of Lender.

2. Deed of Trust, Leasehold Deed of Trust, Security Agreement and Fixture Filing, dated as of March 23, 2006, executed by Borrower in favor of a trustee for the benefit of Original Lender (the “Security Instrument”), filed for record on March 24, 2006, and recorded as Document No. 2006032400757 in Book 17103, Page 4108 with the St. Louis County Recorder of Deeds, Missouri (the “Records”), and assigned to Lender.

3. Assignment of Leases and Rents dated as of March 23, 2006, executed by Borrower in favor of Original Lender (the “Assignment of Leases and Rents”), filed for record on March 24, 2006, and recorded as Document No. 2006032400773 in Book 17103, Page 4293 in the Records, and assigned to Lender.

4. UCC Financing Statement reflecting Borrower, as debtor, and Original Lender, as secured party, filed with the Secretary of State of the State of Delaware under File Number 6108459, and assigned to Lender.

5. Guaranty dated as of March 23, 2006, executed by Borrower’s Sole Member, Ther-Rx-Corporation, a Missouri corporation (“Ther-Rx”), ETHEX and PDI (individually and collectively referred to as “Original Guarantor”) in favor of Original Lender and assigned to Lender, as modified by this Agreement.

6. Hazardous Substances Indemnification Agreement dated as of March 23, 2006, executed by Borrower and Original Guarantor in favor of Original Lender (the “Environmental Indemnity”), and assigned to Lender, as modified by this Agreement.

7. Partial Assignment and Assumption Agreement dated as of March 23, 2006, executed by Borrower and Borrower’s Sole Member.

8. Waiver of Manager’s Agreement, Subordination and Consent to Assignment dated as of March 23, 2006, executed by Borrower and Original Lender.

9. Cash Management Agreement dated as of March 23, 2006, executed by Borrower and Original Lender.

5

JOINDER BY AND AGREEMENT OF CURRENT GUARANTOR

Each of the undersigned, K-V PHARMACEUTICAL COMPANY, a Delaware corporation and THER-RX-CORPORATION, a Missouri corporation (being collectively and individually “Current Guarantor”), being guarantor(s) of the Loan (as such term is defined in that certain Note, Deed of Trust, Leasehold Deed of Trust, Security Agreement and Fixture Filing and Other Loan Documents Modification and Spreader Agreement of even date herewith by and between U.S. Bank, National as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP7, as “Lender”, and MECW, LLC, a Delaware limited liability company, as “Borrower” (the “Modification Agreement”)) pursuant to that certain Guaranty dated as of March 23, 2006, executed by Current Guarantor and others in favor of Original Lender (the “Guaranty”), and indemnitors under that certain Hazardous Substances Indemnification Agreement executed by Current Guarantor, Borrower and others in favor of Original Lender (the “Environmental Indemnity”), as both are now held by Lender, hereby represents and warrants and acknowledges and agrees with Lender the following:

1. Reaffirmation of Guaranty and Environmental Indemnity. The Guaranty and the Environmental Indemnity constitute the valid, legally binding joint and several obligations of Current Guarantor, enforceable against Current Guarantor, in accordance with their respective terms. By their execution hereof, Current Guarantor waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims and causes of action of any kind or nature which any Current Guarantor has asserted, or might assert, against any of Lender Parties which in any way relate to or arise out of the Guaranty, the Environmental Indemnity or any of the other Loan Documents. Each Current Guarantor consents to the execution and delivery of the Modification Agreement by Borrower and agrees and acknowledges that the liability of Current Guarantor under the Guaranty and the Environmental Indemnity shall not be diminished in any way by the execution and delivery of the Modification Agreement or by the consummation of any of the transactions contemplated thereby.

2. Modification of Guaranty. The Guaranty is modified to provide that the term “Guaranteed Obligations” under the Guaranty shall include fraud and/or intentional misrepresentation by Borrower in the Modification Agreement.

3. Cooperation Covenants. Without limiting the terms of the Guaranty, Current Guarantor agrees that the Guaranty is further modified to provide that any failure of Borrower after a Default to comply, or any attempt by Current Guarantor after a Default to interfere with Borrower’s compliance, with the Cooperation Covenants shall subject Current Guarantor to recourse for the Indebtedness.

4. Authority Representations by Current Guarantor. The execution and delivery of, and performance under, this Joinder by and Agreement of Current Guarantor, the Guaranty and Environmental Indemnity by Current Guarantor will not (a) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Current Guarantor or (b) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Released Guarantor is a party or by which the Property may be bound or affected

5. Waiver of Trial by Jury. CURRENT GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENT, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF CURRENT GUARANTOR OR LENDER RELATING TO THE LOAN AND THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND THE OTHER MODIFICATION DOCUMENTS. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY CURRENT GUARANTOR.

6. Defined Terms. All terms that are used herein that are not defined herein shall have the meaning ascribed to them in the Modification Agreement.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

2

The undersigned Current Guarantor has executed and delivered this Joinder and Agreement to be effective as of the Effective Date of the Modification Agreement.

CURRENT GUARANTOR:

Witnesses:			K-V PHARMACEUTICAL COMPANY,
a Delaware corporation
/s/ Bradley S. Schammel
Print Name:	Bradley S. Schammel

			By:	/s/ Gregory J. Divis
Gregory J. Divis, President and CEO
/s/ Daniel J. Bollinger
Print Name:	Daniel J. Bollinger

STATE OF MISSOURI		)
) ss:
COUNTY OF ST. LOUIS		)

I, Debbie A. Lanemann, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that Gregory J. Divis, the President and CEO of K-V Pharmaceutical Company, a Delaware corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of vice president and chief financial officer, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this 8th day of Aug., 2011.

/s/ Debbie A. Lanemann
Notary Public

My Commission Expires:

12/10/13	[NOTARY STAMP]

3

The undersigned Current Guarantor has executed and delivered this Joinder and Agreement to be effective as of the Effective Date of the Modification Agreement.

CURRENT GUARANTOR:

Witnesses:			THER-RX CORPORATION, a Missouri corporation

			By:	/s/ Gregory J. Divis
/s/ Bradley S. Schammel				Gregory J. Divis, President and CEO
Print Name:	Bradley S. Schammel

/s/ Daniel J. Bollinger
Print Name:	Daniel J. Bollinger

STATE OF MISSOURI		)
) ss:
COUNTY OF ST. LOUIS		)

I, Debbie A. Lanemann, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that Gregory J. Divis, the President and CEO of Ther-Rx Corporation, a Missouri corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of vice president, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this 8th day of Aug., 2011.

/s/ Debbie A. Lanemann
Notary Public

My Commission Expires:

12/10/13	[NOTARY STAMP]

4

JOINDER BY AND AGREEMENT OF RELEASED GUARANTOR

The undersigned, PARTICLE DYNAMICS, INC., a New York corporation and ETHEX CORPORATION, a Missouri Corporation (being collectively and individually the “Released Guarantor”) being a Guarantor under the Guaranty and an Indemnitor under the Environmental Indemnity executed in connection with the Loan described in the Note, Deed of Trust, Leasehold Deed of Trust, Security Agreement and Fixture Filing and Other Loan Documents Modification and Spreader Agreement (“Modification Agreement”) to which this Joinder (“Released Guarantor Joinder”) is attached, hereby represents and warrants to, and acknowledges and agrees with, Lender the following:

1. Defined Terms. All capitalized terms used in this Released Guarantor Joinder, unless defined herein, shall have the meanings given such terms in the Modification Agreement.

2. Reaffirmation of Guaranty and Environmental Indemnity. The Guaranty and Environmental Indemnity constitute the valid, legally binding joint and several obligation of Released Guarantor, enforceable against Released Guarantor in accordance with their respective terms. By Released Guarantor’s execution hereof, Released Guarantor waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims and causes of action of any kind or nature which Released Guarantor has asserted, or might assert, against any of Lender Parties which in any way relate to or arise out of the Guaranty and Environmental Indemnity or any of the other Loan Documents.

3. Agreements of Released Guarantor. Released Guarantor consents to the execution and delivery of the Modification Agreement by Borrower and agrees and acknowledges that, except as set forth in paragraphs 5 and 6 below, the liability of Released Guarantor under the Guaranty and Environmental Indemnity shall not be diminished in any way by the execution and delivery of the Modification Agreement or by the consummation of any of the transactions contemplated therein, including but not limited to the Requested Actions.

4. Authority Representations by the Released Guarantor. The execution and delivery of, and performance under, this Released Guarantor Joinder, the Guaranty and Environmental Indemnity by Released Guarantor will not (a) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Released Guarantor or (b) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Released Guarantor is a party or by which the Property may be bound or affected.

5. Release of Released Guarantor under Guaranty. Notwithstanding anything to the contrary in this Released Guarantor Joinder, the Security Instrument, or the other Loan Documents, Released Guarantor’s obligations hereunder and under the Guaranty shall not apply with respect to, and by acceptance of this Released Guarantor Joinder, Lender agrees that Released Guarantor is hereby released from any and all of Released Guarantor’s obligations under the Guaranty (the “Guaranteed Obligations”) for acts or events occurring or obligations

5

arising after the Effective Date except: (i) if such Guaranteed Obligations are caused by Released Guarantor and/or any of their agents, and (ii) the environmental obligations under the Guaranty (“Environmental Indemnity Obligations Under Guaranty”) occurring after the Effective Date if such Environmental Indemnity Obligations Under Guaranty are (a) caused by Released Guarantor and/or any of their agents or (b) result from the existence of conditions existing prior to the Execution Date or migrating to or from any portion of the Property prior to the Effective Date, or result from a violation of Environmental Laws (as defined in the Environmental Indemnity) prior to the Effective Date. For purposes of this Released Guarantor Joinder, Released Guarantor shall bear the burden of proving when Hazardous Substances (as defined in the Environmental Indemnity) first existed upon, about or beneath the Property or began migrating to or from the Property and when a violation of Environmental Laws first occurred; provided however, the foregoing burden of proof is for the benefit of Lender, its successors and assigns, and is not for the benefit of any third party.

6. Release of Released Guarantor Under Environmental Indemnity. Notwithstanding anything to the contrary in this Released Guarantor Joinder, the Security Instrument or the Loan Documents, Released Guarantor’s obligations hereunder and under the Environmental Indemnity shall not apply with respect to, and by acceptance of this Released Guarantor Joinder, Lender agrees that Released Guarantor is hereby released for all acts or events occurring or obligations arising under the Environmental Indemnity (“Environmental Indemnity Obligations”) after the Effective Date unless such Environmental Indemnity Obligations are: (i) caused by Released Guarantor and/or any of their agents, or (ii) result from the existence of conditions existing prior to the Effective Date or migrating to or from any portion of the Property prior to the Effective Date, or result from a violation of an Environmental Law prior to the Effective Date. For purposes of this Released Guarantor Joinder, Released Guarantor shall bear the burden of proving when a Hazardous Substance existed upon, about or beneath the Property or began migrating to or from the Property and when a violation of an Environmental Law first occurred; provided however, the foregoing burden of proof is for the benefit of Lender, its successors and assigns, and is not for the benefit of any third party.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

6

The undersigned Released Guarantor has executed and delivered this Released Guarantor Joinder to be effective as of the date of the Agreement.

Witnesses:			RELEASED GUARANTOR:

/s/ Bradley S. Schammel			PARTICLE DYNAMICS, INC., a New
Print Name:	Bradley S. Schammel		York corporation

/s/ Daniel J. Bollinger			By:	/s/ Gregory J. Divis
Print Name:	Daniel J. Bollinger		Name:	Gregory J. Divis
			Title:	President

STATE OF MISSOURI		)
) ss:
COUNTY OF ST. LOUIS		)

I, Debbie A. Lanemann, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that Gregory J. Divis the President of Particle Dynamics, Inc., a New York corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of vice president, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this 8th day of Aug., 2011.

/s/ Debbie A. Lanemann
Notary Public

My Commission Expires:

12/10/13	[NOTARY STAMP]

7

The undersigned Released Guarantor has executed and delivered this Released Guarantor Joinder to be effective as of the date of the Agreement.

Witnesses:			RELEASED GUARANTOR:

/s/ Bradley S. Schammel			ETHEX CORPORATION., a Missouri
Print Name:	Bradley S. Schammel		corporation

/s/ Daniel J. Bollinger			By:	/s/ Gregory J. Divis
Print Name:	Daniel J. Bollinger		Name:	Gregory J. Divis
			Title:	President

STATE OF MISSOURI		)
) ss:
COUNTY OF ST. LOUIS		)

I, Debbie A. Lanemann, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that                     , the                     of ETHEX Corporation, a Missouri corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of vice president, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this 8th day of Aug., 2011.

/s/ Debbie A. Lanemann
Notary Public

My Commission Expires:

12/10/13	[NOTARY STAMP]

8

JOINDER OF LENDER TO RELEASED GUARANTOR JOINDER

The undersigned joins in the Released Guarantor Joinder to which this Joinder is attached solely to consent to the release described in and subject to the terms of paragraphs 5 and 6 of the Released Guarantor Joinder to which this Joinder is attached.

Unless defined herein, all capitalized terms used herein shall have the meanings given such terms in the Modification Agreement.

Dated this 4th day of August, 2011.

Witnesses:		LENDER:

U.S. BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP7

		By:	LNR Partners, LLC, a Florida limited liability company, successor by statutory conversion to LNR Partners, Inc., a Florida corporation, as attorney-in-fact

[ILLEGIBLE]
Print Name:	[ILLEGIBLE]		By:	/s/ Larry Golinsky
			Name:	Larry Golinsky
			Title:	President

/s/ Loxy Fernandez
Print Name:	Loxy Fernandez

9

Exhibit 31.1

CERTIFICATIONS

I, Gregory J. Divis, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of K-V Pharmaceutical Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: December 19, 2011	/s/ Gregory J. Divis
Gregory J. Divis
President and Chief Executive Officer

Exhibit 31.2

CERTIFICATIONS

I, Thomas S. McHugh, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of K-V Pharmaceutical Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: December 19, 2011	/s/ Thomas S. McHugh
Thomas S. McHugh
Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of K-V Pharmaceutical Company (the “Company”) on Form 10-Q for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission (the “Report”), I, Gregory J. Divis, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 19, 2011	/s/ Gregory J. Divis
Gregory J. Divis
President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as our exhibit to the Quarterly Report on Form 10-Q and shall not be deemed to be considered filed as part of the Quarterly Report on Form 10-Q.

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of K-V Pharmaceutical Company (the “Company”) on Form 10-Q for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission (the “Report”), I, Thomas S. McHugh, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 19, 2011	/s/ Thomas S. McHugh
Thomas S. McHugh
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as our exhibit to the Quarterly Report on Form 10-Q and shall not be deemed to be considered filed as part of the Quarterly Report on Form 10-Q.